Filed Pursuant to Rule 424(b)(3)

Registration No. 333-229651

GLOBAL MACRO TRUST

$116,871,699

Units of Beneficial Interest

The Trust

Global Macro Trust is a Delaware statutory trust organized to seek profit opportunities in global fixed-income instruments, currencies, stock indices and commodities.

The primary objective of the Trust is substantial appreciation of its assets over time.

An investment in the Trust may provide valuable diversification to a traditional portfolio of stocks and bonds.

The Managing Owner

Millburn Ridgefield Corporation, a professional futures trading advisor, is the Managing Owner and trading advisor of the Trust.

The Units

The Selling Agents are now offering the Trust’s Units in three Series, including Series 3 Units, Series 4 Units and Series 5 Units. Series 3 Units and Series 4 Units are offered at their Net Asset Value as of the beginning of each month. As of February 28, 2021, the Net Asset Value of a Series 3 Unit that sold for $1,180.91 as of September 1, 2009, when Series 3 Units were first issued, was $1,630.19. As of February 28, 2021, the Net Asset Value of a Series 4 Unit that sold for $1,315.33 as of November 1, 2010, when Series 4 Units were first issued, was $2,137.22. As of February 28, 2021, the Net Asset Value of a Series 5 Unit that sold for $1,500 as of April 1, 2018, when Series 5 Units were first issued, was $1,541.63.

Series 3 Units are available to investors participating in a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. Series 4 Units are available to employees and former employees of the Managing Owner.

The Selling Agents and brokers will use their best efforts to sell the Units but are not required to sell any specific number or dollar amount of Units of any Series.

If the total amount of Units offered pursuant to this Prospectus is sold, the proceeds to the Trust will be $116,871,699.

There is no scheduled termination date for the offering of Units. No escrow account will be used in connection with this offering.

The minimum initial investment is $5,000; $2,000 for employee benefit plans and IRAs.

The Risks

These are speculative securities. Read this Prospectus before you decide to invest. See “The Risks You Face” beginning on page 8.

●	The Trust is speculative. You may lose all or substantially all of your investment in the Trust. Past performance is not necessarily indicative of future results.

●	The Trust is leveraged. The Trust acquires positions with an aggregate face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

●	The performance of the Trust is expected to be volatile. In the last five years, monthly returns for the Series 1 Units, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, ranged from up 6.32% to down 11.54%.

●	The Trust charges high fees. You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses.

●	The Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end. Additionally, there are restrictions on transferring Units in the Trust.

●	A lack of liquidity in the markets in which the Trust trades could make it impossible for the Trust to realize profits or limit losses.

●	A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No United States (“U.S.”) regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

To purchase Units, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income standards for a resident of your state to invest in the Trust. You are encouraged to discuss your investment decision with your financial, tax and legal advisors.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus is April 14, 2021.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 42 TO 45 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 15.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

Please see the important Privacy Policy on page 94.

This Prospectus does not include all of the information or exhibits in the Trust’s Registration Statement which is filed electronically with the SEC. The Trust also electronically files quarterly and annual reports with the SEC. The Trust’s Registration Statement and its quarterly and annual reports are available on the website maintained by the SEC at http://www.sec.gov.

MILLBURN RIDGEFIELD CORPORATION
55 West 46th Street, 31st Floor

New York, NY 10036
(212) 322-7300
MANAGING OWNER

GLOBAL MACRO TRUST
TABLE OF CONTENTS

Part One

Disclosure Document
Summary	1
The Risks You Face	8
You Could Lose Your Entire Investment in the Trust	8
Past Performance Is Not Necessarily Indicative of Future Results	8
The Trust Trades and Invests in Futures and Forward Contracts. Futures and Forward Contract Trading is Speculative and may Result in Losses.	8
The Trust Is a Highly Leveraged Investment	8
The Performance of the Trust Will Be Volatile	8
The Trust’s Expenses Will Cause Losses Unless Offset by Profits and Interest Income	8
An Investment in the Trust Is Not Liquid	8
The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment	8
The Managing Owner Alone Directs the Trust’s Trading	8
The Managing Owner Is Primarily a Technical Trader and May Not Always Analyze Economic Factors External to Market Price	9
Market Behavior and Insufficient Data Inputs May Cause Losses	9
Lack of Market Liquidity Could Make It Impossible for the Trust to Realize Profits or Limit Losses	9
Speculative Position Limits May Alter Investment Decisions for the Trust	9
The Managing Owner’s Trading Systems Have Been Developed Over Time and Are Subject to Change	9
The Managing Owner May Manage Accounts for Other Clients of the Managing Owner and Its Affiliates	10
Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges	10
The Managing Owner Anticipates the Trust’s Performance to Be Non-Correlated to Stocks and Bonds, Not Negatively Correlated	10
The Trust May Be Subject to Profit Shares Despite Certain Units Having Declined in Value	11
The Managing Owner’s Increased Equity Under Management Could Lead to Lower Returns for Investors	11
Increased Competition Among Quantitative Traders Could Reduce the Managing Owner’s Profitability	11
The Trust is Subject to Conflicts of Interest	11
The Managing Owner Has Not Established Formal Procedures to Resolve Conflicts of Interest	11
You Will Be Taxed Each Year on Your Share of Trust Profits	11
You Will Be Taxed on the Trust’s Interest Income Even if the Trust Suffers Trading Losses	12
No Deduction for “Investment Advisory Fees”	12
The IRS Could Audit Both the Trust and Individual Unitholders	12
Accounting for Uncertain Tax Positions	12
The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses	12
The Trust Is Not Regulated as an Investment Company or Mutual Fund	13
Certain Special Considerations Related to Forward and Spot Trading	13
Regulation of Swap Trading Is Evolving and May Involve Counterparty Risk	13
Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation	13
Trading in Options Requires an Assessment of Market Volatility as Well as Direction	14
Inaccurate or Incomplete Third-Party Data Could Affect Trust Profitability	14
The Failure of Computer Systems Could Result in Losses for the Trust	14
Epidemics and Pandemics May Lead to Severe Market Disruptions and May Impair the Operational Capabilities of the Managing Owner and the Trust’s Service Providers	15
Investment Factors	15
Performance Of The Trust	18
Quantitative And Qualitative Disclosures About Market Risk	31
The Managing Owner	35
Use Of Proceeds	41
Charges	42
Redemptions; Net Asset Value	46
The Clearing Brokers and Swap Dealers	46
Conflicts Of Interest	79
The Trust And The Trustee	81
Federal Income Tax Aspects	83
Purchases By Employee Benefit Plans	86
Plan Of Distribution	88
Legal Matters	93
Experts	94
Reports	94
Privacy Policy	94
Part Two
Statement Of Additional Information
The Futures, Forward and Spot Markets	95
Supplemental Performance Information	96
Index to Financial Statements	F-1
Exhibit A—Sixth Amended and Restated Declaration of Trust and Trust Agreement	TA-1
Exhibit B—Subscription Requirements	SR-1
Exhibit C—Subscription Agreement	SA-1

The execution copy of the Subscription Agreement accompanies this Prospectus.

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GLOBAL MACRO TRUST

Summary

General

Global Macro Trust seeks profit opportunities in global fixed-income instruments, currencies, stock indices and various commodity products. Millburn Ridgefield Corporation, a Delaware corporation operating in New York, New York, serves as the Trust’s Managing Owner and trading advisor. The Managing Owner uses its proprietary quantitative, systematic trading method to trade in futures, forward and spot contracts, and may trade in swap and options contracts, for the Trust. In addition, positions held by the Trust may be either long, that is, contracts to buy, or short, that is, contracts to sell. The ability to take both long and short positions provides the Trust with the flexibility to capitalize on opportunities in both rising and falling markets.

The Trust began trading July 1, 2002.

The date of this Prospectus is April 14, 2021.

Overview

The Managing Owner trades the Trust’s assets in the markets that make up the Managing Owner’s Diversified Portfolio and uses the same trading strategies it uses in trading the Diversified Portfolio. The Diversified Portfolio itself is not a distinct trading strategy. Rather, it is a grouping of separate futures, forward and swap markets, featuring a variety of global fixed-income instruments, currencies, stock indices, agricultural commodities, energy products and precious and industrial metals, to which the Managing Owner applies its trading method.

The Trust’s primary objective is to achieve substantial capital appreciation over time with controlled volatility. The Trust also offers investors the advantages of limited liability in a leveraged trading vehicle and the convenience of professional management.

The performance of the Trust is not dependent upon any single nation’s economy or currency. On the contrary, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in global interest and exchange rates, and stock and commodity prices.

Additionally, because the Trust can take short positions as easily as long positions, the Trust is as likely to be profitable or unprofitable in falling markets as in rising markets.

If the Trust is successful, of which there can be no assurance, it can provide valuable diversification to traditional portfolios of stocks and bonds due to the Trust’s performance being generally unrelated to the general stock and bond markets. The Trust may also incur losses.

Approximately 90% or more of the Trust’s assets are invested in U.S. Treasury securities and other highly rated and liquid instruments, some of which will be deposited as collateral or margin in connection with the Trust’s trading. Accordingly, in addition to its potential to profit from its trading, the Trust earns interest on approximately 90% or more of its assets.

The principal office of the Trust is located at the office of the Managing Owner, which is situated at 55 West 46th Street, 31st Floor, New York, New York 10036. The contact phone number for the Trust and the Managing Owner is (212) 332-7300.

The Offering — Series of Units

The Trust’s selling agents (the “Selling Agents”) are currently offering the Trust’s Units in three Series — Series 3 Units, Series 4 Units and Series 5 Units. The only differences between the Units of each Series are the applicable fees and expenses described below. Otherwise, the Units of each Series are identical to the Units of the other Series and share pro rata in the profits and losses of the Trust.

Previously offered Series 1 Units and Series 2 Units are no longer being offered by the Trust, and as of August 31, 2017, all Series 2 Units issued by the Trust have been redeemed.

Units of all Series are referred to collectively in this Prospectus as “Units,” and holders of Units are referred to collectively in this Prospectus as “Unitholders.”

Series 3, Series 4 and Series 5 Units are offered at the Net Asset Value per Unit of such Series as of the first business day of each calendar month.

Series 3 Units are available only to investors participating in a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust.

Series 4 Units are available only to employees and former employees of the Managing Owner and its affiliates who purchase their Units through the Managing Owner’s 401(k) and Profit Sharing Plan.

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The Managing Owner may, from time to time, also permit intra-month closings.

The Net Asset Value per Unit of a Series is determined by dividing the Trust’s assets attributable to that Series minus its liabilities attributable to that Series by the number of Units of that Series outstanding on the date the calculation is being performed. A Series’ Net Assets in aggregate are the Trust’s assets attributable to that Series minus its liabilities attributable to that Series. The Trust’s Net Assets in aggregate are its total assets minus its total liabilities.

The minimum investment in the Trust is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts (“IRAs”). Units will be sold in fractions calculated to three decimal places.

To subscribe, you must complete and sign the Subscription Agreement Signature Page which accompanies this Prospectus and deliver it to your Selling Agent or broker. See Exhibit B — Subscription Requirements and Exhibit C — Subscription Agreement. You should review this entire Prospectus carefully before deciding whether to invest in the Units.

Major Risks of the Trust

The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

The past performance of the Trust and the Managing Owner’s Diversified Portfolio are not necessarily indicative of the future results of the Trust.

The Trust is leveraged. The Trust acquires positions with an aggregate face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

The performance of the Trust is expected to be volatile. In the last five years, monthly returns for the Series 1 Units, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, have ranged from up 6.32% to down 11.54%.

To be profitable, the Trust’s fees and expenses must be offset by trading profits and interest income.

The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a month-end.

Investment Considerations

The Managing Owner has been managing client funds in the futures and forward markets for over 50 years. As of March 1, 2021, the Managing Owner was directing the trading of $6.0 billion of client and proprietary capital in the futures and forward markets; and had $6.2 billion total assets under management. Of these amounts, the Managing Owner was managing approximately $3.1 billion pursuant to the Diversified Portfolio, the trading portfolio traded on behalf of the Trust, including assets of accounts trading the Diversified Portfolio at lower target volatilities (as reduced to reflect a uniform target volatility) and the balance of which is attributable to other trading portfolios managed by the Managing Owner.

As of March 1, 2021, the net asset value of the Managing Owner’s interest in the Trust equaled $2.9 million. As of March 1, 2021, the investments of the Managing Owner, its principals, affiliates, employees and former employees and their family members in accounts managed pursuant to the Diversified Portfolio exceeded $74 million.

The Managing Owner makes systematically-based trading decisions pursuant to its investment and trading methodology, based on signals generated from an analysis of price, price derivatives, fundamental and other quantitative data as well as incorporating money management principles. The Managing Owner may, however, from time to time, exercise discretion to adjust position sizes and will, over time, change the markets represented in the Diversified Portfolio. The Managing Owner’s trading approach is to consider multiple data inputs, or “features,” to arrive at relatively near-term return forecasts for each market traded and take appropriate risk-managed positions.

The Managing Owner has the ability to shift capital readily among different international economies and markets. As of March 1, 2021, the composition of the Managing Owner’s Diversified Portfolio, as well as the Trust, was approximately as follows:

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As illustrated by the correlation matrix below, the returns of the Trust from July 2002 through February 2021 have not been significantly correlated with traditional portfolio components such as stocks and bonds.

Trust(1)
Trust(1)	1.00
S&P 500	0.07
NASDAQ	0.05
MSCI World	0.10
Bonds	0.11
Hedge Funds	0.28

(1)	Reflecting the cost/fee structure applicable to the Series 5 Units, the highest fee paying Units currently offered. Statistically, investments with a correlation of 1.00 make or lose money at the same time, and investments with a correlation of -1.00 always move in the opposite direction. See “Supplemental Performance Information” and the notes thereto in Part Two of this Prospectus.

An investment in the Trust can, but only if the Trust itself is successful, improve the reward/risk profile of a traditional portfolio of stocks and bonds.

Redemptions

You may redeem your Units as of the end of any calendar month, upon 10 days’ prior written notice to the Managing Owner.

Charges

The Trust’s expenses must be offset by trading gains and interest income to avoid depletion of the Trust’s assets.

Series 3 Units. The Trust will pay the Managing Owner a management fee of 1.75% per year of the Trust’s Net Assets attributable to Series 3 Units (“Series 3 Management Fee”). Series 3 Units will also be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.45% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units.

If the Series 3 Units in the aggregate earn net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those “new” net trading profits to the Managing Owner as the Managing Owner’s Series 3 Profit Share (as defined below).

Series 4 Units. Series 4 Units will be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.45% of the Trust’s average month-end Net Assets per year attributable to the Series 4 Units.

Series 5 Units. The Trust will pay the Managing Owner a management fee of 2.50% per year of the Trust’s Net Assets attributable to Series 5 Units (the “Series 5 Management Fee”). From this amount and subject to the applicable cap on Selling Agent compensation as described below, the Managing Owner will pay up to 0.75% per year of the Trust’s Net Assets attributable to Series 5 Units to the Selling Agents.

If the Series 5 Units in the aggregate earn net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those “new” net trading profits to the Managing Owner as the Managing Owner’s Series 5 Profit Share (as defined below).

Series 5 Units will also be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.45% of the Trust’s average month-end Net Assets per year attributable to the Series 5 Units.

To the extent set forth in the Subscription Agreement and subject to the applicable cap on Selling Agent compensation, an investor acquiring Series 5 Units through certain Selling Agents may be required to pay to such Selling Agents an upfront selling commission of up to 3% of the amount intended to be invested in Series 5 Units. Any such upfront selling commission will be deducted by the Selling Agent directly from the investor’s investment account maintained by the Selling Agent and will not be considered in calculating the Series 5 Profit Share described below.

In this Prospectus, the Series 3 Management Fee and the Series 5 Management Fee are collectively referred to as “Management Fees.”

The Trust pays its own offering costs, including, without limitation: costs associated with the offering and sale of the Units (such as printing and postage costs associated with producing and distributing this Prospectus and related sales literature to the Selling Agents, as well as payments to administrators for processing subscription agreements); professional fees and expenses (including legal and accounting) in connection with the update of the Trust’s offering documents, constitutional documents and other relevant documents; communication expenses with respect to investor services and all expenses relating to Unitholder meetings, if any; and costs of preparing, printing, filing, registering and distributing this Prospectus as well as financial and other reports, forms, proxies and similar documents. Ongoing offering costs will not exceed 1% of the gross offering proceeds of the Units sold pursuant to this Prospectus.

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The Trust also pays its own operating costs, including, but not limited to: (i) the Management Fees payable to the Managing Owner (ii) direct and indirect investment expenses (such as, but not limited to, brokerage commissions and other transaction-execution costs; dealer spreads, give-up fees; NFA fees; exchange-related fees, externally incurred costs of establishing and utilizing electronic trading, computer, software and systems connections directly or indirectly with the Trust’s brokers and counterparties or with third parties to facilitate electronic trading with the Trust’s brokers and counterparties; costs relating to the use of trading algorithms; clearing fees; valuation and portfolio pricing; interest charges; custodial fees and charges and financing charges; and applicable withholding and other taxes); (iii) all expenses related to the purchase, sale, transmittal or custody of trading assets and related items; (iv) costs and expenses associated with or deriving from obtaining and maintaining exchange memberships and credit ratings; (v) any taxes and duties payable in any jurisdiction in connection with the Trust’s operations; (vi) compliance costs of regulatory and governmental inquiries, subpoenas and proceedings (in each case, to the extent involving the Trust or the Managing Owner in its capacity as managing owner, commodity pool operator (“CPO”) or commodity trading advisor (“CTA”) of the Trust); (vii) costs associated with possible reorganizations or restructurings of the Trust; and (viii) costs of any litigation or investigation involving Trust activities and any indemnification payments, if any; (ix) legal, financial and tax accounting, auditing and other professional fees and expenses, including consulting and appraisal fees and expenses pertaining to the Trust; (x) administrative expenses (including, if applicable, the fees and out-of-pocket expenses of an administrator unaffiliated with the Managing Owner (and its agents) which the Managing Owner may select for the Trust); (xi) establishing computer and systems connectivity with administrators and other third-party service providers; (xii) paying agency, transfer agency, accounting verification (if any) and/or investor registrar services and the costs of middle-office and back-office support as provided by the Managing Owner or administrators, as applicable; (xiii) due diligence expenses, including due diligence relating to anti-money laundering, know your customer and other inquiries; (xiv) costs of maintaining the services of Wilmington Trust Company (the “Trustee”) and SS&C (USA) Inc. (the “Verification Agent”) in Delaware or in any other applicable jurisdiction; (xv) legal, compliance, tax, accounting and audit costs, fees and expenses (including interest charges) relating to the Trust’s regulatory and self-regulatory filings, registrations, memberships and reporting (including, but not limited to, expenses incurred in connection with complying with applicable U.S. reporting obligations, such as those required by the SEC, the Commodity Futures Trading Commission (the “CFTC”) or other regional counterparts, as well as out-of-pocket costs of preparing regulatory filings related to the Trust or the Managing Owner with respect to the Trust); (xvi) the costs and fees attributable to any third-party proxy voting or class actions service or consultant; (xvii) the Trust’s insurance costs, including without limitations, errors and omissions insurance and directors and officers insurance, if any; and (xviii) any other operating or administrative expenses related to accounting, research, third-party consultants, and reporting.

The Managing Owner expects that the operating costs listed above, but excluding those expenses relating to the Management Fees and trade execution and clearing costs (each as described separately in “Charges” below), assuming Trust assets of $105,000,000, and, when aggregated with ongoing offering costs described above, are not expected to exceed 0.80% per annum of the Trust’s average month-end Net Assets.

The Trust itself could be subject to taxes or could incur extraordinary charges incidental to its trading, but the Managing Owner believes that neither situation is likely. There are no other charges borne by investors or the Trust.

The Managing Owner paid, without reimbursement, the Trust’s initial organizational costs. You will not bear any part of those costs.

The Managing Owner will pay any Selling Agent compensation due in connection with the sale of Series 3 Units from its own funds but not to exceed 9.5% of the gross offering proceeds from the sale of the Series 3 Units. In addition to any upfront selling commissions paid directly to Selling Agents by Series 5 Unitholders and the installment selling commissions paid to Selling Agents by the Managing Owner from the Series 5 Management Fee, the Managing Owner will pay, from its own funds, any other compensation due to Selling Agents or wholesalers in connection with the sale of Series 5 Units. Cumulative compensation to Selling Agents with respect to the Series 5 Units will not exceed 9.5% of the gross offering proceeds from the sale of the Series 5 Units. Once the maximum threshold is reached with respect to a Series 5 Unit, the Selling Agent to which any selling compensation was payable will receive no future payment of such compensation, and the up to 0.75% amount that would otherwise be paid to the Selling Agent for that Series 5 Unit will instead be rebated to the Trust for the benefit of all Series 5 Unitholders.

Series 4 Units are not subject to any sales charges.

Please refer to “Charges” for a more detailed discussion of the expenses applicable to the Trust and the “Selling Agent Compensation Table” and “Items of Compensation Chart” for a more detailed discussion of the compensation paid to Selling Agents.

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Breakeven Tables

The following Breakeven Tables indicate the approximate amount of trading profit the Trust must earn with respect to a Series of Units, during the first twelve months after a Unit is sold, to offset the costs applicable to that Series of Units.

Series 3

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) First Twelve Months of Investment

Management Fee	1.75%	$87.50
Trade Execution and Clearing Costs*	0.45%	$22.50
Administrative and Offering Expenses*	0.80%	$40.00
Profit Share*	0.00%	$0.00
Less Interest Income*	(0.01)%	$(0.50)
Twelve-month “breakeven”	2.99%	$149.50

*	See Notes to Breakeven Tables below.

Series 5

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment*) First Twelve Months of Investment

Management Fee	2.50%	$125.00
Selling Commissions	0.00%	$0.00
Trade Execution and Clearing Costs*	0.45%	$22.50
Administrative and Offering Expenses*	0.80%	$40.00
Profit Share*	0.00%	$0.00
Less Interest Income*	(0.01)%	$(0.50)
Twelve-month “breakeven”	3.74%	$187.00

*	See Notes to Breakeven Tables below.

Notes to Breakeven Tables. *Estimated. Administrative and offering expenses in aggregate are estimated at 0.80% per annum of the Trust’s average month-end Net Assets. Management Fees and Trade Execution and Clearing Costs, including electronic platform trading costs and ongoing offering and administrative expenses must be offset by trading profits before a Profit Share is allocated to the Managing Owner. Accordingly, the Profit Share is shown as $0.00 because none would be payable at the “break-even” point equal to the initial amount invested in the Trust. Interest income is assumed to be 90% of the 91-day Treasury bill rate determined as of March 19, 2021.

Series 5 Units sold through certain Selling Agents may additionally be subject to an upfront selling commission of up to 3% of the intended investment amount, with any such selling commission to be deducted directly by the Selling Agent from the investor’s account maintained with such Selling Agent. For example, assuming an upfront selling commission of 3%, in addition to a subscription amount of $5,000 to be delivered to the Trust, the Selling Agent would deduct $150 from the investor’s account maintained with the Selling Agent. In order to offset these upfront selling commissions, the Trust would need to earn, in addition to the breakeven amount set forth in the Series 5 Breakeven Table, trading profits and interest income equal to the amount of such upfront selling commissions plus the Profit Share realized on such trading profits.

The Breakeven Tables assume an investment with a constant $5,000 Net Asset Value and a breakeven year. See “Charges.”

Series 4 Units. Employees and former employees of the Managing Owner and its affiliates may purchase Series 4 Units through the Managing Owner’s 401(k) and Profit Sharing Plan. Assuming a $2,000 investment, estimated trade execution and clearing costs at 0.45% per annum ($9.00), estimated administrative and offering expenses at 0.80% per annum ($16.00) and estimated interest income at 0.01% per annum (less $0.20), trading profits of 1.24% ($24.80) would need to be earned by the Trust to offset such costs, assuming a constant $2,000 Net Asset Value and a breakeven year. Series 4 Units are not subject to a Profit Share. See “Charges.”

Federal Income Tax Aspects

The Trust will be treated as a partnership for federal income tax purposes. Thus, you will be taxed each year on your share of the Trust’s income whether or not you redeem Units from the Trust or receive distributions from the Trust.

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40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals. 100% of any trading profits from certain bank forward contracts or foreign currency futures contracts traded on a non-U.S. exchange are “marked-to-market” at the end of each year and taxed as short-term capital gains at ordinary income rates (unless offset by capital losses). The Trust’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted by a non-corporate taxpayer against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Trust’s interest income even though you have lost money on your Units.

The Futures, Forward and Swap Markets

Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

Forward currency contracts and swap contracts are generally traded off-exchange through banks or dealers.

Futures, forward and swap trading is a “zero-sum,” risk transfer economic activity. For every gain realized by a futures, forward or swap trader, there is an equal and offsetting loss suffered by another. In this respect, an investment in the Trust is different from other securities investments where one expects consistent yields, in the case of bonds, or participation in overall economic growth as in the case of stocks.

Is the Trust a Suitable Investment for You?

You should consider investing in the Trust if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk significant losses.

The Trust is a diversification opportunity for an investment portfolio, not a complete investment program.

You should consider an investment in the Trust to be a 3 to 5 year commitment.

To invest, you must, at a minimum, have either (i) a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or (ii) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A number of States in which the Units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the Units are a suitable investment for you.

You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Trust.

These are speculative securities. You may lose all or substantially all of your investment in the Trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Organizational Chart

None of the entities indicated in this organizational chart, other than the Trust, are related to the Managing Owner. See “Conflicts of Interest.” Descriptions of the dealings between the Managing Owner and the Trust are set forth under “Charges.”

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The Risks You Face

Set forth below are the principal risks associated with an investment in the Trust. You should consider these risks when making your investment decision.

You Could Lose Your Entire Investment in the Trust

An investment in the Trust is a speculative investment. You will be relying on the Managing Owner to trade profitably for the Trust and profitability is not assured. You could lose all or substantially all of your investment in the Trust.

Past Performance Is Not Necessarily Indicative of Future Results

The Trust began trading July 1, 2002 and has traded in both rising and falling markets. Nevertheless, the past performance of the Trust is not necessarily indicative of the Trust’s future results, and the Trust may sustain losses in the future under market conditions in which it achieved gains in the past.

The Trust Trades and Invests in Futures and Forward Contracts. Futures and Forward Contract Trading is Speculative and may Result in Losses.

Futures and forward contracts are leveraged instruments; leverage magnifies losses as well as gains. The prices of futures and forward contracts can be volatile leading to volatile performance of the Trust. Futures and forward contract markets may become illiquid from time to time potentially making it difficult for the Trust to enter or exit trading positions potentially resulting in lost opportunities or actual losses for the Trust. A Trust counterparty, such as a Clearing Broker, may fail, potentially resulting in losses for the Trust.

The Trust Is a Highly Leveraged Investment

The Trust acquires positions with an aggregate face value of as much as eight to ten times or more of its total equity. Consequently, small adverse movements in the prices of the Trust’s open positions can cause significant losses.

The Performance of the Trust Will Be Volatile

The Managing Owner expects that the performance of the Trust will be volatile. The Trust may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable and uncertain. The Net Asset Value per Unit may change materially between the date on which you subscribe for Units and the date the Units are issued or the date you request a redemption and the month-end redemption date. In the last five years, monthly returns for the Series 1 Units, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, have ranged from up 6.32% to down 11.54%.

The Trust’s Expenses Will Cause Losses Unless Offset by Profits and Interest Income

The Trust pays annual expenses of up to approximately 3.00%, 1.25% and 3.75% of its average month-end Net Assets attributable to Series 3 Units, Series 4 Units and Series 5 Units, respectively. The Trust must earn trading profits and interest income allocable to each Series at least equal to these expenses to avoid losses. To the extent the Trust’s Net Assets decline, fixed costs of the Trust will constitute a greater percentage of the Trust’s Net Assets.

Series 5 Units sold through certain Selling Agents may be subject to upfront selling commissions paid directly to the Selling Agents by investors. To offset these upfront selling commissions, the Trust would need to earn, in addition to the amount described above, trading profits and interest income equal to the amount of any such upfront selling commission plus the Profit Share realized on such trading profits.

An Investment in the Trust Is Not Liquid

There is no secondary market for the Units. You may redeem your Units only as of the close of business on the last day of a calendar month, and you must give the Trust at least 10 days’ prior written notice of your intent to redeem.

The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment

The Managing Owner expects that a majority of the Trust’s trades will result in small profits only or in losses. The majority of any profits earned by the Trust will most likely come from a small number of trades each year. Accordingly, you will not know when is a good time to invest in the Trust or to redeem your Units, and the timing of your investment and redemption decisions will affect the amount of profit or loss you experience as an investor in the Trust.

The Managing Owner Alone Directs the Trust’s Trading

The Trust is a single-advisor fund. The use of a single advisor trading one program involves a greater risk of loss than the diversified, multi-advisor approach employed by many futures funds. In addition, if the management services of the Managing Owner were to become unavailable for any reason, the Trust would terminate. Furthermore, were the Managing Owner to lose the services of its key principals, the Managing Owner could decide to dissolve the Trust, subject to Unitholder approval, possibly causing it to realize losses.

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The Managing Owner Is Primarily a Technical Trader and May Not Always Analyze Economic Factors External to Market Price

The Managing Owner’s systematic strategies are developed on the basis of, among other factors, a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses to these strategies. For example, a pending political or economic event may be very likely to cause a major price movement, but certain of the Managing Owner’s traditional strategies may continue to maintain positions indicated by its trading method that would incur major losses if the event proved to be adverse.

The Managing Owner’s systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the Managing Owner’s principals. Additionally, the Managing Owner may determine not to enter a new position indicated by its strategies if the Managing Owner determines prevailing market conditions to be unusual, for example, significantly more volatile than the expected volatility factored into the design of the strategies. The Managing Owner does, however, exit positions when its trading strategies indicate that it should do so. Discretionary decision-making may result in the Managing Owner making unprofitable trades when a more wholly systematic approach would not have done so.

Market Behavior and Insufficient Data Inputs May Cause Losses

During periods in which market behavior differs significantly from that analyzed to build models, or periods where data inputs important to predicting price movements were not included in those analyzed to build the models, substantial losses are possible, and even likely.

Lack of Market Liquidity Could Make It Impossible for the Trust to Realize Profits or Limit Losses

In illiquid markets, the Trust could be unable to close out positions to limit losses or to take positions it desires. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Trust. In addition, the large size of the positions the Trust may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

U.S. commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Trust to liquidate a position in that contract, if the market has moved adversely to the Trust, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

Speculative Position Limits May Alter Investment Decisions for the Trust

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. The CFTC has also proposed additional position limit rules, expected to be adopted in 2020, covering energy, metals and agricultural derivative contracts. All accounts controlled by the Managing Owner, including the account of the Trust, are likely to be combined for speculative position limit purposes. The Managing Owner could be required to liquidate positions it holds for the Trust, or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Trust. It is as yet unclear whether the rules will have an adverse effect on the Trust.

The Managing Owner’s Trading Systems Have Been Developed Over Time and Are Subject to Change

In executing its trading method, the Managing Owner uses combinations of trading systems to generate buy and sell signals in the various markets traded. The Managing Owner has developed, modified, retained and discarded numerous systems over more than 48 years. Consequently, some of the trading systems and combinations of systems currently being used to trade accounts pursuant to the Diversified Portfolio, as the Trust is so traded, are not identical to those used 1, 5, 10, 15, 20 or more years ago.

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The Managing Owner May Manage Accounts for Other Clients of the Managing Owner and Its Affiliates

The Managing Owner manages futures and forward accounts other than the Trust, including accounts in which the Managing Owner and its current and former principals and employees and their family members have significant investments. The Managing Owner and its affiliates may manage additional accounts in the future. It is possible that such accounts may be in competition with the Trust for the same or similar positions in the futures, forward and spot markets. The Managing Owner intends generally to use similar trading methods for the Trust and all other systematic accounts the Managing Owner and its affiliates manage. The Managing Owner will not knowingly or deliberately use systems for any account that are inferior to systems employed for any other account or favor any account over any other account.

In addition, the Managing Owner employs a neutral allocation system such that the portfolio of market positions, or portfolio, pursuant to which an account is traded will be allocated positions in financial instruments on a fair and equitable basis in comparison to the other portfolios offered by the Managing Owner. Certain portfolios, however, may receive larger allocations of positions on account of the specialized nature of such portfolios. For example, a portfolio concentrated in the commodities markets may receive a larger portion of commodity based financial instruments than the allocations received by portfolios trading a more diverse set of markets. Further, some portfolios, as traded on behalf of certain client accounts, may or may not be allocated positions in financial instruments, or may be allocated such positions at a reduced rate because of instructions received by a client and/or the size or nature of the client account. For example, if trading in certain markets constitutes a de minimis portion of the trading performed on behalf of a large account, the Managing Owner may decide not to trade in such markets on behalf of that account even though such market would otherwise be traded in the portfolio applicable to such account. As a result, certain portfolios and accounts may receive increased allocations to the detriment of other portfolios and accounts. No assurance is given that the results of the Trust’s trading will be similar to that of other accounts concurrently managed by the Managing Owner or its affiliates.

Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges

The Trust will trade on commodity exchanges outside the U.S. Trading on foreign exchanges is not regulated by any U.S. governmental agency and may involve certain risks that do not arise when trading on U.S. exchanges. For example, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual member with whom the Trust has traded, not of the exchange or a clearing facility. In such cases, the Trust will be subject to a risk that the member with whom the Trust has traded is unable or unwilling to perform its obligations under the transaction. Additionally, an adverse change in the exchange rate between the U.S. dollar and the currency in which a non-U.S. futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.

Trading on foreign exchanges also presents risks of loss due to: (1) the possible imposition of exchange controls, which could make it difficult or impossible for the Trust to repatriate some or all of its assets held by non-U.S. counterparties; (2) possible government confiscation of assets; (3) taxation; (4) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Trust assets for sustained periods of time, or even permanently; and (5) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt’s assets than would occur in the U.S.

The Managing Owner Anticipates the Trust’s Performance to Be Non-Correlated to Stocks and Bonds, Not Negatively Correlated

The performance of the Trust has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Barclays Long-Term Treasury Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the Trust to be automatically profitable during unfavorable periods for the stock and/or bond markets, or vice versa.

If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the Units and the Trust may have no gains to offset your losses from other investments.

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The Trust May Be Subject to Profit Shares Despite Certain Units Having Declined in Value

Investors will purchase Units at different times and will, accordingly, recognize different amounts of profit and loss on their investments. Profit Shares are accrued, or the accruals are reversed to reflect losses, on a monthly basis so that Units are not sold with an embedded Profit Share liability. However, Series 3 Profit Shares and Series 5 Profit Shares are each ultimately calculated on the basis of the net trading profits, if any, recognized by the Series 3 Units as a whole and the Series 5 Units as a whole, respectively, and not on the profits recognized by any particular Unit or Units. Consequently, the Managing Owner may still be allocated a Profit Share even though certain Units have lost value since the date they were purchased.

Conversely, Units purchased at a Net Asset Value reduced by accrued Profit Shares will benefit from any reversal of such accruals, and the benefit of such reversals to Units outstanding at the time of such purchase will be diluted. Similarly, Units may incur losses generating a loss carryforward for purposes of calculating subsequent Profit Shares. The benefit of any such loss carryforward will, in the case of Series 3 Units and Series 5 Units be diluted by the sale of additional Series 3 Units and Series 5 Units, respectively.

Further, with respect to Series 5 Units subject to upfront selling commissions, Profit Shares may be payable even though the trading profits attributable to such Series 5 Units do not fully offset the costs of the upfront selling commissions charged directly by a Selling Agent.

The Managing Owner’s Increased Equity Under Management Could Lead to Lower Returns for Investors

The Managing Owner has not agreed to limit the amount of money it may manage and is actively seeking additional accounts. The more money the Managing Owner manages, the more difficult it may become for the Managing Owner to trade profitably for the Trust because of the difficulty of trading larger positions without negatively affecting prices and performance.

Increased Competition Among Quantitative Traders Could Reduce the Managing Owner’s Profitability

A substantial number CTAs use technical trading systems or statistical learning that may be similar to a portion of the Managing Owner’s systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

The Trust is Subject to Conflicts of Interest

The Trust is subject to numerous actual and potential conflicts of interest, including: (1) the compensation that the Selling Agents receive gives them an incentive to promote the sale of Units as well as to discourage redemptions; (2) the brokerage commissions that Selling Agents receive if they also serve as clearing brokers for the Trust gives an additional incentive to promote the sale of Units as well as to discourage redemptions; (3) the Managing Owner has significant financial incentives both to promote the sale of the Units and to discourage their redemption; and (4) the Managing Owner of the Trust will not select any other trading advisor even if doing so would be in the best interests of the Trust. See “Conflicts of Interest.”

The Managing Owner Has Not Established Formal Procedures to Resolve Conflicts of Interest

Because the Managing Owner has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The Managing Owner cannot assure that conflicts of interest will not result in losses for the Trust.

You Will Be Taxed Each Year on Your Share of Trust Profits

If you are an individual or entity subject to U.S. taxes (e.g., not a tax-exempt entity such as an IRA or pension plan), you will be taxed on your share of Trust income or gain each year, whether or not you redeem Units or receive distributions from the Trust.

Because a substantial portion of the Trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability will be based on unrealized gains which the Trust may, in fact, never realize.

40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals. 100% of any trading profits from certain bank forward contracts or foreign currency futures contracts traded on a non-U.S. exchange are “marked-to-market” at the end of each year and taxed as short-term capital gains at ordinary income rates (unless offset by capital losses). These rates apply regardless of how long the Trust holds a contract, or an investor his or her Units.

Due to the different tax rates for long-term and short-term capital gains and limitations on the deductibility of capital losses, and depending on the tax character of income and loss you receive on other investments in your portfolio, it is possible for you to have a pre-tax economic gain on your investment in the Trust but an after-tax loss.

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All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the Trust’s income are material to the economic consequences of investing in the Trust. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

You Will Be Taxed on the Trust’s Interest Income Even if the Trust Suffers Trading Losses

Losses on the Trust’s trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Trust’s trading (i.e., capital) loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the Net Asset Value of your Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

No Deduction for “Investment Advisory Fees”

The Managing Owner does not intend to treat the ordinary expenses of the Trust as “investment advisory fees” for federal income tax purposes. The Managing Owner believes that this is the position adopted by virtually all U.S. futures fund sponsors. However, were the ordinary expenses of the Trust characterized as “investment advisory fees,” non-corporate taxpayers would be unable to deduct those expenses, would pay increased taxes in respect of an investment in the Trust and could actually recognize taxable income despite having incurred a financial loss.

The IRS Could Audit Both the Trust and Individual Unitholders

The Internal Revenue Service (the “IRS”) could audit the Trust’s tax returns and require the Trust to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

Absent an election by the Trust, the Trust will be required to determine and pay any imputed underpayment of tax (including interest and penalties) resulting from an adjustment of the Trust’s items of income, gain, loss, deduction or credit at the Trust level without the benefit of Unitholder-level tax items that could otherwise reduce tax due on any adjustment and, where the adjustment reallocates any such item from one Unitholder to another, without the benefit of any decrease in any item of income or gain (or increase in any item of deduction, loss or credit). Absent this election, the cost of such imputed underpayment (including interest and penalties) will be borne by Unitholders in the year of adjustment, without any Trust or Unitholder-level tax deduction or credit for the Trust’s payments, rather than by those who were Unitholders in the taxable year to which the adjustment relates.

Accounting for Uncertain Tax Positions

Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, “Income Taxes” (“ASC 740,” in part formerly known as “FIN 48”), provides guidance on the recognition of uncertain tax positions.  ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements.  It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions.  A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the Net Assets of the Trust, including reducing the Net Assets of the Trust to reflect reserves for income or other taxes, such as foreign withholding taxes, that may be payable by the Trust.  This could cause benefits or detriments to certain Unitholders, depending upon the timing of their subscriptions and withdrawals from the Trust.

The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses

The Managing Owner must assess the credit-worthiness of the clearing brokers and foreign currency counterparties it selects for the Trust. If one of the Trust’s clearing brokers or foreign currency counterparties becomes bankrupt, the Trust will be limited to recovering none or only its pro rata share, of all available customer funds segregated by the clearing broker or counterparty. In some jurisdictions, the Trust may only be an unsecured creditor of its broker in the event of bankruptcy or administration of such brokers. The Managing Owner attempts to mitigate this risk by selecting only well capitalized, major financial institutions as clearing brokers and foreign currency counterparties, but there can be no assurance that even a well-capitalized, major institution will not become bankrupt, and recent events have demonstrated that even major financial institutions of the type with which the Trust may deal in the financial markets can and do fail.

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The Trust Is Not Regulated as an Investment Company or Mutual Fund

Although the Managing Owner is subject to regulation by the CFTC and the Trust itself is subject to reporting requirements and other regulation applicable to public companies in the U.S., the Trust is not an investment company or mutual fund registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Accordingly, investors in the Trust are not accorded the protections of such legislation.

Certain Special Considerations Related to Forward and Spot Trading

The Trust will conduct all or substantially all of its currency forward and related options trading in lightly regulated markets rather than on futures exchanges or through “retail” foreign exchange markets that are subject to more rigorous regulation of the CFTC or other regulatory bodies. In such markets, a counterparty may not settle a transaction with the Trust in accordance with its terms because the counterparty is either unwilling or unable to do so (for example, because of a credit or liquidity problem affecting the counterparty), potentially resulting in significant loss. In addition, counterparties generally have the right to terminate trades under a number of circumstances, including, for example, declines in the Trust’s Net Assets and certain “key person” events. Any premature termination of the Trust’s currency forward trades could result in material losses for the Trust, as the Trust may be unable to quickly re-establish those trades and may only be able to do so at disadvantageous prices.

Trust funds on deposit with the currency forward and spot counterparties with which the Trust trades are not protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds deposited with them. Although the Trust deals only with major financial institutions as currency forward and spot counterparties, the insolvency or bankruptcy of a currency forward or spot counterparty could subject the Trust to the loss of its entire deposit with such counterparty. The forward and spot markets are well established. However, it is impossible to predict how, given certain unusual market scenarios, the evolving regulatory environment for these markets might affect the Trust, and the events underlying the bankruptcies of various counterparties have underscored, among other things, the risks of maintaining capital at unregulated entities. Further, customer funds held by a broker in bankruptcy may not be distributed promptly and may be subject to a lengthy claims process. Commodity broker bankruptcies are not insured by any governmental agency, and investors would not have the benefit of any protection such as that afforded customers of bankrupt securities broker-dealers by the Securities Investors Protection Corporation.

Various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. Future regulatory changes may limit the Trust’s ability to trade in certain markets. The imposition of credit controls by governmental authorities or the implementation of additional regulations of the inter-bank currency markets might limit such forward trading to less than that which the Managing Owner would otherwise recommend, to the possible detriment of the Trust.

Regulation of Swap Trading Is Evolving and May Involve Counterparty Risk

The Trust may engage in trading commodity swaps.  Swaps involve many of the same risks as those described above with respect to forward contracts.  Many swap contracts are not currently required to be cleared by a centralized clearinghouse; rather, banks and dealers act as principals in much of the swap market.  As a result, the Trust may be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades.  The Managing Owner intends to enter into swaps on behalf of the Trust only with highly creditworthy banks and dealers, but there can be no assurance that even highly creditworthy banks and dealers will have the ability to, or will not refuse to, perform with respect to such contracts. Regulation of the swap market is evolving, both in the U.S. and internationally. The CFTC has, for example, adopted various regulations which may restrict the Trust’s ability to utilize swaps or may make swap contracts more costly to trade with respect to certain non-security based swaps.  Finally, swaps may be illiquid and participants in the swap market are not required to make continuous markets in the swap contracts they trade.

Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation

A substantial portion of over-the-counter (“OTC”) derivatives are, or will be, required to be executed in regulated markets and submitted for clearing to regulated clearinghouses, subject to margin requirements. The CFTC has broad discretion to impose margin requirements on non-cleared OTC derivatives. OTC derivative dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations. Associated dealer costs are generally passed through to other market participants in the form of clearing account maintenance fees and less favorable dealer marks.

The CFTC also requires certain, non-futures, derivative transactions to be executed through a regulated futures exchange or swap execution facility. Such requirements may make it more difficult and costly for investment funds, including the Trust, to enter into highly tailored or customized transactions.

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Certain of the derivatives that may be traded by the Trust may be principal-to-principal transactions or OTC contracts between the Trust and third parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these OTC instruments, and “bid-ask” spreads may be unusually wide. The risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of the Trust’s assets, include: (1) credit risks (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risks (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) systemic risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Trading in Options Requires an Assessment of Market Volatility as Well as Direction

The Managing Owner may trade futures and forward options on behalf of the Trust.  Although successful options trading requires many of the same skills as successful futures and forward trading, the risks involved are somewhat different.  For example, the assessment of near-term market volatility — which is directly reflected in the price of outstanding options — can be of much greater significance in trading options than it is in many long-term futures strategies.  The use of options can be extremely expensive if market volatility is incorrectly predicted.

Inaccurate or Incomplete Third-Party Data Could Affect Trust Profitability

The strategies of the Managing Owner are dependent to a significant degree on the receipt of timely and accurate market data from third parties including, but not limited to, exchanges and clearing houses, futures commission merchants, prime brokers and other market counterparties and service providers. The receipt of inaccurate data or the failure to receive data in a timely manner could disrupt the Trust’s trading and cause the Trust to experience significant trading losses or miss opportunities for profitable trading.

The Failure of Computer Systems Could Result in Losses for the Trust

The Managing Owner relies heavily on computer hardware and software, online services and other computer-related or electronic technology and equipment to facilitate the Trust’s investment activities and may trade financial instruments through electronic trading or order routing systems. Electronic trading exposes the Trust to the risk of system or component failure. Should events beyond the Managing Owner’s control cause a disruption in the operation of any technology or equipment, the Trust’s investment program may be severely impaired, causing it to experience substantial losses or other adverse effects.

Additionally, the computer systems, networks and devices used by the Managing Owner, the Trust and service providers that carry out routine business operations employ a variety of protections designed to prevent damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches. Cybersecurity breaches can include unauthorized access to systems, networks or devices; infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow or otherwise disrupt operations, business processes or website access and/or functionality.

Despite the various protections utilized to protect against cybersecurity threats, systems, networks and/or devices potentially can be breached. Such cybersecurity breaches may cause disruptions and impact business operations, potentially resulting in financial losses to the Trust and Unitholders; interference with the Managing Owner’s ability to calculate the value of an investment; impediments to trading; the inability of the Trust and its service providers to transact business; violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs or additional compliance costs; as well as the inadvertent release of confidential information.

Similar adverse consequences could result from cybersecurity breaches affecting counterparties with which the Trust engages in transactions; governmental and other regulatory authorities; exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions; and other parties. In addition, substantial costs may be incurred by these entities in order to prevent any cybersecurity breaches in the future.

14

Epidemics and Pandemics May Lead to Severe Market Disruptions and May Impair the Operational Capabilities of the Managing Owner and the Trust’s Service Providers

Since the mid-1990s, the world has seen a number of outbreaks of new viral illnesses of varying severity, including avian flus, Severe Acute Respiratory Syndrome (SARS), Middle East Respiratory Syndrome (MERS), the H1N1 Flu (Swine Flu), and COVID-19 caused by the novel Coronavirus known as SARS–CoV-2. The responses to these outbreaks have varied as has their impact on human health, local economies and the global economy, and it is impossible at the outset of any such outbreak to estimate accurately what the ultimate impact of any such outbreak will be. Protective measures taken by governments and the private sector, including the Managing Owner, to mitigate the spread of any such illness, including travel restrictions and outright bans, mandatory business closures, quarantines, and work-from-home arrangements, may lead to, or may be expected to lead to, wide spread economic damage, resulting in severe disruptions in the markets in which the Trust trades and, potentially, adversely affecting the Trust’s profit potential; and the spread of any such illness within the offices of the Managing Owner, the Trust’s service providers, and/or the exchanges and other components of market infrastructure could severely impair the operational capabilities of the Managing Owner, the Trust’s service providers or various markets themselves resulting in harm to the Trust’s business and its operating results.

Investment Factors

Although there can be no assurance that the Managing Owner will trade successfully on behalf of the Trust or that the Trust will avoid substantial losses, if the Trust is successful, an investment in the Trust offers investors the following potential advantages.

Access to the Diversified Portfolio

The Trust offers you access to the Managing Owner’s oldest and most successful trading portfolio. The Managing Owner has been managing investment funds pursuant to its Diversified Portfolio since February 1977. The composite compound annual return for the Diversified Portfolio from February 1977 through March 2020, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, is approximately 15%. Past performance is not, however, necessarily indicative of future results.

Millburn Ridgefield Corporation

The Managing Owner and its principals have extensive experience in designing, sponsoring, marketing and administering futures funds. The Managing Owner, together with its predecessors, is one of the longest operating of all futures money managers and was a pioneer in developing systematic trading technologies. The Managing Owner’s trading experience, together with its predecessors, spans more than 48 years. The Trust provides you the opportunity to place capital under the management of a trading advisor with one of the longest continuous trading records of any active manager.

Investment Diversification

If you are not prepared to spend substantial time trading in the futures, forward, spot and swap markets, you may nevertheless participate through investing in the Trust. An investment in the Trust can provide valuable diversification to a traditional portfolio of stocks and bonds. The Managing Owner believes that the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

Allocating a small portion of your investment portfolio to a managed futures investment, such as the Trust, can potentially enhance the performance of the portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio: the Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated.

Historically, managed futures investments have had very little correlation to the stock and bond markets. Non-correlated performance is not, however, negatively correlated performance. Non-correlation means only that the performance of managed futures likely has no relation to the performance of stocks and bonds. The performance of the Trust has exhibited a substantial degree of non-correlation with the general equity and debt markets.

Non-correlation will not provide diversification advantages beyond, perhaps, lowering a portfolio’s overall volatility unless the non-correlated assets are performing positively. There can be no assurance that the Trust will perform positively or avoid losses.

15

Market Diversification

The Trust trades in more than 90 markets, though not necessarily in all markets at all times.

The diversification of the Trust permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

The markets traded by the Trust change from time to time. Currently these markets include:

Currencies

U.S. $ Crosses
Australian Dollar	Mexican Peso
Brazilian Real	New Zealand Dollar
British Pound	Norwegian Krone
Canadian Dollar Chilean Peso	Polish Zloty Russian Ruble
Colombian Peso	Singapore Dollar
Euro Currency	South African Rand
Indian Rupee	Swedish Krona
Israeli Shekel	Swiss Franc
Japanese Yen	Turkish Lira
Korean Won

Non-U.S. $ Crosses
Euro-Norwegian Krone Euro-Polish Zloty	Euro-Swedish Krona

Interest Rates
Australian Bank Bills Australian Treasury 3-yr and 10-yr Bonds Canadian Bankers Acceptances Canadian Government Bond Euribor 3-month Euro Bobl Euro Bund Euro Buxl Euro Dollar	French 10-yr Bond Gilts Italian 10-yr Bond Italian Short-term Japanese Government Bonds Sterling Rates US Treasury 2-yr Note US Treasury 5-yr Note US Treasury 10-yr Note US Treasury 30-yr Bond
Euro Schatz	US Ultra Bond

Stock Indices

All Shares (South Africa)

Amsterdam (Netherlands)

Bovespa (Brazil)

CAC 40 (France)

CBOE VIX (U.S.)

China A50 (China)

DAX (Germany)

DJ Euro Stoxx 50 (Euro Zone)

E-Mini NASDAQ 100(U.S.)

E-Mini S&P 500 (U.S.)

FTSE (United Kingdom)

H-Shares (Hong Kong)

Hang Seng (Hong Kong)

IBEX 35 (Spain)

Kuala Lumpur (Malaysia)

Mini DJIA (U.S.)

Mini Russell 2000 (U.S.)

Mini MSCI EAFE

Mini MSCI Emerging Market

OMX Stockholm (Sweden)

S&P MIB 30 (Italy)

S&P Midcap 400 (U.S.)

S&P TSE 60 (Canada)

SET 50 Futures (Thailand)

SIMEX Nifty (India)

SIMEX Nikkei (Japan)

SIMEX (Singapore)

SIMEX Taiwan (Taiwan)

SPI 200 (Australia)

TOPIX (Japan)

TAIEX (Taiwan)

VStoxx Mini (Euro Zone)

Energy
Brent Crude Oil	Heating Oil London Gas Oil Natural Gas
Crude Oil
Gasoline RBOB

16

Agricultural Commodities
Cocoa	Soy Meal
Coffee	Soybean
Corn	Soybean Oil
Cotton	Sugar
Kansas City Wheat	Wheat

Metals
Copper	London Nickel
Gold	London Zinc
London Aluminum	Platinum (NYMEX)
London Copper	Silver
London Lead

Livestock
Lean Hogs	Live Cattle

Opportunity to Profit in Rising as Well as in Declining Markets

The Trust may realize positive or negative returns in both rising and declining markets as the Trust’s trading positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, establishing short positions in futures or forwards or through swaps in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.

It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability.

Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets. Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy. The Trust’s capital traded pursuant to the Managing Owner’s trading systems will only increase in value to the extent that such systems are able to identify market opportunities and the Trust is able to trade those opportunities profitably.

Interest on Trust Assets

The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust’s assets are invested in deposit accounts, short-term money market funds and U.S. Treasury bills or notes. The interest earned on the Trust’s assets can offset a portion, though it may not offset all, of its routine costs. Given historically low interest rates on U.S. Treasury bills and notes, any interest earned by the Trust may be nominal. In addition, the Trust’s interest income is subject to the risk of trading losses.

Small Minimum Investment

The Managing Owner typically manages individual accounts only of substantial size — $5,000,000 or more. You may gain access to the Managing Owner for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and IRAs.

Limited Liability

If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Trust, you cannot lose more than your investment plus undistributed profits.

Administrative Convenience

The Managing Owner is responsible for all aspects of the Trust’s operation. You will receive monthly unaudited and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of the Managing Owner at (212) 332-7300 (ask for Investor Services).

17

Performance Of The Trust

GLOBAL MACRO TRUST
(Reflecting Series 1 Unit Expenses)
(January 1, 2016 – February 28, 2021)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 1 Trading: July 2002

Total Net Asset Value of the Trust: $113,736,964

Total Net Asset Value of Series 1: 78,936,940¹

Largest % Monthly Drawdown: (11.79)%  (03/20)

Worst Peak-to-Valley Drawdown: (29.23)%  (02/09 - 10/20)

Aggregate Trust Subscriptions from Inception: $1,475,143,168

Aggregate Series 1 Subscriptions from Inception: $1,381,707,860²

Month	2021	2020	2019	2018	2017	2016
January	(2.90)%	(0.28)%	(2.42)%	(2.52)%	(0.74)%	5.50%
February	5.65%	(6.13)%	0.69%	(6.36)%	2.86%	3.19%
March		(11.79)%	2.22%	2.16%	0.77%	(0.37)%
April		2.24%	0.82%	0.18%	1.15%	(3.04)%
May		(1.27)%	(3.14)%	(0.30)%	(1.08)%	1.06%
June		0.02%	1.65%	0.72%	(5.29)%	7.51%
July		2.54%	2.13%	(2.93)%	0.33%	1.04%
August		(1.86)%	(4.27)%	3.59%	4.26%	(1.96)%
September		1.62%	1.92%	0.88%	(2.19)%	0.90%
October		(4.55)%	0.01%	(0.23)%	3.68%	(3.70)%
November		2.78%	3.79%	1.01%	(0.94)%	(1.46)%
December		3.12%	(0.49)%	1.45%	(0.58)%	1.08%
Compound Rate of Return	2.59%	(13.77)%	2.62%	(2.69)%	1.85%	9.55%
	(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 1.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 1 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment for Series 1 Units which are subject to (i) a 7% annual brokerage fee (“Series 1 Brokerage Fees”), paid as a monthly fee of 0.5833 of 1% of the Trust’s month-end Net Assets attributable to Series 1 Units before accruals for unpaid Series 1 Brokerage Fees or applicable Profit Shares and (ii) an annual Profit Share equal to 20% of any New Trading Profit attributable to Series 1 Units, excluding interest income and after reduction for Series 1 Brokerage Fees and ongoing offering and administrative costs. The Managing Owner, and not the Trust, pays with respect to the Series 1 Units all the routine costs of executing and clearing the Trust’s trades and all selling commissions due to the applicable Selling Agents.

The performance information for Series 1 Units is calculated on an accrual basis in accordance with generally accepted accounting principles and is provided to disclose the performance of the Series of Units issued by the Trust, prior to the date of this Prospectus, that bears the highest level of fees and expenses of any Series of Units. Series 1 Units are no longer being offered for investment.

¹	Includes net asset value of Managing Owner interest of $2,873,452.
²	Includes Managing Owner subscriptions from inception of $5,812,500.

18

GLOBAL MACRO TRUST
(Reflecting Series 3 Unit Expenses)
(January 1, 2016 – February 28, 2021)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 3 Trading: September 2009

Total Net Asset Value of the Trust: $113,763,964

Total Net Asset Value of Series 3: $21,098,046

Largest % Monthly Drawdown: (11.49)%  (03/20)

Worst Peak-to-Valley Drawdown: (16.64)%  (11/19 - 03/20)

Aggregate Trust Subscriptions from Inception: $1,475,143,168

Aggregate Series 3 Subscriptions from Inception: $79,247,712

Month	2021	2020	2019	2018	2017	2016
January	(2.59)%	0.07%	(2.06)%	(2.15)%	(0.38)%	4.72%
February	5.99%	(5.81)%	1.07%	(6.01)%	2.69%	2.89%
March		(11.49)%	2.39%	2.55%	0.92%	0.00%
April		2.61%	1.00%	0.57%	1.23%	(2.19)%
May		(0.91)%	(2.41)%	0.08%	(0.57)%	1.16%
June		0.38%	1.87%	1.10%	(4.18)%	6.42%
July		2.91%	2.04%	(2.55)%	0.70%	1.17%
August		(1.53)%	(3.37)%	3.99%	3.79%	(1.31)%
September		1.96%	2.12%	1.27%	(1.47)%	1.05%
October		(4.23)%	0.34%	0.15%	3.29%	(2.74)%
November		3.12%	3.37%	1.39%	(0.44)%	(0.88)%
December		3.46%	(0.08)%	1.65%	(0.15)%	1.19%
Compound Rate of Return	3.24%	(10.10)%	6.19%	1.65%	5.31%	11.67%
	(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 3.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 3 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 3 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

19

GLOBAL MACRO TRUST
(Reflecting Series 4 Unit Expenses)
(January 1, 2016 – February 28, 2021)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 4 Trading: November 2010

Total Net Asset Value of the Trust: $113,763,964

Total Net Asset Value of Series 4: $8,663,235

Largest % Monthly Drawdown: (11.36)%  (03/20)

Worst Peak-to-Valley Drawdown: (16.38)%  (01/20 - 03/20)

Aggregate Trust Subscriptions from Inception: $1,475,143,168

Aggregate Series 4 Subscriptions from Inception: $7,674,663

Month	2021	2020	2019	2018	2017	2016
January	(2.44)%	0.22%	(1.92)%	(2.01)%	(0.21)%	6.07%
February	6.14%	(5.67)%	1.22%	(5.87)%	3.41%	3.74%
March		(11.36)%	2.75%	2.70%	1.31%	0.16%
April		2.76%	1.35%	0.71%	1.69%	(2.53)%
May		(0.76)%	(2.65)%	0.23%	(0.56)%	1.60%
June		0.53%	2.17%	1.25%	(4.79)%	8.08%
July		3.06%	2.65%	(2.41)%	0.87%	1.58%
August		(1.38)%	(3.80)%	4.14%	4.81%	(1.43)%
September		2.11%	2.44%	1.42%	(1.67)%	1.44%
October		(4.09)%	0.52%	0.29%	4.23%	(3.18)%
November		3.27%	4.32%	1.54%	(0.42)%	(0.93)%
December		3.61%	0.01%	1.98%	(0.06)%	1.62%
Compound Rate of Return	3.54%	(8.52)%	9.08%	3.64%	8.53%	16.78%
	(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 4.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 4 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 4 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

20

GLOBAL MACRO TRUST
(Reflecting Series 5 Unit Expenses)
(April 1, 2018 – February 28, 2021)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 5 Trading: April 2018

Total Net Asset Value of the Trust: $113,763,964

Total Net Asset Value of Series 5: $5,065,743

Largest % Monthly Drawdown: (11.54)%  (03/20)

Worst Peak-to-Valley Drawdown: (16.84)%  (11/19 – 03/20)

Aggregate Trust Subscriptions from Inception: $1,475,143,168

Aggregate Series 5 Subscriptions from Inception: $6,148,403

Month	2021	2020	2019	2018
January	(2.65)%	0.01%	(2.12)%
February	5.92%	(5.87)%	1.01%
March		(11.54)%	2.25%
April		2.54%	0.95%	0.43%
May		(0.97)%	(2.49)%	0.04%
June		0.32%	1.85%	0.86%
July		2.85%	1.99%	(2.44)%
August		(1.59)%	(3.60)%	3.36%
September		1.90%	2.23%	1.00%
October		(4.29)%	0.30%	0.10%
November		3.06%	3.31%	1.10%
December		3.39%	(0.13)%	1.46%
Compound Rate of Return	3.11%	(10.78)%	5.42%	5.97%
	(2 mos.)			(9 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 5.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 5 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 5 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

21

Selected Financial Information

The Selected Financial Information for the years ended December 31, 2020, 2019, 2018, 2017 and 2016 is taken from the audited financial statements of the Trust.

	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016

Income Statement Data

Investment income:
Interest income	$1,327,184	$3,656,672	$3,066,530	$1,749,536	$941,571

Expenses:
Total expenses	$6,798,295	$9,368,232	$10,954,373	$13,739,445	$14,104,948
Net investment loss	$(5,471,111)	$(5,711,560)	$(7,887,843)	$(11,989,909)	$(13,163,377)

Realized and unrealized gains (losses):
Net realized gain (losses) on closed positions:
Futures and forward currency contracts	$(18,129,640)	$16,115,827	$(3,142,047)	$25,845,691	$34,149,842
Foreign exchange translation	$(109,405)	$(211,280)	$68,661	$511,894	$(300,159)
Net change in unrealized:
Futures and forward currency contracts	$3,291,585	$(3,823,580)	$6,765,880	$(8,095,337)	$805,212
Foreign exchange translation	$(5,977)	$153,688	$(292,665)	$422,183	$(67,379)
Net gains (losses) from U.S. Treasury notes:
Realized	$133,287	$31,264	$9,227	$(4,782)	$—
Net change in unrealized	$(135,437)	$168,451	$211,261	$(141,582)	$60,019
Total net realized and unrealized gains (losses)*	$(14,955,587)	$12,434,370	$3,620,317	$18,538,067	$34,647,535
Net income (loss) before Profit Share to Managing Owner	$(20,426,698)	$6,722,810	$(4,267,526)	$6,548,158	$21,484,158
Less profit share to Managing Owner	$—	$348,815	$68,133	$308,026	$551,582
Net income (loss) after Profit Share to Managing Owner	$(20,426,698)	$6,373,995	$(4,335,659)	$6,240,132	$20,932,576
Net income (loss) after profit share to Managing Owner per Series 1 Unit	$(167.49)	$31.04	$(32.83)	$22.18	$104.24
Net income (loss) after profit share to Managing Owner per Series 2 Unit**	$—	$—	$—	$60.16	$156.98
Net income (loss) after profit share to Managing Owner per Series 3 Unit	$(177.49)	$102.40	$26.88	$81.99	$161.47
Net income (loss) after profit share to Managing Owner per Series 4 Unit	$(192.15)	$187.76	$72.59	$156.87	$264.30
Net income (loss) after profit share to Managing Owner per Series 5 Unit***	$(180.60)	$86.11	$89.56	$—	$—

Balance Sheet Data
Total Assets	$116,573,115	$165,391,932	$177,756,293	$223,750,484	$230,758,101
Total Liabilities	$2,402,422	$5,581,394	$3,208,047	$11,904,920	$7,593,373
Total Trust Capital	$114,170,693	$159,810,538	$174,548,246	$211,845,564	$223,164,728
Net Asset Value per Series 1 Unit	$1,049.01	$1,216.50	$1,185.46	$1,218.29	$1,196.11
Net Asset Value per Series 2 Unit**	$—	$—	$—	$—	$1,522.28
Net Asset Value per Series 3 Unit	$1,578.97	$1,756.46	$1,654.06	$1,627.18	$1,545.19
Net Asset Value per Series 4 Unit	$2,064.05	$2,256.20	$2,068.44	$1,995.85	$1,838.98
Net Asset Value per Series 5 Unit***	$1,495.07	$1,675.67	$1,589.56	$—	$—

*	From trading of futures, forward, and swap contracts, foreign exchange transactions and U.S. Treasury obligations.

**	Series 1 Units and Series 2 Units are no longer available for investment, and, as of August 31, 2017, all of the Series 2 Units issued by the Trust have been redeemed.

***	Series 5 Units were first issued on April 1, 2018.

22

Selected Quarterly Financial Data

The following summarized quarterly financial information presents the results of operations for the periods ended December 31, 2020, 2019 and 2018. This information has not been audited.

	Fourth Quarter 2020	Third Quarter 2020	Second Quarter 2020	First Quarter 2020

Interest Income:	$63,138	$211,661	$392,189	$660,196
Net Realized and Unrealized Gains (Losses):	$3,143,741	$4,642,173	$3,126,813	$(25,868,314)
Expenses*:	$1,477,902	$1,606,714	$1,687,589	$2,026,090
Net Income (Loss):	$1,728,977	$3,247,120	$1,831,413	$(27,234,208)
Increase (Decrease) in Net Asset Value per Series 1 Unit:	$12.14	$22.88	$9.65	$(212.16)
Increase (Decrease) in Net Asset Value per Series 3 Unit	$33.54	$49.82	$30.17	$(291.02)
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$52.68	$73.34	$47.39	$(365.56)
Increase (Decrease) in Net Asset Value per Series 5 Unit:	$29.01	$44.59	$26.06	$(280.26)

	Fourth Quarter 2019	Third Quarter 2019	Second Quarter 2019	First Quarter 2019

Interest Income:	$804,893	$893,971	$994,982	$962,826
Net Realized and Unrealized Gains (Losses):	$7,267,043	$1,533,861	$774,866	$2,858,600
Expenses*:	$2,491,895	$2,356,573	$2,341,926	$2,526,653
Net Income (Loss):	$5,580,041	$71,259	$(572,078)	$1,294,773
Increase (Decrease) in Net Asset Value per Series 1 Unit:	$38.81	$(4.21)	$(8.69)	$5.13
Increase (Decrease) in Net Asset Value per Series 3 Unit	$61.63	$11.51	$6.83	$22.43
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$104.70	$24.61	$16.89	$41.56
Increase (Decrease) in Net Asset Value per Series 5 Unit:	$56.47	$8.11	$4.13	$17.40

*	Expenses are inclusive of accruals and reversals of accruals of profit share to the Managing Owner.

There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and the Trust has not disposed of any segments of its business.

Managing Owner’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

General

The Trust’s success depends on the Managing Owner’s ability to recognize and capitalize on profit opportunities in different sectors of the global capital and commodity markets. The Managing Owner seeks to achieve this goal by developing and selecting trading systems to be used in each market traded and allocating portfolio risk among those markets. The Managing Owner’s approach is not determined by discretionary analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but rather by systematic trading systems that seek to model price behavior using investment and trading methodology based on signals generated from an analysis of price, price derivative, fundamental and other quantitative date, as well as incorporating money management principles.

The objective of the Managing Owner’s investment and trading methods is to consider multiple data inputs, or “features,” in order to arrive at relatively near-term return forecasts for each traded instrument, and take appropriate, risk-managed positions.

Trades generated by quantitative models may be profitable or unprofitable. Since Managing Owner is well aware that many trades will ultimately lose money, its objective is to more-than cover those losses by generating more frequent and/or larger profitable trades than losing trades. During periods in which market behavior differs significantly from that analyzed to build the models, or periods where data inputs important to predicting price movements were not included in those analyzed to build the models, substantial losses are possible, and even likely.

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The performance summary set forth below is an outline description of how the Trust performed in the past trading in a wide variety of markets. The Trust’s futures and currency forward contract prices are marked-to-market every trading day, and the Trust’s trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Trust’s past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

2020

During 2020, the Trust achieved net realized and unrealized losses of $14,955,587 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $5,839,901, management fees of $594,605, administrative expenses of $904,901 and custody fees of $26,622 were paid or accrued. Interest income of $1,327,184 and Managing Owner commission rebate to Unitholders of $567,734 partially offset the Trust’s expenses resulting in a net loss after profit share to the Managing Owner of $20,426,698.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Currencies	3.17%
Energies	1.47%
Grains	1.00%
Interest rates	(3.89)%
Livestock	0.25%
Metals	0.55%
Softs	(0.20)%
Stock indices	(10.63)%

Total	(8.28)%

The Trust was unprofitable in 2020 as losses from trading equity, interest rate and soft commodity futures outdistanced profits from trading currency forwards and energy, grain, metal and livestock futures.

Economic activity and financial and commodity markets, which had been underpinned early in the year by the U.S.-China trade deal, accommodative global monetary policy and the election in Great Britain, collapsed as COVID-19 became a global pandemic. Market participants came to the realization that the measures to contain the disease would not last weeks or months, but would last for at least several quarters. As the scope and duration of the damage to global demand became evident, the selling of financial and commodity investments cascaded towards the end of the first quarter.

In response, strong, coordinated and unprecedented monetary and fiscal measures were implemented by countries across the globe. For example, in the U.S., the Federal Reserve (the “Fed”), during two emergency meetings in March, cut interest rates by 1.5% to nearly zero. At its September meeting, the Fed shifted to an average inflation targeting regime that set a higher bar for rates to be raised. The Fed also expanded its Quantitative Easing (“QE”), swap lines and other lending facilities beyond that seen during the Global Financial Crisis of 2008. A U.S. fiscal stimulus package measured at about 10% of gross domestic product (“GDP”) was approved on March 25 and added to two smaller packages announced early in March. In December, Congress approved further fiscal stimulus worth $900 million or 4% of GDP. A steady stream of similar policy actions were announced by monetary and fiscal authorities worldwide beginning in March and throughout the final three quarters of 2020. In 2020, there were 207 central bank interest rate cuts according to CBRates.com. According to Morgan Stanley, G4 Central bank balance sheets expanded by $13 trillion (29% of GDP) to $29 trillion and G4+BRIC government deficits expanded to 13.3% of GDP from 5.2% in 2019.

During the last three quarters of 2020, market sentiment improved significantly, coinciding with improvements in economic activity as economies cautiously reopened, and sporadic but increasingly encouraging news concerning the rapid development of COVID-19 therapies and vaccines, which culminated with initial vaccinations in the U.S. and Europe in December. However, this overall attitude improvement was muted periodically by: outbreaks of new COVID-19 variants, hotspots and lockdowns (such as the U.K. in December), the continuing statistical reports on unemployment and travel and tourism, persistent tensions between the U.S. and other western countries with China, uncertainty around the U.S. presidential and congressional elections, and Brexit talks, as markets saw episodic decelerations in economic momentum and turbulence.

During the first quarter, broad-based losses were sustained on long positions in U.S., Canadian, European, British, Japanese, non-Japanese Asian and emerging markets equity index futures and on a short VIX trade. While equity futures gains were widespread over the final three quarters of the year, those gains fell short of the first quarter losses. Overall, trading of European, British, non-tech U.S., Japanese, Australian, Korean, Singaporean, Thai, Indian and VIX index futures were unprofitable. On the other hand, long Chinese, Taiwanese and NASDAQ index futures positions were profitable.

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Entering 2020, interest rates had been firming on the basis of a modest improvement in the economic outlook. For example, the 10-year U.S. Treasury yield was near 1.90%. Then, as the pandemic struck, volatility soared and returns on government debt plunged erratically as market participants were buffeted by a variety of cross currents including: the pandemic’s actual and anticipated negative impact on global growth and inflation; increased demand for government debt; a rush for liquidity and U.S. dollars that at times led to a forced liquidation of government debt; central bank official rate cuts during March; and creation of numerous liquidity provision and QE programs designed to stabilize struggling financial markets globally. The U.S. 10-year yield fell to 0.54% on March 9, jumped to 1.19% nine days later, and closed at the end of March at 0.70%. Losses were sustained trading global note and bond interest rate futures. During the second quarter and the beginning of the third quarter, long interest rate futures positions were profitable as accommodative monetary policy, safe haven buying, declining inflation and shrinking economies kept downward pressure on interest rates. Then, after briefly dipping to a 2020 low just under 0.50% in early August, the U.S. 10-year yield moved higher in a saw-toothed manner through year-end, producing losses from trading interest rate futures. Concern about the ability of governments to trust fiscal deficits and debt, worries about the potential for future increases in inflation (underscored by the announcement of the Fed’s new average inflation targeting policy), and hope for a strong global economic rebound as vaccinations become widespread raised concerns about increasing inflation, rising long-term interest rates, and steepening yield curves. The U.S. 10-year yield closed 2020 at 0.93%. Overall for the year, trading of U.S., German, British, French, Australian and Canadian note and bond futures was unprofitable. On the other hand, long positions in short-term Eurodollar, U.K. sterling, Italian and Australian interest rate futures and in Italian bond futures produced profits partially offsetting losses, especially from early in 2020.

The U.S. dollar vacillated narrowly before spiking higher by 8-9% in mid-March corresponding to a pandemic-driven safe haven demand. Thereafter, from late March through year-end, the U.S. dollar fell about 13-15% in volatile trading, as market participants saw the pillars of dollar strength eroded. The interest rate differential that had previously favored the U.S. dollar collapsed and the Fed cut policy rates to nearly zero. Numerous other Fed programs, including expanded swap lines, reduced fears of a U.S. dollar shortage. The discussion and passage of a joint European fiscal program led to euro strength versus the U.S. dollar. Growth in China and throughout Asia led to gains for the renminbi and Asian currencies more generally. Uncertainty around the U.S. Presidential and Congressional elections also affected enthusiasm for the U.S. dollar. The Brexit agreement was a fillip for the pound. The November vaccine approvals and December start of vaccine distribution failed to stem the U.S. dollar decline. For the year, short U.S. dollar trades versus the euro, Singapore dollar, South African rand and a few other currencies were profitable. Long U.S. dollar positions against the Brazilian real and Turkish lira were profitable: both countries faced currency crises during the first half of 2020. Both long and short U.S. dollar positions relative to the Swiss franc, Russian ruble and British pound sterling were periodically profitable. A long euro/short Norway trade was profitable during the March collapse of oil. On the other hand, long U.S. dollar trades against the Japanese yen, Australian dollar, Canadian dollar, Norwegian kroner and Mexican peso registered partially offsetting losses, as did trading the U.S. dollar against the currencies of Poland, Sweden and Colombia.

Oil prices fell to their lowest levels in more than 20 years as demand collapsed as the pandemic spiked and supply surged in the face of the unrelenting price war between Saudi Arabia and Russia. The price of WTI crude oil, which had eased down from $61/barrel at the end of 2019 to about $54/barrel on February 20, plunged precipitously thereafter, dropping below $12/barrel near the end of April—after briefly falling below zero in mid-April. Consequently, short positions in Brent crude, WTI crude, RBOB gasoline, London gas oil, heating oil and natural gas were highly profitable, particularly in March. During the final three quarters of the year, trading of energy futures produced partially offsetting losses. Supply reductions from Organization of the Petroleum Exporting Countries (“OPEC+”) via agreement and from non-OPEC+ producers put a floor under the market and helped the price rise sharply to nearly $40/barrel in early June. From June through October, crude oil prices vacillated in the $36-43/barrel range as production control efforts and signs of economic reopening undergirded prices while the demand destruction partially caused by the COVID-19 pandemic restrained any upward impulse. However, during November and December, the development, approval and start of COVID-19 vaccinations globally, the passage of a relief package in the U.S., a final Brexit Trade agreement and U.S. election results drove prices toward $50/barrel, even as OPEC+ slightly loosened its production constraints. On balance, trading of Brent crude oil, WTI crude oil, RBOB gasoline, and London gas oil was profitable. Short natural gas positions were profitable early in 2020 as the pandemic reduced demand and again later in the year as warmer than normal weather impacted prices. Meanwhile, trading of heating oil posted partially offsetting losses.

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Grain trading was fractionally profitable despite volatile prices influenced by the pandemic, the weakening U.S. dollar, inventory questions and drought worries late in year. Early in the year, a short soybean position was profitable as prices fell in response to sizable inventories and a pandemic-related China trade slowdown. During the fourth quarter, long soybean, soybean meal and soybean oil trades were profitable when revived Chinese demand, the falling U.S. dollar and weather concerns impacted grain prices. Meanwhile, short wheat trades produced partially offsetting losses, particularly late in the year when prices jumped higher on drought worries for Brazil, Argentina, the Black Sea region and parts of the U.S.

Trading of metal futures was fractionally profitable. A long gold trade was profitable during the January-April period due to safe haven demand and again at year end in response to a weakening U.S. dollar. Long London zinc and copper trades during the fourth quarter were also somewhat profitable. On the other hand, trading of silver and a short New York copper position during the April-August time frame produced partially offsetting losses.

Finally, the small profit from trading live cattle largely offset the small losses sustained from a short sugar position and trading coffee.

2019

During 2019, the Trust achieved net realized and unrealized gains of $12,434,370 from its trading operations (including foreign exchange transactions and translations). Brokerage and custodial fees of $8,081,248, management fees of $637,980, administrative expenses of $1,178,834 and custody fees of $30,206 were paid or accrued. The Trust allocated $348,815 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $3,656,672 and Managing Owner commission rebate to Unitholders of $560,036 partially offset the Trust expenses resulting in net income after profit share to the Managing Owner of $6,373,995.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Currencies	(2.39)%
Energies	(3.11)%
Grains	0.83%
Interest rates	6.43%
Livestock	(0.03)%
Metals	(0.31)%
Softs	(0.31)%
Stock indices	6.74%

Total	7.85%

The Trust was profitable during 2019 as gains from trading equity futures, interest rate futures and, to a lesser extent, grain futures far outdistanced losses from trading energy futures and foreign exchange forwards. Trading of metal and soft commodity futures was also slightly unprofitable.

Financial and commodity market participants rode a risk roller coaster during the year. Risk appetites receded in the face of an escalation of the U.S.-China trade war, evidence of slowing global growth and trade, rising Brexit uncertainty, mounting political confrontation in the U.S., and increasing geopolitical tension—e.g. in Hong Kong, Japan, Korea, India, Iran, Saudi Arabia, Iraq, Russia, and across South America and Continental Europe. On the other hand, whenever these factors calmed or whenever global central banks, led by the Federal Reserve and European Central Bank (“ECB”), would ease their policy stances, risk appetites would expand.

During the first eight months of 2019 indications of slowing growth globally, slackening inflation pressures in Europe, China and the U.S. and persistent uncertainties around Brexit and U.S.-China trade negotiations led to a dovish policy pivot by global central banks—especially the Federal Reserve and ECB. Indeed, in 2019 there were 130 official rate cuts versus just 21 rate increases. The Trust saw an increased demand for government notes and bonds, declining yields, and profits from long interest rate futures positions, even though during August some model-driven countertrend trades generated sizable losses. The U.S. 10-year government bond yield fell from 2.69% on 12/31/2018 to 1.47% on 9/3/2019. Subsequently, however, as the trade war between the U.S. and China calmed and a phase one deal was reached; as Boris Johnson led a Conservative landslide victory in the U.K. and the fear of a “no deal” Brexit receded; and as the world growth outlook steadied, global interest rates recovered in a saw-toothed manner from the lows reached late in the summer, closing the year at 1.92%. Ultimately, short interest rate futures positions were profitable. Overall, trading of German, French, Italian, British, and, to a lesser extent, Japanese and Australian interest rate futures were profitable.

Trading of equity futures was profitable in 2019 even though equity markets were buffeted by opposing forces during the year. On the one hand, there was the persistent positive influence from more accommodative global monetary policy and, late in the year, from supportive fiscal policy initiatives, particularly out of Asia. On the other hand, there were negative influences periodically from global growth worries, trade tensions, Brexit uncertainty and geopolitical unrest, although these negative influences did abate in the fourth quarter. Overall, long positions in U.S., U.K., European, Japanese, Australian, Taiwanese, Singaporean and Korean stock index futures were profitable, particularly later in the year. A short vix trade was also quite profitable. Meanwhile, long positions in Hong Kong and Chinese futures and trading of the U.S. Russell and mid-cap indices posted losses.

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Ample supplies, trade disputes, and African swine fever reduced the demand for feed grains and weighed on grain prices for much of 2019. Short corn and soybean positions were profitable, especially in July and August. Corn and soybean prices were lifted for a time in May and June and long soybean and corn positions were profitable in those months. Meanwhile, a short wheat trade and a long soybean meal position each registered small losses.

The U.S. dollar traded fitfully in a 3 ½% range during 2019, and performance was mixed but overall unprofitable. At times, the dollar was supported by solid U.S. growth, safe haven demand, high relative interest rates, and global political uncertainties. At other times, however, worries that growth was slowing, declines in U.S. market interest rates, Federal Reserve cuts to official interest rates, and a favorable resolution of the aforementioned political difficulties would weigh on the U.S. currency. The stabilization of the global economic outlook during the last four months of 2019 coincided with a reduced demand for the U.S. dollar which fell from its 2019 high reached in September. On balance, trading the dollar versus the currencies of Australia, Great Britain, Brazil, Canada, Japan, Korea, Mexico, New Zealand, Norway, South Africa and the euro were unprofitable. Conversely, dollar trading against the Chilean, Indian, Swiss, Swedish, Turkish and Singaporean currencies was profitable.

Energy prices, as represented by WTI crude oil, were quite volatile throughout 2019. WTI crude, which had closed 2018 near $45/barrel, rebounded over the first four months of 2019 to about $66/barrel on April 23. Prices were underpinned by news that the U.S. would end waivers on Iranian crude oil exports, by the continued Organization of the Petroleum Exporting Countries (“OPEC”) effort to curtail production, and by the impact of the Libyan crisis on oil production. However, as the economic outlook deteriorated and as U.S. shale production pushed U.S. crude inventories to 2 year highs, the WTI price fell over 20% to a 5-month low near $51/barrel in mid-June. Thereafter, WTI experienced numerous sharp swings in a $51-61/barrel range. Heightened U.S.-Iran tensions pushed prices sharply higher at the start of the summer; then in August, prices depressed among increased U.S.-China trade tensions and global growth worries; they soared again in mid-September after the apparently devastating attack on Saudi production and export facilities; and collapsed later that month when after-attack reports showed the actual damage to be easily managed. Finally during the fourth quarter, crude prices rose once more among improved U.S.-China prospects. Consequently, trading of WTI crude, Brent crude, London gas oil, and heating oil were unprofitable. On the other hand, a short natural gas position was slightly profitable—largely in Nov—as ample supplies, evidenced by an 8-year high in European inventories, depressed prices even as we entered the winter heating season.

Trading of metal futures was slightly unprofitable as small losses from trading copper, gold and nickel outweighed small gains from trading aluminum, zinc, platinum and silver. Trading of soft commodity futures was also marginally unprofitable with small losses from trading coffee, sugar and cotton.

2018

During 2018, the Trust achieved net realized and unrealized gains of $3,620,317 from its trading operations (including foreign exchange transactions and translations). Brokerage and custodial fees of $9,946,220, management fees of $560,465, administrative expenses of $1,041,158 and custody fees of $34,453 were paid or accrued. The Trust allocated $68,133 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $3,066,530 and Managing Owner commission rebate to Unitholders of $627,923 partially offset the Trust’s expenses resulting in a net loss after profit share to the Managing Owner of $4,335,659.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Currencies	0.08%
Energies	8.43%
Grains	0.62%
Interest rates	1.54%
Livestock	(0.06)%
Metals	(1.47)%
Softs	0.16%
Stock indices	(6.50)%
Total	2.80%

Although experiencing a net loss in 2018 after taking into account Trust expenses and after profit share to the Managing Owner, the Trust realized modest gains from its trading operations in 2018 as first quarter losses, driven largely by the January – February global equity selloff, were outweighed by gains realized during the last ten months of the year. Sizable profits from trading energy futures and, to a lesser extent, from trading interest rate, soft and agricultural commodity futures and currency forwards outdistanced losses from trading stock index and metal futures.

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The year opened optimistically with signs of expanding, synchronized global growth, but closed pessimistically amid mounting concerns about a synchronized growth deceleration. Indicative of this change were readings from the composite index of global manufacturing activity produced by JPMorgan Chase & Co. and IHS Markit that stood at a 27-month low of 51.5 in December after reaching a six year high of 54.5 in January 2018. The dramatic change in outlook reflected several shifts that emerged during the year including: a move from quantitative easing toward quantitative tightening by global monetary authorities; the rising tide of trade protectionism, especially between the U.S. and China; mounting political turmoil in Europe including Brexit, the European Union-Italy deficit squabble, France’s “yellow vests” demonstrations, Germany’s leadership changes, and the simmering Spain-Catalonia independence struggle; and increasing tensions between the Trump administration and the U.S. Congress following the November elections in the U.S. Unsettled conditions in world energy markets also contributed to the deterioration of the growth outlook. These factors, combined with reduced global liquidity, increased high frequency algorithmic trading and the declining role of traditional market makers, led to increasing volatility during the year across most, if not all, financial and commodity markets.

Energy trading was highly profitable during the year even as energy prices swung wildly. For example, Brent crude prices started the year at about $66/barrel, climbed to nearly $80/barrel in late May, fell to $71/barrel in mid-August, rose again to more than $86/barrel on October 3rd and then plunged under $50/barrel in December. Conflicting forces were at work throughout the year. The production control agreement signed by OPEC, the U.S. decision to pull out of the Joint Comprehensive Plan of Action agreement with Iran, the implosion of the Venezuelan economy, Libyan oil production difficulties, and the January – September decline in U.S. inventories negatively impacted energy supplies and underpinned prices. Alternatively, rising shale production that pushed U.S. output to a record 11.7 million barrels per day (mb/d) by late in the year; the June relaxation of OPEC’s production restraint agreement that allowed Saudi Arabia and Russia to push their outputs to record levels of 11.2 and 11.4 mb/d, respectively; and the surprising U.S. announcement in November of 6-month waivers of sanctions for purchasers of Iranian crude flooded the market with supply, at first constraining price increases but ultimately leading to the fourth quarter price collapse. Evidence of slowing global growth also depressed prices. Not even the announcement in December that OPEC would re-impose production cuts in January arrested the declines. Generally speaking, long positions in Brent crude, WTI crude, RBOB gasoline and London gas oil during the first three quarters of 2018 and short positions in these markets in November and December were highly profitable. A long U.S. natural gas position was also very profitable in November as seasonal demand pushed prices higher. Trading of heating oil was slightly unprofitable due to a long position in October and November.

Interest rate futures were buffeted by clashing forces during the year. On the one hand, indications that global central banks, especially the Fed, European Central Bank (the “ECB”), Bank of England and Bank of Japan, were pulling back on monetary accommodation led to firming interest rates and falling prices of interest rate futures. On the other hand, higher U.S. interest rates, a rising U.S. dollar, global trade frictions, and political uncertainties sparked tumult in emerging markets, including Turkey, Brazil Argentina, Mexico and Indonesia, triggering growth concerns, capital flight and safe haven demand for government securities. Similarly, worries that political turmoil in Europe could impede European growth triggered periodic safe haven demand that drove interest rates off their highs. Strong demand from central banks, pension funds and insurance-related buyers for high quality government debt, particularly when yields reached attractive levels, added to the price rallies. Finally, increased equity and credit market volatility globally, and subdued actual inflation statistics also underpinned demand for government securities. Overall, long positions in German, French, Japanese, Australian and Canadian note and bond futures were profitable. Trading the U.S. ultra-bond was fractionally positive too. On the other hand, trading of U.S. 2-, 5- and 10-year notes and short-term Eurodollar futures produced partially offsetting losses. A long Italian bond trade was unprofitable in May when yields rose sharply in the wake of post-election turmoil. Long positions in British interest rate futures were unprofitable, particularly early in the year when rates increased due to rising global growth.

Short soybean, wheat and corn trades were profitable, especially in June as Chinese tariffs and ample supplies weighed on prices. Short coffee and sugar positions were each slightly profitable during the January – August time frame, while trading of cocoa produced a partially offsetting loss.

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While the U.S. dollar did advance during 2018, the gain did not occur in a straight line, but rather, was interspersed with periods of volatile sideways market action. The U.S. dollar, which had been on an upswing entering 2018—as measured by the Bloomberg dollar index (BBDXY) —fell about 4% from January 1 through mid-April, then strengthened in a halting manner by about 8% during the final eight months of the year. In general, the more hawkish stance by the Fed relative to other major central banks and solid U.S. growth and corporate profits underpinned the U.S. dollar. Idiosyncratic trade, current account deficit, fiscal deficit, foreign debt and political problems in a number of emerging economies, including Turkey, Brazil, India and Argentina among others, further buoyed the U.S. dollar. Increased demand in the wake of periodic European political uncertainties also supported the U.S. currency. Long U.S. dollar trades versus the Brazilian real, British pound, euro, Norwegian krone, Swedish krona, Korean won, and Israeli shekel were profitable. A long U.S. dollar/short Turkish lira position was profitable through August, and a short U.S. dollar/long Turkish lira trade was profitable after Turkish interest rates were boosted to support the currency. On the other hand, there were a number of idiosyncratic currency movements that produced losses. Long U.S. dollar trades versus the Japanese yen and Swiss franc—perhaps safer safe havens than the U.S. dollar—were unprofitable. The New Zealand and Australian dollars, which had been shorted significantly as trade tensions between the U.S. and China escalated, rebounded sharply on short covering prior to the November G-20 conference in hopes that the Trump-Xi talks would lead to reduced tensions going forward. Somewhat better than expected economic data from both countries and less dovish local central bank statements supported the short covering during the fourth quarter. As a result, long U.S. dollar positions against both these currencies were unprofitable. Trading the U.S. dollar against the Mexican peso was unprofitable, particularly around the Mexican election in July, and after the United States-Mexico-Canada Agreement or “USMCA” was agreed in October. Trading of the South African rand versus the U.S. dollar and of the euro against other European currencies was also unprofitable.

Equity markets were increasingly volatile in 2018 due to decreased global liquidity, increased algorithmic trading, increasing trade protectionism and signs of slowing global growth, particularly late in the year. Rising U.S. interest rates and a strong U.S. dollar dented enthusiasm for emerging market equities. Mounting political turmoil dampened investor interest in European equities. Escalating trade tension between the U.S. and China, and Chinese government efforts to rein in excessive debt and to control environmental damage combined to slow China’s growth and led to sharp selloffs in Chinese and other Asian equities. U.S. equities wilted, especially late in the year, under the weight of worsening trade tensions and persistent Fed tightening. In this environment, long positions in U.S., Canadian, British, German, Swedish, Japanese, and Australian stock futures were unprofitable, particularly during the sharp January – February and fourth quarter declines. Trading of the VIX future and Spanish, Korean and Indian equity futures were also unprofitable. Meanwhile, short positions Dutch, French, Italian, Chinese, Hong Kong, Taiwanese, South African and MSCI EAFE stock index futures posted partially offsetting gains, especially during the year-end selloff. At times, long positions in Dutch, French and Taiwanese equity futures also posted gains.

During 2018, metals prices were impacted by a variety of factors including tariffs and other trade disruptions, U.S. sanctions on Russia, political turmoil in producing regions, a shifting mix of the number of cars powered by gas, diesel and electric motors, a generally rising dollar and the shift from global growth to global slowdown. Trading of industrial metals, especially copper and aluminum, was unprofitable. In addition, late in the year, short gold and silver positions were unprofitable and were reduced as a slightly weaker dollar and global economic and political uncertainties boosted the prices of precious metals.

Liquidity and Capital Resources

Units may be offered for sale as of the beginning, and may be redeemed as of the end, of each month.

The amount of capital raised for the Trust should not have a significant impact on its operations, as the Trust has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and charges. Within broad ranges of capitalization, the Managing Owner’s trading positions should increase or decrease in approximate proportion to the size of the Trust.

The Trust raises additional capital only through the sale of Units and capital is increased through trading profits (if any). The Trust does not engage in borrowing.

The Trust trades futures, forward and spot contracts, and may trade swap and options contracts, on interest rates, commodities, currencies, metals, energy and stock indices. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). Market risk is generally to be measured by the face amount of the futures positions acquired and the volatility of the markets traded. The credit risk from counterparty non-performance associated with these instruments is the net unrealized gain, if any, on these positions plus the value of the margin or collateral held by the counterparty. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In most OTC transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin or collateral in the OTC markets.

29

The Managing Owner has procedures in place to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures primarily focus on: (1) real time monitoring of open positions; (2) diversifying positions among various markets; (3) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be substantially higher; and (4) prohibiting pyramiding – that is, using unrealized profits in a particular market as margin for additional positions in the same market. The Trust controls credit risk by dealing exclusively with large, well-capitalized financial institutions as brokers and counterparties.

The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures, forward and spot contracts or the Trust’s satisfaction of the obligations may exceed the amount recognized in the Statement of Financial Condition of the Trust.

Due to the nature of the Trust’s business, substantially all its assets are represented by cash, cash equivalents and U.S. government obligations, while the Trust maintains its market exposure through open futures, forward and spot contract positions.

The Trust’s futures contracts are settled by offset and are cleared by the exchange clearinghouse function. Open futures positions are marked to market each trading day and the Trust’s trading accounts are debited or credited accordingly. Options on futures contracts are settled either by offset or by exercise. If an option on a future is exercised, the Trust is assigned a position in the underlying future which is then settled by offset. The Trust’s spot and forward currency transactions conducted in the interbank market are settled by netting offsetting positions or payment obligations and by cash payments.

The value of the Trust’s cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Trust’s debt securities to decline, but only to a limited extent. More important, changes in interest rates could cause periods of strong up or down market price trends, during which the Trust’s profit potential generally increases. However, inflation can also give rise to markets which have numerous short price trends followed by rapid reversals, markets in which the Trust is likely to suffer losses.

The Trust’s assets are generally held as cash or cash equivalents, including short-term U.S. government obligations, which are used to margin the Trust’s futures and forward currency positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to limited open interest in certain futures markets or to daily price fluctuation limits, which are inherent in the Trust’s futures and forward trading, the Trust’s assets are highly liquid and are expected to remain so. During 2020, the Trust experienced no meaningful periods of illiquidity in any of the numerous markets traded by the Managing Owner.

Critical Accounting Estimates

The Trust records its transactions in futures, forward and spot currency contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange are valued at fair value, which is based on the closing settlement price on the exchange where the futures contract is traded by the Trust on the day with respect to which Net Assets are being determined. Open swap contracts are recorded at fair value based on the closing settlement price for equivalent or similar futures positions that are traded on an exchange on the day with respect to which Net Assets are being determined. Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments. The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which Net Assets are being determined. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Trust may be in between these periods.

The Managing Owner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. The Managing Owner will also compare the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations of the Trust, the Managing Owner believes that the estimates utilized in preparing the Trust’s financial statements are appropriate and reasonable, however actual results could differ from these estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The Managing Owner further believes that, based on the nature of the business and operations of the Trust, no other reasonable assumptions relating to the application of the Trust’s critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

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Off-Balance Sheet Arrangements

The Trust does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Trust does not enter into any contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect its liquidity or capital resources. The Trust’s sole business is trading futures, forward and spot currency contracts, both long (contracts to buy) and short (contracts to sell). The Trust may also engage in trading swaps. All such contracts are settled by offset, not delivery. Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Trust for less than four months before being offset or rolled over into new contracts with similar maturities. The Trust’s Financial Statements present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of the Trust’s open future and forward currency contracts, both long and short, at December 31, 2020 and 2019.

Quantitative And Qualitative Disclosures About Market Risk

Introduction

Past Results Are Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.

Market movements result in frequent changes in the fair market value of the Trust’s open positions and, consequently, in its earnings and cash flow. The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust can rapidly acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Trust’s speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust’s experience to date (i.e., “risk of ruin”). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust’s losses in any market sector will be limited to Value at Risk or by the Trust’s attempts to manage its market risk.

Materiality, as used in this section “Quantitative and Qualitative Disclosures about Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust’s market sensitive instruments.

Quantifying the Trust’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

The Trust’s risk exposure in the various market sectors traded by the Managing Owner is quantified below in terms of Value at Risk. Due to the Trust’s mark-to-market accounting, any loss in the fair value of the Trust’s open positions is directly reflected in the Trust’s earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed 95-99% of the maximum one day losses in the fair value of any given contract incurred during the time period over which historical price fluctuations are researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one day price fluctuation.

The Trust calculates Value at Risk for forward currency contracts that are not exchange traded using exchange maintenance margin requirements for equivalent or similar futures positions as the measure of Value at Risk.

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In quantifying the Trust’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Trust’s positions are rarely, if ever, 100% positively correlated have not been reflected.

The Trust’s Trading Value at Risk in Different Market Sectors

The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Trust’s open positions by market category for the fiscal years ended December 31, 2020 and 2019. During fiscal years 2020 and 2019, the Trust’s average total capitalization was approximately $128 million and $165 million, respectively.

Fiscal Year 2020
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk

Currencies	$3.7	2.8%	$5.3	$2.8
Energies	$1.5	1.2%	$2.4	$1.0
Grains	$0.4	0.3%	$0.5	$0.2
Interest Rates	$4.2	3.3%	$5.8	$2.6
Livestock	$0.0	0.0%	$0.0	$0.0
Metals	$1.0	0.8%	$1.4	$0.5
Softs	$0.2	0.2%	$0.2	$0.2
Stock Indices	$5.0	3.9%	$6.9	$2.3

Total	$16.0	12.5%

Fiscal Year 2019
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk

Currencies	$5.5	3.3%	$6.9	$4.0
Energies	$1.6	1.0%	$2.2	$1.3
Grains	$0.6	0.4%	$0.8	$0.5
Interest Rates	$2.8	1.7%	$3.0	$2.6
Livestock	$0.0	0.0%	$0.1	$0.0
Metals	$0.7	0.4%	$1.1	$0.5
Softs	$0.3	0.2%	$0.4	$0.2
Stock Indices	$7.3	4.4%	$8.2	$6.1

Total	$18.8	11.4%

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts during the fiscal year. Average capitalization is the average of the Trust’s approximate capitalization at the end of each month during the fiscal years 2020 and 2019. Dollar amounts represent millions of dollars.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally range between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust. The magnitude of the Trust’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Trust to incur severe losses over a short period of time. The foregoing Value at Risk table — as well as the past performance of the Trust — give no indication of this “risk of ruin.”

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

The Trust also has non-trading cash flow risk as a result of holding a substantial portion (approximately 90%) of its assets in U.S. Treasury notes and other short-term debt instruments (as well as any market risk they represent) for margin and cash management purposes. Although the Managing Owner does not anticipate that, even in the case of major interest rate movements, the Trust would sustain a material mark-to-market loss on its securities positions, if short-term interest rates decline so will the Trust’s cash management income. The Trust also maintains a portion (approximately between 5% and 10%) of its assets in cash and in a U.S. government securities and related instruments money market fund. These cash balances are also subject (as well as any market risk they represent) to cash flow risk, which is not material.

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Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust’s market risk exposures—except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Managing Owner manages the Trust’s primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Trust’s primary market risk exposures as well as the strategies used and to be used by the Managing Owner for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.

There have been no material changes in the qualitative disclosures about market risks since the end of fiscal year 2020.

The following were the primary trading risk exposures of the Trust as of December 31, 2020, by market sector (see pages 16-17 for a complete list of futures, forward and spot contracts traded).

Interest Rates. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the U.K., the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other nations. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Currencies. Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates — e.g., positions between two currencies other than the U.S. dollar.

Stock Indices. The Trust’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

Metals. The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Agricultural. The Trust’s primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Energy. The Trust’s primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the only non-trading risk exposures of the Trust as of December 31, 2020.

Foreign Currency Balances. The Trust’s primary foreign currency balances are in Australian Dollars, British Pounds, Canadian Dollars, Euros, Japanese Yen, Korean Won, Malaysian Ringgit, Swiss Francs and Thai Bhat. To the extent possible, the Trust controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars (no less frequently than twice a month).

Securities Positions. The Trust’s only market exposure in instruments held other than for trading is in its securities portfolio. The Trust holds only cash or interest-bearing, credit risk-free, short-term paper — typically U.S. Treasury instruments with durations no longer than 1 year. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Trust’s securities, although substantially all of these short-term instruments are held to maturity.

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Qualitative Disclosures Regarding Means of Managing Risk Exposure

The Managing Owner attempts to control risk through the systematic application of its trading method, which includes a multi-system approach to market return and execution cost forecasting, an analysis of market volatility, the application of certain money management principles, which may be revised from time to time, and adjusting leverage or portfolio size. In addition, the Managing Owner limits its trading to markets which it believes are sufficiently liquid in respect of the amount of trading it contemplates conducting.

The goal of the Managing Owner’s research has been to develop and select a mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range while allowing exposure to profitable opportunities.

Over more than 50 years, the Managing Owner has developed hundreds of trading systems. These trading systems generate buy or sell decisions in a particular market based on the analysis of a range of quantitative data, and the interactions of such data, in the particular market or in markets in general.

Of course, systems can be materially different — better in some periods and worse in others. Some of the main distinguishing characteristics include: the time frame over which systems work (e.g., intra-day to longer-term); the granularity of data fed into them (e.g., tick data to daily, weekly or monthly frequencies); the amount of historical data used to learn the market structure (e.g., several years to several decades); the statistical methods used to make forecasts; the type of data (e.g., price, price-derivative, fundamental and other quantitative data); and the source of data (e.g., cash, futures, forward, option or equity markets-generated data or government-, industry- or company-level generated statistical information). No single system will work all the time. Therefore, the Managing Owner’s objective is to have several systems operating in conjunction with one another.

When arriving at the portfolio allocation, the Managing Owner generally seeks maximum diversification subject to liquidity and sector concentration constraints and subject to the mandate of the strategy. Each market is traded using a diversified set of model inputs, which may be optimized for groups of markets, sectors or specific markets. The markets traded and allocations are reviewed at least monthly, although changes may occur more or less frequently. The following factors, among others, are considered in constructing a universe of markets to trade for the Trust: profitability, liquidity of markets, professional judgment, desired diversification, transaction costs, exchange regulations and depth of market. The current allocation to any market in the Trust’s portfolio does not exceed 3% of total market exposure, measured by risk allocation.

Risk is a function of both price level and price volatility. The Managing Owner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market. Market exposure is then managed by position-sizing models, which measure the risk in the portfolio’s position in each market. In the event the position-sizing model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases, subject to certain caps. The Managing Owner’s position-sizing models seek to maintain overall portfolio risk and distribution of risk across markets within designated ranges. The position-sizing model manages the position traded by each of the (directional) trading systems discussed above.

In addition, the Managing Owner’s risk management focuses on certain money management principles applicable to the portfolio as a whole and also to individual markets. The first principle is portfolio diversification, which attempts to improve the quality of profits by reducing volatility.

Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower and (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market.

Another important risk management function is the careful control of leverage or total portfolio exposure. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over multiple years to determine the portfolio’s simulated risk and return characteristics as well as the simulated worst case drawdown experienced by the portfolio in the simulation period. The simulated worst case drawdown, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the simulated drawdown too severe or the portfolio’s simulated volatility too high, it can set the leverage level of the actual portfolio accordingly so as to reduce the total portfolio exposure. There are, however, no restrictions on the amount of leverage the Trust may use at any given time.

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The Managing Owner

Millburn Ridgefield Corporation

The Managing Owner, Millburn Ridgefield Corporation, is a Delaware corporation operating in New York, New York, organized in May 1982 to manage discretionary accounts in futures and forward markets. It is the corporate successor to a futures trading and advisory organization that has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971. As of March 1, 2021, the Managing Owner, together with its affiliates, was managing approximately $6.1 billion in commodity and financial futures, currencies and other alternative strategies in non-proprietary accounts.

The value of the Managing Owner’s investment in the Trust as of March 1, 2021 was $2,873,452. As of the same date, the aggregate value of the Managing Owner’s principals’ and their family members’ investments in the Trust was $2,007,531.

Background and Management

The Managing Owner has been registered with the CFTC as a CPO since July 1, 1982 and as a CTA since September 13, 1984 and has been a member of the National Futures Association (“NFA”) since July 1, 1982.  The Managing Owner registered with the CFTC as a “swap member” effective December 26, 2012. The Managing Owner is the successor to the trading advisory and CPO functions of Millburn Partners and CommInVest Research Limited Partnership (“CommInVest”), each of which served as the general partners of various commodity pools. The Managing Owner is also the successor to The Millburn Corporation, a former affiliate of the Managing Owner that, prior to January 1, 2019, performed certain administrative and operating functions for the Managing Owner, including research, trade order entry, technology, operations, marketing, accounting, tax, legal, compliance, human resources and administration services.  On December 31, 2018, The Millburn Corporation merged with and into the Managing Owner which now performs for itself the functions formerly performed by The Millburn Corporation. Millburn International, LLC was formed on November 18, 2010, and Millburn Asia, LLC (together with Millburn International, LLC, “Millburn International Group”) was formed on November 3, 2014. Millburn International Group and their subsidiaries provide information regarding the Managing Owner and its strategies and certain investor and other services on behalf of the Managing Owner in connection with the Managing Owner’s international activities.  ShareInVest Research L.P. (“ShareInVest”), a former affiliate of the Managing Owner, managed U.S. small capitalization growth stock hedge funds and ceased operations as of December 31, 2007.  The registration of the Managing Owner with the CFTC must not be taken as an indication that such agency has recommended or approved either the Managing Owner or the Trust.

The core of the Managing Owner’s business centers on its Systematic Futures & Currency Investment Process (the “Investment Process”). The Investment Process is overseen by the Managing Owner’s Investment Committee, which includes four of the Managing Owner’s senior principals. The Investment Process includes, among other functions, system design, modeling, research, data management, system implementation, trade order entry, market intelligence and the Managing Owner’s risk management processes. This Investment Process is responsible for deploying portfolio risk across markets, strategies and models.

The Managing Owner was among the first systematic money managers to begin building a comprehensive in-house computerized database of cleaned and time-stamped pricing and market-related data pertaining to instruments traded by its portfolios. This database has been enhanced and updated continuously since its introduction in 1975, but includes data from several decades before that time. Over the years, with advancements in software and storage technology, the database has been expanded to include terabytes of tick and other data. The Managing Owner utilizes third-party software packages to collect this data efficiently and has developed several proprietary software tools that it believes enhance its ability to filter the data and generate simulations, trading signals and new trading models. Data robustness is supported by multiple data feeds from independent third-party vendors and by the continuous backup and redundancy of data between the two different geographical locations, a primary and a backup site, each with independent generators.

Other key components of the Managing Owner’s Investment Process include trade execution and market intelligence. Currently, most of the Managing Owner’s trades in the futures markets are executed electronically. The Managing Owner believes electronic trading has been instrumental in making the trading operation more efficient and cost effective. The Managing Owner’s experienced trading team provides meaningful feedback to the research team which is critical in the monitoring of markets (e.g., liquidity, credit and sovereign issues), the development of trading algorithms and/or utilization of brokers’ trading algorithms.

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The Managing Owner’s back office infrastructure supports the Managing Owner’s Investment Process. The infrastructure consists of legal, compliance, fund accounting, tax, technology, marketing, human resources and administrative departments. The Managing Owner has a strong focus on internal controls and risk management, and ensures that all accounts are reconciled in a timely manner. Portfolios are priced using independent pricing sources, assets are safeguarded at independent counterparties and the Managing Owner strives to maintain adequate separation of duties among employees. A suite of risk management tools is used to monitor various items such as counterparty credit risk, liquidity in the markets traded, targeted risk levels, margin and performance attribution.

In addition to the back office infrastructure provided by the Managing Owner, the Trust has engaged SS&C (USA) Inc., a third-party asset servicing provider (the “Verification Agent”), to, among other things, independently price the Trust’s portfolio, or verify the Managing Owner’s valuations, verify the existence of assets, cash balances and counterparty balances, calculate counterparty exposures, verify the Managing Owner’s calculation of fees and allocations, verify the Managing Owner’s calculation of Net Assets and provide monthly reports related to the foregoing.  The agreement between the Trust and the Verification Agent may be terminated by either party for cause or upon 90 days’ notice. The Trust reimburses the Verification Agent for expenses that the Verification Agent incurs on the Trust’s behalf and pays the Verification Agent a monthly fee in arrears equal to the higher of: (1) 1/12 of 0.004% of the month-end Net Assets of the Trust and (2) $2,500. Such expenses and fees are considered a part of the routine legal, accounting, administrative, printing and similar costs associated with the Trust’s day-to-day operations, which in addition to ongoing offering costs, are not expected to exceed 0.80 of 1% of the Trust’s average month-end Net Assets in any given year, assuming Trust assets of $105,000,000.

Communication between the Managing Owner and the Trust’s investors is maintained primarily by the investor services department, which provides investors with insight into the trading methodology, current market conditions and performance of their investments.

The background of each of the principals and senior officers of the Managing Owner and its affiliates who perform services on the Managing Owner’s behalf is set forth below. The principals of the Managing Owner responsible for investment decisions and/or business operations on behalf of the Trust are Barry Goodman, Grant N. Smith, Gregg R. Buckbinder and Harvey Beker.

Barry A. Goodman, age 63. Mr. Goodman is Co-Chief Executive Officer and Executive Director of Trading of the Managing Owner, and serves as a member of the Managing Owner’s Investment Committee. Mr. Goodman plays an integral role in business and product development, and in the strategic direction of the firm as a whole. Mr. Goodman joined the Managing Owner (including its former affiliate The Millburn Corporation) and Millburn Partners in November 1982 as Assistant Director of Trading and thereafter served as Executive Vice President of the Managing Owner and The Millburn Corporation until November 1, 2015. Mr. Goodman has since served as Co-Chief Executive Officer and Executive Director of Trading of both entities with his affiliation with The Millburn Corporation ceasing on December 31, 2018 upon the merger of The Millburn Corporation into the Managing Owner. His responsibilities include overseeing the firm’s trading operations and managing its trading relationships, as well as the design and implementation of trading systems. From September 1980 through October 1982, he was a commodity trader at the brokerage firm of E. F. Hutton & Co., Inc. (“E.F. Hutton”). At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. Mr. Goodman graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. Mr. Goodman has also served as President and a Director of each entity in Millburn International Group since inception. Mr. Goodman became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the Managing Owner effective December 19, 1991, May 23, 1989 and January 14, 2013, respectively. He became a partner in ShareInVest in January 1994. Mr. Goodman was a listed Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

Grant N. Smith, age 69. Mr. Smith is Co-Chief Executive Officer and Chief Investment Officer of the Managing Owner, and serves as a member of the Managing Owner’s Investment Committee. He is responsible for overseeing departments that design, test and implement quantitative trading strategies, as well as plan and implement the firm's computer infrastructure. He received a B.S. degree from the Massachusetts Institute of Technology (“MIT”) in 1974 and an M.S. degree from MIT in 1975. While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with the Managing Owner and its affiliates since that time. Mr. Smith served as the Executive Vice President of the Managing Owner and The Millburn Corporation until November 1, 2015 and as the Director of Research of both such entities until May 31, 2016. He has since served as the Co-Chief Executive Officer and Chief Investment Officer of both entities with his affiliation with The Millburn Corporation ceasing on December 31, 2018 upon the merger of The Millburn Corporation into the Managing Owner. He has also served as a Director of each entity in Millburn International Group since inception, where he, along with the other Directors of each of those entities, is responsible for its overall management. Mr. Smith became listed as a Principal of the Managing Owner effective December 19, 1991. Mr. Smith also became a partner in ShareInVest in January 1994. He also was listed as a Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

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Gregg R. Buckbinder, age 62. Mr. Buckbinder is President and Chief Operating Officer of the Managing Owner. He joined the Managing Owner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P., an investment management firm, where he was responsible for the operation, administration and accounting of the firm’s merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. Mr. Buckbinder graduated cum laude from Pace University (“Pace”) in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Buckbinder served as Senior Vice-President of the Managing Owner and The Millburn Corporation until November 1, 2015, the Chief Financial Officer of the Managing Owner until February 1, 2020, and has since served as the President and Chief Operating Officer of both entities with his affiliation with The Millburn Corporation ceasing on December 31, 2018 upon The Millburn Corporation’s merger into the Managing Owner. Mr. Buckbinder has also served as Senior Vice President, Chief Operating Officer and a Director of each entity in Millburn International Group since inception. Mr. Buckbinder became listed as a Principal of the Managing Owner effective February 5, 1999. He became listed as a Principal of The Millburn Corporation effective March 23, 1998 until January 17, 2019 following the Millburn Corporation’s merger into the Managing Owner. Mr. Buckbinder became a partner in ShareInVest in January 2000. He was also listed as a Principal of ShareInVest effective February 28, 2001 until February 25, 2007.

Harvey Beker, age 67. Mr. Beker is Chairman of the Managing Owner and serves as a member of the Managing Owner’s Investment Committee. He received a Bachelor of Arts degree in economics from New York University (“NYU”) in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by the investment bank Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at the commodities and securities brokerage firm of Clayton Brokerage Co. of St. Louis. Mr. Beker joined The Millburn Corporation in June 1978. He initially served as the Director of Operations for its affiliate, Millburn Partners, and most recently thereafter served as Co-Chief Executive Officer of the Managing Owner and Chairman and Chief Executive Officer of The Millburn Corporation until November 1, 2015. During his tenure at the Managing Owner (including its former affiliates, The Millburn Corporation, Millburn Partners and CommInVest Research Limited Partnership (“CommInVest”)), he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in June 1982, and a partner in the predecessor to ShareInVest Research L.P. (“ShareInVest”) in April 1982. Mr. Beker became registered as an Associated Person and a Swap Associated Person of the Managing Owner effective November 25, 1986 and March 8, 2013, respectively. He was also listed as a Principal and registered as an Associated Person of ShareInVest effective February 20, 1986 until February 25, 2007. Since March 20, 2020, Mr. Beker has also served as Chairman of Millburn Asia, LLC and Millburn International, LLC (collectively, “Millburn International Group”) and prior to that date served as Co-Chairman of each such entity since its inception.

Michael W. Carter, age 51. Mr. Carter is a Vice President, Director of Operations and Principal Accounting Officer of the Managing Owner. He is responsible for overseeing operations and accounting for the firm’s commodity pools. Mr. Carter has served as Principal Accounting Officer of the Managing Owner since May 2014, and prior to the merger of The Millburn Corporation into the Managing Owner on December 31, 2018, also served as Vice President and Director of Operations of The Millburn Corporation since January 2011, maintaining responsibility for the entity’s operations. Mr. Carter previously held the positions of Fund Controller (February 2001 until February 2011) and Senior Accountant (March 2000 until February 2001) with The Millburn Corporation. He graduated from Rutgers, The State University of New Jersey – Newark in May 1997 with a B.S. in Accounting. Prior to joining the Managing Owner and its affiliates in March 2000, he was employed with the accounting firm Rothstein Kass & Company, P.C., as a fund accountant from March 1997 until September 1997 and as a staff auditor from September 1997 until June 1999, and then an equity analyst covering restaurants with the brokerage firm of Sidoti & Company, LLC, which conducts independent small-cap equity research for institutional investors, from June 1999 until February 2000. He is a Certified Public Accountant. Mr. Carter became listed as Principal of the Managing Owner effective April 22, 2014. Mr. Carter’s affiliation with The Millburn Corporation ceased on December 31, 2018 upon its merger into the Managing Owner.

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Steven M. Felsenthal, age 51. Mr. Felsenthal is General Counsel and Chief Compliance Officer of the Managing Owner. Prior to joining the Managing Owner and its affiliates (including its former affiliate The Millburn Corporation) in January 2004, Mr. Felsenthal was a senior associate in the investment management group at the law firm of Schulte Roth & Zabel LLP (September 1999 to January 2004), where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of the law firm of Kramer, Levin, Naftalis & Frankel LLP (October 1996 to September 1999). He graduated cum laude from Yeshiva University in 1991 with a B.A. in political science, and order of the coif from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal. Mr. Felsenthal received an LL.M degree in taxation from NYU School of Law in 2001 and has written and been quoted in numerous published articles, and frequently speaks at conferences, on various topics related to investment management. Mr. Felsenthal is a member of the New York State Bar (since August 1997), a member of the NFA’s Compliance and Risk Committee (since May 2014), a member of the Managed Funds Association’s (“MFA’s”) CTA, CPO and Futures Committee, serving as Chair (April 2018 to February 2020) and Vice Chair (February 2017 to April 2018), a former member of the Steering Committee of MFA’s Chief Compliance Officer Forum (June 2014 to December 2015), former Chairman of MFA’s CPO/CTA Advisory Committee (November 2006 to June 2010) and former Co-Chairman of the Steering Committee of MFA’s CPO/CTA Forum (June 2010 to January 2013), is currently a member of the Editorial Boards of the Journal of Securities Operations & Custody (formerly known as the Journal of Securities Law, Regulation and Compliance) (since February 2007) and the Journal of Financial Compliance (since August 2017) and a regular lecturer for the Regulatory Compliance Association’s Chief Compliance Officer University (since May 2009). Mr. Felsenthal has also served as General Counsel, Chief Compliance Officer and Secretary of each entity in Millburn International Group since inception. Mr. Felsenthal became listed as a Principal of the Managing Owner effective June 24, 2004. Mr. Felsenthal also served as General Counsel and Chief Compliance Officer of ShareInVest. Mr. Felsenthal’s affiliation with The Millburn Corporation ceased on December 31, 2018 upon its merger into the Managing Owner.

Mark B. Fitzsimmons, age 73. Mr. Fitzsimmons is a Senior Vice President of the Managing Owner. His responsibilities mainly involve business development. He joined the Managing Owner and its affiliates (including its former affiliate The Millburn Corporation) in January 1990 from the brokerage firm of Morgan Stanley & Co. Incorporated, a global financial services firm, where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990. From September 1977 to October 1987, he was with the financial institution Chemical Bank New York Corporation (“Chemical”), first as a Senior Economist in Chemical’s Foreign Exchange Advisory Service and later as a Vice President and Manager of Chemical’s Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From September 1973 to September 1977, Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. degree in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. Mr. Fitzsimmons became listed as a Principal of the Managing Owner effective July 2, 1993. Mr. Fitzsimmons was a partner in ShareInVest beginning in January 2000. He was also a listed Principal of ShareInVest effective May 19, 1999 until February 25, 2007. Mr. Fitzsimmons also served as a Senior Vice President of The Millburn Corporation until December 31, 2011 with his main responsibilities including business development and investment strategy.

Ilon Wu, age 44. Ms. Wu is a Vice President and Chief Financial Officer of the Managing Owner.  Her areas of responsibility include overseeing the accounting and finance for the Managing Owner and accounting and administration of many of the investment vehicles managed by the Managing Owner.  Ms. Wu has served as Chief Financial Officer of the Managing Owner since January 2020, before which she served as Controller of The Millburn Corporation (since January 2011), a position she held prior to the merger of The Millburn Corporation into the Managing Owner on December 31, 2018, and then in the same capacity at the Managing Owner. Ms. Wu previously held the positions of Assistant Controller (August 2005 until December 2010) and Senior Financial Accountant (June 2000 until August 2006) with The Millburn Corporation.  She graduated from Baruch College, The City University of New York in May 1998 with a B.B.A. in Accounting. Prior to joining the Managing Owner and its affiliates in June 2000, she was employed with the accounting firm Grant Thornton LLP, as a staff accountant from October 1998 to June 2000. She is a Certified Public Accountant. Ms. Wu became listed as Principal of the Managing Owner effective March 9, 2020. Ms. Wu’s affiliation with The Millburn Corporation ceased on December 31, 2018 upon its merger into the Managing Owner.

The Managing Owner shares with its affiliates a staff of over 50, including the above-named individuals.

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Past performance of the Units is set forth on pages 18-21 hereof.

Trading Strategies in General

Futures and forward trading methods may generally be classified as either systematic or discretionary. A systematic method will generally rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract that is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on performance, the method relies primarily on the use of trading programs or models that generate trading signals. The systems used to generate trading signals themselves may be changed from time to time, but the trading instructions generated by the systems are followed without significant additional analysis or interpretation. Discretionary methods on the other hand — while they may use market charts, computer programs and compilations of quantifiable information to assist in making investment decisions — rely on human traders to make investment decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

The Managing Owner relies heavily on systematic methods with respect to its futures and forward trading.

In addition to being distinguished from one another on the basis of whether they are systematic or discretionary, trading methods can also be distinguished by their reliance on either technical or fundamental analysis, or on a combination of the two.

Technical analysis is not based on the anticipated supply and demand of a particular commodity, currency or financial instrument. Instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument.

Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

The Managing Owner employs some models that analyze only technical data, but a majority of its models analyze both technical and fundamental data simultaneously. Each model type is systematic in nature.

The Managing Owner’s Trading Strategy

Multiple Trading Systems

The Managing Owner makes its systematically-based investment and trading decisions pursuant to its investment and trading methodology, based on signals generated from an analysis of a range of quantitative data, as well as certain money management principles, each of which may be revised from time to time. The objective of the Managing Owner’s investment and trading methods is to consider multiple data inputs, or “features,” in order to arrive at relatively near-term return forecasts for each traded instrument, and take appropriate, risk-managed positions.

Trades generated by quantitative models may be profitable or unprofitable. Since the Managing Owner is well aware that many trades will ultimately lose money, its objective is to generate more frequent and/or larger profitable trades than losing trades. During periods in which market behavior differs significantly from that analyzed to build the models, or periods where data inputs important to predicting price movements were not included in those analyzed to build the models, substantial losses are possible, and even likely.

The Managing Owner is engaged in an ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products, markets and instruments.

Successful systematic trading depends on several elements. Two of the main factors are the development and selection of the trading systems used in each market, and the allocation of portfolio risk among the markets available for trading.

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Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, market sectors and individual markets go through periods where systematic trading is profitable and other periods where no system is able to generate any profits.

The goal of the Managing Owner’s research has been to develop and select a mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range, while allowing exposure to profitable opportunities.

Over more than 50 years, the Managing Owner and its predecessor entities have developed hundreds of trading systems. These trading systems generate buy or sell decisions in a particular market based on the analysis of a range of quantitative data, and the interactions of such data, in the particular market or in markets in general.

Of course, systems can be materially different — better in some periods and worse in others. Some of the main distinguishing characteristics include: the time frame over which systems work (e.g., intra-day to long-term); the granularity of data fed into them (e.g., tick data to daily, weekly or monthly frequencies); the amount of historical data used to learn the market structure (e.g., several years to several decades); the statistical methods used to make forecasts; the type of data (e.g., price, price-derivative, fundamental and other quantitative data); and the source of data (e.g., cash, futures, forward, option or equity markets-generated data or government-, industry- or company-level generated statistical information). No single system will work all the time. Therefore, the Managing Owner’s objective is to have several systems operating in conjunction with one another.

When arriving at the portfolio allocation, the Managing Owner generally seeks maximum diversification subject to liquidity and sector concentration constraints and subject to the mandate of the strategy. Each market is traded using a diversified set of systems, which may be optimized for groups of markets, sectors or specific markets. The markets traded and allocations are reviewed at least monthly, although changes may occur more or less frequently. The following factors, among others, are considered in constructing a universe of markets to trade for the Trust: profitability, liquidity of markets, professional judgment, desired diversification, transaction costs, exchange regulations and depth of market. The current allocation to any market in the Trust’s portfolio does not exceed 3% of total market exposure, measured by risk allocation.

Risk Management

Risk is a function of both price level and price volatility. For example, for any given level of volatility, a 100,000 barrel crude oil position is worth more and is, therefore, probably more risky with oil at $50 per barrel than with oil at $30 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range than if prices are moving in a 1% daily range. The Managing Owner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market. Market exposure is then managed by the position-sizing models which measure the risk in the portfolio’s position in each market. In the event the model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner’s position-sizing models maintain overall portfolio risk and distribution of risk across markets within designated ranges. The position-sizing model manages the position traded in aggregate by the combination of the (directional) trading systems discussed above.

In addition, the Managing Owner’s risk management processes focus on money management principles applicable to the portfolio as a whole and also to individual markets. The first principle is portfolio diversification, which attempts to improve the quality of profits by reducing volatility.

Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower and (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market.

Another important risk management function is the careful control of leverage or total portfolio exposure. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over multiple years to determine the portfolio’s simulated risk and return characteristics as well as the simulated worst case drawdown experienced by the portfolio in the simulation period. The simulated worst case drawdown, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the simulated drawdown too severe or the portfolio’s simulated volatility too high, it can set the leverage or level of the actual portfolio accordingly so as to reduce the total portfolio exposure. There are, however, no restrictions on the amount of leverage the Trust may use at any given time.

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Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

The Managing Owner’s discretion and expertise in the execution of trades plays a role in timing of orders and, from time to time, the Managing Owner may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion (other than in trade execution) has historically been very rare and would generally occur only in response to unusual market conditions that may not have been factored into the design of the trading systems. Such adjustments would be done with the intention of reducing risk exposures as opposed to seeking additional risk. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

With respect to the execution of trades, the Managing Owner employees responsible for trade order entry may at times consider the judgment of others, including dealers and bank traders. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

The trading method, systems and money management principles utilized by the Managing Owner are proprietary and confidential. The foregoing description is general and is not intended to be complete.

Use Of Proceeds

The entire proceeds of this offering of the Units will be used by the Trust to engage in its trading activities and as reserves to support that trading.

The Trust will deposit its assets in cash with the Trust’s clearing brokers and other futures clearing brokers to be used as margin, in accounts established in the name of the Trust at major U.S. banks and with its foreign exchange counterparties. The assets deposited as margin with the clearing brokers will be held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act, as amended (the “CEA”) and CFTC regulations. In general, the Managing Owner expects that approximately 3% to 13% of the Trust’s assets will be held in customer segregated funds and approximately 3% to 13% will be held in foreign futures and options secured amount accounts. Assets held in customer segregated funds accounts and foreign futures and options secured amount accounts will be held in cash or in U.S. Treasury instruments approved by the CFTC for the investment of customer segregated funds. In general, the Managing Owner expects that approximately 70% to 85% of the Trust’s assets will be held in bank, U.S. government securities and related instrument money market fund or custody accounts opened in the Trust’s name, although the actual level may vary from time to time. Assets held in these accounts will be held primarily in interest-bearing deposits or in U.S. Treasury instruments and/or Government Agency and related instruments. However, any interest actually earned may be nominal as a result of the historically low interest rates currently available.

The Trust will trade in the forward currency and may trade in swap markets. The Trust will deposit assets with its currency forward and swap counterparties in order to initiate and maintain its currency forward and swap contracts, primarily with Deutsche Bank AG and Bank of America, N.A., which serve as the Trust’s prime brokers in connection with the Trust’s foreign currency forward contract transactions. Such assets will be held in U.S. Treasury instruments or in cash, for which the Trust will receive an interest credit at short-term rates. The foreign exchange and swap counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Trust, not the counterparties. Approximately 3% to 12% of the Trust’s assets will be held, in the Trust’s name, in cash or U.S. Treasury instruments in accounts in the U.S., with foreign exchange and swap counterparties. These accounts may not be subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange or swap counterparty.

On an ongoing basis, the Managing Owner anticipates that the Trust will be able to earn interest on approximately 90% of its daily Net Assets. The Managing Owner will not receive any interest income earned on the approximately 10% of the Trust’s Net Assets which do not earn interest for the Trust.

Under current margin requirements, the Managing Owner expects the Trust’s average margin to equity ratio, including collateral held by foreign exchange and swap counterparties, to be approximately 5% to 35% of the Trust’s assets. However, margin requirements vary from time to time, and the Trust is not limited in the amount of leverage it may use at any one time.

The Managing Owner does not anticipate making any distributions of Trust profits.

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The Trust will not lend any of its assets to any person or entity other than through permitted securities investments. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity in violation of law.

Charges

The Managing Owner believes that you should consider the charges to which the Trust is subject when making your investment decision.

Charges Paid by the Trust

Recipient	Nature of Payment	Amount of Payment

The Managing Owner	Management Fee

Series 3 Units: 1.75% annually, paid as a monthly fee of 0.14583 of 1% of the Trust’s month-end Net Assets attributable to Series 3 Units before accruals for unpaid Series 3 Management Fees or Series 3 Profit Shares.

Series 5 Units: 2.50% annually, paid as a monthly fee of 0.20833 of 1% of the Trust’s month-end Net Assets attributable to Series 5 Units, before accruals for unpaid Series 5 Management Fees or Series 5 Profit Shares. Subject to the applicable cap on Selling Agent compensation, the Managing Owner will, in turn, pay a portion of this amount to the Selling Agents in connection with the sale of Series 5 Units.

During 2020, the Trust incurred $594,605 in Series 3 and Series 5 Management Fees that were paid and accrued to the Managing Owner.

Executing, Clearing Brokers and Others	Round-Turn Brokerage, Electronic Trading Platform and Other Execution Fees	Actual costs of executing and clearing the Trust’s futures trades and actual electronic platform trading costs attributable to Series 3 Units, Series 4 Units and Series 5 Units, estimated at approximately 0.45% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. During 2020, the Trust incurred $161,761 in round-turn brokerage and electronic trading platform and other execution fees attributable to the Series 3 Units, Series 4 Units and Series 5 Units.

Forward and Swap Counterparties/Prime Brokers	“Bid-ask” Spreads, Prime Brokerage Fees	“Bid-ask” spreads are not actually fees but are dealer profit margins incorporated into forward and swap contract pricing. They are, therefore, unquantifiable. The Trust, and not the Managing Owner, may pay, depending upon whether the trade is executed at a prime broker or away from a prime broker, approximately $6-$7 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 3 Units, Series 4 Units and Series 5 Units, estimated at approximately 0.03% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. During 2020, approximately 52% of the Trust’s currency forward contracts were not subject to such prime brokerage fee.

The Managing Owner	Annual Profit Share

Series 3 Units and Series 5 Units: 20% of any aggregate New Trading Profit attributable to Series 3 Units and Series 5 Units, respectively, excluding interest income and after reduction for Management Fees, executing and clearing costs and ongoing offering and administrative costs.

During 2020, the Trust allocated $0 in Profit Share attributable to Series 3 Units and Series 5 Units to the Managing Owner.

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Others	Trustee fees, legal, accounting, printing, postage and other offering and administrative costs	As incurred; not expected to exceed 0.80 of 1% of average month-end Net Assets annually. During 2020, the Trust incurred $904,901 in administrative expenses.

	Extraordinary charges	Actual payments to third parties; expected to be negligible.

Management Fees — Series 3 Units

The Trust will pay the Managing Owner an annual management fee equal to 1.75% of the average month-end Net Assets attributable to the Series 3 Units after reduction for expenses but before reduction for any accrued but unpaid Series 3 Management Fees or Series 3 Profit Shares.

Management Fees —Series 5 Units

The Trust will pay the Managing Owner an annual management fee equal to 2.50% of the average month-end Net Assets attributable to the Series 5 Units after reduction for expenses but before reduction for any accrued but unpaid Series 5 Management Fees or Series 5 Profit Shares. From this amount, the Managing Owner will pay up to 0.75% per year of the average month-end Net Assets attributable to Series 5 Units to the Selling Agents in respect of the Series 5 Units sold by such Selling Agents. The maximum amount of such Selling Agent compensation, in addition to upfront selling commissions and any other compensation paid to such Selling Agents as set forth in the “Selling Agent Compensation Table” and “Items of Compensation Chart” below, will not exceed 9.50% of the gross offering proceeds of the Series 5 Units sold pursuant to this Prospectus. Once the maximum threshold is reached with respect to a Series 5 Unit, the broker serving as Selling Agent for such Series 5 Unit will receive no further selling compensation and the up to 0.75% amount that would otherwise be paid to the Selling Agent for that Series 5 Unit will instead be rebated to the Trust for the benefit of all Series 5 Unitholders.

Upfront Selling Commissions — Series 5 Units

To the extent set forth in a Unitholder’s Subscription Agreement, a Series 5 Unitholder introduced by certain Selling Agents may be required to pay an upfront selling commission of up to 3% of the subscription amount for the applicable Series 5 Units.

Round-Turn Brokerage Fees

The Trust, not the Managing Owner, will pay the actual costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, Series 4 Units and Series 5 Units, estimated at approximately 0.45% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. The costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, Series 4 Units and Series 5 Units will be borne by the Series 3 Units, Series 4 Units and Series 5 Units, respectively, not by the Trust as a whole.

The costs of executing and clearing the Trust’s futures trades include brokerage commissions paid to the clearing brokers and electronic trading platform fees, as both are described below, and NFA transaction fees of $0.04 per round-turn trade of a futures contract and $0.02 for each trade of a commodity option executed on a U.S. exchange.

The Managing Owner has negotiated brokerage rates with the clearing brokers ranging from approximately $1.00 to approximately $8.00 per round-turn trade, including all related exchange and regulatory fees. Commissions on some foreign exchanges are somewhat higher. Electronic trading platform fees for futures range from $0.15 to $0.25 per contract, depending upon the futures trading volume. At these rates, and including the foreign currency prime broker fees described below, the Managing Owner estimates the Trust’s aggregate execution and clearing costs borne by the Series 3 Units, Series 4 Units and Series 5 Units will be approximately 0.45% of average month-end Net Assets attributable to the Series 3 Units, Series 4 Units and Series 5 Units per year. The Managing Owner does not receive any portion of the commissions paid to the clearing brokers.

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“Bid-Ask” Spreads

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not actually fees but, rather, represent a profit margin to the dealer for making a market in the currency. The Managing Owner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Owner believes that the Trust will effect its currency transactions at prevailing market prices. Because the Trust will buy currency at the offer price and sell it at the bid price, the Trust, not the Managing Owner, will pay the dealer spreads. Dealer profit from the Trust’s currency trading may, over time, be substantial. Moreover, if the Trust trades swaps, banks and other dealers charge a “spread” between “bid” and “ask” prices, reflecting their profit on the transaction. The Trust, and not the Managing Owner, may pay, depending upon whether the trade is executed at a prime broker or away from a prime broker, approximately $6-$7 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 3 Units, Series 4 Units and Series 5 Units, such prime brokerage fees to be an expense borne by the Series 3 Units, Series 4 Units and Series 5 Units. Prime brokerage fees borne by the Series 3 Units, Series 4 Units and Series 5 Units are estimated at approximately 0.03% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. During 2020, approximately 52% of the Trust’s currency forward contracts were not subject to such prime brokerage fee.

20% Profit Share Based on “High Water Mark” New Trading Profit

The Trust pays the Managing Owner a Profit Share attributed to the Series 3 Units and Series 5 Units, respectively, equal to 20% of any cumulative New Trading Profit recognized, in the aggregate, by the Series 3 Units and Series 5 Units as of the end of each calendar year (respectively, the “Series 3 Profit Share” and “Series 5 Profit Share” and each, a “Profit Share”). New Trading Profit is any cumulative Trading Profit in excess of the highest level — the “High Water Mark”— of cumulative Trading Profit as of any previous calendar year-end. Trading Profit includes (1) realized trading profit (loss) plus or minus (2) the change in unrealized trading profit (loss) on open positions as of the previous calendar year-end. New Trading Profit in respect of Series 3 Units is calculated after payment of the monthly Series 3 Management Fee, execution and clearing costs and ongoing offering and administrative expenses. New Trading Profit in respect of Series 5 Units is calculated after payment of the monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative expenses, and, for the avoidance of doubt, does not take into consideration any upfront selling commissions which will be deducted by the applicable Selling Agent directly from the intended subscription amount for Series 5 Units. For purposes of determining the Unit Net Asset Value and for allocating Profit Shares in respect of Units redeemed as of a date other than December 31, the Profit Share is accrued, and the accruals are reversed to reflect losses, on a monthly basis. Trading Profit does not include interest earned on the Trust’s assets. Profit Shares previously paid do not reduce New Trading Profit. That is, the Managing Owner does not have to “earn back” its Profit Shares in order to produce New Trading Profit.

For example, assume that at the end of the first year of trading the Series 5 Units had, after payment of monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative costs, a realized profit of $50,000 on its closed positions and an unrealized profit of $150,000 on open positions. Series 5 Trading Profit would equal $200,000 and 20%, or $40,000, would be allocated as a Series 5 Profit Share. Assume that during the second calendar year, again after payment of monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative costs, the Series 5 Units had realized profits of $60,000 and a decrease in the unrealized profits on its open positions of $50,000. Cumulative Series 5 New Trading Profit would have increased to $210,000 ($200,000 + $60,000 -$50,000), and 20% of $10,000, or $2,000, would be allocated as a Series 5 Profit Share. Now assume that during the third year, again after payment of monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative costs, the Series 5 Units incurred realized losses of $150,000 and a decrease in the unrealized profit on its open positions of $100,000. Series 5 Trading Profit would have decreased as of the end of such year to $(40,000) ($210,000 - $150,000 - $100,000), and no Series 5 Profit Share would be paid. The Managing Owner would retain the $42,000 already paid as Series 5 Profit Shares but would not receive additional Series 5 Profit Shares until cumulative Series 5 New Trading Profit exceeded $210,000 as of a year-end.

Redemption of Units will result in a proportional decrease in any loss carryforward — since the last calendar year-end as of which a Profit Share was paid — as of the date of redemption. Redemption of Units at a time when there is accrued New Trading Profit will result in a proportional Profit Share allocation to the Managing Owner.

Series 4 Units, which are available only to employees and former employees of the Managing Owner and its affiliates who purchase their Units through the Managing Owner’s 401(k) and Profit Sharing Plan, are not subject to the Managing Owner’s Profit Share.

Offering Expenses

The Trust pays its own offering costs, including, without limitation: costs associated with the offering and sale of the Units (such as printing and postage costs associated with producing and distributing this Prospectus and related sales literature to the Selling Agents, as well as payments to administrators for processing subscription agreements); professional fees and expenses (including legal and accounting) in connection with the update of the Trust’s offering documents, constitutional documents and other relevant documents; communication expenses with respect to investor services and all expenses relating to Unitholder meetings, if any; and costs of preparing, printing, filing, registering and distributing this Prospectus as well as financial and other reports, forms, proxies and similar documents. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement. The offering costs of the Trust will not exceed 1% of the gross offering proceeds of the Units. When added to selling compensation discussed herein, the “organizational and offering expenses” of the Trust, as defined by Rule 2310 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will not exceed 11% of the gross offering proceeds of the Units.

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Operating Expenses

The Trust also pays its own operating costs, including, but not limited to: (i) the Management Fee payable to the Managing Owner (ii) direct and indirect investment expenses (such as, but not limited to, brokerage commissions and other transaction-execution costs; dealer spreads, give-up fees; NFA fees; exchange-related fees, externally incurred costs of establishing and utilizing electronic trading, computer, software and systems connections directly or indirectly with the Trust’s brokers and counterparties or with third parties to facilitate electronic trading with the Trust’s brokers and counterparties; costs relating to the use of trading algorithms; clearing fees; valuation and portfolio pricing; interest charges; custodial fees and charges and financing charges; and applicable withholding and other taxes); (iii) all expenses related to the purchase, sale, transmittal or custody of trading assets and related items; (iv) costs and expenses associated with or deriving from obtaining and maintaining exchange memberships and credit ratings; (v) any taxes and duties payable in any jurisdiction in connection with the Trust’s operations; (vi) compliance costs of regulatory and governmental inquiries, subpoenas and proceedings (in each case, to the extent involving the Trust or the Managing Owner in its capacity as managing owner, CPO or CTA of the Trust); (vii) costs associated with possible reorganizations or restructurings of the Trust; and (viii) costs of any litigation or investigation involving Trust activities and any indemnification payments, if any; (ix) legal, financial and tax accounting, auditing and other professional fees and expenses, including consulting and appraisal fees and expenses pertaining to the Trust; (x) administrative expenses (including, if applicable, the fees and out-of-pocket expenses of an administrator unaffiliated with the Managing Owner (and its agents) which the Managing Owner may select for the Trust); (xi) establishing computer and systems connectivity with administrators and other third-party service providers; (xii) paying agency, transfer agency, accounting verification (if any) and/or investor registrar services and the costs of middle-office and back-office support as provided by the Managing Owner or administrators, as applicable; (xiii) due diligence expenses, including due diligence relating to anti-money laundering, know your customer and other inquiries; (xiv) costs of maintaining the Trustee’s and Verification Agent’s services in Delaware or in any other applicable jurisdiction (viii) legal, compliance, tax, accounting and audit costs, fees and expenses (including interest charges) relating to the Trust’s regulatory and self-regulatory filings, registrations, memberships and reporting (including, but not limited to, expenses incurred in connection with complying with applicable U.S. reporting obligations, such as those required by the SEC, the CFTC or other regional counterparts, as well as out-of-pocket costs of preparing regulatory filings related to the Trust or the Managing Owner with respect to the Trust); (xv) the costs and fees attributable to any third-party proxy voting or class actions service or consultant; (xvi) the Trust’s insurance costs, including without limitations, errors and omissions insurance and directors and officers insurance, if any; and any other operating or administrative expenses related to accounting, research, third-party consultants, and reporting.

The Managing Owner estimates such costs, excluding those expenses relating to the Management Fee and trade execution and clearing costs (each as described herein), assuming Trust assets of $105,000,000, and, when aggregated with the offering costs described above, are not expected to exceed 0.80 of 1% of the Trust’s average annual Net Assets in any given year. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement.

Extraordinary Expenses

The Trust is responsible for the taxes, if any, imposed on the Trust itself. The Trust is required to pay any extraordinary charges incidental to its trading, for example, insurance or delivery expenses. The Managing Owner expects that any such charges will be negligible.

Charges Paid by the Managing Owner

Selling Commissions

The Managing Owner will pay, from its own funds, the Selling Agent’s installment selling commissions or compensation (excluding any upfront selling commissions to be paid directly by investors with respect to Series 5 Units) in connection with the sale and distribution of the Series 3 Units and Series 5 Units.

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Redemptions; Net Asset Value

Redemption Procedure

The Trust is intended as a medium- to long-term investment, which the Managing Owner construes to mean at least a 3-5 year period. However, you may redeem Units as of the close of business on the last day of any calendar month. You must give at least 10 days’ prior written notice to the Managing Owner of your intent to redeem.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders and may, in unusual circumstances, permit certain, or all, Unitholders to redeem as of dates other than month-end.

Unitholders may redeem any whole number of Units.

Fractional Units may be redeemed only upon redemption of a Unitholder’s entire remaining interest in the Trust.

A form of Request for Redemption is attached to the Sixth Amended and Restated Declaration of Trust and Trust Agreement (the “Declaration of Trust”) as an Annex.

All requests for redemption will be honored and payment will be made within 15 business days of the month-end redemption date. The Managing Owner will make arrangements with Selling Agents who so request to pay redemptions through crediting Unitholders’ customer securities accounts with such Selling Agents. In the unlikely event a market disruption that results in the closing of financial markets in the U.S. or abroad makes it impossible or impracticable to value the Units or liquidate Trust assets, redemptions may be suspended or payment of redemption proceeds may be delayed. Unitholders will be notified by telephone or first-class mail if redemptions are suspended or if redemption payments will be delayed due to such a market disruption.

Investments by the Managing Owner, other than its required investment in the Trust, may be redeemed on the same terms as the Units.

Net Asset Value

Net Assets are determined in accordance with generally accepted accounting principles of the U.S. and include unrealized profits as well as unrealized losses on open commodity positions. Net Assets include the sum of all cash, U.S. Treasury instruments or other fixed-income instruments, valued at market, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets of the Trust, less all liabilities of the Trust, including accrued liabilities, irrespective of whether such liabilities, such as Profit Shares, may, in fact, never be paid. If a contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated will be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Owner may deem fair and reasonable.

The Net Asset Value of a Unit of a particular Series refers to the Net Assets allocated to the aggregate capital accounts of the Units of such Series divided by the number of outstanding Units of such Series.

The Clearing Brokers AND SWAP DEALERS

The Trust utilizes the services of various clearing and executing brokers in connection with its futures trading. The Managing Owner currently clears trades through Deutsche Bank Securities Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, but may execute or clear some or all of the Trust’s trades through other brokerage firms or cease utilizing the services of one or more of the foregoing without notice to the Unitholders (the “Clearing Brokers”). The Managing Owner may execute or clear trades through brokerage firms which are also Selling Agents.

The Trust’s prime brokers for purposes of trading in the forward currency and swap markets and clearing such trades are currently Deutsche Bank AG and Bank of America, N.A. The Managing Owner may trade in the currency forward or swap markets through other dealers or cease utilizing the services of one or more of the foregoing without notice to the Unitholders.

The Customer Agreements among the clearing brokers, the Managing Owner and the Trust generally provide that the clearing brokers will not be liable to the Trust except for gross negligence, willful misconduct or bad faith and, in the case of trades executed as well as cleared by the clearing brokers, for errors in such execution.

A portion of the Trust’s futures transactions are cleared through Deutsche Bank Securities Inc. (“DBSI”). DBSI has its main business office located at 60 Wall Street, New York, New York 10005, U.S.A., and is an indirect wholly owned subsidiary of Deutsche Bank AG which serves as one of the Trust’s prime brokers in the forward currency and swap markets. DBSI is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DBSI is also a U.S.-registered broker-dealer. Deutsche Bank AG and its subsidiaries and affiliates, including DBSI (collectively, “Deutsche Bank”), are, in the ordinary course of their business, the subject of litigation, and regulatory examinations, inquiries and investigations.

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DBSI has been responding to requests for information from the SEC concerning whether a former research analyst made statements inconsistent with his published research, in violation of applicable rules and regulations, and whether DBSI’s policies and procedures were adequate. On February 17, 2016, the SEC announced a settlement with the former research analyst based on a violation of Rule 501 of Regulation AC of the Exchange Act. DBSI is fully cooperating with the investigation.

On August 18, 2016, the CFTC filed a civil complaint in the SDNY, charging Deutsche Bank AG with failing to report any swap data for multiple asset classes for five days; submitting incomplete and untimely swap data; failing to supervise its employees responsible for swap data reporting; having an inadequate Business Continuity and Disaster Recovery Plan; and violating a prior CFTC order. As alleged in the CFTC’s complaint, on April 16, 2016, Deutsche Bank’s swap data reporting system experienced a systems outage that prevented Deutsche Bank AG from reporting any swap data for multiple asset classes for approximately five days. Deutsche Bank AG’s subsequent efforts to end the system outage repeatedly exacerbated existing reporting problems and often led to the discovery or creation of new reporting problems, many of which violate a CFTC order entered in September 2015. For example, the complaint alleges that Deutsche Bank AG’s swap data reported before and after the system outage revealed persistent problems with the integrity of certain data fields, including numerous invalid legal entity identifiers (“LEIs”). The complaint further alleges that a number of these reporting problems persist through August 18, 2016, affecting market data that is made available to the public, as well as data that is used by the CFTC to evaluate systemic risk throughout the swaps markets. The complaint also alleges that the system outage and the subsequent reporting problems transpired at least in part because Deutsche Bank AG failed to have an adequate Business Continuity and Disaster Recovery Plan and other appropriate supervisory systems in place. In addition, the CFTC and Deutsche Bank AG filed a joint motion seeking the appointment of a monitor to ensure Deutsche Bank AG’s compliance with its reporting responsibilities under the CEA and CFTC regulations. Specifically, the monitor will assess and make recommendations regarding Deutsche Bank AG’s swap data reporting activities, including, but not limited to, its policies, procedures, infrastructure, and systems. In addition, the CFTC seeks the imposition of a civil monetary penalty and a permanent injunction.

On October 12, 2016, the SEC issued a cease and desist order in a settled administrative proceeding against DBSI for its (1) failure to establish, maintain and enforce policies and procedures reasonably designed to prevent the misuse of material, nonpublic information generated by DBSI’s equity research analysts, in violation of Section 15(g) of the Exchange Act, from at least January 12, 2012 through December 2014 (2) publication of a research report that was falsely certified as accurately reflecting the lead analyst’s view regarding the covered company, in violation of Rule 501 of regulation analyst certification (“Regulation AC”), and (3) failure to preserve and furnish promptly to the SEC staff certain electronic communications relating to DBSI’s business as a broker and dealer, in violation of Section 17(A) of the Exchange Act and Rule 17A-4 thereunder. Pursuant to the order, the SEC found that as a result of DBSI’s conduct, DBSI had willfully violated Sections 15(g) and 17(a) of the Exchange Act and Rule 17A-4 thereunder and Rule 501 of Regulation AC. In connection with the settlement, DBSI was censured and ordered to pay a civil money penalty in the amount of $9,500,000.

On December 16, 2016, the SEC, the New York Attorney General’s office (“NYAG”) and FINRA announced settlements with DBSI relating to DBSI’s electronic order routing, its alternative trading system (“ATS” or “Dark Pool”), SuperX and related disclosures. The SEC and NYAG settlements primarily involve a first-generation order routing algorithm used by DBSI prior to 2014, while the FINRA settlement primarily involves disclosure concerning the functionality available to customers utilizing SuperX. DBSI admitted to the allegation made by the SEC and NYAG, but neither admitted nor denied FINRA’s allegations. In connection with the resolution of all three matters, DBSI agreed to pay a total of $40.3 million.

On February 1, 2018, the CFTC issued an order filing and settling charges against DBSI for attempted manipulation of the ISDAFIX benchmark and requiring DBSI to pay a $70 million civil monetary penalty. The order finds that over a five-year period, beginning in at least January 2007 and continuing through May 2012, DBSI made false reports and through the acts of multiple traders attempted to manipulate the U.S. Dollar International Swaps and Derivatives Association Fix (“USD ISDAFIX”), a leading global benchmark referenced in a range of interest rate products, to benefit its derivatives positions, including positions involving cash-settled options on interest rate swaps. In addition to paying the civil monetary penalty, DBSI agreed to remedial undertakings, including maintaining systems and controls reasonably designed to prevent potential manipulation of interest rate swaps benchmarks.

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On February 12, 2018, the SEC instituted public administrative proceedings against DBSI and its registered representative. These proceedings arise out of the failure of DBSI and its registered representative reasonably to supervise DBSI traders, and for DBSI reasonably to supervise DBSI salespeople, to prevent and detect violations of the antifraud provisions of the federal securities laws in connection with DBSI’s secondary market transactions in non-agency commercial mortgage-backed securities (“CMBS”). These transactions took place between 2001 and 2015, when traders on the DBSI CMBS Secondary Trading Desk and CMBS sales personnel made false and misleading statements to customers in an effort to increase the difference between DBSI’s purchase price and sales price and, thereby, increase DBSI’s profit. DBSI failed to establish and/or implement policies and procedures reasonably designed to prevent and detect traders and salespeople from making false and misleading statements to customers. Based on the conduct described, those CMBS salespeople and CMBS desk traders, including those traders under the representative’s direct supervision, who were involved in the conduct described above violated Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5(b) thereunder. As a result of the conduct, DBSI failed reasonably to supervise the traders on the CMBS desk and the CMBS salespeople, all of whom were subject to DBSI’s supervision within the meaning of Section 15(b)(4)(E) of the Exchange Act, with a view to preventing and detecting violations of the antifraud provisions of the federal securities laws arising from the false and misleading statements. In anticipation of the administrative proceedings, DBSI and its registered representative entered into a settlement with the SEC whereby DBSI will pay to affected customers an aggregate amount of $3,729,743, representing profits that it earned on the trades in CMBS that are subject to the order and including disgorgement of $1,476,245 and prejudgment interest of $123,741. DBSI additionally paid a civil monetary penalty of $750,000 on February 16, 2018.

On March 11, 2019, the SEC instituted public administrative and cease-and-desist proceedings against DBSI based on breaches of fiduciary duty and inadequate disclosure by DBSI in connection with its mutual fund share class selection practices and the fees it received in violation of Sections 206(2) and 207 of the Advisers Act. DBSI self-reported these violations to the SEC, stating that during the relevant period, DBSI purchased, recommended or held for advisory clients mutual fund share classes that charged 12b-1 fees instead of lower-cost share classes of the same funds for which the clients were eligible. DBSI received 12b-1 fees in connection with these investments, which it failed to disclose on its Form ADV. The SEC stated that DBSI failed to disclose the conflicts of interest related to its receipt of such 12b-1 fees and its selection of mutual fund share classes that pay such fees. DBSI consequently consented to the entry of the order instituting administrative and cease-and-desist proceedings, making findings, and imposing remedial sanctions and a cease-and-desist order. In view of the foregoing, the SEC deemed it appropriate and in the public interest to impose the sanctions agreed to in DBSI’s offer. Accordingly, the SEC ordered that DBSI cease and desist from committing or causing any violations and any future violations of Sections 206(2) and 207 of the Advisers Act; pay a disgorgement of $2,657,063.46 and prejudgment interest of $314,399.39; and otherwise comply with the undertakings enumerated in the offer of settlement.

On December 9, 2019, without admitting or denying the allegations, DBSI settled a matter brought by NYSE alleging that DBSI violated NYSE Rules 132 and 7.33 by submitting trades with inaccurate account type identifiers for comparison and/or settlement and NYSE rule 3110 by failing to implement adequate supervisory systems and controls related to the submission of account type identifiers. DBSI paid a fine of $100,000 in connection with this settlement.

DBSI has been named in a FINRA arbitration complaint filed by Robert Stiller, former CEO, President and Chairman of Green Mountain Coffee Roasters (“GMCR”) alleging that GMCR stock was wrongfully liquidated from his Margin Accounts. Stiller makes several claims including breach of contract and duty of good faith and seeks monetary damages of no less than $300 million. On January 14, 2016, DBSI settled the Stiller arbitration for $7,250,000. DBSI has also been named in a similar FINRA arbitration complaint filed by William Davis, former member of the Board of Directors of GMCR. Davis also alleged that GMCR stock was wrongfully liquidated from his Margin Accounts, asserted similar claims and sought monetary damages of no less than $38 million. On November 22, 2016, DBSI settled the Davis arbitration.

On January 12, 2018, the Fire & Police Pension Association of Colorado filed a putative class action lawsuit in the SDNY relating to the Canadian Dealer Offered Rate (“CDOR”), a Canadian dollar-denominated interest rate benchmark, against numerous financial institutions including DBSI, Deutsche Bank AG, and affiliate Deutsche Bank Securities Limited. The complaint alleges that the defendants, members of the panel of banks on whose submissions CDOR was calculated and their affiliates, suppressed their CDOR submissions from at latest August 9, 2007 through at earliest June 30, 2014 in order to benefit their positions in CDOR-referencing financial instruments. The complaint asserts claims under the Sherman Act, CEA, and the Racketeer Influenced and Corrupt Organizations Act (“RICO”), as well as state common law contract and unjust enrichment claims. Plaintiff filed an amended complaint on March 20, 2018, which alleged that the defendants, members of the panel of banks that provided CDOR submissions and their affiliates, suppressed their CDOR submissions in order to benefit their positions in CDOR-referencing financial instruments. On March 14, 2019, the court granted defendants’ motions to dismiss the amended complaint, dismissing all claims against DBSI. The plaintiff filed a notice of appeal; however, on July 25, 2019, the plaintiff and defendants filed a stipulation withdrawing the appeal with prejudice.

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DBSI has been named as a respondent in 14 arbitrations filed by investors in the Glanmore Property Fund (“Glanmore”), a managed fund that invests in high-yield U.K. commercial real estate, alleging that DBSI misrepresented the nature and risks of Glanmore when shares were sold, and further failed to conduct adequate due diligence concerning the valuation of the fund’s portfolio. DBSI acquired Glanmore’s fund manager in 2006. All of the arbitrations have been resolved.

Deutsche Bank has been named as defendant in numerous civil litigations in various roles as issuer or underwriter in residential mortgage-backed securities (“RMBS”) offerings. These cases include purported class action suits, actions by individual purchasers of securities, and actions by insurance companies that guaranteed payments of principal and interest for particular tranches of securities offerings. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank is a defendant in putative class action relating to its role, along with other financial institutions, as underwriter of RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties recently reached a settlement-in-principle to resolve the matter for a total of $165 million, a portion of which will be paid by Deutsche Bank. The settlement is subject to final court approval. On August 30, 2017, FHFA/Freddie Mac filed an objection to the settlement. The court overruled FHFA’s objection and approved the settlement following a hearing on March 7, 2019. FHFA filed an appeal on June 28, 2019, which is pending.

Deutsche Bank currently is a defendant in various non-class action lawsuits and arbitrations by alleged purchasers of, and counterparties involved in transactions relating to, RMBS, and their affiliates, including: (1) the Federal Deposit Insurance Corporation (“FDIC”) as receiver for: (a) Colonial Bank (alleging no less than $213 million in damages in the aggregate against all defendants), (b) Guaranty Bank (alleging no less than $901 million in damages in the aggregate against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging an unspecified amount in damages against all defendants); (2) the Federal Home Loan Bank of Boston; (3) Phoenix Light SF Limited (as purported assignee of claims of special purpose vehicles created and/or managed by former WestLB AG); and (4) Royal Park Investments (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank. Unless otherwise indicated, the complaints in these matters did not specify the damages sought.

On or about June 6, 2016, the actions brought by the FDIC, as receiver for Franklin Bank, Guaranty Bank and Colonial Bank, against Deutsche Bank in connection with its role as underwriter of RMBS issued by entities affiliated with Countrywide were dismissed in connection with a settlement reached between the FDIC and Deutsche Bank and other financial institutions who also were sued as underwriters.

Deutsche Bank remains as a defendant in three actions brought by the FDIC relating to other RMBS offerings. In separate actions brought by the FDIC as receiver for Colonial Bank and Guaranty Bank, the appellate courts have reinstated claims previously dismissed on statute of limitations grounds. In the case concerning Colonial Bank, on June 21, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 7, 2017. On March 2, 2018, the court granted in part and denied in part defendants’ motion to dismiss. In the case concerning Guaranty Bank, on September 14, 2017, the court granted in part Deutsche Bank’s motion for summary judgment regarding the proper method of calculating pre-judgment interest. On August 31, 2018, the court vacated the March 2019 trial date. On September 27, 2018, the court ordered that the case must go to mediation before January 11, 2019, and that it is stayed in the meantime. The parties engaged in mediation on November 27, 2018. No settlement was reached during the mediation. The court re-opened the case and, on January 2, 2019, set a trial date of August 26, 2019. In the case concerning Citizens National Bank and Strategic Capital Bank, on July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017. The case is stayed pending resolution of defendants’ motion to dismiss.

On November 3, 2016, Deutsche Bank reached a settlement to resolve claims brought by the Federal Home Loan Bank of San Francisco on two resecuritizations of RMBS certificates for an amount not material to Deutsche Bank. Following this settlement and two other previous partial settlements of claims, Deutsche Bank remained a defendant with respect to one RMBS offering, for which Deutsche Bank, as an underwriter, was provided contractual indemnification. On January 23, 2017, a settlement agreement was executed to resolve the claims relating to that RMBS offering, and the matter has been dismissed. On March 27, 2017, plaintiff filed a notice of dismissal on its remaining claims.

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In the case concerning Colonial Bank, a settlement was fully executed on July 2, 2019. Deutsche Bank was fully indemnified and did not make a monetary contribution to the settlement. In the case concerning Guaranty Bank, on November 5, 2019, the parties executed a settlement agreement to resolve the claims against Deutsche Bank, and the court dismissed the action on November 21, 2019. In the case concerning Citizens National Bank and Strategic Capital Bank, on July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017. On October 18, 2019, defendants’ motion to dismiss was denied.

Residential Funding Company has brought a repurchase action against Deutsche Bank for breaches of representations and warranties on loans sold to Residential Funding Company and for indemnification for losses incurred as a result of RMBS-related claims and actions asserted against Residential Funding Company. The complaint did not specify the amount of damages sought. On June 20, 2016, the parties executed a confidential settlement agreement, and on June 24, 2016, the court dismissed the case with prejudice.

Deutsche Bank was named as a defendant in a civil action brought by the Charles Schwab Corporation seeking rescission of its purchase of a single Countrywide-issued RMBS certificate. In the fourth quarter of 2015, Bank of America, which indemnified Deutsche Bank in the case, reached an agreement to settle the action with respect to the single certificate at issue for Deutsche Bank. On March 16, 2016, the court finalized the dismissal with prejudice of Deutsche Bank Securities Inc. as a defendant.

Deutsche Bank was named as a defendant in a FINRA arbitration brought by the Knights of Columbus (“Knights”) alleging fraud, negligence, violation of state securities law, and violations of industry rules and practice in connection with six third-party offerings underwritten by Deutsche Bank. On February 22, 2016, Deutsche Bank and Knights executed an agreement to settle the matter.

On February 18, 2016, Deutsche Bank and Amherst Advisory & Management LLC (“Amherst”) executed settlement agreements to resolve breach of contract actions relating to five RMBS trusts. On June 30, 2016, the parties executed settlement agreements, amending and restating the agreements the parties signed on February 18, 2016. Following an August 2016 vote by the certificate holders in favor of the settlement, the trustee accepted the settlement agreements and dismissed the actions. On October 17, 2016, the parties filed stipulations of discontinuance with prejudice, which were so-ordered by the court on October 18 and October 19, 2016, thereby resolving the five actions. A portion of the settlement funds paid by Deutsche Bank was reimbursed by a non-party to the litigations.

On February 3, 2016, Lehman Brothers Holding, Inc. instituted an adversary proceeding in U.S. Bankruptcy Court for the Southern District of New York against, among others, MortgageIT, Inc. (“MortgageIT”) and Deutsche Bank AG, as alleged successor to MortgageIT, asserting breaches of representations and warranties set forth in certain 2003 and 2004 loan purchase agreements concerning 63 mortgage loans that MortgageIT sold to Lehman, which Lehman in turn sold to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The complaint seeks indemnification for losses incurred by Lehman in connection with settlements entered into with Fannie Mae and Freddie Mac as part of the Lehman bankruptcy proceedings to resolve claims concerning those loans. On January 31, 2018, the parties reached a settlement to resolve the litigation. On February 6, 2018, the court ordered a voluntary stipulation of dismissal.

Deutsche Bank is a defendant in an action brought by Royal Park Investments (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. The complaint did not specify the amount of damages sought. On April 17, 2017, the court dismissed the complaint, and on February 13, 2018, Royal Park filed its appeal. On October 9, 2018, the dismissal was affirmed by the appellate court. Plaintiff filed a motion for leave to appeal to the New York Court of Appeals on November 8, 2018. Defendants filed an opposition on November 21, 2018, which completed the briefing. On January 15, 2019, the New York Court of Appeals denied the motion.

In June 2014, HSBC, as trustee, brought an action in New York state court against Deutsche Bank to revive a prior action, alleging that Deutsche Bank failed to repurchase mortgage loans in the ACE Securities Corp. 2006-SL2 RMBS offering. The revival action was stayed during the pendency of an appeal of the dismissal of a separate action wherein HSBC, as trustee, brought an action against Deutsche Bank alleging breaches of representations and warranties made by Deutsche Bank concerning the mortgage loans in the same offering. On March 29, 2016, the court dismissed the revival action, and on April 29, 2016, plaintiff filed a notice of appeal. On July 8, 2019, the plaintiff filed a motion to appeal to the New York Court of Appeals, which was denied on February 13, 2020. On March 16, 2020, plaintiff petitioned the New York Court of Appeals for leave to appeal, which was granted on September 1, 2020. Plaintiff’s opening brief was filed on November 2, 2020.

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Deutsche Bank is a defendant in cases concerning two RMBS trusts that were brought initially by RMBS investors and subsequently by HSBC, as trustee, in New York state court. The cases allege breaches of loan-level representations and warranties in the ACE Securities Corp. 2006-FM1 and ACE Securities Corp. 2007-ASAP1 RMBS offerings, respectively. Both cases were dismissed on statute of limitations grounds by the trial court on March 28, 2018. Plaintiff appealed the dismissals. On April 25, 2019, the First Department affirmed the dismissals on claims for breach of representations and warranties and for breach of the implied covenant of good faith and fair dealing, but reversed the denial of the motions for leave to file amended complaints alleging failure to notify the trustee of alleged representations and warranty breaches. HSBC filed amended complaints on April 30, 2019, and Deutsche Bank filed its answers on June 3, 2019. Discovery is ongoing. On October 25, 2019, plaintiffs filed two complaints seeking to revive, under Section 205(a) of the New York Civil Practice Law and Rules, the breach of representations and warranties claims as to which dismissal was affirmed in the case concerning ACE 2006-FM1. On December 16, 2019, Deutsche Bank moved to dismiss these actions.

Deutsche Bank is a defendant in civil lawsuits brought by various groups of investors concerning its role as trustee of certain RMBS trusts. The actions generally allege claims for breach of contract, breach of fiduciary duty, breach of the duty to avoid conflicts of interest, negligence and/or violations of the Trust Indenture Act of 1939, based on the trustees’ alleged failure to perform adequately certain obligations and/or duties as trustee for the trusts.

Two putative class actions brought by a group of investors, including funds managed by BlackRock Advisors, LLC, PIMCOAdvisors, L.P., and others, were settled. One of these putative class actions was pending in the Superior Court of California until the court dismissed the action with prejudice on January 11, 2019. The second putative class action was pending in the US District Court for the Southern District of New York and was dismissed with prejudice on December 6, 2018. Two other putative class actions, brought by Royal Park Investments SA/NV in the U.S. District Court for the Southern District of New York, have also been settled, and the court dismissed both actions with prejudice on June 10, 2019.

Deutsche Bank is currently a defendant in four separate civil lawsuits, all of which involve direct claims.

The four individual lawsuits include actions by (a) the National Credit Union Administration Board (“NCUA”), as an investor in 37 trusts, which allegedly suffered total realized collateral losses of $8.5 billion; (b) certain CDOs (collectively, “Phoenix Light”) that hold RMBS certificates issued by 43 RMBS trusts, and seeking “hundreds of millions of dollars in damages,”; (c) Commerzbank AG, as an investor in 50 RMBS trusts, seeking recovery for alleged “hundreds of millions of dollars in losses;” and (d) IKB International, S.A. in Liquidation and IKB Deutsche Industriebank AG (collectively, “IKB”), as an investor in 30 RMBS trusts, seeking more than $268 million of damages. In the NCUA case, NCUA notified the court on August 31, 2018 that it was dismissing its claims relating to 60 out of the 97 trusts originally at issue; on October 15, 2019, NCUA’s motion for leave to amend its complaint was grated, and Deutsche Bank’s motion to dismiss the amended complaint was granted in part and denied in part, dismissing NCUA’s tort claims but preserving its breach-of-contract claims. On December 7, 2018, in the Phoenix Light and Commerzbank cases, the parties filed motions for summary judgement, which have been fully briefed as of March 9, 2019. On January 27, 2021, the court in the IKB case granted in part and denied in part Deutsche Bank’s motion to dismiss, dismissing certain of IKB’s claims but allowing most of its breach of contract and tort claims to go forward. Discovery is ongoing.

Pursuant to terms of settlement agreements, litigations filed by Allstate Insurance Company, Cambridge Place Investments Management Inc., Dexia SA/NV, Stichting Pensionfonds ABP, West Virginia Investment Management Board, The Union Central Life Insurance Company, Teachers Insurance and Annuity Association of America and the Western and Southern Life Insurance Co. were dismissed. The financial terms of each of these settlements are confidential and not material to DBSI.

Deutsche Bank, along with certain affiliates, have received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, RMBS, CMBS, CDOs, other asset-backed securities and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

On January 17, 2017, Deutsche Bank executed a settlement with the U.S. Department of Justice (the “DOJ”) to resolve potential claims related to its RMBS business conducted from 2005 to 2007. The settlement became final and was announced by the DOJ on January 17, 2017. Under the settlement, Deutsche Bank paid a civil monetary penalty of $3.1 billion and agreed to provide $4.1 billion in consumer relief.

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In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002 to 2009. On June 1, 2017, Deutsche Bank and the Maryland Attorney General reached a settlement to resolve the matter for $15 million in cash and $80 million in consumer relief (to be allocated from the overall $4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ).

On July 8, 2020, the DOJ-appointed monitor released his final report, validating that Deutsche Bank has fulfilled its U.S.$ 4.1 billion consumer relief obligations in its entirety, inclusive of the U.S.$ 80 million commitment to the State of Maryland.

Deutsche Bank AG and DBSI, including a division of the DBSI, have been named as defendants in twenty-three actions, including two putative class actions, asserting various claims under the federal securities laws and state common law arising out of the sale of auction rate securities (“ARS”). All of those actions have been resolved or dismissed with prejudice.

Deutsche Bank AG and certain of its affiliates and officers, including DBSI, were the subject of a consolidated putative class action, filed in the SDNY, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche Bank AG and its affiliates between October 2006 and May 2008. In a series of opinions, the court dismissed all claims as to four of the six offerings at issue, but allowed certain alleged omissions claims relating to the November 2007 and February 2008 offerings to proceed. On November 17, 2016, plaintiffs moved for class certification as to the November 2007 offering. On January 20, 2017, plaintiffs amended their motion for class certification to include the February 2008 offering and seek to add an additional individual as a proposed class representative. On February 10, 2017, the SDNY (i) ordered that plaintiffs on the November 2007 offering provide proof that they either sold at a loss or held to redemption, and otherwise stayed all proceedings with respect to the November 2007 offering, and (ii) stayed all proceedings with respect to the February 2008 offering pending a decision by the Supreme Court of the United States in California Public Employees’ Retirement System v. ANZ Securities in which the Supreme Court is expected to consider whether the filing of a putative class action serves to toll the three-year time limitation in Section 13 of the Securities Act with respect to the claims of putative class members. On June 26, 2017, the Supreme Court issued its opinion, holding that the three year provision in Section 13 is a statute of repose and is not subject to equitable tolling. On October 16, 2017, the court struck plaintiffs’ motion for class action certification, holding that claims by the additional individual proposed as a class representative were barred by the statute of repose. The court also ruled that the original plaintiffs had standing to prosecute claims on both the November 2007 and February 2008 offerings. Class action certification and merits discovery is ongoing. On February 21, 2018, defendants moved for an order denying class certification as to both offerings. On October 2, 2018, the district court certified a plaintiff class as to both offerings. All discovery was completed and defendants moved for summary judgement. On September 24, 2019, plaintiffs informed the court that the parties had reached a settlement agreement in principle to resolve the litigation, subject to court approval and final documentation. On November 15, 2019, the settlement agreement was executed and plaintiffs moved for preliminary approval of the settlement.

On December 8, 2014, the DOJ filed a civil complaint against, among others, DBSI and Deutsche Bank, alleging that Deutsche Bank owes more than $190 million in taxes, penalties, and interest relating to two transactions that occurred between March and May 2000. The DOJ’s case arises out of Deutsche Bank’s March 2000 acquisition of Charter Corp. (“Charter”) and its subsequent sale in May 2000 of Charter to an unrelated entity called BMY Statutory Trust. Charter’s primary asset, both at the time of purchase by Deutsche Bank and sale to BMY Statutory Trust, was Meyers Squibb Company (“BMY”) stock. When the BMY stock was sold by the BMY Statutory Trust, the BMY Statutory Trust offset its gain with a loss from an unrelated transaction. The IRS subsequently disallowed the loss on audit exposing the BMY gain to taxation. The IRS assessed additional tax, penalties and interest against the BMY Statutory Trust, which were not paid. Relying on certain theories, including fraudulent conveyance, the DOJ sought to recoup from Deutsche Bank the taxes, plus penalties and interest, owed by BMY Statutory Trust. Deutsche Bank and the DOJ agreed to a final settlement of the case, and the court dismissed the case with prejudice on January 4, 2017. Under the terms of the settlement, Deutsche Bank paid $95 million.

On July 1, 2013, the European Commission (the “EC”) issued a Statement of Objections (the “SO”) against Deutsche Bank, including DBSI, Markit Group Limited (“Markit”), ISDA, and twelve other banks alleging anti-competitive conduct under Article 101 of the Treaty on the Functioning of the European Union (“TFEU”) and Article 53 of the European Economic Area Agreement (the “EEA Agreement”). The SO sets forth preliminary conclusions of the EC that (i) attempts by certain entities to engage in exchange trading of unfunded credit derivatives were foreclosed by improper collective action in the period from 2006 through 2009, and (ii) the conduct of Markit, ISDA, Deutsche Bank and the twelve other banks constituted a single and continuous infringement of Article 101 of the TFEU and Article 53 of the EEA Agreement. On December 4, 2015, the EC announced the closure without action of its investigation of Deutsche Bank and the twelve other banks. On July 20, 2016, the EC settled its investigation against Markit and ISDA.

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In addition, a multi-district civil class action is currently pending in the SDNY against Deutsche Bank, including DBSI, and numerous other CDS dealer banks, as well as Markit and ISDA. Plaintiffs filed a second consolidated amended class action complaint on April 11, 2014 alleging that the banks conspired with Markit and ISDA to prevent the establishment of exchange traded CDS, with the effect of raising prices for OTC CDS transactions. Plaintiffs seek to represent a class of individuals and entities located in the United States or abroad who, during a period from January 1, 2008 through December 31, 2013, directly purchased CDS from or directly sold CDS to the dealer defendants in the United States. On September 30, 2015, Deutsche Bank executed a settlement agreement to resolve the matter for $120 million, which was approved by the court on April 15, 2016.

Deutsche Bank has received requests for information from certain regulatory and law enforcement agencies globally who are investigating trading in, and various other aspects of, the foreign exchange market. Deutsche Bank is cooperating with these investigations. Relatedly, Deutsche Bank has conducted its own internal global review of foreign exchange trading and other aspects of its foreign exchange business.

On October 19, 2016, the CFTC, Division of Enforcement issued a letter (“CFTC Letter”) notifying Deutsche Bank that the CFTC “is not taking any further action at this time and has closed the investigation of Deutsche Bank regarding foreign exchange. As is customary, the CFTC Letter states that the CFTC “maintains the discretion to decide to reopen the investigation at any time in the future.” The CFTC Letter has no binding impact on other regulatory and law enforcement agency investigations regarding Deutsche Bank’s foreign exchange trading and practices.

On December 7, 2016, it was announced that Deutsche Bank has reached an agreement with CADE, the Brazilian antitrust enforcement agency, to settle an investigation into conduct in the foreign exchange market by a former Brazil-based Deutsche Bank trader. As part of that settlement, Deutsche Bank paid a fine of BRL 51 million and agreed to continue to comply with CADE’s administrative process until it is concluded. This resolves the CADE’s administrative process as it relates to Deutsche Bank, subject to Deutsche Bank’s continued compliance with the settlement terms.

On February 13, 2017, the DOJ, Criminal Division, Fraud Section, issued a letter (“DOJ Letter”) notifying Deutsche Bank that the DOJ has closed its criminal inquiry “concerning possible violations of federal criminal law in connection with the foreign exchange markets.” As is customary, the DOJ Letter states that the DOJ may reopen its inquiry if it obtains additional information or evidence regarding the inquiry. The DOJ Letter has no binding impact on other regulatory and law enforcement agency investigations regarding Deutsche Bank’s foreign exchange trading and practices.

On April 20, 2017, it was announced that Deutsche Bank AG, DB USA Corporation and Deutsche Bank AG New York Branch reached an agreement with the Board of Governors of the Federal Reserve System to settle an investigation into Deutsche Bank’s foreign exchange trading and practices. Under the terms of the settlement, Deutsche Bank entered into a cease-and-desist order, and agreed to pay a civil monetary penalty of $137 million. In addition, the Federal Reserve ordered Deutsche Bank to “continue to implement additional improvements in its oversight, internal controls, compliance, risk management and audit programs” for its foreign exchange business and other similar products, and to periodically report to the Federal Reserve on its progress.

On June 20, 2018, it was announced that Deutsche Bank AG and Deutsche Bank AG New York Branch reached an agreement with the New York State Department of Financial Services (“DFS”) to settle an investigation into Deutsche Bank’s foreign exchange trading and sales practices. Under the terms of the settlement, Deutsche Bank entered into a consent order, and agreed to pay a civil monetary penalty of US$205 million. In addition, the DFS ordered Deutsche Bank to continue to implement improvements in its oversight, internal controls, compliance, risk management and audit programs for its foreign exchange business, and to periodically report to the DFS on its progress.

On August 6, 2018, the SDNY issued a final order approving Deutsche Bank’s US$190 million settlement and plaintiffs’ dismissal with prejudice of the consolidated action (In re Foreign Exchange Benchmark Rates Antitrust Litigation). The consolidated action was brought on behalf of a putative class of over-the-counter traders and a putative class of central-exchange traders, who are domiciled in or traded in the United States or its territories, and alleged illegal agreements to restrain competition with respect to and to manipulate both benchmark rates and spot rates, particularly the spreads quoted on those spot rates. On September 6, 2018, the SDNY denied Axiom Investment Advisors, LLC’s (“Axiom”) motion for class certification in Axiom v. Deutsche Bank AG. Axiom’s motion for voluntary dismissal with prejudice was granted on January 18, 2019. This putative class action alleged that Deutsche Bank rejected FX orders placed over electronic trading platforms through the application of a function referred to as “Last Look” and that these orders were later filled at prices less favorable to putative class members.

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Deutsche Bank also has been named as a defendant in multiple putative class actions brought in the SDNY alleging antitrust and CEA claims relating to the alleged manipulation of foreign exchange rates.

On February 25, 2020, plaintiffs in the “Indirect Purchasers” action pending in the U.S. District Court for the Southern District of New York (Contant, et al. v. Bank of America Corp., et al.) informed the court of a global settlement with all eleven defendants remaining in that action, including Deutsche Bank, collectively for U.S.$ 10 million. Each individual defendant’s contribution, including Deutsche Bank’s, remains confidential. The court approved the settlement and dismissed with prejudice all claims alleged against Deutsche Bank in that action on November 19, 2020. Filed on November 7, 2018, Allianz, et al. v. Bank of America Corporation, et al., was brought on an individual basis by a group of asset managers who opted out of the settlement in a consolidated action (In re Foreign Exchange Benchmark Rates Antitrust Litigation). Defendants’ motion to dismiss was granted and denied in part on May 28, 2020. Plaintiffs filed a third amended complaint on July 28, 2020. Discovery is ongoing.

Filed on September 26, 2016, amended on March 24, 2017, and later consolidated with a similar action that was filed on April 28, 2017, a putative class action (the “Indirect Purchasers” action) tracks the allegations in the consolidated action and asserts that such purported conduct injured “indirect purchasers” of FX instruments. These claims are brought pursuant to the Sherman Act and various states’ consumer protection statutes. On February 25, 2020, plaintiffs in the “Indirect Purchasers” action pending in the SDNY informed the court of a global settlement with all defendants remaining in that action, including Deutsche Bank. Pending preliminary and final settlement approval orders approving Deutsche Bank’s settlement, plaintiffs will dismiss with prejudice all claims alleged against Deutsche Bank in that action.

On August 24, 2016, the SDNY granted defendants’ motion to dismiss in Doris Sue Allen v. Bank of America, et al., a putative class action that tracked the allegations in the consolidated action and asserted that such purported conduct gave rise to, and resulted in a breach of, defendants’ fiduciary duties under the US Employment Retirement Income Security Act of 1974. Plaintiffs in that action filed an appellate brief in the United States Court of Appeals for the Second Circuit on January 9, 2017. On July 10, 2018, the United States Court of Appeals for the Second Circuit affirmed the district court’s dismissal of the case.

Deutsche Bank also has been named as a defendant in two Canadian class proceedings brought in the provinces of Ontario and Quebec. Filed on September 10, 2015, these class actions assert factual allegations similar to those made in the consolidated action in the United States and seek damages pursuant to the Canadian Competition Act as well as other causes of action. Plaintiffs’ motion for class certification in the Ontario action was granted on April 14, 2020. Discovery is ongoing.

Deutsche Bank has also been named as a defendant in an amended and consolidated class action filed in Israel. This action asserts factual allegations similar to those made in the consolidated action in the United States and seeks damages pursuant to Israeli antitrust law as well as other causes of action. This action is in preliminary stages.

On November 10, 2020, Deutsche Bank was named in an action issued (but not served upon Deutsche Bank) in the UK High Court of Justice (Commercial Court) brought by The ECU Group PLC. The claim has not been particularized and is in preliminary stage.

On November 11, 2020, Deutsche Bank was named in an action issued in the UK High Court of Justice (Commercial Court) brought by many of the same plaintiffs who brought Allianz, et al. v. Bank of America Corporation, et al. referred to above. The claim has not been particularized, but it is believed to be based upon factual allegations similar to those made in Allianz, et al. v. Bank of America Corporation, et al. This action is in preliminary stages.

Starting in 2014, additional former shareholders of Postbank, who accepted the 2010 tender offer, brought similar claims as Effecten-Spiegel AG against Deutsche Bank which are pending with the Cologne District Court, and the Higher Regional Court of Cologne, respectively. On October 20, 2017, the Cologne District Court handed down a decision granting the claims in a total of 14 cases which were combined in one proceeding. The Cologne District Court took the view that Deutsche Bank was obliged to make a mandatory takeover offer already in 2008 so that the appropriate consideration to be offered in the takeover offer should have been €57.25 per share. Taking the consideration paid into account, the additional consideration per share owed to shareholders which have accepted the takeover offer would thus amount to €32.25. Deutsche Bank appealed this decision and the appeal has been assigned to the 13th Senate of the Higher Regional Court of Cologne, which also is hearing the appeal of Effecten-Spiegel AG.

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In 2019 and 2020 the Higher Regional Court Cologne called a number of witnesses in both cases. The individuals heard included current and former board members of Deutsche Bank, Deutsche Post AG and Postbank as well as other persons involved in the Postbank transaction. In addition, the Higher Regional Court Cologne issued orders for the production of relevant transaction documents entered into between Deutsche Bank and Deutsche Post AG in 2008 and 2009. Deutsche Bank had therefore deposited the originals of these documents with the court in 2019.

On December 16, 2020, the Higher Regional Court Cologne handed down a decision and fully dismissed the claims of Effecten-Spiegel AG. Further, in a second decision handed down on December 16, 2020, the Higher Regional Court Cologne allowed the appeal of Deutsche Bank against the decision of the Regional Court Cologne dated October, 20, 2017 and dismissed all related claims of the relevant plaintiffs. The Higher Regional Court Cologne has granted leave to appeal to the German Federal Court (Bundesgerichtshof) as regards both decisions and all relevant plaintiffs have lodged their respective appeals with the Federal Court end of January and beginning of February 2021, respectively.

Deutsche Bank has been served with a large number of additional lawsuits filed against Deutsche Bank shortly before the end of 2017, almost all of which are now pending with the Regional Court Cologne. Some of the new plaintiffs allege that the consideration offered by Deutsche Bank AG for the shares in Postbank in the 2010 voluntary takeover should be raised to € 64.25 per share.

The claims for payment against Deutsche Bank in relation to these matters total almost € 700 million (excluding interest).

On November 8, 2017, a hearing took place before the Higher Regional Court of Cologne in the Effecten-Spiegel case. In that hearing, the Higher Regional Court indicated that it disagreed with the conclusions of the Cologne District Court and took the preliminary view that Deutsche Bank was not obliged to make a mandatory takeover offer in 2008 or 2009. Initially the Higher Regional Court resolved to announce a decision on December 13, 2017. However, this was postponed to February 2018 because the plaintiff challenged the three members of the 13th Senate of the Higher Regional Court of Cologne for alleged prejudice. The challenge was rejected by the Higher Regional Court of Cologne at the end of January 2018. In February 2018, the court granted a motion by Effecten-Spiegel AG to re-open the hearing.

The Higher Regional Court informed the parties by notice dated February 19, 2019 that it has doubts that an acting in concert can be based on the contractual clauses which the Regional Court Cologne found to be sufficient to assume an acting in concert (and to grant the plaintiffs’ claims in October 2017). Against this background, the Higher Regional Court resolved to take further evidence and called a number of witnesses in both cases to be heard in several hearings from October 30, 2019 onwards until at least April 2020. The individuals to be heard include current and former board members of Deutsche Bank, Deutsche Post AG and Postbank as well as other persons involved in the Postbank transaction. In addition, the court had informed the parties that it was considering to request from Deutsche Bank the production of relevant transaction documents. Thereafter, on April 15, 2019, the Higher Regional Court Cologne issued non-appealable orders for the production of relevant transaction documents by May 6, 2019. The documents produced by Deutsche Bank in accordance with these orders include the original sale and purchase agreement related to the acquisition of Postbank shares between Deutsche Bank and Deutsche Post AG dated September 12, 2008, the related postponement agreement dated December 22, 2008 and the related amendment agreement dated January 14, 2009. In addition, Deutsche Bank produced the indenture for a mandatory exchangeable bond dated February 25, 2009 as well as a pledge agreement dated December 30, 2008. The court orders only relate to the main bodies of the respective contracts, but the court may extend its orders to exhibits of those contracts at a later point in time. By order dated September 17, 2019, the Higher Regional Court ordered that the transaction documents produced to the court in May 2019 shall also be provided to the court in the original by October 7, 2019. Deutsche Bank has therefore deposited the originals of the aforementioned transaction documents with the court on October 2, 2019.

Stefan Krause, a former Deutsche Bank Management Board member, (who is to testify on request of the plaintiffs) invoked the right to refuse to give testimony because in February 2018 a law firm representing some plaintiffs in the above-mentioned civil actions had filed a criminal complaint with the public prosecutor in Frankfurt am Main against certain Deutsche Bank personnel alleging that they engaged in fraudulent conduct in connection with the takeover offer. However, the competent public prosecutors rejected opening proceedings. On April 10, 2019, the Higher Regional Court Cologne issued a nonappealable decision acknowledging Mr. Krause’s right to refuse to give testimony.

Former Deutsche Bank Management Board members Dr. Josef Ackermann, Rainer Neske and Frank Strauss also informed the Higher Regional Court Cologne, in August, September and October 2019, respectively, that they each invoke the right not to give testimony because of the aforementioned criminal complaint. In November 2019 and January 2020, respectively, the Higher Regional Court Cologne confirmed in separate interim proceedings (Zwischenverfahren) – in which Deutsche Bank was not a party – by a non-appealable decision the right to refuse to give testimony in each of these cases.

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Deutsche Bank has been served with a large number of additional lawsuits filed against Deutsche Bank shortly before the end of 2017, almost all of which are now pending with the Regional Court Cologne. Some of the new plaintiffs allege that the consideration offered by Deutsche Bank AG for the shares in Postbank in the 2010 voluntary takeover should be raised to € 64.25 per share.

The claims for payment against Deutsche Bank in relation to these matters total almost € 700 million (excluding interest).

In September 2015, former shareholders of Deutsche Postbank AG filed in the Cologne District Court shareholder actions against Deutsche Postbank AG to set aside the squeeze-out resolution taken in the shareholders meeting of Deutsche Postbank AG in August 2015. Among other things, the plaintiffs allege that Deutsche Bank AG was subject to a suspension of voting rights with respect to its shares in Postbank based on the allegation that Deutsche Bank AG failed to make a mandatory takeover offer at a higher price in 2009. The squeeze out is final and the proceeding itself has no reversal effect, but may result in damage payments. The claimants in this proceeding refer to legal arguments similar to those asserted in the Effecten-Spiegel proceeding described above. In a decision on October 20, 2017, the Cologne District Court declared the squeeze-out resolution to be void. The court, however, did not rely on a suspension of voting rights due to an alleged failure of Deutsche Bank to make a mandatory takeover offer, but argued that Postbank violated information rights of Postbank shareholder in Postbank’s shareholders meeting in August 2015. Postbank has appealed this decision. The Higher Regional Court Cologne scheduled an oral hearing for May 7, 2020.

Deutsche Bank has received requests for information from certain regulatory authorities related to high frequency trading and the operation of Deutsche Bank’s alternative trading system, SuperX. Deutsche Bank is cooperating with these requests.

Deutsche Bank AG and DBSI, and current and/or former employees, have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions that Deutsche Bank participated in between 1999 and 2002 and that are generally the subject of a non-prosecution agreement Deutsche Bank entered into with the DOJ in 2010. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the IRS has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. Numerous legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings have been filed and remain pending against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received and resolved a number of unfiled claims as well.

DBSI, along with numerous other financial institutions, was named as a defendant in two putative class action lawsuits pending in the SDNY relating to alleged misstatements and omissions in the securities filings of Vivint Solar Inc. (“Vivint”) in connection with Vivint’s October 1, 2014 IPO, which actions were subsequently consolidated. DBSI acted as one of several underwriters for the IPO. On May 6, 2015, defendants moved to dismiss the Second Amended Consolidated Complaint. On December 10, 2015, the court granted defendants’ motion to dismiss, with prejudice. On January 5, 2016, the lead plaintiff filed a notice of appeal. The underwriters, including DBSI, received a customary indemnification agreement from Vivint as issuer in connection with the IPO.

DBSI, along with numerous other financial institutions, is a defendant in a consolidated putative class action lawsuit pending in the United States District Court for the District of New Jersey. The complaint asserts claims against DBSI under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents attendant to Valeant Pharmaceuticals International, Inc.’s (“Valeant”) issuance of senior notes in January 2015 and March 2015 (the “Note Offerings”), as well as Valeant’s secondary offering of common stock in March 2015 (the “Stock Offering”). DBSI acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. On December 15, 2019, plaintiffs entered into a class settlement with all defendants (except for PricewaterhouseCoopers LLP), including DBSI. The class settlement—which still must be approved by the court—would extinguish all claims against the settling defendants for a settlement amount of $1.2 billion (to be paid fully by Valeant, without contribution from DBSI or any underwriters). The Special Master preliminarily approved the class settlement on January 23, 2020, and held a fairness hearing on May 27, 2020. On June 15, 2020, the Special Master issued a report in which he recommended the district court approve the settlement as fair. DBSI and other financial institutions were also defendants in a class action lawsuit pending in the Superior Court of Quebec asserting statutory and civil claims against DBSI for misrepresentations in primary market disclosures. On August 4, 2020, Valeant entered into a settlement of this matter with plaintiffs, on behalf of all remaining defendants, for a settlement amount of CAD 94 million (to be fully paid by Valeant, without contribution from DBSI or any underwriters). The court approved the settlement on November 16, 2020. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant and others, including DBSI, asserting a negligent misrepresentation claim against DBSI and another financial institution in connection with the March 2015 Note Offering. On September 26, 2018, the court dismissed the sole claim against DBSI, subject to plaintiff’s appellate rights.

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On January 4, 2018, a hedge fund and related entities filed suit in the SDNY against Valeant and others, including DBSI. The complaint asserts claims under Sections 11 and 12 of the Securities Act of 1933 in connection with the March 2015 Stock Offering. The action was later transferred to the District of New Jersey, and on September 14, 2018, the court denied the underwriter group’s partial motion to dismiss the complaint. The matter is currently in discovery. On November 20, 2019, all defendants, including DBSI, filed a motion for judgment on the pleadings. On June 26, 2020, the Special Master recommended that the claims against the underwriters be dismissed. The court’s ruling on the motion is still pending. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, DBSI received a customary indemnification agreement from Valeant as issuer.

Deutsche Bank and certain of its officers have been named as defendants in a putative class action pending in the SDNY brought on behalf of all persons who acquired Deutsche Bank ordinary shares between January 3, 2007 and January 16, 2009 (the “class period”). In an amended complaint, plaintiff alleges that during the class period, the value of Deutsche Bank’s securities was inflated due to alleged misstatements or omissions on Deutsche Bank’s part regarding the potential exposure to Deutsche Bank arising out of the MortgageIT acquisition, and regarding the potential exposure arising from Deutsche Bank’s RMBS and CDO portfolio during the class period. By decision dated March 27, 2013, the court largely denied the motion to dismiss as to Deutsche Bank and all but one of the individual defendants. The court dismissed all claims by class members who acquired shares outside the United States. Deutsche Bank is defending against this action.

In June 2012, Kaupthing hf, an Icelandic stock corporation, acting through its winding-up committee, issued Icelandic law clawback claims for approximately € 509 million (plus interest calculated on a damages rate basis and penalty rate basis) against Deutsche Bank in both Iceland and England. The claims relate to leveraged credit linked notes (“CLNs”), referencing Kaupthing, issued by Deutsche Bank to two British Virgin Island special purpose vehicles (“SPVs”) in 2008. The SPVs were ultimately owned by high net worth individuals. Kaupthing claims to have funded the SPVs and alleges that Deutsche Bank was or should have been aware that Kaupthing itself was economically exposed in the transactions. Kaupthing claims that the transactions are voidable by Kaupthing on a number of alternative grounds, including the ground that the transactions were improper because one of the alleged purposes of the transactions was to allow Kaupthing to influence the market in its own CDS (credit default swap) spreads and thereby its listed bonds. Additionally, in November 2012, an English law claim (with allegations similar to those featured in the Icelandic law claims) was commenced by Kaupthing against Deutsche Bank in London (together with the Icelandic proceedings, the “Kaupthing Proceedings”). Deutsche Bank filed a defense in the Icelandic proceedings in late February 2013. In February 2014, proceedings in England were stayed pending final determination of the Icelandic proceedings. Additionally, in December 2014, the SPVs and their joint liquidators served Deutsche Bank with substantively similar claims arising out of the CLN transactions against Deutsche Bank and other defendants in England (the “SPV Proceedings”). The SPVs claimed approximately € 509 million (plus costs, as well as interest), although the amount of that interest claim was less than in Iceland. Deutsche Bank has now reached a settlement of the Kaupthing and SPV Proceedings which has been paid in the first quarter of 2017.

On April 25, 2016, following the trial before the Munich District Court regarding the main investigation involving Juergen Fitschen and four other former Management Board members, the Munich District Court acquitted all of the accused, as well as Deutsche Bank AG, which was a secondary participant in such proceedings. On April 26, 2016, the public prosecutor filed an appeal. An appeal is limited to a review of legal errors rather than facts. On October 18, 2016, a few weeks after the written judgment was served, the public prosecutor provided notice that it will uphold its appeal only with respect to former Management Board members Juergen Fitschen, Dr. Rolf Breuer and Dr. Josef Ackermann and that it will withdraw its appeal with respect to former Management Board members Dr. Clemens Boersig and Dr. Tessen von Heydebreck for whom the acquittal thereby becomes binding. On January 24, 2018, the Attorney General’s office applied to convene an oral hearing before the Federal Supreme Court to decide about the Munich public prosecutor’s appeal. This oral hearing was held on October 22, 2019. On October 31, 2019, the Federal Supreme Court confirmed the acquittals in the Kirch criminal proceedings.

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After the Federal Supreme Court’s judgment of October 31, 2019, the other investigations by the public prosecutor (which also deal with attempted litigation fraud in the Kirch civil proceedings) were terminated.

Following the decline of the Korea Composite Stock Price Index 200 (“KOSPI 200”) in the closing auction on November 11, 2010 by approximately 2.7%, the Korean Financial Supervisory Service (“FSS”) commenced an investigation and expressed concerns that the fall in the KOSPI 200 was attributable to a sale by Deutsche Bank of a basket of stocks, worth approximately €1.6 billion, that was held as part of an index arbitrage position on the KOSPI 200. On February 23, 2011, the Korean Financial Services Commission, which oversees the work of the FSS, reviewed the FSS’ findings and recommendations and resolved to take the following action: (i) to file a criminal complaint to the Korean Prosecutor’s Office for alleged market manipulation against five employees of the Deutsche Bank group and Deutsche Bank’s subsidiary Deutsche Securities Korea Co. (“DSK”) for vicarious liability; and (ii) to impose a suspension of six months, commencing April 1, 2011 and ending September 30, 2011, of DSK’s business for proprietary trading of cash equities and listed derivatives and DMA (direct market access) cash equities trading, and the requirement that DSK suspend the employment of one named employee for six months. There was an exemption to the business suspension which permitted DSK to continue acting as liquidity provider for existing derivatives linked securities. On August 19, 2011, the Korean Prosecutor’s Office announced its decision to indict DSK and four employees of the Deutsche Bank group on charges of spot/futures linked market manipulation. The criminal trial commenced in January 2012. On January 25, 2016, the Seoul Central District Court rendered a guilty verdict against a DSK trader and a guilty verdict against DSK. A criminal fine of KRW 1.5 billion (less than €2.0 million) was imposed on DSK. The Court also ordered forfeiture of the profits generated on the underlying trading activity. The Deutsche Bank group disgorged the profits on the underlying trading activity in 2011. The criminal trial verdict has been appealed by both the prosecutor and the defendants.

In addition, a number of civil actions have been filed in Korean courts against Deutsche Bank and DSK by certain parties who allege they incurred losses as a consequence of the fall in the KOSPI 200 on November 11, 2010. First instance court decisions were rendered against Deutsche Bank and DSK in some of these cases starting in the fourth quarter of 2015. The outstanding known claims have an aggregate claim amount of approximately € 50 million (at present exchange rates).

Deutsche Bank has responded to requests for information from, and cooperated with, various regulatory and law enforcement agencies in connection with industry-wide investigations concerning the setting of London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), Tokyo Interbank Offered Rate (“TIBOR”) and other interbank offered rates.

Deutsche Bank paid € 725 million to the European Commission pursuant to a settlement agreement dated December 4, 2013 in relation to anticompetitive conduct in the trading of interest rate derivatives.

On April 23, 2015, Deutsche Bank entered into separate settlements with the DOJ, the CFTC, the U.K. Financial Conduct Authority (“FCA”), and the DFS to resolve investigations into misconduct concerning the setting of LIBOR, EURIBOR, and TIBOR. Under the terms of these agreements, Deutsche Bank agreed to pay penalties of $2.175 billion to the DOJ, CFTC and DFS and GBP 226.8 million to the FCA. These fines have been paid in full and do not form part of Deutsche Bank’s provisions, save for $150 million that is payable to the DOJ, subject to court approval (currently scheduled for March 28, 2017), following the sentencing of DB Services (UK) Ltd. (an indirectly-held, wholly-owned subsidiary of Deutsche Bank) in connection with its guilty plea to one count of wire fraud and Deutsche Bank entered into a Deferred Prosecution Agreement with a three year term pursuant to which it agreed (among other things) to the filing of an Information in the U.S. District Court for the District of Connecticut charging Deutsche Bank with one count of wire fraud and one count of price fixing in violation of the Sherman Act. The fines referred to above, which include a $150 million fine paid in April 2017 following the March 28, 2017 sentencing of DB Group Services (UK) Ltd., have been paid in full. On April 23, 2018, the Deferred Prosecution Agreement expired, and the U.S. District Court for the District of Connecticut subsequently dismissed the criminal Information against Deutsche Bank.

On November 29, 2016, the SEC staff informed Deutsche Bank that it has concluded its LIBOR investigation and that it does not intend to recommend an enforcement action by the SEC.

On December 21, 2016, the Swiss Competition Commission, WEKO, formally announced its LIBOR-related settlement decisions addressing various banks, including Deutsche Bank AG, relating to EURIBOR and Yen LIBOR. Deutsche Bank will be required to pay a fine of CHF 5.0 million with respect to Yen Libor and approximately CHF 0.4 million for WEKO’s fees. Deutsche Bank received full immunity from fines for EURIBOR in return for being the first party to notify such conduct to WEKO. On March 20, 2017, Deutsche Bank paid CHF 5.4 million to the Swiss Competition Commission (“WEKO”) pursuant to a settlement agreement in relation to Yen LIBOR.

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On October 25, 2017, Deutsche Bank entered into a settlement with a working group of U.S. state attorneys general resolving their interbank offered rate investigation. Among other considerations, Deutsche Bank agreed to make a settlement payment of $220 million. The settlement amount has been paid in full.

Other regulatory investigations of Deutsche Bank concerning the setting of various interbank offered rates remain ongoing, and Deutsche Bank remains exposed to further action.

Deutsche Bank is party to 37 U.S. civil actions concerning alleged manipulation relating to the setting of various interbank and/or dealer offered rates which are described in the following paragraphs, as well as single actions pending in each of the UK, Israel, Argentina and Spain. Most of the civil actions, including putative class actions, are pending in the SDNY, against Deutsche Bank and numerous other banks. All but three of the civil actions were filed on behalf of parties who allege losses as a result of manipulation relating to the setting of U.S. dollar LIBOR. The three civil actions pending against Deutsche Bank that do not relate to U.S. dollar LIBOR are also pending in the SDNY, and include one consolidated action concerning Pound Sterling (“GBP”) LIBOR, one action concerning Swiss franc (“CHF”) LIBOR, and one action concerning two Singapore Dollar (“SGD”) benchmark rates, SIBOR and the Swap Offer Rate (“SOR”).

Claims for damages for all 37 of the U.S. civil actions discussed have been asserted under various legal theories, including violations of the CEA, federal and state antitrust laws, RICO, and other federal and state laws. Deutsche Bank has not disclosed whether it has established a provision or contingent liability with respect to these matters because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

With two exceptions, all of the U.S. civil actions concerning U.S. dollar LIBOR are being coordinated as part of a multidistrict litigation (“U.S. dollar LIBOR MDL”) in the SDNY. In light of the large number of individual cases pending against Deutsche Bank and their similarity, the civil actions included in the U.S. dollar LIBOR MDL are now subsumed under the following general description of the litigation pertaining to all such actions, without disclosure of individual actions except when the circumstances or the resolution of an individual case is material to Deutsche Bank.

Following a series of decisions in the U.S. dollar LIBOR MDL between March 2013 and December 2016 narrowing their claims, plaintiffs are currently asserting antitrust claims, CEA claims and state law fraud, contract, unjust enrichment and other tort claims. The SDNY has also issued decisions dismissing certain plaintiffs’ claims for lack of personal jurisdiction and on statute of limitations grounds.

On December 20, 2016, the district court issued a ruling dismissing certain antitrust claims while allowing others to proceed. Multiple plaintiffs have filed appeals of the district court’s December 20, 2016 ruling to the U.S. Court of Appeals for the Second Circuit, and those appeals are proceeding in parallel with the ongoing proceedings in the district court. Briefing of the appeals is complete, and oral argument was heard on May 24, 2019.

On July 13, 2017, Deutsche Bank executed a settlement agreement in the amount of U.S.$ 80 million with plaintiffs to resolve a putative class action pending as part of the U.S. dollar LIBOR MDL asserting claims based on alleged transactions in Eurodollar futures and options traded on the Chicago Mercantile Exchange (Metzler Investment GmbH v. Credit Suisse Group AG). The court granted the settlement final approval on September 17, 2020, and dismissed all claims against Deutsche Bank. Accordingly, the action is not included in the total number of actions above. The settlement amount has been paid by Deutsche Bank.

On July 29, 2020, Deutsche Bank executed a settlement agreement with plaintiffs in the amount of U.S.$ 425,000 to resolve a putative class action pending as part of the U.S. dollar LIBOR MDL asserting claims on behalf of lending institutions headquartered in the United States that originated, purchased outright, or purchased a participation interest in loans tied to U.S. dollar LIBOR (The Berkshire Bank v. Bank of America). The court granted the settlement preliminary approval on October 30, 2020. On February 8, 2021, the plaintiffs moved the court for final approval of the settlement. The settlement amount has been paid by Deutsche Bank.

On March 24, 2020, Deutsche Bank and the plaintiff in a non-class action pending as part of the U.S. dollar LIBOR MDL (Salix Capital US Inc. v. Banc of America Securities LLC) stipulated to the dismissal of the plaintiff’s claims against Deutsche Bank. The court dismissed the plaintiff’s claims on March 25, 2020. On August 17, 2020, Deutsche Bank and the plaintiffs in two non-class actions pending as part of the U.S. dollar LIBOR MDL (Prudential Investment Portfolios v. Bank of America Corp.; Prudential Investment Portfolios v. Barclays Bank plc.) stipulated to the dismissal of the plaintiffs’ claims against Deutsche Bank. The court dismissed the plaintiffs’ claims on August 18, 2020. On November 9, 2020, Deutsche Bank and the plaintiff in a non-class action pending as part of the U.S. dollar LIBOR MDL (Federal National Mortgage Association v. Barclays Bank plc.) stipulated to the dismissal of the plaintiff’s claims against Deutsche Bank, and the court dismissed the claims. On February 3, 2021, Deutsche Bank and the plaintiffs in a non-class action pending as part of the U.S. dollar LIBOR MDL (Darby Financial Products v. Barclays Bank plc.) stipulated to the dismissal of the plaintiffs’ claims against Deutsche Bank, and the court dismissed the claims.

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On February 6, 2018, Deutsche Bank executed a settlement agreement in the amount of $240 million with plaintiffs to resolve a putative class action pending as part of the U.S. dollar LIBOR MDL asserting claims based on alleged transactions in U.S. dollar LIBOR-linked financial instruments purchased over the counter directly from LIBOR panel banks (Mayor & City Council of Baltimore v. Credit Suisse AG). The agreement was submitted to the court for approval, and the court granted final approval of the settlement on October 25, 2018. Accordingly, the action is not included in the total number of actions above. The settlement amount, which Deutsche Bank has paid, is no longer reflected in Deutsche Bank’s litigation provisions.

Finally, one of the actions in the U.S. dollar LIBOR MDL has been dismissed entirely, including (as to Deutsche Bank and other foreign defendants) on personal jurisdiction and merits grounds, and plaintiffs have filed an appeal to the U.S. Court of Appeals for the Second Circuit. The appeal was fully briefed, and oral argument was held on September 25, 2017. On February 23, 2018, the Second Circuit affirmed in part and vacated in part the district court’s decision. Among other things, the court held that plaintiffs had established a prima facie case of personal jurisdiction with respect to Deutsche Bank and another foreign defendant for certain state law claims concerning direct transactions with plaintiffs and granted plaintiffs leave to amend their allegations concerning several other defendants and their agency and conspiracy theories of jurisdiction. The Second Circuit otherwise affirmed the district court’s decision on personal jurisdiction. The Second Circuit also affirmed the district court’s dismissal on the merits of plaintiffs’ claims concerning fixed-rate instruments, but reversed the district court’s dismissal of certain of plaintiffs’ claims under the Exchange Act for unjust enrichment.

A plaintiff in one of the non-MDL cases proceeding in the SDNY moved to amend its complaint following a dismissal of its claims. On March 20, 2018, the court denied plaintiff’s motion for leave to amend and entered judgment in the action, closing the case. The plaintiff appealed the court’s decision, and on April 30, 2019, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s decision. On July 29, 2019, the plaintiff sought further review from the U.S. Supreme Court, which was denied on October 7, 2019. Accordingly, the action is not included in the total number of actions above.

In January and March 2019, plaintiffs filed three putative class action complaints in the SDNY against several financial institutions, alleging that the defendants, members of the panel of banks that provided U.S. dollar LIBOR submissions, the organization that administers LIBOR, and their affiliates, conspired to suppress U.S. dollar LIBOR submissions from February 1, 2014 through the present. These actions were subsequently consolidated under In re ICE LIBOR Antitrust Litigation, and on July 1, 2019, the plaintiffs filed a consolidated amended complaint. On March 26, 2020, the court granted the defendants’ motion to dismiss the action, dismissing all claims against Deutsche Bank. Plaintiffs have appealed that decision to the U.S. Court of Appeals for the Second Circuit. Briefing of the appeal is complete. On December 28, 2020, DYJ Holdings, LLC filed a motion to intervene in the appeal as named plaintiff and proposed class representative, as one of the original named plaintiffs has withdrawn and dismissed its claims and the other two named plaintiffs have expressed a desire to withdraw from the case. On January 7, 2021, defendants filed a motion to dismiss the appeal for lack of subject matter jurisdiction. Briefing of both motions is complete. This action is not part of the U.S. dollar LIBOR MDL.

In August 2020, plaintiffs filed a non-class action in the U.S. District Court for the Northern District of California against several financial institutions, alleging that U.S. dollar LIBOR has been suppressed through the present. On November 10, 2020, plaintiffs moved the court for a preliminary and permanent injunction; briefing of that motion is complete. On November 11, 2020, certain defendants moved to transfer the action to the SDNY; briefing of that motion is complete. This action is not part of the U.S. dollar LIBOR MDL.

There is a further UK civil action regarding U.S. dollar LIBOR brought by the U.S. Federal Deposit Insurance Corporation, in which a claim for damages has been asserted pursuant to Article 101 of The Treaty on the Functioning of the European Union, Section 2 of Chapter 1 of the UK Competition Act 1998 and U.S. state laws. Deutsche Bank is defending this action.

A further class action regarding LIBOR, EURIBOR and TIBOR was filed in Israel in 2018 seeking damages for losses incurred by Israeli individuals and entities. Deutsche Bank contested service and jurisdiction, and the class action claim against Deutsche Bank was dismissed by the Israeli court on November 30, 2020.

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On July 21, 2017, Deutsche Bank executed a settlement agreement in the amount of $77 million with plaintiffs to resolve two putative class actions pending in the SDNY alleging manipulation of Yen LIBOR and Euroyen TIBOR (Laydon v. Mizuho Bank, Ltd. and Sonterra Capital Master Fund Ltd. v. UBS AG). The agreement was submitted to the court for approval, and the court granted final approval of the settlement on December 7, 2017. Accordingly, these two actions are not included in the total number of actions above.

On May 10, 2017, Deutsche Bank executed a settlement agreement in the amount of $170 million with plaintiffs to resolve a putative class action pending in the SDNY alleging manipulation of EURIBOR (Sullivan v. Barclays PLC). The agreement was submitted to the court for approval, and the court granted final approval of the settlement on May 18, 2018. Accordingly, the action is not included in the total number of actions above. The settlement amount, which Deutsche Bank has paid, is no longer reflected in Deutsche Bank’s litigation provisions.

A putative class action alleging manipulation of the SIBOR and SOR remains pending. On July 26, 2019, the SDNY granted the defendants’ motion to dismiss the action, dismissing all claims against Deutsche Bank, and denied plaintiff’s motion for leave to file a fourth amended complaint. Plaintiff appealed that decision to the U.S. Court of Appeals for the Second Circuit. Briefing of the appeal is complete, and oral argument was heard on September 11, 2020.

A putative class action alleging manipulation of the Pound Sterling (GBP) LIBOR remains pending. On December 21, 2018, the SDNY partially granted defendants’ motions to dismiss the action, dismissing all claims against Deutsche Bank. On August 16, 2019, the court denied plaintiffs’ motion for partial reconsideration of the court’s December 21, 2018 decision. Plaintiffs have filed a notice of appeal; the US Court of Appeals for the Second Circuit has ordered that the appeal be held in abeyance pending that court’s decision in the appeal of the SIBOR and SOR class action.

A putative class action alleging manipulation of the Swiss Franc (CHF) LIBOR remains pending. On September 16, 2019, the SDNY granted defendants’ motion to dismiss the action, dismissing all claims against Deutsche Bank. Plaintiffs have filed a notice of appeal; the U.S. Court of Appeals for the Second Circuit has ordered that the appeal be held in abeyance pending that court’s decision in the appeal of the SIBOR and SOR class action.

53 claims in Spain have been filed against Deutsche Bank by claimants with mortgage loans held by banks and other financial institutions for damages resulting from alleged collusive behaviour by Deutsche Bank following the European Commission’s Decision. Of the 53 claims, court proceedings with respect to 22 claims have commenced. The total value of current claims is approximately € 790,000, with the potential for more claims. The first trial was due to take place on February 1, 2021, but it has been postponed with a new trial date to be advised.

On August 16, 2016, a putative class action was filed in the SDNY against Deutsche Bank and other defendants, bringing claims based on alleged collusion and manipulation in connection with the Australian Bank Bill Swap Rate (“BBSW”). The complaint alleges that the defendants, among other things, engaged in money market transactions intended to influence the BBSW fixing, made false BBSW submissions, and used their control over BBSW rules to further the alleged misconduct. Plaintiffs bring suit on behalf of persons and entities that engaged in U.S.-based transactions in BBSW-linked financial instruments from 2003 through the present. An amended complaint was filed on December 16, 2016, and defendants’ motions to dismiss have been filed.

Certain regulators and law enforcement authorities in various jurisdictions, including the SEC and DOJ, are investigating, among other things, Deutsche Bank’s compliance with the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws with respect to the Bank’s hiring practices related to candidates referred by clients, potential clients and government officials, and its engagement of finders and consultants. Deutsche Bank is responding to and continuing to cooperate with these investigations. Certain regulators in other jurisdictions have also been briefed on these investigations. On August 22, 2019, the SEC announced that Deutsche Bank AG will pay more than $16 million to settle charges that it violated the FCPA by hiring relatives of foreign government officials in order to improperly influence them in connection with its investment banking business. According to the SEC’s order, Deutsche Bank employees hired relatives at the request of foreign officials in both the Asia-Pacific region and Russia to obtain or retain business or other benefits. These “Referral Hires” bypassed Deutsche Bank’s highly competitive and merit-based hiring process and were often less qualified than applicants hired through the bank’s formal hiring process. The SEC’s order found that Deutsche Bank violated the books and records and internal accounting controls provisions of the Securities Act. Without admitting or denying the findings, Deutsche Bank AG agreed to pay disgorgement of $10,785,900, prejudgment interest of $2,392,950 and a $3 million civil penalty. The SEC considered Deutsche Bank AG’s remedial acts and its cooperation with the investigation when determining whether to accept the offer of settlement.

On December 15, 2015 Principal Fund Plaintiffs filed two complaints in SDNY alleging that Deutsche Bank AG and DBSI conspired to manipulate LIBOR for the period from August 2007 to May 2010. These actions are currently subject to the U.S. dollar LIBOR MDL court’s stay for newly filed cases.

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Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations. On January 29, 2018, the CFTC issued an order filing and settling charges against Deutsche Bank AG and DBSI, requiring Deutsche Bank to pay a $30 million civil monetary penalty and to undertake remedial relief. The order found that from at least February 2008 and continuing through at least September 2014, Deutsche Bank AG, by and through certain precious metals traders, engaged in a scheme to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals 74 futures contracts traded on the Commodity Exchange, Inc. or “COMEX”, and by trading in a manner to trigger customer stop-loss orders. On January 8, 2021, Deutsche Bank entered into a deferred prosecution agreement (“DPA”) with the DOJ concerning spoofing and FCPA conduct. As part of its obligations in the DPA, Deutsche Bank agreed to pay approximately $8 million, of which approximately $6 million would be credited by virtue of the aforementioned CFTC resolution.

Deutsche Bank is a defendant in two consolidated class action lawsuits pending in the SDNY. The suits allege violations of U.S. antitrust law, the CEA and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes, but do not specify the damages sought. Deutsche Bank has reached agreements to settle the Gold action for $60 million and the Silver action for $38 million. The agreements remain subject to final court approval.

In addition, Deutsche Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action. Deutsche Bank has reached agreements to settle these actions which were approved by the Ontario court on May 29, 2019 and the Quebec court on June 17, 2019, and the actions have been dismissed as against Deutsche Bank. The amounts are not material to the Bank.

Deutsche Bank has received requests for information from certain U.S. regulatory and law enforcement agencies concerning its historical processing of U.S. dollar payment orders through U.S. financial institutions for parties from countries subject to U.S. embargo laws. These agencies are investigating whether such processing complied with U.S. federal and state laws. In 2006, Deutsche Bank voluntarily decided that it would not engage in new U.S. dollar business with counterparties in Iran, Sudan, North Korea and Cuba and with certain Syrian banks, and to exit existing U.S. dollar business with such counterparties to the extent legally possible. In 2007, Deutsche Bank decided that it would not engage in any new business, in any currency, with counterparties in Iran, Syria, Sudan and North Korea and to exit existing business, in any currency, with such counterparties to the extent legally possible; it also decided to limit its non-U.S. dollar business with counterparties in Cuba. On November 3, 2015, Deutsche Bank entered into agreements with the New York State Department of Financial Services and the Federal Reserve Bank of New York to resolve their investigations of Deutsche Bank. Deutsche Bank paid the two agencies $200 million and $58 million, respectively, and agreed to terminate certain employees, not rehire certain former employees and install an independent monitor for one year. In addition, the Federal Reserve Bank of New York ordered certain remedial measures, specifically, the requirement to ensure an effective OFAC compliance program and an annual review of such program by an independent party until the Federal Reserve Bank of New York is satisfied as to its effectiveness.

On May 2, 2017, the United States Attorney’s Office for the Southern District of New York notified Deutsche Bank that it has closed its investigation of Deutsche Bank’s historical life settlements business, which included the origination and purchase of investments in life insurance assets during the 2005 to 2008 period. As is customary, the United States Attorney’s Office further informed Deutsche Bank that it may reopen its investigation if it obtains additional information or evidence.

On December 20, 2018, the European Commission sent a Statement of Objections to Deutsche Bank regarding a potential breach of EU antitrust rules in relation to secondary market trading of SSA bonds denominated in U.S. dollars. The sending of a Statement of Objections is a step in the EC’s investigation and does not prejudge the outcome of the investigation. Deutsche Bank has proactively cooperated with the EC in this matter and as a result has been granted immunity. In accordance with the EC’s guidelines, Deutsche Bank does not expect a financial penalty.

DBSI and Deutsche Bank are defendants in several putative class action complaints filed in the SDNY alleging violations of antitrust law. On May 8, 2016, direct market participants filed class actions relating to SSA bond trading; Deutsche Bank and DBSI have reached an agreement to settle the actions by direct market participants in SSA bonds for the amount of $48.5 million, which is pending court approval; a final Fairness Hearing is scheduled for December 3, 2020. The action filed on behalf of alleged indirect market participants was voluntarily dismissed by the plaintiffs

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Deutsche Bank is also a defendant in a putative class actions filed on November 7, 2017 and December 4, 2017 in the Ontario Superior Court of Justice and Federal Court of Canada, respectively, claiming violations of Canadian and foreign anti-trust law, and common law relating to alleged manipulation of secondary trading of SSA bonds. The complaint relies on allegations similar to those in the U.S. class actions, and seeks punitive damages. The case is in its early stages.

In March 2018, alleged market participants filed a class action relating to Mexican government bond trading. In October 2019, the court granted defendants’ motion to dismiss plaintiffs’ consolidated amended complaint without prejudice. In December 2019, plaintiffs filed a Second Amended Complaint, which defendants moved to dismiss on February 21, 2020. On November 30, 2020, the court dismissed the Second Amended Complaint without prejudice for lack of personal jurisdiction. On January 22, 2021, Deutsche Bank was notified that the Mexican competition authority, COFECE, reached a resolution that imposes fines against DB Mexico and two of its former traders, as well as six other financial institutions and nine other traders, for engaging in alleged monopolistic practices in the Mexican government bond secondary market, which may be appealed. The fine against DB Mexico was approximately U.S.$ 427,000.

In February 2019, alleged market participants filed class actions relating to US Agency bond trading, which were consolidated under a single case heading in April 2019. On September 3, 2019, the court denied a motion to dismiss the complaint. DBSI has reached an agreement to settle the class action for the amount of $15 million, which amount was already fully reflected in existing litigation reserves and no additional provision was taken for this settlement amount. The court granted preliminary approval over the settlement on October 29, 2019, supported by an opinion dated November 8, 2019. The court held a final Fairness Hearing on June 9, 2020. On June 18, 2020, the court entered final judgement approving the class action settlement with the Corporation and separately as to the class action settlements with the other defendants, which will result in a total of $386.5 million paid to the settlement class. A separate action was filed in the US District Court for the Middle District of Louisiana on September 23, 2019, which was dismissed with prejudice as to Deutsche Bank and DBSI by stipulation on October 30, 2019.

DBSI has been responding to requests for information from FINRA concerning DBSI’s policies, procedures and controls relating to intercom speakers (also known as “squawk boxes”). On August 8, 2016, DBSI settled the investigation with FINRA by making a payment of $12.5 million.

Deutsche Bank has investigated the circumstances around equity trades entered into by certain clients with Deutsche Bank in Moscow and London that offset one another. The total volume of transactions reviewed is significant. Deutsche Bank’s internal investigation of potential violations of law, regulation and policy and into the related internal control environment has concluded, and Deutsche Bank has assessed the findings identified during the investigation; to date it has identified certain violations of Deutsche Bank’s policies and deficiencies in Deutsche Bank’s control environment. Deutsche Bank has advised regulators and law enforcement authorities in several jurisdictions (including Germany, Russia, the UK and the United States) of this investigation. Deutsche Bank has taken disciplinary measures with regards to certain individuals in this matter.

On January 30 and 31, 2017, the DFS and UK FCA announced settlements with Deutsche Bank related to their investigations into this matter. The settlements conclude the DFS and the FCA’s investigations into the bank’s anti-money laundering (“AML”) control function in its investment banking division, including in relation to the equity trading described above. Under the terms of the settlement agreement with the DFS, Deutsche Bank entered into a Consent Order, and agreed to pay civil monetary penalties of $425 million and to engage an independent monitor for a term of up to two years. Under the terms of the settlement agreement with the FCA, Deutsche Bank agreed to pay civil monetary penalties of approximately GBP 163 million. On May 30, 2017, the Federal Reserve announced its settlement with Deutsche Bank resolving this matter as well as additional AML issues identified by the Federal Reserve. Deutsche Bank paid a penalty of $41 million. Deutsche Bank also agreed to retain independent third parties to assess its Bank Secrecy Act/AML program and review certain foreign correspondent banking activity of its subsidiary Deutsche Bank Trust Company Americas. Deutsche Bank is also required to submit written remediation plans and programs.

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DBSI, along with other underwriters of various securities offerings by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., was named in certain securities putative class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all alleged violations of the federal securities laws, and several of the individual actions also variously asserted claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or TerraForm. The actions were transferred for pre-trial proceedings to a multi-district litigation (“MDL”) pending in the Southern District of New York. In the putative class action based on TerraForm’s initial public offering, the issuer and plaintiffs entered into an agreement to resolve the action as to all defendants without contribution from the underwriters. On February 25, 2020, the court held a final settlement approval hearing for TerraForm’s revised settlement agreement with class plaintiffs, approved the settlement, and entered final judgement dismissing all claims. The direct cases and causes of actions arising exclusively out of Terraform offerings were dismissed with prejudice in late December 2017 and early January 2018. On July 11, 2019, the parties in the class action based on SunEdison’s August 18, 2015 offering of preferred stock entered into a settlement agreement. On October 25, 2019, the court approved the settlement on a final basis and entered final judgement in the action. On March 1, 2019, four of the individual cases based on SunEdison’s preferred stock offering were dismissed with prejudice. On August 6, 2019, the plaintiffs in the remaining individual actions based on SunEdison’s preferred stock offering filed amended complaints, and motions to dismiss the amended complaints were filed and are pending. On December 31, 2020, the parties to these remaining individual actions notified the court than an agreement to settle the actions has been reached and requested a brief informal stay to the litigation until February 15, 2021, while the parties finalize documentation of the agreed settlement. The underwriters, including DBSI, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York.

DBSI was also named as a defendant in a lawsuit filed in the Superior Court of the State of California, County of San Francisco arising out of its role as an arranger of a term B/second lien loan to SunEdison, Inc. The complaint asserts state common law claims based on allegations that DBSI misrepresented or failed to disclose to the second lien lenders certain facts about SunEdison’s financial condition, including that SunEdison did not have sufficient liquidity. On July 15, 2019, DBSI filed a demurrer, which was fully briefed. On July 8, 2020, the California court tentatively overruled the demurrer, and on July 13, 2020, the court issued a final decision overruling the demurrer. On September 2, 2020, DBSI filed a Cross-Complaint against the members of Plaintiff SESL to enforce DBSI’s right to indemnification under the terms of the Second Lien Credit Agreement. Cross-Defendants filed a demurrer to the Cross-Complaint on November 25, 2020, and a hearing is tentatively scheduled for March 4, 2021. Discovery is ongoing.

DBSI, along with numerous other financial institutions, has been named as a defendant in a putative consolidated class action lawsuit pending in the United States District Court for the Northern District of Texas regarding the initial public offering of Santander Consumer USA Holdings Inc. (“Santander Consumer”). The consolidated complaint asserts claims against DBSI under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents issued by Santander Consumer in connection with Santander Consumer’s August 26, 2014 initial public offering. DBSI acted as one of the underwriters on that initial public offering with other bank defendants. Jointly with the other bank defendants, DBSI filed a motion to dismiss the Consolidated Complaint on December 18, 2015. On June 13, 2016, the court denied the issuer and underwriters’ motions to dismiss. The parties have agreed to settle this matter, and on July 31, 2020, the plaintiffs filed an unopposed motion for preliminary approval of the settlement. The final settlement hearing was held on January 12, 2021, at which the court entered final judgement. In connection with its role as an underwriter of the initial public offering, DBSI received a customary indemnification agreement from Santander Consumer as issuer.

On October 5, 2016, the CFTC issued a subpoena to Deutsche Bank and its affiliates, including DBSI, seeking documents and information concerning the trading and clearing of interest rate swaps (“IR Swaps”). Deutsche Bank is cooperating fully in response to the subpoena and requests for information.

Deutsche Bank and DBSI are defendants, along with numerous other IR Swaps dealer banks, in a multi-district civil class action filed in the SDNY. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange and Javelin have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. Plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. Class plaintiffs filed the Third Consolidated Amended Class Action Complaint on May 30, 2018. On August 7, 2018, TrueEx filed an amended complaint, which defendants moved to dismiss on August 28, 2018. On November 20, 2018, the court granted in part and denied in part defendant’s motion to dismiss the amended TrueEx complaint. Class plaintiffs filed the Fourth Consolidated Amended Class Action complaint on March 22, 2019. Fact discovery in all cases closed on April 10, 2019 and the parties are currently briefing class certification issues. The class plaintiffs filed a motion to certify a class on February 20, 2019, which is pending.

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DBSI had been responding to requests for information from the SEC concerning whether a former research analyst made statements inconsistent with his published research, in violation of applicable rules and regulations, and whether DBSI’s policies and procedures were adequate. On February 17, 2016, the SEC announced a settlement with the former research analyst based on a violation of Rule 501 of Regulation AC of the Exchange Act. On October 12, 2016, the SEC announced a settlement with DBSI for $9.5 million.

DBSI was a defendant in several putative class actions alleging violations of U.S. antitrust law, the CEA and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the SDNY. On November 16, 2017, plaintiffs filed a consolidated amended complaint, which did not name DBSI as a defendant. On December 11, 2017, the court dismissed DBSI from the class action without prejudice.

DBSI has been named as respondent in an arbitration proceeding brought by two former Managing Directors for breach of contract, unjust enrichment and violation of New York Labor Law for the failure to pay alleged formulaic bonuses based on an alleged oral promise. DBSI answered the statement of claim on January 17, 2019. The hearing is scheduled to be held August 25 through September 3, 2020.

The Public Prosecutor in Cologne (Staatsanwaltschaft Köln, “CPP”) has been conducting a criminal investigation since August 2017 concerning two former employees of Deutsche Bank in relation to cum-ex transactions of certain former clients of the Bank. Deutsche Bank is a potential secondary participant pursuant to Section 30 of the German Law on Administrative Offences in this proceeding. This proceeding could result in a disgorgement of profits and fines. Deutsche Bank is cooperating with the CPP. At the end of May and beginning of June 2019, the CPP initiated criminal investigations against further current and former employees of Deutsche Bank and five former Management Board members. The investigation is still at an early stage and the scope of the investigation may be broadened.

Deutsche Bank acted as participant in and filed withholding tax refund claims through the electronic refund procedure (elektronisches Datenträgerverfahren) on behalf of, inter alia, two former custody clients in connection with their cum-ex transactions. In February 2018, Deutsche Bank received from the German Federal Tax Office (Bundeszentralamt für Steuern, “FTO”) a demand of approximately € 49 million for tax refunds paid to a former custody client. Deutsche Bank expects to receive a formal notice for the same amount. On December 20, 2019, Deutsche Bank received a liability notice from the FTO requesting payment of € 2.1 million by January 20, 2020 in connection with tax refund claims Deutsche Bank had submitted on behalf of another former custody client. On January 20, 2020, Deutsche Bank made the requested payment and filed an objection against the liability notice. Deutsche Bank filed the reasoning for the objection on June 19, 2020. On December 3, 2020, Deutsche Bank received another hearing letter from the FTO in relation to the € 2.1 million liability notice.

By letter dated February 26, 2018, The Bank of New York Mellon SA/NV (“BNY”) informed Deutsche Bank of its intention to seek indemnification for potential cum-ex related tax liabilities incurred by BHF Asset Servicing GmbH (“BAS”) and/or Frankfurter Service Kapitalanlage-GmbH (“Service KAG”, now named BNY Mellon Service Kapitalanlage-Gesellschaft mbH). Deutsche Bank had acquired BAS and Service KAG as part of the acquisition of Sal. Oppenheim in 2010 and sold them to BNY in the same year. BNY estimates the potential tax liability to amount to up to € 120 million (excluding interest of 6 per cent p.a.). In November and December 2020 counsel to BNY informed Deutsche Bank that BNY and / or Service KAG (among others) have received notices from tax authorities in the estimated amount with respect to cum-ex related trades by certain investment funds in 2009 and 2010. BNY has filed objections against the notices.

On February 6, 2019, the Regional Court (Landgericht) Frankfurt am Main served Deutsche Bank with a claim by M.M.Warburg & CO Gruppe GmbH and M.M.Warburg & CO (AG & Co.) KGaA (together “Warburg”) in connection with cum-ex transactions of Warburg with a custody client of Deutsche Bank during 2007 to 2011. Warburg claims from Deutsche Bank indemnification against German taxes in relation to transactions conducted in the years 2007 to 2011. Further, Warburg claims compensation of unspecified damages relating to these transactions. Based on the tax assessment notices received for 2007 to 2011, Warburg is claiming a total of € 250 million (of which € 166 million is in relation to taxes and € 84 million is in relation to interest). On March 20, 2020, Warburg extended its claim against Deutsche Bank to indemnify Warburg in relation to the € 176 million (of which € 166 million is in relation to taxes and € 10 million is in relation to interest) confiscation order issued by the Regional Court Bonn in the criminal cum-ex trial on March 18, 2020 regarding the same transactions. On September 23, 2020 the Frankfurt Regional Court fully dismissed Warburg’s claim against Deutsche Bank on the grounds that Warburg as the tax debtor (Steuerschuldner) is primarily liable and cannot request payment from Deutsche Bank. The court further held that any claims are time-barred. On October 29, 2020, Warburg appealed the decision with the Higher Regional Court (Oberlandesgericht) Frankfurt am Main. Deutsche Bank has until April 12, 2021 to respond to Warburg’s appellate brief.

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On January 25, 2021, the Regional Court (Landgericht) Hamburg served Deutsche Bank with a claim by Warburg Invest Kapitalanlagegesellschaft mbH (“Warburg Invest”) in relation to transactions of two investment funds in 2009 and 2010, respectively. Warburg Invest was fund manager for both funds. Warburg Invest claims, from Deutsche Bank together with several other parties as joint and several debtors (Gesamtschuldner), indemnification against German taxes in relation to cum-ex transactions conducted by the two funds. Further, Warburg Invest claims compensation of unspecified damages relating to these transactions. In November 2020, Warburg Invest received a tax liability notice from tax authorities for one of the funds in the amount of € 61 million. Based on publicly available information Deutsche Bank estimates the tax amount for the second fund to be approximately € 49 million. Warburg Invest filed its claim against several parties including Deutsche Bank inter alia based on an allegation of intentional damage contrary to public policy (Section 826 German Civil Code) and the accusation that Deutsche Bank participated in a business model that was contrary to public policy (sittenwidriges Geschäftsmodell).

Deutsche Bank has received requests for information from regulatory and law enforcement agencies concerning the Bank’s former correspondent banking relationship with Danske Bank, including the Bank’s historical processing of correspondent banking transactions on behalf of customers of Danske Bank’s Estonia branch prior to cessation of the correspondent banking relationship with that branch in 2015. Deutsche Bank is providing information to and otherwise cooperating with the investigating agencies. The Bank has also completed an internal investigation into these matters, including of whether any violations of law, regulation or Bank policy occurred and the effectiveness of the related internal control environment. Additionally, on September 24 and 25, 2019, based on a search warrant issued by the Local Court (Amtsgericht) in Frankfurt, the Frankfurt public prosecutor’s office conducted investigations into Deutsche Bank. The investigations were in connection with suspicious activity reports relating to potential money laundering at Danske Bank. On October 13, 2020, the FPP closed its criminal investigation because the FPP did not find sufficient evidence to substantiate the money laundering suspicion. However, the Bank agreed to pay an administrative fine of € 13.5 million to the FPP for failing to submit SARs in Germany in a timely fashion, which Deutsche Bank paid in the fourth quarter of 2020.\

Deutsche Bank has received requests for information from regulatory and law enforcement agencies concerning the Bank’s former client relationship with Jeffrey Epstein (individually, and through related parties and entities). In December 2018, Deutsche Bank began the process to terminate its relationship with Epstein, which began in August 2013. Deutsche Bank has provided information to and otherwise cooperated with the investigating agencies. The Bank has also completed an internal investigation into the Epstein relationship.

On July 7, 2020, the New York State Department of Financial Services (“DFS”) issued a Consent Order, finding that Deutsche Bank violated New York State banking laws in connection with its relationships with three former Deutsche Bank clients, Danske Bank’s Estonia branch, Jeffrey Epstein and FBME Bank, and imposing a U.S.$ 150 million civil penalty in connection with these three former relationships, which Deutsche Bank paid in the third quarter of 2020. As noted above, Deutsche Bank is also named as a defendant in a securities class action pending in the U.S. District Court for the District of New Jersey that includes allegations relating to Deutsche Bank’s relationship with Jeffrey Epstein and other entities.

The remaining investigations relating to Danske Bank’s Estonia branch are ongoing.

On July 15, 2020, Deutsche Bank was named as a defendant in a securities class action filed in the U.S. District Court for the District of New Jersey, alleging that the Bank made material misrepresentations regarding the effectiveness of its anti-money laundering (“AML”) controls and related remediation. The complaint cites allegations regarding control deficiencies raised in the DFS Consent Order related to the Bank’s relationships with Danske Bank’s Estonia branch, Jeffrey Epstein and FBME Bank. On September 30, 2020, the plaintiff filed an amended complaint that included additional allegations regarding the effectiveness of the Bank’s AML controls. On December 28, 2020, the court appointed lead plaintiff and lead counsel. Lead plaintiff is anticipated to file a second amended complaint by March 1, 2021. The Bank’s motion to dismiss is due by April 15, 2021, with briefing on the motion to conclude by July 1, 2021.

On June 18, 2020, the CFTC announced the settlement of two enforcement matters involving Deutsche Bank. In the first matter, Deutsche Bank AG resolved federal court charges stemming from alleged violations of various swap data reporting and other regulatory violations. In the second matter, the CFTC issued an administrative order against DBSI, filing and settling charges that two of DBSI’s traders engaged in spoofing. According to the order, DBSI manually placed bids or offers on CME with the intent to cancel those bids or offers before execution, an illegal practice known as spoofing. The combined legal and enforcement actions impose a $9 million civil monetary penalty on Deutsche Bank AG and a $1.25 civil monetary penalty on DBSI. Deutsche Bank also consented to the appointment of a monitor to facilitate its compliance with its swap data reporting obligations.

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Following Deutsche Bank’s settlement with the CFTC, five separate putative class actions were filed in the Northern District of Illinois against Deutsche Bank AG and DBSI. The cases allege that Deutsche Bank AG and DBSI participated in a scheme between January and December 2013 to spoof the market for U.S. Treasuries futures and options contracts and Eurodollars futures and options contracts. Plaintiffs filed a consolidated complaint on November 13, 2020. Deutsche Bank AG and DBSI filed a motion to dismiss on January 15, 2021; briefing on motions to dismiss is set to conclude by April 16, 2021.

On June 30, 2020, NYSE alleged rule violations relating to technical issues associated with DBSI’s routing of orders to NYSE floor brokers for execution between January 1, 2018 and August 1, 2018. NYSE alleged that these technical issues caused DBSI to inadvertently route orders in violation of NYSE Rule 122. NYSE also alleged that DBSI failed to establish and properly maintain a supervisory system and rules in contravention of NYSE Rule 3110(A) and (B). Without admitting or denying the allegations, DBSI resolved the matter and paid a fine in the amount of $65,000.

On November 3, 2020, DBSI entered into a letter of acceptance, waiver and consent (“AWC”) with PHLX. PHLX approved the settlement in its notice of acceptance of AWC. In the AWC, PHLX alleged that between June 2016 and August 2018, DBSI’s supervisory system, including its written supervisory procedures, were not reasonably designed to achieve compliance with the firm’s best execution obligations under PHLX rule 764 when manually executing and/or facilitating options orders. As a result, PHLX alleged that DBSI violated PHLX rule 748. Pursuant to the AWC, without admitting or denying the allegations, DBSI agreed to a censure and a fine of $55,000.00.

On December 28, 2020, DBSI entered into a letter of acceptance, waiver and consent (“AWC”) with NYSE. NYSE approved the settlement in its notice of acceptance of letter of AWC. In the AWC, NYSE alleged that between March 1, 2018 and march 23, 2019, DBSI’s erroneous-order controls were not reasonably designed to prevent the entry of erroneous orders, and that DBSI’s supervisory system, including its written supervisory procedures, were not reasonably designed to manage the financial risks in connection with market access. Pursuant to the AWC, without admitting or denying the allegations, DBSI agreed to a censure and a fine of $60,000.

On December 31, 2020, DBSI entered into a letter of acceptance, waiver and consent (“AWC”) with FINRA. FINRA approved the settlement in its notice of acceptance of letter of AWC. In the AWC, FINRA alleged that between 1998 and 2017, DBSI failed to establish and maintain a supervisory system reasonably designed to achieve compliance with its record retention obligations. Pursuant to the AWC, without admitting or denying the allegations, DBSI agreed to a censure, a certification requirement, and a fine of $2,500,000.

A portion of the Trusts’s futures transactions are cleared through Goldman Sachs & Co. LLC, a Delaware LLC (“GS&Co.”). GS&Co. has its main business office located at 200 West Street, New York, New York 10282, U.S.A., and is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. (“Group Inc.”). GS&Co. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. GS&Co. is also a U.S.-registered broker-dealer. The Goldman Sachs Group, Inc. and its subsidiaries and affiliates, including GS&Co. (collectively, “Goldman Sachs”), are, in the ordinary course of their business, the subject of litigation, and regulatory examinations, inquiries and investigations.

Goldman Sachs has received subpoenas and requests for documents and information from various governmental and regulatory bodies and self-regulatory organizations as part of investigations and reviews relating to financing transactions and other matters involving 1MDB, a sovereign wealth fund in Malaysia. Subsidiaries of Goldman Sachs acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB.

On November 1, 2018, DOJ unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of Goldman Sachs, and an indictment against Ng Chong Hwa, a former managing director of Goldman Sachs, and Low Taek Jho. Leissner pleaded guilty to a two-count criminal information charging him with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery and internal accounting controls provisions. Low and Ng were charged in a three-count indictment with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery provisions. On August 28, 2018, Leissner’s guilty plea was accepted by the U.S. District Court for the Eastern District of New York and Leissner was adjudicated guilty on both counts. Ng was also charged in this indictment with conspiring to violate the FCPA’s internal accounting controls provisions. The charging documents state, among other things, that Leissner and Ng participated in a conspiracy to misappropriate proceeds of the 1MDB offerings for themselves and to pay bribes to various government officials to obtain and retain 1MDB business for Goldman Sachs. The plea and charging documents indicate that Leissner and Ng knowingly and willfully circumvented Goldman Sachs’s system of internal accounting controls, in part by repeatedly lying to control personnel and internal committees that reviewed these offerings. The indictment of Ng and Low alleges that Goldman Sachs’s system of internal accounting controls could be easily circumvented and that Goldman Sachs’s business culture, particularly in Southeast Asia, at times prioritized consummation of deals ahead of the proper operation of its compliance functions. On May 6, 2019, Ng pleaded not guilty to the DOJ’s criminal charges. On February 4, 2020, the Federal Reserve Board of Governors (“FRB”) disclosed that Andrea Vella, a former participating managing director whom the DOJ had previously referred to as an unindicted co-conspirator, had agreed, without admitting or denying the FRB’s allegations, to a consent order that prohibited him from participating in the banking industry. No other penalties were imposed by the consent order.

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Goldman Sachs has received multiple demands, beginning in November 2018, from alleged shareholders under Section 220 of the Delaware General Corporation Law for books and records relating to, among other things, Goldman Sachs’s involvement with 1MDB and Goldman Sachs’s compliance procedures. On December 13, 2019, an alleged shareholder filed a lawsuit in the Court of Chancery of the State of Delaware seeking books and records relating to, among other things, Goldman Sachs’s involvement with 1MDB and Goldman Sachs’s compliance procedures.

On February 19, 2019, a purported shareholder derivative action relating to 1MDB was filed in SDNY against Group Inc. and the directors at the time and a former chairman and chief executive officer of Goldman Sachs. The amended complaint filed on July 12, 2019, which seeks unspecified damages, disgorgement and injunctive relief, alleges breaches of fiduciary duties, including in connection with alleged insider trading by certain current and former directors, unjust enrichment and violations of the anti-fraud provisions of the Exchange Act, including in connection with Group Inc.’s common stock repurchases and solicitation of proxies. Defendants moved to dismiss this action on September 12, 2019.

Beginning in March 2019, Goldman Sachs has also received demands from alleged shareholders to investigate and pursue claims against certain current and former directors and executive officers based on their oversight and public disclosures regarding 1MDB and related internal controls. On November 21, 2018, a summons with notice was filed in New York Supreme Court, County of New York, by International Petroleum Investment Company, which guaranteed certain debt securities issued by 1MDB, and its subsidiary Aabar Investments PJS. The summons with notice makes unspecified claims relating to 1MDB and seeks unspecified compensatory and punitive damages and other relief against Group Inc., Goldman Sachs International (“GSI”), Goldman Sachs (Asia) LLC (“GS Asia”), Goldman Sachs (Singapore) PTE, Leissner, Ng, and Vella, as well as individuals (who are not current or former employees of Goldman Sachs) previously associated with the plaintiffs. On October 20, 2020, pursuant to a stipulation between the plaintiffs, the firm and other defendants, the court entered an order discontinuing the action with prejudice.

On December 20, 2018, a putative securities class action lawsuit was filed in SDNY against Group Inc. and certain former officers of Goldman Sachs alleging violations of the anti-fraud provisions of the Exchange Act with respect to Group Inc.’s disclosures concerning 1MDB and seeking unspecified damages. The plaintiffs filed the second amended complaint on October 28, 2019, which the defendants moved to dismiss on January 9, 2020.

Beginning in April 2010, a number of purported securities law class actions were filed in SDNY challenging the adequacy of Group Inc.’s public disclosure of, among other things, Goldman Sachs’s activities in the collateralized debt obligation market, and Goldman Sachs’s conflict of interest management. The consolidated amended complaint filed on July 25, 2011, which names as defendants Group Inc. and certain current and former officers and employees of Group Inc. and its affiliates, generally alleges violations of Sections 10(b) and 20(a) of the Exchange Act and seeks unspecified damages. The defendants have moved for summary judgment. On April 7, 2020, the Second Circuit Court of Appeals affirmed the district court’s August 14, 2018 grant of class certification, and on June 15, 2020, the Second Circuit Court of Appeals denied defendants’ motion seeking rehearing of the April 7, 2020 decision. On July 16, 2020, the Second Circuit Court of Appeals granted defendants’ motion to stay the proceedings in the litigation, pending the resolution of a petition for writ of certiorari to the United States Supreme Court to seek review of the Second Circuit Court of Appeals’ April 7, 2020 decision. Complaints were filed in the U.S. District Court for the Southern District of New York on July 25, 2019 and May 29, 2020 against Goldman Sachs Mortgage Company and GS Mortgage Securities Corp. by U.S. Bank National Association, as trustee for two residential mortgage-backed securitization trusts that issued $1.7 billion of securities. The complaints generally allege that mortgage loans in the trusts failed to conform to applicable representations and warranties and seek specific performance or, alternatively, compensatory damages and other relief. Defendants moved to dismiss the complaints on September 23, 2019 and July 13, 2020, respectively.

Goldman Sachs continues to receive requests for information, including from certain regulators, relating to mortgage-related activities.

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On May 9, 2017, Group Inc. and certain of its current and former directors were named as defendants in a purported direct and derivative shareholder action in the Court of Chancery of the State of Delaware (a similar purported derivative action, filed in June 2015, alleging excessive director compensation over the period 2012 to 2014 was voluntarily dismissed without prejudice in December 2016). The complaint alleges that excessive compensation has been paid to the non-employee director defendants since 2015, and that certain disclosures in connection with soliciting shareholder approval of the stock incentive plans were deficient. The complaint asserts claims for breaches of fiduciary duties and seeks, among other things, rescission or in some cases rescissory damages, disgorgement, and shareholder votes on several matters. On October 23, 2018, the court declined to approve the parties’ proposed settlement. On May 31, 2019, the court dismissed the disclosure-related claims, but permitted the non-employee director compensation claim to proceed. On August 18, 2020, the court approved a settlement among the parties. As part of the settlement, the firm has agreed to certain changes to its Non-Employee Director Compensation Program.

GS&Co. and Group Inc. are among the defendants named in putative class actions filed in SDNY beginning in September 2016 on behalf of putative indirect purchasers of foreign exchange instruments. On August 5, 2019, the plaintiffs filed a third consolidated amended complaint generally alleging a conspiracy to manipulate the foreign currency exchange markets, asserting claims under various state antitrust laws and state consumer protection laws and seeking treble damages in an unspecified amount. On July 17, 2020, the court preliminarily approved a settlement in principle. The firm has reserved the full amount of its proposed contribution to the settlement.

GS&Co. and Group Inc. are among the defendants named in an action filed in SDNY on November 7, 2018 by certain direct purchasers of foreign exchange instruments that opted out of a class settlement reached with, among others, GS&Co. and Group Inc. The third amended complaint, filed on August 3, 2020, generally alleges that the defendants violated federal antitrust law and state common law in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, punitive, treble and other damages.

GS&Co. is among the underwriters named as defendants in several putative class actions and individual actions filed beginning in March 2016 relating to the August 2015 public offering of $650 million of SunEdison, Inc. (SunEdison) convertible preferred stock. The defendants also include certain of SunEdison’s directors and officers. On April 21, 2016, SunEdison filed for Chapter 11 bankruptcy. The pending cases were transferred to the U.S. District Court for the Southern District of New York and on March 17, 2017, plaintiffs in the putative class action filed a consolidated amended complaint. GS&Co., as underwriter, sold 138,890 shares of SunEdison convertible preferred stock in the offering, representing an aggregate offering price of approximately $139 million. On April 10, 2018 and April 17, 2018, certain plaintiffs in the individual actions filed amended complaints. The defendants have reached a settlement with certain plaintiffs in the individual actions and a settlement of the class action, which the court approved on October 25, 2019. The firm has paid the full amount of its contribution to the settlement. Defendants moved to dismiss the remaining individual actions on December 18, 2019.

GS&Co. and Goldman Sachs Canada Inc. (“GS Canada”) are among the underwriters and initial purchasers named as defendants in a putative class action filed on March 2, 2016 in the Superior Court of Quebec, Canada. In addition to the underwriters and initial purchasers, the defendants include Valeant Pharmaceuticals International, Inc. (“Valeant”), certain directors and officers of Valeant and Valeant’s auditor. As to GS&Co. and GS Canada, the complaint relates to the June 2013 public offering of $2.3 billion of common stock, the June 2013 Rule 144A offering of $3.2 billion principal amount of senior notes, and the November 2013 Rule 144A offering of $900 million principal amount of senior notes. The complaint asserts claims under the Quebec Securities Act and the Civil Code of Quebec. On August 29, 2017, the court certified a class that includes only non-U.S. purchasers in the offerings. Defendants’ motion for leave to appeal the certification was denied on November 30, 2017. On August 4, 2020, Valeant entered into a settlement agreement with the plaintiffs, which is subject to court approval. Under the terms of the agreement, the firm will not be required to contribute to the settlement.

GS&Co. and GS Canada, as sole underwriters, sold 5,334,897 shares of common stock in the June 2013 offering to non-U.S. purchasers representing an aggregate offering price of approximately $453 million and, as initial purchasers, had a proportional share of sales to non-U.S. purchasers of approximately CAD14.2 million in principal amount of senior notes in the June 2013 and November 2013 Rule 144A offerings.

GS&Co. is among the underwriters named as defendants in putative securities class actions pending in California Superior Court, County of Los Angeles and the U.S. District Court for the Central District of California beginning in May 2017, relating to Snap Inc.’s $3.91 billion March 2017 initial public offering. In addition to the underwriters, the defendants include Snap Inc. and certain of its officers and directors. GS&Co. underwrote 57,040,000 shares of common stock representing an aggregate offering price of approximately $970 million. The underwriter defendants, including GS&Co., were voluntarily dismissed from the district court action on September 18, 2018. In the district court action, defendants moved for summary judgment on December 19, 2019, following the court’s November 20, 2019 order approving plaintiffs’ motion for class certification. The state court actions have been stayed. On April 27, 2020, the district court preliminarily approved a settlement among the parties. Also on April 27, 2020, the state court plaintiffs filed a motion for preliminary approval of a settlement of the state court actions. Under the terms of the federal and state court preliminary settlements, the firm will not be required to contribute to either settlement.

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GS&Co. is among the underwriters named as defendants in putative securities class actions pending in New York Supreme Court, County of Queens and the U.S. District Court for the Eastern District of New York beginning in June 2018, relating to Altice USA, Inc.’s (Altice) $2.15 billion June 2017 initial public offering. In addition to the underwriters, the defendants include Altice and certain of its officers and directors. GS&Co. underwrote 12,280,042 shares of common stock representing an aggregate offering price of approximately $368 million. On June 26, 2020, the court dismissed the amended complaint in the state court action, and on September 4, 2020, plaintiffs moved for leave to file a consolidated amended complaint. Plaintiffs in the district court action filed a second amended complaint on October 7, 2020.

GS&Co. is among the underwriters named as defendants in several putative securities class actions pending in the U.S. District Court for the Northern District of Illinois, New York Supreme Court, County of New York, and the Circuit Court of Cook County, Illinois, Chancery Division, beginning in December 2018. In addition to the underwriters, the defendants include Camping World Holdings, Inc. (“Camping World”) and certain of its officers and directors, as well as certain of its stockholders. As to the underwriters, the complaints relate to three offerings of Camping World common stock, a $261 million October 2016 initial public offering, a $303 million May 2017 offering and a $310 million October 2017 offering. GS&Co. underwrote 4,267,214 shares of common stock in the October 2016 initial public offering representing an aggregate offering price of approximately $94 million, 4,557,286 shares of common stock in the May 2017 offering representing an aggregate offering price of approximately $126 million and 3,525,348 shares of common stock in the October 2017 offering representing an aggregate offering price of approximately $143 million. GS&Co. and the other defendants moved to dismiss the New York state court action on February 28, 2019, the Illinois state court action on April 19, 2019 and the Illinois district court action on May 17, 2019. On August 5, 2020, the Illinois district court approved a settlement among the parties to the Illinois district court action. On August 18, 2020, the Illinois state court action was dismissed and on September 8, 2020, the New York state court action was dismissed. Under the terms of the settlement, the firm will not be required to contribute to the settlement.

GS&Co. is among the underwriters named as defendants in a putative securities class action filed on September 12, 2019 in New York Supreme Court, County of New York, relating to Alnylam Pharmaceuticals, Inc.’s (“Alnylam”) $805 million November 2017 public offering of common stock. In addition to the underwriters, the defendants include Alnylam and certain of its officers and directors. GS&Co. underwrote 2,576,000 shares of common stock representing an aggregate offering price of approximately $322 million. On December 20, 2019, defendants moved to dismiss the amended complaint filed on November 7, 2019.

GS&Co. is among the underwriters named as defendants in several putative securities class actions filed beginning in September 2019 in California Superior Court, County of San Francisco and the U.S. District Court for the Northern District of California, relating to Uber Technologies, Inc.’s (“Uber”) $8.1 billion May 2019 initial public offering. In addition to the underwriters, the defendants include Uber and certain of its officers and directors. GS&Co. underwrote 35,864,408 shares of common stock representing an aggregate offering price of approximately $1.6 billion. On June 17 and June 30, 2020, defendants in the state court action filed motions to dismiss the consolidated amended complaint filed on February 11, 2020. On August 7, 2020 defendants’ motion to dismiss the district court action was denied. On September 25, 2020, the plaintiffs in the district court action moved for class certification.

GS&Co. is among the underwriters named as defendants in putative securities class actions in Texas District Court, Dallas County, New York Supreme Court, New York County, and the U.S. District Court for the Southern District of Texas, filed beginning in February 2019, relating to Venator Materials PLC’s (“Venator”) $522 million August 2017 initial public offering and $534 million December 2017 secondary equity offering. In addition to the underwriters, the defendants include Venator, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 6,351,347 shares of common stock in the August 2017 initial public offering representing an aggregate offering price of approximately $127 million and 5,625,768 shares of common stock in the December 2017 secondary equity offering representing an aggregate offering price of approximately $127 million. On January 21, 2020, the Texas Court of Appeals reversed the Texas District Court and dismissed the claims against the underwriter defendants, including GS&Co., in the state court action for lack of personal jurisdiction. On February 18, 2020, defendants moved to dismiss the consolidated complaint in the federal action. On July 1, 2020, defendants’ motion to stay the New York state court action in favor of the federal action was denied.

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GS&Co. is among the underwriters named as defendants in putative securities class actions pending in New York Supreme Court, County of New York, and the U.S. District Court for the Eastern District of York, filed beginning March 19, 2020, relating to XP Inc.’s (XP) $2.3 billion December 2019 initial public offering. In addition to the underwriters, the defendants include XP, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 19,326,218 shares of common stock in the December 2019 initial public offering representing an aggregate offering price of approximately $522 million. On August 5, 2020, defendants’ motion to stay the state court action in favor of the federal court action was denied, and on August 21, 2020, defendants moved to dismiss the amended complaint filed in the state court action. On September 14, 2020, defendants moved to dismiss the consolidated amended complaint filed in the federal court action.

GS&Co. is among the underwriters named as defendants in two putative securities class actions filed on September 21, 2020 and September 28, 2020 in the U.S. District Court for the Northern District of Illinois relating to GoHealth, Inc.’s (GoHealth) $914 million July 2020 initial public offering. In addition to the underwriters, the defendants include GoHealth, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 11,540,550 shares of common stock representing an aggregate offering price of approximately $242 million. A third putative securities class action relating to GoHealth’s initial public offering that does not name the underwriters as defendants was filed in the U.S. District Court for the Northern District of Illinois on September 25, 2020.

Group Inc. and GS&Co. are among the defendants named in a putative antitrust class action and three individual actions relating to securities lending practices filed in SDNY beginning in August 2017. The complaints generally assert claims under federal and state antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaints also assert claims for tortious interference with business relations and under state trade practices law and, in the second and third individual actions, unjust enrichment under state common law. The complaints seek declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble, punitive and other damages. Group Inc. was voluntarily dismissed from the putative class action on January 26, 2018. Defendants’ motion to dismiss the class action complaint was denied on September 27, 2018. Defendants moved to dismiss the second individual action on December 21, 2018. Defendants’ motion to dismiss the first individual action was granted on August 7, 2019.

Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (“GSFM”) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in SDNY. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in SDNY by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the class and the first individual action and the district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference, but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008- 2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019. The plaintiffs in the putative class action moved for class certification on March 7, 2019.

GS&Co. is among the dealers named as defendants in numerous putative antitrust class actions relating to debt securities issued by FederalNationalMortgage Association, Federal Home Loan Mortgage Corporation, Federal Farm Credit Banks Funding Corporation and Federal Home Loan Banks (collectively, the “GSEs”), filed beginning in February 2019 and consolidated in SDNY. The third consolidated amended complaint, filed on September 10, 2019, asserts claims under federal antitrust law in connection with an alleged conspiracy among the defendants to manipulate the secondary market for debt securities issued by the GSEs. The complaint seeks declaratory and injunctive relief, as well as treble damages in unspecified amounts. On December 12, 2019, the court preliminarily approved a settlement between Goldman Sachs and class plaintiffs. Goldman Sachs has reserved the full amount of its contribution to the settlement. Beginning in September 2019, the State of Louisiana and the City of Baton Rouge filed complaints in the U.S. District Court for the Middle District of Louisiana against the class defendants and a number of dealers alleging the same claims as in the class action. In January 2020, the State of Louisiana and City of Baton Rouge voluntarily dismissed their actions with prejudice against GS&Co. in favor of participating in the class settlement.

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GS&Co. is among the defendants named in a putative class action relating to variable rate demand obligations (“VRDOs”), filed beginning in February 2019 under separate complaints and consolidated in SDNY. The consolidated amended complaint, filed on May 31, 2019, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate the market for VRDOs. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. Defendants moved to dismiss on July 30, 2019.

GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in SDNY. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss as to all remaining claims. Certain plaintiffs subsequently appealed in December 2016. On August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings. On July 23, 2020, the district court denied the class plaintiff’s motion for class certification.

Group Inc., GS&Co., GSI, J. Aron & Company and Metro are among the defendants in an action filed on February 27, 2020 in the High Court of Justice, Business and Property Courts of England and Wales. The particulars of claim seeks unspecified compensatory and exemplary damages based on alleged violations of U.K. and E.U. competition laws in connection with the storage and trading of aluminum.

GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in SDNY. GS&Co. is also among the primary dealers named as defendants in a similar individual action filed in SDNY on August 25, 2017. The consolidated class action complaint, filed on December 29, 2017, generally alleges that the defendants violated antitrust laws in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities and that certain defendants, including GS&Co., colluded to preclude trading of U.S. Treasury securities on electronic trading platforms in order to impede competition in the bidding process. The individual action alleges a similar conspiracy regarding manipulation of the when-issued market and auctions, as well as related futures and options in violation of the CEA. The complaints seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution. Defendants moved to dismiss on February 23, 2018.

Group Inc. and GS&Co. are among the dealers named as defendants in a putative class action relating to the secondary market for odd-lot corporate bonds, filed on April 21, 2020 in the U.S. District Court for the Southern District of New York. The consolidated complaint, filed on July 14, 2020, asserts claims under federal antitrust law in connection with alleged anti-competitive conduct by the defendants in the secondary market for odd-lots of corporate bonds, and seeks declaratory and injunctive relief, as well as unspecified monetary damages, including treble and punitive damages and restitution. Defendants moved to dismiss on September 10, 2020.

On September 15, 2010, a putative class action was filed in SDNY by three female former employees. The complaint, as subsequently amended, alleges that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages.

On March 30, 2018, the district court certified a damages class as to the plaintiffs’ disparate impact and treatment claims. On September 4, 2018, the Second Circuit denied defendants’ petition for interlocutory review of the district court’s class certification decision and subsequently denied defendants’ petition for rehearing. On September 27, 2018, plaintiffs advised the district court that they would not seek to certify a class for injunctive and declaratory relief. On March 26, 2020, the Magistrate Judge in the district court granted in part a motion to compel arbitration as to class members who are parties to certain agreements with Group Inc. and/or GS&Co. in which they agreed to arbitrate employment-related disputes. On April 16, 2020, plaintiffs submitted objections to the Magistrate Judge’s order and defendants submitted conditional objections in the event that the district judge overturns any portion of the Magistrate Judge’s order.

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On September 19, 2018, the CFTC issued an order filing and settling charges against Goldman Sachs and GS&Co. for attempted manipulation of the ISDAFIX benchmark and requiring Goldman Sachs to pay a $120,000 million civil monetary penalty. The CFTC order finds that, beginning in January 2007 and continuing through March 2012, Goldman Sachs made false reports and attempted to manipulate the USD ISDAFIX, a leading global benchmark referenced in a range of interest rate products, to benefit its derivatives positions, including positions involving cash-settled options on interest rate swaps and interest rate swap futures.

On July 17, 2017, without admitting or denying the allegations, GS&Co. settled allegations by FINRA as well as various exchanges that it had failed to report over 16,700 OTC options positions in at least 6.8 million instances to the large option position reporting system and that it also failed to report an unknown number of intraday positions. As a result of this failure, the regulators’ investigations further found that GS&Co. had, on at least one occasion, exceeded applicable position limits. As a result of the investigation, GS&Co. agreed to pay a total fine of $2.5 million, to be divided amongst FINRA, NASDAQ and other exchanges, and to address the deficiencies in its reporting systems.

On December 1, 2017, FINRA alleged that a former affiliate of GS&Co. failed to deliver certain prospectuses that it intended to deliver between June 2008 and October 2014 due to certain flaws in its prospectus delivery system, in violation of the 1933 Act and numerous other rules and regulations. Following the merger of the former affiliate into GS&Co., under which GS&Co. agreed to accept all of the former affiliate’s liabilities, GS&Co. was censured and agreed to pay a monetary fine of $700,000.

On October 2, 2019, GS&Co. settled a matter with ICE Futures Europe arising out of an investigation into GS&Co.’s pre- and post-trade controls after which ICE Futures Europe alleged that the timing and nature of certain of GS&Co.’s orders on ICE Futures Europe’s exchange were manipulative, in violation of the exchange’s rules. GS&Co. settles the matter by agreeing to pay a fine of £125,000.

On November 26, 2019, the CFTC announced that it was seeking sanctions against GS&Co. in a matter relating to GS&Co.’s compliance with various recordkeeping and reporting requirements. The CFTC requested that GS&Co. produce certain audio recordings from January and February 2014 that, as a swap dealer, GS&Co. was required to keep. GS&Co. failed to produce the requested recordings. GS&Co. settled the matter with the CFTC, accepting a cease-and-desist order requiring GS&Co. not to commit additional such violations and paying a fine in the amount of $1 million.

On January 22, 2021, in an action initiated by FINRA finding that GS&Co. had failed to fingerprint and screen for statutory disqualification a significant number of its U.S.-based non-registered associated persons, the firm consented to sanctions and was censured, fined $1,250,000, and required to review its systems and procedures regarding the identification, fingerprinting, and screening of non-registered associated persons to ensure that current systems and procedures are reasonably designed to achieve compliance with governing securities laws and regulations.

A portion of the Trust’s futures transactions are cleared through BofA Securities, Inc. (“BofA”), a Delaware corporation registered with the CFTC as a futures commission merchant. BofA maintains its principal place of business at One Bryant Park, New York, NY10036. Bank of America, N.A. (“BANA”) serves as a prime broker for the Trust in the forward currency and swap markets. Bank of America Corporation (“Bank of America”) is the ultimate corporate parent of BofA and BANA. On May 13, 2019, BofA acquired the Global Banking and Markets (“GBAM”) assets of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), then an affiliated futures commission merchant. While BofAS currently has no legal or disciplinary events to disclose on its own behalf, BofA has deemed it appropriate to disclose certain MLPF&S litigation and regulatory matters arising from the GBAM business acquired from MLPF&S that would otherwise have been required to be disclosed under CFTC Rule 1.55(k)(7) prior to the transfer of the business to BofA, which are included herein.

On October 15, 2020, the Clearing House Risk Committee of the Chicago Board of Trade (“CBOT”) found BofA to have violated CBOT Rule 971.A - Segregation, Secured and Cleared Swaps Customer Account Requirements, and imposed a fine of $75,000.

On August 21, 2020, BofA, without admitting or denying any rule violation, accepted a settlement with the CBOT and paid a fine of $100,000 in connection with an alleged violation of CBOT Rule 971.A.1. The CBOT alleged that BofA failed to maintain sufficient funds at all times in segregation, secured 30.7 and Cleared Swaps Customer accounts.

On June 12, 2020, BofA, without admitting or denying any rule violation, accepted a settlement with the CBOT and paid a fine of $50,000 in connection with an alleged violation of CBOT Rule 971.E. The CBOT alleged that BofA made disbursements not for the benefit of a customer from a segregated, secured 30.7 or Cleared Swaps Customer account without obtaining proper pre-approval in writing from the clearing member’s Chief Executive Officer or Chief Financial Officer.

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Tutor Perini Corporation filed an action on May 18, 2011 in the U.S. District Court for the District of Massachusetts entitled Tutor Perini Corporation v. Banc of America Securities LLC, now known as Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger, and Bank of America, N.A. The complaint alleges that defendants failed to disclose material facts about the market for ARS that Tutor Perini purchased from BAS in late 2007 and early 2008. The complaint alleges that auctions for those ARS failed beginning in February 2008, allegedly preventing Tutor Perini from liquidating its ARS at par value in the auctions, and that Tutor Perini subsequently sold its ARS on the secondary market at a loss. The complaint asserts federal securities-fraud, MUSA, Massachusetts Unfair and Deceptive Trade Practices Act (“UDTPA”), common-law fraud, unsuitability, and intentional- and negligent-misrepresentation claims. Plaintiff seeks damages in excess of $100M.

On August 12, 2015, the district court granted defendants summary judgment dismissing all claims. On November 21, 2016, the U.S. Court of Appeals for the First Circuit affirmed the district court’s decision with respect to all claims against BANA and as to Perini’s unsuitability, common-law fraud, and intentional misrepresentation claims against Banc of America Securities LLC, but vacated and remanded for further proceedings on the federal securities-fraud, MUSA, UDTPA, and negligent- misrepresentation claims against Banc of America Securities LLC. The parties resolved the matter for $37 million and the case was dismissed with prejudice on June 6, 2017.

Without admitting or denying the findings, MLPF&S consented to the sanctions and to the entry of findings that it submitted to the FINRA/Nasdaq trade reporting facility (“TRF”) millions of inaccurate trades in which purchases were reported as principal sales and agency crosses. MLPF&S also submitted millions of trades it was not required to submit. The findings stated that MLPF&S also submitted millions of inaccurate or incomplete reportable order events (“ROES”) to the order audit trail system (“OATS”) including the submission of new orders with inaccurately placed cancel stamps, new order reports for modifications of existing orders, broker-dealer orders reported as customer orders, inaccurate good till time (“GTT”) time in force designations, and intermarket sweeps orders (“ISOs”) without the required ISO special handling code. MLPF&S also failed to report millions of execution reports to OATS. The findings also included that MLPF&S failed to capture the minimum quantity (“MQT”) special handling instructions on millions of order tickets which are used for transactions that should be canceled if a specified minimum quantity cannot be executed. MLPF&S also recorded incorrect receipt and route timestamps on millions of order tickets. In addition, FINRA found that MLPF&S included incorrect information as to canceled shares in its Rule 605 report. FINRA found that MLPF&S’s written supervisory procedures (“WSPs”) were not reasonably designed to ensure compliance with FINRA’s trade and OATS reporting rules, customer confirmation rules, and the books and records requirements in SEC Rule 17a-3. MLPF&S’s WSPs required supervision of a number of modifiers but failed to call for a supervisory review of the .rx modifier which concerns transactions reported for regulatory transaction fees. MLPF&S’s OATS reporting WSPs required the review of a small number of OATS reports on a monthly basis to ensure the accuracy of such reports. Given the volume of MLPF&S’s OATS reporting obligations, the scope of MLPF&S’s WSPs was not reasonably designed to capture and identify any reporting problems. MLPF&S’s books and records, customer confirmations and OATS WSPs required the review of a small number of books and records and customer confirmations on a monthly basis to ensure the accuracy of such records. Given the volume of MLPF&S’s books and records, customer confirmations and OATS reporting obligations, the scope of MLPF&S’s WSPs was not reasonably designed to capture and identify the accuracy of such records. MLPF&S was censured, fined $2,800,000, and undertakes to revise its written supervisory procedures.

On September 22, 2017, the Commodity Futures Trading Commission announced that MLPF&S agreed to the entry of an order that alleged that the CFTC had reason to believe that MLPF&S (a) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the CEA in connection with its alleged failure to supervise diligently MLPF&S’s response to the investigation by the CME Group Inc.’s Market Regulation Department regarding recordkeeping and execution practices with respect to block trades; (b) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the CEA in connection with its alleged inadequate procedures for preparing and maintaining records for block trades executed by the Swaps Desk, including procedures for recording accurate block trade execution times and not being diligent in ensuring that its existing procedures for preparing and maintaining records for block trades were being implemented; and (c) violated Section 4g of the CEA, 7 U.S.C. § 6g (2012) and Regulations 1.31 and 1.35 under the CEA, 17 C.F.R. §§ 1.31 and 1.35 (2016) in connection with the alleged failure to maintain certain books and records regarding the execution of block trades. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) to cease and desist from violating Section 4g of the CEA and Regulations 1.31, 1.35 and 166.3 thereunder, (2) to pay a civil monetary penalty in the amount of $2,500,000, and (3) to comply with certain undertakings.

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On December 19, 2017, without admitting or denying the findings, MLPF&S consented to the entry of the following findings by FINRA: MLPF&S failed to identify and evaluate certain trades with extended settlement dates (“ES Trades”) across its product lines and business units for margin and net capital purposes. As a result, MLPF&S for these trades failed to collect the requisite margin in violation of FINRA Rules 4210 and 2010; take the appropriate net capital deduction in violation of Section 15(c) of the Exchange Act and Rule 15c3-1(c) thereunder and FINRA Rule 2010; prevent extension of credit in cash accounts in violation of FINRA Rule 2010 by violating Regulation T of the Board of Governors of the Federal Reserve System (“REG T”); maintain accurate schedules to the general ledger in violation of Section 17(a) of the Exchange Act and Rule 17a-3 thereunder and FINRA Rules 4511 and 2010; and file accurate FOCUS reports in violation of Exchange Act Rule 17a-5 and FINRA Rule 2010. MLPF&S also failed to establish, maintain and enforce a reasonable supervisory system, including written supervisory procedures (“WSPs”), designed to achieve compliance with applicable federal securities laws and regulations with respect to margin, net capital, books and records, and financial and operational combined uniform single (“FOCUS”) reports in violation of FINRA Rule 3110, and its predecessor rule, NASD Rule 3010. MLPF&S’s supervisory system and written procedures failed to identify and consider ES Trades across its product lines and business units. Although MLPF&S was made aware of these supervisory deficiencies in April 2013 through findings made during a FINRA Department of Member Regulation member regulation examination, MLPF&S failed to implement any remedial measures until mid-2014, and failed to implement a reasonable firm-wide supervisory system to identify and consider ES Trades until mid-2015. MLPF&S was censured and fined $1,400,000.

On March 22, 2018, the NYAG Investor Protection Bureau alleged that Bank of America and MLPF&S (1) concealed from its institutional clients that orders were routed to and executed by “electronic liquidity providers,” (2) misstated the composition of orders and trades in its dark pool, and (3) did not accurately describe its use of a proprietary “venue ranking” analysis, in violation of the Martin Act and Executive Law § 63(12). In connection with the agreement, Bank of America and MLPF&S agreed (1) not to engage, or attempt to engage, in conduct in violation of any applicable laws, including but not limited to the Martin Act and Executive Law § 63(12); (2) to pay a penalty in the amount of $42,000,000; and (3) provide the NYAG a summary of the review of its electronic trading policies and procedures.

On June 12, 2018, the SEC issued an administrative proceeding against MLPF&S finding that MLPF&S failed to reasonably supervise MLPF&S personnel so as to prevent and detect violations of antifraud provisions of the Federal securities laws in connection with MLPF&S’s secondary market purchases and sales of certain bonds known as non-agency RMBS. The trading took place from June 2009 through December 2012 (the “Period”) and involved intra-day purchases and sales of RMBS from and to MLPF&S’s institutional customers. During the period, MLPF&S personnel who purchased and sold RMBS made false or misleading statements, directly and indirectly, to MLPF&S’s institutional customers and/or charged MLPF&S’s institutional customers undisclosed excessive mark-ups. By engaging in this conduct, MLPF&S’s personnel acted knowingly or recklessly. MLPF&S had both policies that prohibited false or misleading statements and the means to monitor communications for such statements. MLPF&S, however, failed reasonably to implement procedures to monitor for the types of false or misleading statements that were the subject of the order. MLPF&S also had policies that prohibited excessive mark-ups and procedures to monitor for excessive mark-ups on transactions in RMBS, but the policies and procedures were not reasonably designed and implemented. Due to these deficiencies, MLPF&S failed reasonably to perform a meaningful review of potentially excessive mark-ups on certain RMBS transactions, including those that were the subject of the order. Under the circumstances described above, MLPF&S failed reasonably to supervise for violations of antifraud provisions of the Federal securities laws within the meaning of Section 15(b)(4)(e) of the Exchange Act. MLPF&S agreed to a censure, pay disgorgement and pre-judgment interest totaling $10,535,441, and pay a civil money penalty in the amount of $5,267,720.

On June 19, 2018, the SEC issued an administrative proceeding against MLPF&S concerning MLPF&S’s sustained efforts to hide its practice of routing certain institutional customer orders to other broker-dealers (“ELPs”), including proprietary trading firms and wholesale market makers, for execution. MLPF&S configured a number of internal/external trade reporting systems so that institutional customer orders that were executed at ELPs instead appeared to institutional customers to have been executed at MLPF&S. MLPF&S similarly misreported ELP executions in reports provided to institutional customers and in billing invoices. When responding to institutional customer questionnaires and in other communications, MLPF&S specifically omitted ELPs from lists of venues to which institutional customer orders were routed. MLPF&S referred to this practice internally as masking. MLPF&S masked the ELP executions of MLPF&S’s DSA institutional customers, typically financial institutions such as asset managers, mutual fund investment advisers, and public pension funds. As a result, these institutional customers’ orders received unwanted executions against entities with which they believed their orders would not interact. Because of masking, these institutional customers did not know that MLPF&S violated their instructions. MLPF&S’s efforts to mask the correct trading venues, including by altering trade reporting programs, operated as a fraud or deceit upon its institutional customers. As a result, MLPF&S willfully violated Sections 17(a)(2) and 17(a)(3) of the Securities Act. MLPF&S was censured and ordered to (i) cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) pay a civil money penalty in the amount of $42,000,000.

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The SEC deemed it appropriate and in the public interest that public administrative proceedings be instituted pursuant to Section 15(b)(4) of the Exchange Act against MLPF&S. These proceedings arose out of MLPF&S’s improper practices with respect to securities lending transactions involving pre-released American Depositary Receipts (“ADRs”). ADR facilities, which provide for the issuance of ADRs, are established by a Depositary Bank (“Depositary”) pursuant to a Deposit Agreement (“Deposit Agreement”). Typically, a Depositary issues ADRs to a market participant that contemporaneously delivers the corresponding number of foreign securities to the Depositary’s foreign custodian (“Custodian”). However, in certain situations, Deposit Agreements may provide for “prerelease” transactions in which a market participant can obtain newly issued ADRs from the Depositary before delivering ordinary shares to the Custodian. Only brokers (or other market participants) that have entered into pre-release agreements with a Depositary (“Pre-Release Agreements”) can obtain pre-released ADRs from the Depositary. The Pre-Release Agreements, consistent with the Deposit Agreements, require the broker receiving the pre-released ADRs (“Pre-Release Broker”), or its customer on whose behalf the Pre-Release Broker is acting, to beneficially own the ordinary shares represented by the ADRs, and to assign all beneficial rights, title, and interest to those ordinary shares to the Depositary while the pre-release transaction is outstanding. In effect, the Pre-Release Broker or its customer becomes the temporary Custodian of the ordinary shares that would otherwise have been delivered to the Custodian. From at least June 2012 until approximately November 2014, MLPF&S received pre-released ADRs from Pre-Release Brokers that had been issued by depositaries where neither the Pre-Release Brokers nor MLPF&S had taken reasonable steps to satisfy the Pre-Release Brokers’ obligations under the Pre-Release Agreements. MLPF&S, which was not a Pre-Release Broker, understood that the ADRs that MLPF&S borrowed from Pre-Release Brokers may have been sourced from Depositaries pursuant to Pre-Release Agreements. MLPF&S also understood that the beneficial ownership and other representations that Pre-Release Brokers were required to make to Depositaries in order to obtain pre-released ADRs. MLPF&S also understood the conduit nature of Pre-Release Brokers’ securities lending business, which under the circumstances should have indicated that the Pre-Release Brokers did not own underlying ordinary shares. MLPF&S’s associate persons on its securities lending desk, by obtaining ADRs from Pre-Release Brokers in circumstances where they should have known that such ADRs likely had been pre-released without compliance with the Pre-Release Brokers’ obligations under the Pre-Release Agreements, violated Section 17(a)(3) of the Securities Act. The SEC determined that MLPF&S’s supervisory policies and procedures were not reasonably designed and implemented to provide sufficient oversight of associated persons to prevent and detect their violations of Section 17(a)(3) of the Securities Act. As a result, MLPF&S failed reasonably to supervise its associated persons within the meaning of Section 15(b)(4)(e) of the Exchange Act. MLPF&S submitted an offer of settlement (the “Offer”) which the SEC has determined to accept. MLPF&S failed to reasonably fulfill its supervisory responsibilities within the meaning of Section 15(b)(4)(e) of the Exchange Act. Solely for the purpose of settling these proceedings, MLPF&S consented to the Order without admitting or denying the findings in the Order, except as to the SEC’s jurisdiction over it and the subject matter. The SEC censured MLPF&S and order it to pay disgorgement of $4,448,291.52 together with prejudgment interest of $724,795.40 and a civil money penalty of $2,891,389.48.

On September 10, 2019, the CFTC issued an order filing and settling charges against MLPF&S for failing to produce promptly to the CFTC certain records that it was required to keep and, separately, for failing to supervise its employees and agents to ensure that such records were adequately maintained and promptly produced. The CFTC imposed a civil monetary penalty of $300,000 and MLPF&S took steps to improve its internal processes for maintaining and producing such records.

On September 19, 2018, the CFTC issued an order filing and settling charges against BANA for attempted manipulation of the ISDAFIX benchmark and requiring Bank of America to pay a $30 million civil monetary penalty. The CFTC order finds that, beginning in January 2007 and continuing through December 2012, BANA made false reports and attempted to manipulate the USD ISDAFIX, a leading global benchmark referenced in a range of interest rate products, to benefit its derivatives positions, including positions involving cash-settled options on interest rate swaps and interest rate swap futures.

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BANA, Countrywide and certain affiliates are named as defendants in two consolidated putative class action lawsuits filed in the U.S. District Court for the Central District of California (Waldrup and Williams, et al.). Plaintiffs allege that Countrywide and a former Countrywide subsidiary, LandSafe Appraisal Services, Inc., arranged for and completed appraisals that were not in compliance with applicable laws and appraisal standards. Plaintiffs assert a RICO claim and seek, among other forms of relief, compensatory and treble damages. On February 8, 2018, the District Court granted plaintiffs’ motion for class certification. On May 22, 2018, the U.S. Court of Appeals for the Ninth Circuit denied defendants’ petition for permission to file an interlocutory appeal of the District Court’s ruling granting class certification. On January 21, 2020, the parties agreed to resolve the litigation for an amount that is not material to BANA, and which was fully accrued as of December 31, 2019. The agreement is subject to court approval.

On November 25, 2009, BNP Paribas Mortgage Corporation (“BNP”) and Deutsche Bank AG each filed claims (the “2009 Actions”) against BANA in the SDNY entitled BNP Paribas Mortgage Corporation v. Bank of America, N.A and Deutsche Bank AG v. Bank of America, N.A. Plaintiffs allege that BANA failed to properly perform its duties as indenture trustee, collateral agent, custodian and depositary for Ocala Funding, LLC (“Ocala”), a home mortgage warehousing facility, resulting in the loss of plaintiffs’ investment in Ocala. Ocala was a wholly-owned subsidiary of Taylor, Bean & Whitaker Mortgage Corp. (“TBW”), a home mortgage originator and servicer which is alleged to have committed fraud that led to its eventual bankruptcy. Ocala provided funding for TBW’s mortgage origination activities by issuing notes, the proceeds of which were to be used by TBW to originate home mortgages. Such mortgages and other Ocala assets in turn were pledged to BANA, as collateral agent, to secure the notes. Plaintiffs lost most or all of their investment in Ocala when, as the result of the alleged fraud committed by TBW, Ocala was unable to repay the notes purchased by plaintiffs and there was insufficient collateral to satisfy Ocala’s debt obligations. Plaintiffs allege that BANA breached its contractual, fiduciary and other duties to Ocala, thereby permitting TBW’s alleged fraud to go undetected. Plaintiffs seek compensatory damages and other relief from BANA, including interest and attorneys’ fees, in an unspecified amount, but which plaintiffs allege exceeds $1.6 billion. On March 23, 2011, the court granted in part and denied in part BANA’s motions to dismiss the 2009 Actions. Plaintiffs filed amended complaints on October 1, 2012 that included additional contractual, tort and equitable claims. On June 6, 2013, the court granted BANA’s motion to dismiss plaintiffs’ claims for failure to sue, negligence, negligent misrepresentation and equitable relief. On November 24, 2014, BANA moved for summary judgment and plaintiffs moved for partial summary judgment. On February 19, 2015, BANA and BNP reached an agreement in principle to settle the 2009 actions for an amount not material to Bank of America’s results of operations, subject to the execution of a final settlement agreement.

On October 1, 2010, BANA filed suit in the U.S. District Court for the District of Columbia against the FDIC as receiver of Colonial Bank, TBW’s primary bank, and Platinum Community Bank (Platinum, a wholly-owned subsidiary of TBW) entitled Bank of America, National Association as indenture trustee, custodian and collateral agent for Ocala Funding, LLC v. Federal Deposit Insurance Corporation. The suit seeks judicial review of the FDIC’s denial of the administrative claims brought by BANA in the FDIC’s Colonial and Platinum receivership proceedings. BANA’s claims allege that Ocala’s losses were in whole or in part the result of Colonial and Platinum’s participation in TBW’s alleged fraud. BANA seeks a court order requiring the FDIC to allow BANA’s claims in an amount equal to Ocala’s losses and, accordingly, to permit BANA, as trustee, collateral agent, custodian and depositary for Ocala, to share appropriately in distributions of any receivership assets that the FDIC makes to creditors of the two failed banks. On August 5, 2011, the FDIC answered and moved to dismiss the amended complaint, and asserted counterclaims against BANA in BANA’s individual capacity seeking approximately $900 million in damages. The counterclaims allege that Colonial sent 4,808 loans to BANA as bailee, that BANA converted the loans into Ocala collateral without first ensuring that Colonial was paid, and that Colonial was never paid for these loans. On December 10, 2012, the U.S. District Court for the District of Columbia granted in part and denied in part the FDIC’s motion to dismiss BANA’s amended complaint. The court dismissed BANA’s claims to the extent they were brought on behalf of Ocala, holding that those claims were not administratively exhausted, and also dismissed three equitable claims, but allowed BANA to continue to pursue claims in its individual capacity and on behalf of Ocala’s secured parties, principally plaintiffs in the 2009 Actions. The court also granted in part and denied in part BANA’s motion to dismiss the FDIC’s counterclaims, allowing all but one of the FDIC’s 16 counterclaims to go forward.

On February 5, 2013, BANA filed a motion for clarification of the court’s December 10, 2012 ruling on BANA’s motion to dismiss the FDIC’s counterclaims. On March 6, 2013, the court ruled that certain language in the custodial agreement between BANA and Colonial Bank purporting to limit BANA’s liability is unenforceable due to ambiguity, and that BANA is foreclosed from introducing extrinsic evidence to resolve the ambiguity. On June 17, 2013, the court denied BANA’s motion seeking certification for interlocutory appeal of the court’s December 10, 2012 ruling as so clarified. On February 5, 2014, the U.S. Court of Appeals for the District of Columbia Circuit denied BANA’s petition for writ of mandamus that sought to vacate the December 10, 2012 and March 6, 2013 rulings.

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On February 24, 2012, Edward O’Donnell filed a sealed qui tam complaint under the False Claims Act against Bank of America, individually, and as successor to Countrywide, CHL and a Countrywide business division known as Full Spectrum Lending. On October 24, 2012, the DOJ filed a complaint-in-intervention to join the matter, adding a claim under FIRREA and adding BANA as a defendant. The action is entitled United States of America, ex rel. Edward O’Donnell, appearing Qui Tam v. Bank of America Corp., et al., and was filed in the SDNY. The complaint-in-intervention asserted certain fraud claims in connection with the sale of loans to FNMA and FHLMC by Full Spectrum Lending and by Bank of America and BANA. On January 11, 2013, the government filed an amended complaint which added Countrywide Bank, FSB (“CFSB”) and a former officer of Bank of America as defendants. The court dismissed False Claims Act counts on May 8, 2013. On September 6, 2013, the government filed a second amended complaint alleging claims under FIRREA concerning allegedly fraudulent loan sales to the GSEs between August 2007 and May 2008. On September 24, 2013, the government dismissed Bank of America as a defendant. Following a trial, on October 23, 2013, a verdict of liability was returned against CHL, CFSB, BANA and the former officer. On July 30, 2014, the court imposed a civil penalty of $1.3 billion on BANA. On February 3, 2015, the court denied Bank of America’s motions for judgment as a matter of law, or in the alternative, a new trial. On February 20, 2015, CHL, CFSB and BANA filed an appeal. On May 23, 2016, the Second Circuit overturned the penalties against BANA.

Ambac Assurance Corporation and the Segregated Account of Ambac Assurance Corporation (together, “Ambac”) have filed four separate lawsuits against BANA and its subsidiaries relating to bond insurance policies Ambac provided on certain securitized pools of HELOCs, first-lien subprime home equity loans, fixed-rate second-lien mortgage loans and negative amortization pay option adjustable-rate mortgage loans. Ambac alleges that they have paid or will pay claims as a result of defaults in the underlying loans and asserts that the defendants misrepresented the characteristics of the underlying loans and/or breached certain contractual representations and warranties regarding the underwriting and servicing of the loans. In those actions where BANA is named as a defendant, Ambac contends BANA is liable on various successor and vicarious liability theories. These lawsuits are ongoing.

On January 9, 2017, the FDIC filed suit against BANA in U.S. District Court for the District of Columbia alleging failure to pay a December 15, 2016 invoice for additional deposit insurance assessments and interest in the amount of $542 million for the quarters ending June 30, 2013 through December 31, 2014. On April 7, 2017, the FDIC amended its complaint to add a claim for additional deposit insurance and interest in the amount of $583 million for the quarters ending March 31, 2012 through March 31, 2013. The FDIC asserts these claims based on BANA’s alleged underreporting of counterparty exposures that resulted in underpayment of assessments for those quarters. BANA disagrees with the FDIC’s interpretation of the regulations as they existed during the relevant time period and is defending itself against the FDIC’s claims. Pending final resolution, BANA has pledged security satisfactory to the FDIC related to the disputed additional assessment amounts. On March 27, 2018, the U.S. District Court for the District of Columbia denied BANA’s partial motion to dismiss certain of the FDIC’s claims.

Government authorities in the U.S. and various international jurisdictions continue to conduct investigations of, to make inquiries of, and to pursue proceedings against, Bank of America and its subsidiaries regarding FX and other reference rates as well as government, sovereign, supranational and agency bonds in connection with conduct and systems and controls. Bank of America is cooperating with these inquiries and investigations, and responding to the proceedings.

In addition, Bank of America and BANA have been named as defendants along with most of the other LIBOR panel banks in a number of individual and putative class actions by persons alleging they sustained losses on U.S. dollar LIBOR-based financial instruments as a result of collusion or manipulation by defendants regarding the setting of U.S. dollar LIBOR. Plaintiffs assert a variety of claims, including antitrust, CEA, RICO, Exchange Act, common law fraud and breach of contract claims, and seek compensatory, treble and punitive damages, and injunctive relief. All cases naming Bank of America and its affiliates relating to U.S. dollar LIBOR are pending in the SDNY.

The District Court has dismissed all RICO claims, and dismissed all manipulation claims based on alleged trader conduct against Bank of America entities. The District Court has also substantially limited the scope of antitrust, CEA and various other claims, including by dismissing in their entirety certain individual and putative class plaintiffs’ antitrust claims for lack of standing and/or personal jurisdiction. Plaintiffs whose antitrust claims were dismissed by the District Court are pursuing appeals in the Second Circuit. Certain individual and putative class actions remain pending in the District Court against the Bank of America and BANA.

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On February 28, 2018, the District Court denied certification of proposed classes of lending institutions and persons that transacted in eurodollar futures, and the U.S. Court of Appeals for the Second Circuit subsequently denied petitions filed by those plaintiffs for interlocutory appeals of those rulings. Also on February 28, 2018, the District Court granted certification of a class of persons that purchased OTC swaps and notes that referenced U.S. dollar LIBOR from one of the U.S. dollar LIBOR panel banks, limited to claims under Section 1 of the Sherman Act. The U.S. Court of Appeals for the Second Circuit subsequently denied a petition filed by the defendants for interlocutory appeal of that ruling.

Certain antitrust, CEA and state law claims remain pending in the District Court against Bank of America and BANA, and the court is continuing to consider motions regarding them. Plaintiffs whose antitrust, Exchange Act and/or state law claims were previously dismissed by the District Court are pursuing appeals in the Second Circuit.

In addition, Bank of America, BANA and Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPF&S”) were named as defendants along with other FX market participants in a putative class action filed in the SDNY, in which plaintiffs allege that they sustained losses as a result of the defendants’ alleged conspiracy to manipulate the prices of over-the-counter FX transactions and FX transactions on an exchange. Plaintiffs assert antitrust claims and claims for violations of the CEA and seek compensatory and treble damages, as well as declaratory and injunctive relief. On October 1, 2015, Bank of America, BANA and MLPF&S executed a final settlement agreement, in which they agreed to pay $187.5 million to settle the litigation. In 2018, the District Court granted final approval to the settlement.

On August 29, 2011, U.S. Bank, National Association (“U.S. Bank”), as trustee for the HarborView Mortgage Loan Trust 2005-10 (the “Trust”), a mortgage pool backed by loans originated by Countrywide Home Loans, Inc. (“CHL”), filed a complaint in New York Supreme Court, in a case entitled U.S. Bank National Association, as Trustee for HarborView Mortgage Loan Trust, Series 2005-10 v. Countrywide Home Loans, Inc. (dba Bank of America Home Loans), Bank of America Corporation, Countrywide Financial Corporation, Bank of America, N.A. and NB Holdings Corporation, alleging breaches of representations and warranties. This litigation has been stayed since March 23, 2017, pending finalization of the settlement discussed below. On December 5, 2016, the defendants and certain certificate holders in the Trust agreed to settle the litigation in an amount not material to Bank of America, subject to acceptance by U.S. Bank.

In 2005, a group of merchants filed a series of putative class actions and individual actions directed at interchange fees associated with Visa and MasterCard payment card transactions. These actions, which were consolidated in the U.S. District Court for the Eastern District of New York under the caption In re Payment Card Interchange Fee and Merchant Discount Anti-Trust Litigation, named Visa, MasterCard, BANA, BANA and other banks as defendants. Plaintiffs alleged antitrust claims and sought compensatory and treble damages as well as injunctive relief. In 2018, defendants reached a settlement of the putative Rule 23(b)(3) damages class. Defendants agreed to pay an additional amount to participating class members by contribution to the escrow fund established as part of the settlement previously rejected by the U.S. Court of Appeals for the Second Circuit. BANA’s additional contribution was not material. The District Court granted final approval of the settlement in December 2019. Beginning in January 2020, a number of class members who objected to the settlement appealed to the U.S. Court of Appeals for the Second Circuit.

Conflicts Of Interest

General

The Managing Owner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Managing Owner will attempt to monitor and resolve these conflicts in good faith, it will be extremely difficult, if not impossible, for it to assure that these conflicts will not, in fact, result in losses for the Trust. Notwithstanding the conflict of interest, the Trust will trade in parallel with all other Managing Owner accounts traded pursuant to the Managing Owner’s Diversified Portfolio.

The Managing Owner

The responsibilities of the Managing Owner include acting as the managing owner and trading advisor for the Trust and engaging commodity brokers and dealers to execute trades on behalf of the Trust. The Managing Owner has a conflict of interest in that it has a financial disincentive to replace itself as either the trading advisor or the entity receiving the Management Fees from the Trust.

The Profit Share arrangement between the Trust and the Managing Owner may create an incentive for the Managing Owner to make trading and investment decisions (or implement the Trust’s systematic trading strategy) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed.

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The Managing Owner directs the trading for clients other than the Trust. The Managing Owner and its principals may have incentives (financial or otherwise) to favor such other accounts over the Trust in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade at different levels of leverage and will, from time to time, compete for the same positions.

The Managing Owner has agreed to treat the Trust equitably with its other accounts. However, the Managing Owner trades different portfolios for other accounts and there can be no assurance whatsoever that such other portfolios will not outperform the Trust. The Managing Owner will, however, trade the Trust’s account in parallel with all other accounts managed by the Managing Owner pursuant to the Diversified Portfolio.

The Trust’s Brokers

The Clearing Brokers and other brokers employed by the Trust act from time to time as commodity brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. In addition, various accounts traded through the Trust’s brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Trust’s brokers may have a conflict of interest in their execution of trades for the Trust and for other of their customers. The Managing Owner has, however, no reason to believe that the Trust’s brokers would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

The Managing Owner selects the Trust’s Clearing Brokers, other brokers and counterparties to execute transactions on behalf of the Trust. The commission rates or “bid-ask” spreads paid by the Trust may not be the lowest rates the Trust could have obtained, but the Managing Owner believes that those rates/spreads are competitive with rates paid by similar customers. The Managing Owner selects those service providers based on various factors, including, but not limited to, quality of execution, commission rates, market knowledge, financial condition and creditworthiness. The Managing Owner may also consider factors that benefit the Managing Owner, such as the referral of prospective Trust and other investors to the Managing Owner. The Managing Owner’s receipt of such benefits may give it an incentive to select a Clearing Broker, other broker or counterparty that it would not otherwise use, but the Managing Owner intends to use only those Clearing Brokers, other brokers and counterparties that provide the Trust with high quality services and competitive commission rates consistent with the Managing Owner’s obligations to the Trust.

Certain officers or employees of the Trust’s brokers are, and may in the future be, members of U.S. commodities exchanges and are serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

The Selling Agents

The Selling Agents receive substantial selling commissions on the sale of Units, whether in the form of upfront selling commissions, installment selling commissions or both. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

The Selling Agents receive ongoing compensation or installment selling commissions based on the value of outstanding Units sold by such Selling Agents. Consequently, the Selling Agents have a disincentive to advise clients to redeem their Units even when doing so is in such clients’ best interests.

The total dollar amount of brokerage commissions paid by the Trust is dependent upon the size of the Trust’s capitalization. Consequently, the Selling Agents have a financial incentive to discourage their clients from redeeming Units.

In addition, one or more Selling Agents may also be selected, based on the criteria described above, to serve as Clearing Brokers, other brokers or counterparties for the Trust.

Proprietary Trading, Trading for Other Accounts and Portfolio Allocations

The Managing Owner, the Clearing Brokers and other clearing brokers employed by the Trust and their respective principals and affiliates may trade in the futures, forward and spot markets for their own accounts (each, a “Proprietary Account”) and for the accounts of their clients. In doing so, they may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Records of this trading are not available for inspection. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

Because the Managing Owner, the Clearing Brokers and other brokers employed by the Trust and their respective principals and affiliates may trade for their Proprietary Accounts at the same time that they are managing the Trust’s account, you should be aware that, as a result of a neutral allocation system, testing a new trading system, more aggressive trading or other actions not constituting a violation of fiduciary duty, such persons may, from time to time, take positions in their Proprietary Accounts which are opposite, or ahead of, the positions taken for the Trust. Such persons have incentives to favor Proprietary Accounts over the Trust. The Managing Owner generally prohibits its personnel from trading in the futures, forward and spot markets for their personal accounts, subject to limited exceptions and pre-approval.

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In addition, the Managing Owner manages multiple portfolios, both proprietary and non-proprietary, pursuant to which its strategies are traded, and certain of these portfolios trade financial instruments in markets which are traded by other portfolios. Although it is Millburn’s policy to allocate investment opportunities in such markets on a fair and equitable basis among the relevant portfolios, certain portfolios may receive larger allocations of such opportunities on account of the specialized nature of such portfolios. Further, some portfolios, as traded on behalf of certain client accounts, may be allocated investment opportunities in markets to a greater or lesser extent than the same or similar portfolios which are traded on behalf of other client accounts because of instructions received from a client and/or the size or nature of a client account. As a result, certain portfolios and client accounts may receive increased allocations to the detriment of other portfolios and client accounts. See “The Risks You Face — The Managing Owner May Manage Accounts for Other Clients of the Managing Owner and Its Affiliates”.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the Managing Owner has a responsibility to Unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of the Managing Owner is comparable to that of a general partner of a limited partnership.

If you believe that the Managing Owner has violated its fiduciary duty to the Unitholders, you may seek legal relief individually or on behalf of the Trust under applicable laws to recover damages from or require an accounting by the Managing Owner. The Declaration of Trust is governed by Delaware law and any breach of the Managing Owner’s fiduciary duty under the Declaration of Trust will generally be governed by Delaware law. The Declaration of Trust does not limit fiduciary obligations under Delaware or common law. The Managing Owner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the Managing Owner have been disclosed to you in the Prospectus.

The Trust And The Trustee

The following summary briefly describes certain aspects of the operation of the Trust. You should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware statutory trust.

Principal Office; Location of Records

The Trust is organized under the Delaware Statutory Trust Act (formerly, the Delaware Business Trust Act). The Trust is administered, including the performance of transfer agent services, by the Managing Owner, which is located at 55 West 46th Street, 31st Floor, New York, New York 10036. The contact telephone number for the Trust and the Managing Owner is (212) 332-7300. The records of the Trust, including a list of the Unitholders and their addresses, is located at the foregoing address, and available for inspection and copying by Unitholders as provided in the Declaration of Trust.

Certain Aspects of the Trust

The Trust is the functional equivalent of a limited partnership. No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership. You should not anticipate any legal or practical protections under the Delaware Statutory Trust Act greater than those available to limited partners of a limited partnership.

To the greatest extent permissible under Delaware law, the Trustee acts in a passive role, with all authority over the operation of the Trust going to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

The Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is not affiliated with either the Managing Owner or the Selling Agents.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Declaration of Trust provides that the Trustee is compensated by the Trust. The Managing Owner has the discretion to replace the Trustee.

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Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

The Trustee is not registered in any capacity with the CFTC.

Management of Trust Affairs; Voting by Unitholders

Unitholders will not take any part in the management or control and will have no voice in the operations of the Trust or its business. Unitholders may, however, remove and replace the Managing Owner as managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders. The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. Although the Trust will not hold any regular, or annual, meetings of the Unitholders, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding Units that a meeting be called, the Managing Owner will call a meeting of the Trust. The details of this procedure are set forth in Section 18 of the Declaration of Trust attached hereto as Exhibit A. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders’ voting rights.

The Managing Owner has the right to amend the Declaration of Trust without the consent of the Unitholders provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee.

In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective before all Unitholders have had an opportunity to redeem their Units.

Recognition of the Trust in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. In order to protect Unitholders against any possible loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally.

Possible Repayment of Distributions Received by Unitholders; Indemnification of the Trust by Unitholders

The Units are limited liability investments; you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of law, to return to the Trust’s estate any distribution which you received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (1) Unitholders’ actions unrelated to the business of the Trust, (2) transfers of their Units in violation of the Declaration of Trust or (3) taxes imposed on the Trust by the states or municipalities in which such investors reside.

Indemnification and Standard of Liability

The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. You may, therefore, have more limited rights of action than you would absent such provisions.

The Managing Owner and its affiliates will not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct.

The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust.

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The Declaration of Trust provides that the Managing Owner, its affiliates and the Selling Agents will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. It is the opinion of the SEC and certain States that indemnification for violation of the securities laws is against public policy and unenforceable.

Transfers of Units Restricted

Subject to compliance with applicable securities laws, you may assign your Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month following the month in which such notice is received. An assignee may become a substituted Unitholder only with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner.

There are no certificates for the Units. Transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.

Reports to Unitholders

The Managing Owner will provide you with monthly reports in compliance with CFTC requirements. The Managing Owner also distributes, not later than March 15 of each year, audited financial statements and the tax information related to the Trust necessary for the preparation of your annual federal income tax returns.

The Managing Owner will notify all Unitholders of a Series within seven business days of any decline in the Net Asset Value per Unit of such Series to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify all Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications will include a description of your voting rights.

Federal Income Tax Aspects

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in the Trust. Sidley Austin LLP’s opinion is filed as an exhibit to the registration statement related to the Units offered by this Prospectus.

The Trust’s Partnership Tax Status

The Trust will be treated as a partnership and, based on the type of income expected to be earned by the Trust, it will not be treated as a “publicly traded partnership” taxable as a corporation. Accordingly, the Trust will not pay any federal income tax.

Taxation of Unitholders on Profits and Losses of the Trust

Each Unitholder (other than Foreign Unitholders and tax-exempt U.S. Unitholders, discussed below) must pay tax on his or her share of the Trust’s annual income and gains, if any, even if the Trust does not make any cash distributions. The Trust will not qualify for any deduction from its income that is applicable to certain qualified business income earned by non-corporate taxpayers for taxable years beginning after December 31, 2017.

The Trust generally allocates the Trust’s gains and losses equally with respect to each Unit. However, a Unitholder who redeems any Units will be specially allocated the Trust’s gains and losses in order that the amount of cash such Unitholder receives for a redeemed Unit will generally equal the Unitholder’s adjusted tax basis attributable to the redeemed Unit. A Unitholder’s adjusted tax basis in his or her Units generally equals the amount paid for the Units, increased by income or gains allocated to the Unitholder with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to the Unitholder with respect to the Units.

Deductibility of Trust Losses by Unitholders

A Unitholder may deduct Trust losses only to the extent of his or her adjusted tax basis in his or her Units. However, a Unitholder subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the Unitholder is “at risk.” The “at-risk” amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Trust.

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“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Trust are not a “passive activity.” Accordingly, a Unitholder can deduct Trust losses from taxable income (subject to certain limitations, such as the limitation on deductibility of capital losses, discussed below). However, a Unitholder cannot offset losses from “passive activities” against Trust gains.

Cash Distributions and Unit Redemptions

A Unitholder who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until his or her adjusted tax basis in the Units is reduced to zero. A Unitholder who receives cash upon the complete redemption of Units will recognize gain or loss for federal income tax purposes. Such gain or loss will generally equal the difference between the amount of cash received and the Unitholder’s adjusted tax basis in his or her Units.

Potential Trust-Level Consequences of Withdrawals and Transfers of Units

If a Unitholder receives a distribution of property in liquidation of his or her Units that would, if the Trust had an Internal Revenue Code of 1986, as amended (the “Code”), Section 754 election in effect, require the Trust to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Trust does not have a Code Section 754 election in effect, the Trust will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit, the Trust’s adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Trust generally will be required to adjust the basis of its property with respect to the transferee Unitholder.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts include certain futures and forward contracts as well as certain option contracts on certain futures contracts traded on U.S. exchanges. For tax purposes, Section 1256 Contracts that remain open at year-end are marked-to-market and treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open.

Non-Section 1256 Contracts include Section 988 transactions, i.e., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Section 988 transactions is characterized as ordinary income or loss. However, the Trust elects to treat gain or loss on certain Non-Section 1256 Contracts, such as foreign futures contracts, certain foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

Trading and Investing in Swaps

The Trust may invest in and trade swaps.  The proper tax treatment of swaps may not be entirely free from doubt.  The Trust expects to mark-to-market its swap positions at the end of each taxable year and to treat any gain or loss on such positions as ordinary income or loss.

Tax on Capital Gains and Losses

A non-corporate Unitholder’s long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 20%. Short-term capital gains — net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could suffer significant losses and a Unitholder could still be required to pay taxes on his or her share of the Trust’s interest income. Capital losses generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he or she can carry forward such losses indefinitely as losses on Section 1256 Contracts.

No Deduction for Certain Expenses

Individual taxpayers may be unable to deduct investment advisory expenses and other expenses of producing income. Sidley Austin LLP has advised the Managing Owner that the amount, if any, of the Trust’s expenses which might be subject to this restriction should be de minimis. Based on such advice, the Managing Owner treats these items as ordinary business deductions, or income allocations not subject to the deductibility restrictions that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the Management Fee, the Profit Share or the ordinary expenses of the Trust should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability. See also “— Syndication Expenses,” below.

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Limitation on Deductibility of Business Interest

The Trust may be subject to certain limitations on its ability to deduct some or all of the interest paid or accrued on its indebtedness that is considered to be allocable to a trade or business conducted by the Trust under Section 163(j) of the Code. Any interest that is not allowed as a deduction for the taxable year under Section 163(j) of the Code will be allocated to the Unitholders, but may only be deducted by the Unitholders in a subsequent taxable year to the extent that the Unitholders are allocated income by the Trust that may be offset by such disallowed interest expense. Any interest that is deductible under Section 163(j) of the Code for any taxable year may be subject to additional limitations at the Unitholder level, including the limitation on investment interest discussed below.

Whether the foregoing limitations will apply to interest expense of the Trust will depend on whether the Trust is determined to be a “trader” or otherwise engaged in a trade or business, which depends upon the nature and extent of the Trust’s trading and investment activities. Such determination will be made by the Managing Owner for each taxable year of the Trust, and the IRS may take a contrary position. Under recently released final Treasury regulations, the portion of interest expense allocable to a trade or business conducted by the Trust that is allocable to Unitholders may be subject to limitation under Section 163(d) of the Code as investment interest at the Unitholder level as discussed below, but not Section 163(j) of the Code at the Trust level.

Interest on indebtedness incurred by a Unitholder that is allocable to the Unitholder’s investment in the Trust may also be subject to the limitations on deductibility imposed by Section 163(j) of the Code. Unitholders should consult their own tax advisors regarding the application of these rules to indebtedness incurred at the Unitholder level.

Interest Income

Interest received by the Trust is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses,” above.

Syndication Expenses

Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses (i.e., expenses incurred in issuing and marketing the Units), nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces Net Asset Value.

The Managing Owner has paid all organization and initial offering costs from its own funds. However, the IRS could take the position that a portion of the Series 5 Management Fee paid by the Trust to the Managing Owner constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitation

Under Section 163(d) of the Code, individual taxpayers can deduct “investment interest”— interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include certain net capital gains. A taxpayer can elect to include certain net capital gains in investment income if he or she forgoes the benefit of the reduced capital gains rate.

Tax on Net Investment Income

A 3.8% tax is imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Unitholder’s share of Trust income will be net investment income. In addition, certain Trust expenses may not be deducted in calculating a Unitholder’s net investment income.

IRS Audits of the Trust and Its Unitholders

The IRS audits Trust-related items at the Trust level rather than at the Unitholder level. The Managing Owner acts as the “tax matters partner” for taxable years beginning before January 1, 2018. The tax matters partner has the authority to determine the Trust’s responses to an audit of these years. If an audit of these years results in an adjustment, all Unitholders may be required to pay additional taxes, interest, and penalties.

For taxable years beginning after December 31, 2017, new IRS audit procedures apply to the Trust. Absent an election by the Trust, the Trust is required to determine and pay any imputed underpayment of tax (including interest and penalties) resulting from an adjustment of the Trust’s items of income, gain, loss, deduction or credit at the Trust level without the benefit of Unitholder-level tax items that could otherwise reduce tax due on any adjustment and, where the adjustment reallocates any such item from one Unitholder to another, without the benefit of any decrease in any item of income or gain (or increase in any item of deduction, loss or credit). If this election is not made, the cost of such imputed underpayment (including interest and penalties) will be borne by Unitholders in the year of adjustment, without any Trust or Unitholder-level tax deduction or credit for the Trust’s payments, rather than by those who were Unitholders in the taxable year to which the adjustment relates.

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Under these new provisions, the Managing Owner is designated as the Trust’s “partnership representative.” The partnership representative has broad authority to resolve the Trust’s audit and any such resolution will be binding on all Unitholders. Unitholders have no statutory right to notice or to participate in the audit proceeding under the new provisions.

Taxation of Foreign Investors

A Unitholder who is a non-resident alien individual, foreign corporation, foreign trust or foreign estate (a “Foreign Unitholder”) generally is not subject to taxation by the U.S. on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the U.S. during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the U.S. during a taxable year to which income, gain, or loss of the Trust is treated as “effectively connected.” An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the U.S. for the foregoing purposes, assuming that the trading activities of the Trust continue to be conducted as described in this Prospectus. In the event that the Trust were found to be engaged in a U.S. trade or business, a Foreign Unitholder would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Code.

Portfolio interest income (other than so-called “contingent interest”) allocable to a Foreign Unitholder is likewise not subject to federal income tax withholding, provided that such Foreign Unitholder is not engaged in a trade or business within the U.S. and provides the Trust with an IRS Form W-8BEN, W-8BEN-E or other applicable form. Similarly, a Foreign Unitholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to U.S. federal income tax withholding. Generally, other interest from U.S. sources (including original issue discount) paid to the Trust and allocable to Foreign Unitholders will be subject to U.S. federal income tax withholding at a statutory rate of 30%. The foregoing discussion of tax consequences to Foreign Unitholders may be subject to applicable treaty modifications.

The Hiring Incentives to Restore Employment Act (“HIRE Act”) requires certain foreign entities to enter into an agreement with the Secretary of the Treasury to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and requires certain other foreign entities to provide certain other information to avoid a 30% withholding tax on certain payments of U.S. source income. Accordingly, certain Foreign Unitholders may be subject to a 30% withholding tax in respect of certain of the Trust’s investments if they fail to enter into an agreement with the Secretary of the Treasury or otherwise fail to satisfy their obligations under the legislation. In addition, an applicable intergovernmental agreement between the United States and the jurisdiction of the Foreign Unitholder or implementing legislation may modify these requirements. Foreign Unitholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Trust.

Tax-Exempt U.S. Unitholders

A tax-exempt U.S. Unitholder will not be required to pay tax on its share of income or gains of the Trust, so long as such Unitholder does not use borrowed funds in connection with its purchase of Units.

State and Other Taxes

In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. In general, non-corporate Unitholders will not be able to deduct state, local and municipal taxes in excess of $10,000 in any taxable year for U.S. federal income tax purposes.

Prospective investors are urged to consult their tax advisors before deciding whether to invest.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan, such investments have certain features which may be of interest to such plans. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits, if any, from the Trust despite receiving no distributions from it, as are other Unitholders.

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General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries” and each entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan being referred to herein as a “Plan Assets Entity”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), IRAs described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risks of large losses, that an investment in the Trust complies with the terms of the Plan and the related trust and that an investment in the Trust does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

Each plan fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

“Plan Assets”

The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Trust to constitute assets of such Plan. ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered plan assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exemption”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.

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The Managing Owner believes that the Publicly-Offered Securities Exception currently applies to the Units for the following reasons. First, the Units are registered under the Securities Act and timely registered under the Exchange Act. Second, the Units currently are held by more than 100 investors who the Managing Owner believes are independent of the Trust and of each other. Lastly, the Managing Owner believes that the Units should be considered to be “freely transferable.”

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, any Selling Agent, any of their respective affiliates or any of their respective agents or employees either: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of plans is in no respect a representation by the Trust, the Managing Owner or any other party related to the Trust that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Trust in light of the circumstances of the particular plan and current tax law.

Plan Of Distribution

Subscription Procedure

The Series 3 and Series 5 Units are offered on a “best efforts” basis without any firm underwriting commitment through Selling Agents including, but not limited to, LPL Financial, RBC Capital Markets Corporation, Robert W. Baird & Co. Incorporated and Ameriprise Financial Services, Inc., although not all Series are offered through all Selling Agents. You may purchase Series 3 Units at Net Asset Value of the applicable Series as of the first business day of each calendar month. Series 5 Units, which sold for $1,500 per Unit as of April 1, 2018 when Series 5 Units were first issued, will be sold at their Net Asset Value as of the first business day of each calendar month. The Managing Owner may from time to time cause the Trust to issue Units at intra-month closings. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and IRAs. Units are sold in fractions calculated up to three decimal places.

In order to purchase Units, you must complete, sign and deliver to a Selling Agent an original of the Subscription Agreement Signature Pages which accompanies this Prospectus, together with a check for the amount of your subscription. Checks should be made payable to “Global Macro Trust.” Subscription proceeds will be deposited in the Trust’s bank account at First Republic Bank, San Francisco, California, and then transferred to a U.S. government instrument-only money market account pending investment in the Trust’s trading accounts.

Clients of certain Selling Agents may make subscription payments by authorizing the Selling Agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent plus any upfront selling commissions charged directly by such Selling Agent. The Selling Agent will debit the account and transmit the debited funds, less any upfront selling commissions, directly to the Trust’s bank account via check or wire transfer made payable to “Global Macro Trust.” The settlement date specified by such Selling Agents will be no later than the termination of the relevant monthly offering period.

The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Owner will make its determination within five (5) business days of the submission of a subscription to the Managing Owner, except with respect to plan asset investors, including IRAs, in which case the Managing Owner will make its determination no later than five (5) business days before the end of a month (other than for subscriptions submitted after that date).

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The Managing Owner will make every reasonable effort to determine the suitability of prospective Unitholders in the Trust through information received on the Subscription Agreement and other relevant documents and information. Generally, the Managing Owner must receive subscription documents at least five (5) calendar days before the end of a month for them to be accepted as of the first day of the immediately following month.

The Trust will receive any interest earned on subscriptions held in its accounts pending investment in the Trust’s trading account.

There are no fees applicable to subscriptions held pending investment in the Trust’s trading account.

Subscriptions, if rejected, will be returned to investors promptly following the end of the month in which the subscription was rejected or sooner if practicable.

Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber’s Subscription Agreement to subscriber’s Selling Agent.

The Selling Agents

Series 3 Units are available for purchase only by investors participating in a registered investment adviser’s asset-based or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. The Managing Owner may engage one or more registered broker-dealers, as introducing brokers or wholesalers, to assist Selling Agents acting as executing brokers with the offer and sale of the Series 3 Units. The Managing Owner will pay, from its own funds, all compensation due to such broker-dealers, wholesalers and Selling Agents. Sales commissions to broker-dealers, wholesalers and Selling Agents due in connection with the sale of Series 3 Units will be paid up to 9.5% of the gross offering proceeds of the Series 3 Units in monthly installments beginning with the first month following the sale of a Series 3 Unit in an aggregate amount not to exceed 0.0417 of 1% (a 0.50% annual rate) of the month-end Net Asset Value of all Series 3 Units sold by them which remain outstanding.

With respect to Series 5 Units, the Managing Owner pays the Selling Agents, from its own funds, installment selling commissions of up to 0.0625 of 1% of the month-end Net Asset Value of all Series 5 Units (a 0.75% annual rate) before accruals for unpaid Series 5 Management Fees and Series 5 Profit Shares. In addition to such installment selling commissions, the Managing Owner may also engage one or more registered broker-dealers, as introducing brokers or wholesalers, to further assist with the offer and sale of the Series 5 Units. The Managing Owner will pay, from its own funds, all such additional compensation due to these broker-dealers, wholesalers and Selling Agents. Any additional sales commissions to broker-dealers, wholesalers and Selling Agents due in connection with the sale of Series 5 Units will be paid in monthly installments beginning with the first month following the sale of a Series 5 Unit in an aggregate amount not to exceed 0.0833 of 1% (a 1.0% annual rate) of the month-end Net Asset Value of all Series 5 Units sold by them which remain outstanding.

To the extent set forth in a Unitholder’s Subscription Agreement, a Series 5 Unitholder introduced by certain Selling Agents may also be required to pay an upfront selling commission of up to 3% of the intended subscription amount for the applicable Series 5 Units.

Cumulative selling compensation per Series 5 Unit (including upfront and installment selling commissions) will not exceed 9.50% of the gross offering proceeds for such Series 5 Unit sold pursuant to this Prospectus, as described in the compensation grid below.

The Selling Agents and brokers will determine the suitability of prospective Unitholders in the Trust, pursuant to FINRA Rule 2310, based upon information contained in the Subscription Agreement and documents furnished to the Selling Agents or brokers by their customers in opening accounts.

No Selling Agent will make an investment in the Trust on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.

As illustrated on the Items of Compensation chart beginning on page 91, under no circumstances will the maximum compensation paid to the Selling Agents, broker-dealers assisting selling agents and wholesalers, including initial selling commissions, installment selling commissions to selling agents, selling commissions to wholesalers, installment selling commissions to wholesalers and expense reimbursements, exceed 10% of the gross offering proceeds of the sale of the Units, which is the maximum permitted by FINRA in connection with this offering of the Units.

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Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment

Installment Selling Commissions — Series 3 Units	Selling Agents	Certain Selling Agents may receive from the Managing Owner installment selling commissions of up to 3.1667% of the gross offering proceeds of the Series 3 Units in amounts not to exceed 0.02083 of 1% (a 0.25% annual rate) of the month-end Net Asset Value of the Series 3 Units sold by a Selling Agent selling Series 3 Units.

Wholesaling Fees — Series 3 Units	Wholesalers	Wholesalers wholesaling the Series 3 Units to Selling Agents or otherwise assisting with the placement of Series 3 Units may receive from the Managing Owner installment selling commissions of up to 6.3333% of the gross offering proceeds of the Series 3 Units by paying an amount not to exceed 0.0417 of 1% (a 0.50% annual rate) of the month-end Net Asset Value of all Series 3 Units sold by a Selling Agent selling Series 3 Units which remain outstanding. To the extent the applicable Selling Agents do not receive installment selling commissions in connection with the sale of the Series 3 Units, the Managing Owner may pay wholesalers up to a maximum amount of 9.5% of the gross offering proceeds of the Series 3 Units.

Upfront Selling Commissions — Series 5 Units	Selling Agents	Certain Selling Agents may receive directly from investors, in conjunction with the sale of Series 5 Units, upfront selling commissions of up to 3% of the gross offering proceeds of Series 5 Units sold by such Selling Agents.

Installment Selling Commissions — Series 5 Units	Selling Agents	Selling Agents will receive from the Managing Owner, in conjunction with the sale of Series 5 Units, installment selling commissions of up to 0.0625 of 1% (a 0.75% annual rate) of the month-end Net Asset Value of all outstanding Series 5 Units sold by such Selling Agents. In addition, Selling Agents providing additional assistance with the placement of Series 5 Units may receive from the Managing Owner installment selling commissions of an amount not to exceed 0.02833 of 1% (a 0.25% annual rate) of the month-end Net Asset Value of the outstanding Series 5 Units sold by such Selling Agents. The maximum amount of total installment commissions paid to Selling Agents depends upon the level of upfront selling commissions and wholesaling fees paid with respect to the Series 5 Units, as illustrated in the Items of Compensation chart below, provided that cumulative selling compensation paid to a Selling Agent and wholesaler in respect of a Series 5 Unit will not exceed 9.50% of the gross offering proceeds of such Series 5 Unit.

Wholesaling Fees — Series 5 Units	Wholesalers	Wholesalers wholesaling the Series 5 Units to Selling Agents or otherwise assisting with the placement of Series 5 Units may receive from the Managing Owner installment selling commissions of an amount not to exceed 0.0625 of 1% (a 0.75% annual rate) of the month-end Net Asset Value of all outstanding Series 5 Units sold by a Selling Agent. The maximum amount of any such compensation paid depends upon the level of upfront selling commissions and installment selling commissions paid with respect to the Series 5 Units, as illustrated in the Items of Compensation chart below, provided that cumulative selling compensation paid to a wholesaler and a Selling Agent in respect of a Series 5 Unit will not exceed 9.50% of the gross offering proceeds of such Series 5 Unit.

Expense Reimbursement	Managing Owner	The Managing Owner may, but is not obligated to, reimburse Selling Agents or otherwise pay for reasonable out of pocket expenses incurred in connection with the performance of their duties including, for example, Selling Agents’ legal fees, broker/client seminars or other deemed underwriting expenses. The amount of such reimbursements will not exceed 0.50% of the gross offering proceeds of all Series 3 and Series 5 Units sold. The amount of all such reimbursements, when aggregated with selling commissions and installment selling commissions, will not exceed 10% of the gross offering proceeds of all Units sold.

There are no other items of compensation paid in respect of the sale of the Trust’s Units.

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Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Units, paid to members of FINRA pursuant to FINRA Rule 2310 on a Series-by-Series basis, with distinctions made for investment amount and the involvement of wholesalers, where appropriate. These items of compensation are set forth in detail below and are more fully described above:

Series 3 Investors whose Selling Agents and Wholesalers receive Installment Selling Commissions

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	0.0208% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 3.1667% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	0.0417% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6.3333% of the gross offering proceeds of the Units sold.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

Series 3 Investors whose Selling Agents receive Installment Selling Commissions and whose Wholesalers receive no Installment Selling Commissions

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	0.0208% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 9.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

Series 3 Investors whose Selling Agents and Wholesalers receive no Installment Selling Commissions

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 0.50% of the gross offering proceeds of the Units sold.

Series 4 Investors

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.

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Series 5 Investors whose Selling Agents receive Upfront Selling Commissions and with No Wholesalers

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
Up to the applicable limit set forth below:	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to the applicable limit set forth below:	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

3.00%	6.50%
2.50%	7.00%
2.00%	7.50%
1.50%	8.00%
1.00%	8.50%
0.50%	9.00%

Each amount is calculated as a % of the gross offering proceeds of the Units sold.	Each amount is calculated as a % of the gross offering proceeds of the Units sold and corresponds to the applicable selling commission in the first column.

Series 5 Investors whose Selling Agents receive No Upfront Selling Commissions and with No Wholesalers

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 9.50% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

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Series 5 Investors whose Selling Agents receive Upfront Selling Commissions and were introduced by Wholesalers (additional services to Selling Agents)

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
Up to the applicable limit set forth below:	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to the applicable limit set forth below:	This item of compensation not paid by these Units.	0.0625% of the month-end Net Asset Value of the Units sold and outstanding, subject to the applicable limit set forth below:	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

3.00%	3.715%		2.785%
2.50%	4.000%		3.000%
2.00%	4.285%		3.215%
1.50%	4.572%		3.428%
1.00%	4.857%		3.643%
0.50%	5.143%		3.857%

Each amount is calculated as a % of the gross offering proceeds of the Units sold.	Each amount is calculated as a % of the gross offering proceeds of the Units sold and corresponds to the applicable selling commission in the first column.		Each amount is calculated as a % of the gross offering proceeds of the Units sold and corresponds to the applicable selling commission in the first column.

Series 5 Investors whose Selling Agents receive No Upfront Selling Commissions and were introduced by Wholesalers (additional services to Selling Agents)

Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 5.428% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	0.0625% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 4.071% of the gross offering proceeds of the Units sold.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

Legal Matters

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to the Managing Owner in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the Managing Owner in matters relating to the operation of the Trust on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Trust in negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Trust relating to themselves and the Units have not been negotiated at arm’s length. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of the Managing Owner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein or in the exhibits hereto, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished by the Managing Owner and did not investigate or verify the accuracy and completeness of the information set forth herein concerning the Managing Owner, the Trust’s service providers and their affiliates and personnel.

Sidley Austin LLP’s engagement by the Managing Owner in respect of the Trust is limited to the specific matters as to which it is consulted by the Managing Owner and, therefore, there may exist facts or circumstances which could have a bearing on the Trust’s (or the Managing Owner’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility.

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Richards, Layton & Finger, P.A. acted as special Delaware counsel to the Trust in connection with assessing the legality of its securities under Delaware law but does not otherwise represent the Trust or the Unitholders.

EXPERTs

Millburn Ridgefield Corporation Consolidated Statement of Financial Condition as of December 31, 2019, included in this Prospectus, has been included herein in reliance on the report of CohnReznick LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The statements of financial condition of the Trust, including the condensed schedules of investments, as of December 31, 2020 and 2019, and the related statements of operations, changes in trust capital and the financial highlights for each of the three years in the period ended December 31, 2020 (“the financial statements”) included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

CFTC Rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Trust, current within 60 calendar days.

Privacy Policy

Under CFTC Rules, financial institutions like the Managing Owner are required to provide privacy notices to their clients. As required by such CFTC Rules, we are providing you with the following information.

We collect nonpublic personal information about you from the following sources:

(i)	Information the Managing Owner receives from you on Subscription Agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience); and

(ii)	Information about your transactions with the Managing Owner (for example, account activity and balances).

In order to service your account and process your transactions, the Managing Owner may provide your personal information to its affiliates and to firms that assist the Managing Owner in servicing your account and have a need for such information such as account or fund administrators. The Managing Owner requires third-party service providers to protect the confidentiality of your information and to use the information only for the purposes for which the Managing Owner discloses the information to them.

The Managing Owner does not disclose any nonpublic information about its customers or former customers to anyone other than in connection with the administration, processing and servicing of customer accounts as described above or to its accountants, attorneys and auditors or as otherwise permitted or required by law.

The Managing Owner restricts access to nonpublic personal information about you to its personnel who need to know that information in order to provide products or services to you. The Managing Owner maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your nonpublic personal information.

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This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

The Futures, Forward AND SPOT Markets

Futures, Forward, Swap and Spot Contracts

Futures contracts in the U.S. are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

Foreign currency spot contracts are similar to forward currency contracts because they are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers, similar to forwards. However, these contracts are shorter in duration, typically settling within two days of the trade date and are settled by physical delivery.

Swap contracts are agreements to exchange cash flows or periodic payments based on price changes of an underlying commodity, instrument or index and contain terms and conditions specially negotiated by the parties to the agreement. These agreements are settled in cash, and may be terminated at the expiration of a specific period of time or by making an offsetting agreement.

Unlike an investment in bonds where one expects some consistency of yield or in stocks where one expects to participate in economic growth, futures, forward, spot and swap trading is a “zero-sum,” risk transfer economic activity. For every gain realized by one futures, forward, spot or swap trader, there is an equal and offsetting loss suffered by another.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.” Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Commodity exchanges in the U.S. generally have an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Under current law, a substantial portion of OTC derivatives are, or will be, required to be executed in regulated markets and submitted for clearing to regulated clearinghouses. Thus, the Trust may bear higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees with respect to such derivatives.

The Managing Owner will trade for the Trust on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their U.S. counterparts and are not regulated by any U.S. agency.

The CFTC and the U.S. exchanges have established “speculative position limits” on the maximum positions that the Managing Owner may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts the Managing Owner can control in corn to 33,000 in a single delivery month, whereas the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts the Managing Owner can control to 60,000 and U.S. Treasury bonds traded on the Chicago Board of Trade are not subject to position limits. Additional position limit rules covering energy, metals and agricultural derivative contracts were adopted by the CFTC in 2020. All accounts controlled by the Managing Owner, including the account of the Trust, are combined for speculative position limit purposes. If position limits are exceeded by the Managing Owner in the opinion of the CFTC or any other regulatory body, exchange or board, the Managing Owner could be required to liquidate positions held by the Trust, or may not be able to fully implement trading instructions generated by its trading models, to the extent necessary to comply with applicable position limits. To date, position limits have not been a material imposition on the ability of the Managing Owner to effect its trading method. In the event the Managing Owner controls contracts in excess of the applicable limits, the Managing Owner will equitably reduce the position it controls across affected accounts managed by the Managing Owner, including the Trust, giving due consideration to such factors as account size, position size, account risk/reward parameters and trading portfolio composition. Any such liquidation or limited implementation could result in substantial costs to the Trust.

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U.S. exchanges limit the maximum change in some, but not all, futures prices during any single trading day. Once the “daily limit” has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is “limit up,” it is difficult, or impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the Chicago Board of Trade imposes daily limits of 40¢ on corn futures and no daily limits on U.S. Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 Index futures with halts in the trading of the stocks underlying the Index and imposes trading pauses or halts at moves of 7%, 13% and 20% in the value of the Index.

When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

Supplemental Performance Information

The Trust trades the Millburn Diversified Portfolio (“MDP”). MDP is the composite performance of all fully-funded accounts which have traded the portfolio since its inception in 1977 through December 2003 and, thereafter, of all accounts (fully-funded and notional), adjusted to reflect the charges applicable to the Trust. The Trust is separate from MDP and the performance of MDP is not the performance of the Trust. Moreover, the past performance of MDP is not necessarily indicative of the future performance of the Trust. The Trust is one account which has traded MDP since July 1, 2002.

The analyses set forth on pages 97-98 are derived from the over 42-year history of MDP and reflect the characteristics of the portfolio and strategy traded by the Trust over an extended period which includes rising and falling stock prices, interest rates, dollar exchange rates and inflation plus numerous shocks to global economic and financial systems.

The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International World Index (MSCI World) and Barclays Long-Term Treasury Index are unmanaged indices commonly used as market benchmarks. The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices. These indices are compared to MDP and the Trust because they represent asset classes often included in investor portfolios, and are useful in illustrating the potential diversification benefits of the Trust.

The Trust is not a complete investment program, and investment in the Trust should be viewed as a diversification opportunity only, not as a substitute for a well-diversified portfolio.

Please see “Note to Supplemental Performance Information” on page 99.

Past performance is not necessarily indicative of future results.

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SUPPLEMENTAL TABLE NO. 1

PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977— FEBRUARY 2021

The pro forma adjustments to MDP’s performance1 reflect the cost/fee structure of the Trust applicable to investors who purchase Series 3 Units.

	MDP[2]	S&P 500[3]	NASDAQ[4]	MSCI WORLD[5]	BONDS[6]
2021 (2 months)	3%	2%	2%	2%	-9%
2020	-10%	18%	44%	17%	18%
2019	6%	31%	35%	28%	15%
2018	1%	-4%	-4%	-8%	-2%
2017	5%	22%	28%	23%	9%
2016	11%	12%	8%	8%	1%
2015	6%	1%	6%	0%	-1%
2014	17%	14%	13%	6%	25%
2013	-6%	32%	38%	27%	-13%
2012	-6%	16%	16%	17%	4%
2011	-7%	2%	-2%	-5%	30%
2010	13%	15%	17%	12%	9%
2009	-8%	26%	44%	31%	-13%
2008	23%	-37%	-41%	-40%	24%
2007	15%	5%	10%	10%	10%
2006	11%	16%	10%	21%	2%
2005	7%	5%	1%	10%	7%
2004	-1%	11%	9%	15%	8%
2003	3%	29%	50%	34%	2%
2002	29%	-22%	-32%	-20%	17%
2001	-4%	-12%	-21%	-17%	4%
2000	16%	-9%	-39%	-13%	20%
1999	0%	21%	86%	25%	-9%
1998	9%	29%	40%	25%	14%
1997	16%	33%	22%	16%	15%
1996	20%	23%	23%	14%	-1%
1995	31%	38%	40%	21%	31%
1994	12%	1%	-3%	6%	-8%
1993	12%	10%	15%	23%	17%
1992	19%	8%	15%	-5%	8%
1991	9%	30%	57%	19%	19%
1990	53%	-3%	-18%	-17%	6%
1989	4%	32%	19%	17%	19%
1988	9%	17%	15%	24%	9%
1987	45%	5%	-5%	17%	-3%
1986	-9%	19%	7%	43%	24%
1985	31%	32%	31%	42%	32%
1984	32%	6%	-11%	6%	15%
1983	-1%	23%	20%	23%	2%
1982	40%	22%	19%	11%	42%
1981	50%	-5%	-3%	-3%	0%
1980	76%	33%	34%	28%	-3%
1979	69%	19%	28%	13%	-1%
1978	31%	7%	12%	18%	-1%
1977 (11 months)	14%	-3%	10%	5%	4%
	Compound Annual Return
1977-2020	14%	12%	12%	11%	8%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP
AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

[1]	MDP, pursuant to which the Trust is traded, has a pro forma compound rate of return of 14.2% for over 43 years. MDP has tended to be profitable during periods of stress in equity and bond markets. The benefit of including MDP in a portfolio of stocks and/or bonds is observable in the table for the years 2008, 2002, 2000, 1994, 1990, 1987 and 1981 when MDP performed well in difficult years for other asset classes. There can, of course, be no assurance that this pattern will continue or that MDP or the Trust will not incur losses, as MDP did in the full years 2020, 2013, 2012, 2011, 2009, 2004, 2001, 1986 and 1983. The largest monthly loss during the period shown was 14.5% (9/86).

[2]	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the cost/fee structure of the Trust applicable to investors who purchase Series 3 Units. There are material limitations inherent in pro forma comparisons.

[3]	S&P 500 Index includes net dividends. Source: eVestment.

[4]	NASDAQ Composite Index. Source: eVestment.

[5]	Morgan Stanley Capital International World Index includes net dividends. Source: eVestment.

[6]	Barclays Long-Term Treasury Index. Source: eVestment.

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SUPPLEMENTAL TABLE NO. 2

PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977—FEBRUARY 2021

The following table is similar to the Annual Returns table on the previous page. The pro forma adjustments to MDP’s performance, however, reflect the cost/fee structure of the Trust applicable to investors who purchase Series 5 Units.

	MDP[1]	S&P 500[2]	NASDAQ[3]	MSCI WORLD[4]	BONDS[5]
2021 (2 months)	3%	2%	2%	2%	-9%
2020	-11%	18%	44%	17%	18%
2019	6%	31%	35%	28%	15%
2018	1%	-4%	-4%	-8%	-2%
2017	5%	22%	28%	23%	9%
2016	11%	12%	8%	8%	1%
2015	5%	1%	6%	0%	-1%
2014	16%	14%	13%	6%	25%
2013	-7%	32%	38%	27%	-13%
2012	-6%	16%	16%	17%	4%
2011	-7%	2%	-2%	-5%	30%
2010	12%	15%	17%	12%	9%
2009	-8%	26%	44%	31%	-13%
2008	22%	-37%	-41%	-40%	24%
2007	14%	5%	10%	10%	10%
2006	10%	16%	10%	21%	2%
2005	6%	5%	1%	10%	7%
2004	-2%	11%	9%	15%	8%
2003	2%	29%	50%	34%	2%
2002	28%	-22%	-32%	-20%	17%
2001	-5%	-12%	-21%	-17%	4%
2000	15%	-9%	-39%	-13%	20%
1999	-1%	21%	86%	25%	-9%
1998	8%	29%	40%	25%	14%
1997	15%	33%	22%	16%	15%
1996	19%	23%	23%	14%	-1%
1995	30%	38%	40%	21%	31%
1994	11%	1%	-3%	6%	-8%
1993	12%	10%	15%	23%	17%
1992	18%	8%	15%	-5%	8%
1991	8%	30%	57%	19%	19%
1990	52%	-3%	-18%	-17%	6%
1989	3%	32%	19%	17%	19%
1988	8%	17%	15%	24%	9%
1987	44%	5%	-5%	17%	-3%
1986	-10%	19%	7%	43%	24%
1985	31%	32%	31%	42%	32%
1984	31%	6%	-11%	6%	15%
1983	-2%	23%	20%	23%	2%
1982	39%	22%	19%	11%	42%
1981	50%	-5%	-3%	-3%	0%
1980	75%	33%	34%	28%	-3%
1979	68%	19%	28%	13%	-1%
1978	30%	7%	12%	18%	-1%
1977 (11 months)	13%	-3%	10%	5%	4%
	Compound Annual Return
1977-2020	14%	12%	12%	11%	8%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP
AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

1	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the cost/fee structure of the Trust applicable to investors who purchase Series 5 Units. There are material limitations inherent in pro forma comparisons.

2	S&P 500 Index includes net dividends. Source: eVestment.

3	NASDAQ Composite Index. Source: eVestment.

4	Morgan Stanley Capital International World Index includes net dividends. Source: eVestment.

5	Barclays Long-Term Treasury Index. Source: eVestment.

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Note to Supplemental Performance Information

The performance shown on pages 97-98 represents the pro forma composite performance of all fully-funded accounts prior to January 2004 and of all accounts beginning with January 2004 traded pursuant to the Managing Owner’s Diversified Portfolio during the period presented. The historical performance of the Diversified Portfolio composite has been retroactively adjusted on a pro forma basis approximately to reflect the cost/fee structure applicable to the Series 3 Units and Series 5 Units (Tables 1 and 2, respectively). The purpose of this pro forma presentation is to provide an approximation of the rates of return such composite accounts would have achieved had they been traded pursuant to the Trust’s cost/fee structure. However, there are material limitations inherent in pro forma comparisons. It is not feasible to make all the pro forma adjustments necessary to reflect the effect of all the business terms of the Trust on the actual performance of the accounts in the composite. The pro forma performance of the composite accounts should not be considered to be indicative of how any one account in the composite would have performed had it been subject to the cost/fee structure of the relevant Series of Units.

The pro forma calculations were made on a month-to-month basis. That is, the adjustments to fees and income in one month do not affect the actual figures used in the following month for making similar pro forma calculations. Accordingly, the pro forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by the Trust and the fees charged and interest earned by the accounts in the composite. The following assumptions were made in calculating the pro forma rates of return: a Management Fee of 1.75% and clearing and execution costs of 0.50% (Supplemental Table No. 1); a Management Fee of 2.50% and clearing and execution costs of 0.50% (Supplemental Table No. 2); an annual Profit Share of 20% of New Trading Profit; operating and ongoing offering and administrative expenses of 0.80% per annum of average month-end Net Assets; and actual interest income earned by the accounts in the Diversified Portfolio composite. With respect to the clearing and execution costs for the Series 3 Units and the Series 5 Units, the cost assumptions reflect the Trust’s highest annual clearing and execution costs since the Trust began trading MDP in July 1, 2002 and are higher than the actual clearing and execution costs applicable to such Units which are currently estimated at approximately 0.45% of the Trust’s average month-end Net Assets per year attributable to such Units.

The Millburn Diversified Portfolio is an actively managed portfolio of futures, forward and spot contracts and related options. The Managing Owner will trade its Diversified Portfolio on behalf of the Trust and the Trust will pay the fees and expenses and will be subject to the Profit Share as described in this Prospectus. The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International World Index, Barclay BTOP50 Index, Citi World Government Bond Index and Barclays Long-Term Treasury Index are unmanaged indices commonly used as market benchmarks. The performance of these indices does not reflect any fees or transaction costs as these expenses do not apply to most market indices (Barclay BTOP50 Index is compiled net of CTA fees). The HFRI Fund Weighted Composite Index is an unmanaged index of actively managed hedge funds and is an internationally recognized benchmark of hedge fund performance. The performance of the index reflects the fees and transaction costs borne by its underlying hedge fund components but not of the index itself as none apply to the index.

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101

102

103

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105

106

107

108

109

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GRAIN SILO

GMT's diversified approach—by strategy, market and time-frame—is intended to generate attractive, risk-controlled absolute returns that can benefit a portfolio when stocks and/or bonds suffer. Of course, the potential for profit is always accompanied by the risk of loss.

STOCK INDICES

ENERGY

CURRENCIES & CROSSES

AGRICULTURALS

EXCHANGES TRADED:

CME GROUP
ICE FUTURES US

INTEREST RATES

METALS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS.

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112

113

114

115

116

117

118

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Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of Global Macro Trust:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Global Macro Trust (the “Trust”), including the condensed schedules of investments, as of December 31, 2020 and 2019, the related statements of operations, changes in trust capital and the financial highlights for each of the three years in the period ended December 31, 2020, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Trust as of December 31, 2020 and 2019, the results of its operations, the changes in trust capital, and the financial highlights for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on the Trust's financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2020, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Deloitte & Touche LLP

March 18, 2021

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $16,247,126 and $20,608,824)	$16,247,017	$20,644,779
Net unrealized appreciation on open futures and forward currency contracts	3,225,128	1,144,023
Due from brokers	3,489,150	4,019,983
Cash denominated in foreign currencies (cost $2,563,244 and $8,462,150)	2,695,800	8,600,683

Total equity in trading accounts	25,657,095	34,409,468

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $81,311,242 and $117,144,589)	81,300,987	117,233,707

CASH AND CASH EQUIVALENTS	8,896,731	13,142,361

ACCRUED INTEREST RECEIVABLE	718,302	606,396

TOTAL	$116,573,115	$165,391,932

LIABILITIES AND TRUST CAPITAL

LIABILITIES:
Subscriptions by Unitholders received in advance	$-	$742,000
Net unrealized depreciation on open futures and forward currency contracts	21,514	1,231,994
Due to brokers	62	1,192,838
Accrued brokerage fees	404,092	569,268
Accrued management fees	43,291	60,464
Redemptions payable to Unitholders	1,830,466	1,317,430
Redemptions payable to Managing Owner	-	349,083
Accrued expenses	102,997	118,317

Total liabilities	2,402,422	5,581,394

TRUST CAPITAL:
Managing Owner interest (2,645.415 and 3,477.855 units outstanding)	2,775,067	4,230,810
Series 1 Unitholders (72,959.433 and 88,422.039 units outstanding)	76,534,812	107,565,649
Series 3 Unitholders (13,756.807 and 19,430.353 units outstanding)	21,721,634	34,128,621
Series 4 Unitholders (3,983.338 and 4,104.713 units outstanding)	8,221,792	9,261,037
Series 5 Unitholders (3,289.070 and 2,759.746 units outstanding)	4,917,388	4,624,421

Total trust capital	114,170,693	159,810,538

TOTAL	$116,573,115	$165,391,932

NET ASSET VALUE PER UNIT OUTSTANDING:
Series 1 Unitholders	$1,049.01	$1,216.50
Series 3 Unitholders	$1,578.97	$1,756.46
Series 4 Unitholders	$2,064.05	$2,256.20
Series 5 Unitholders	$1,495.07	$1,675.67

See notes to financial statements

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2020

	Net Unrealized
	Appreciation	Net
	(Depreciation)	Unrealized
	as a % of	Appreciation
	Trust Capital	(Depreciation)
FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	0.12%	$138,030
Grains	0.51	581,390
Interest rates:
2 Year U.S. Treasury Note (69 contracts, settlement date March 2021)	0.00	2,242
5 Year U.S. Treasury Note (410 contracts, settlement date March 2021)	0.04	40,109
10 Year U.S. Treasury Note (338 contracts, settlement date March 2021)	0.03	33,031
30 Year U.S. Treasury Bond (95 contracts, settlement date March 2021)	0.02	17,500
Other	0.23	264,392

Total interest rates	0.32	357,274

Metals	0.93	1,059,925
Softs	0.05	56,726
Stock indices	0.69	787,606

Total long futures contracts	2.62	2,980,951

Short futures contracts:
Energies	0.08	95,700
Grains	(0.05)	(55,413)
Interest rates	(0.00)	(4,183)
Livestock	(0.00)	(1,230)
Metals	(0.19)	(216,397)
Softs	(0.02)	(19,818)
Stock indices	0.11	123,731

Total short futures contracts	(0.07)	(77,610)

TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	2.55	2,903,341

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.43	1,637,406
Total short forward currency contracts	(1.17)	(1,337,133)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS-Net	0.26	300,273

TOTAL	2.81%	$3,203,614

(Continued)

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2020

U. S. TREASURY NOTES

		Fair Value
Face		as a % of Trust	Fair
Amount	Description	Capital	Value

$48,010,000	U.S. Treasury notes, 2.250%, 02/15/2021	42.15%	$48,131,900
28,200,000	U.S. Treasury notes, 2.625%, 05/15/2021	24.93	28,459,418
20,620,000	U.S. Treasury notes, 2.750%, 08/15/2021	18.36	20,956,686

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $97,558,368)	85.44%	$97,548,004

See notes to financial statements	(Concluded)

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2019

	Net Unrealized
	Appreciation	Net
	(Depreciation)	Unrealized
	as a % of	Appreciation
	Trust Capital	(Depreciation)
FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	0.15%	$240,490
Grains	0.01	17,302
Interest rates:
2 Year U.S. Treasury Note (55 contracts, settlement date March 2020)	0.00	2,016
5 Year U.S. Treasury Note (113 contracts, settlement date March 2020)	0.00	289
Other	(0.04)	(63,086)

Total interest rates	(0.04)	(60,781)

Livestock	(0.00)	(260)
Metals	0.25	394,440
Softs	0.01	14,560
Stock indices	0.04	71,617

Total long futures contracts	0.42	677,368

Short futures contracts:
Energies	0.05	78,750
Grains	(0.13)	(209,775)
Interest rates:
10 Year U.S. Treasury Note (142 contracts, settlement date March 2020)	0.00	5,484
Other	0.29	467,953

Total interest rates	0.29	473,437

Metals	(0.05)	(86,298)
Softs	(0.01)	(14,696)
Stock indices	0.14	225,237

Total short futures contracts	0.29	466,655

TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	0.71	1,144,023

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.86	2,978,285
Total short forward currency contracts	(2.63)	(4,210,279)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS-Net	(0.77)	(1,231,994)

TOTAL	(0.06)%	$(87,971)

(Continued)

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2019

U. S. TREASURY NOTES

		Fair Value
Face		as a % of Trust	Fair
Amount	Description	Capital	Value

$46,900,000	U.S. Treasury notes, 1.375%, 02/15/2020	29.35%	$46,889,009
41,010,000	U.S. Treasury notes, 1.500%, 05/15/2020	25.65	40,998,786
50,020,000	U.S. Treasury notes, 1.500%, 08/15/2020	31.28	49,990,691

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $137,753,413)	86.28%	$137,878,486

See notes to financial statements	(Concluded)

GLOBAL MACRO TRUST

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2020, 2019, AND 2018

	2020	2019	2018

INVESTMENT INCOME — Interest income, net	$1,327,184	$3,656,672	$3,066,530

EXPENSES:
Brokerage fees	5,839,901	8,081,248	9,946,220
Administrative expenses	904,901	1,178,834	1,041,158
Custody fees and other expenses	26,622	30,206	34,453
Management fees	594,605	637,980	560,465

Total expenses	7,366,029	9,928,268	11,582,296

Managing Owner commission rebate to unitholders	(567,734)	(560,036)	(627,923)

Net expenses	6,798,295	9,368,232	10,954,373

NET INVESTMENT LOSS	(5,471,111)	(5,711,560)	(7,887,843)

NET REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(18,129,640)	16,115,827	(3,142,047)
Foreign exchange translation	(109,405)	(211,280)	68,661
Net change in unrealized:
Futures and forward currency contracts	3,291,585	(3,823,580)	6,765,880
Foreign exchange translation	(5,977)	153,688	(292,665)
Net gains (losses) from U.S. Treasury notes:
Realized	133,287	31,264	9,227
Net change in unrealized	(135,437)	168,451	211,261

Total net realized and unrealized gains (losses)	(14,955,587)	12,434,370	3,620,317

NET INCOME (LOSS)	(20,426,698)	6,722,810	(4,267,526)

LESS PROFIT SHARE TO MANAGING OWNER	-	348,815	68,133

NET INCOME (LOSS) AFTER PROFIT SHARE TO MANAGING OWNER	$(20,426,698)	$6,373,995	$(4,335,659)

Series 1 Unitholders	$(167.49)	$31.04	$(32.83)
Series 3 Unitholders	$(177.49)	$102.40	$26.88
Series 4 Unitholders	$(192.15)	$187.76	$72.59
Series 5 Unitholders(1)	$(180.60)	$86.11	$89.56

(1)	Series 5 Units were first issued on April 1, 2018.

See notes to financial statements

GLOBAL MACRO TRUST

STATEMENTS OF CHANGES IN TRUST CAPITAL
YEARS ENDED DECEMBER 31, 2020, 2019, AND 2018

									New Profit Memo
	Series 1 Unitholders		Series 3 Unitholders		Series 4 Unitholders		Series 5 Unitholders		Account		Managing Owner		Total
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

TRUST CAPITAL — January 1, 2018	$169,927,843	139,480.782	$31,616,309	19,430.096	$6,558,797	3,286.212	$-	-	$-	-	$3,742,615	3,072.023	$211,845,564

Subscriptions	-	-	5,771,850	3,681.151	708,729	358.793	883,179	584.994	-	-	-	-	7,363,758
Redemptions	(34,246,955)	(29,835.833)	(6,030,054)	(3,859.926)	(48,408)	(25.861)	-	-	-	-	(68,133)	(57.474)	(40,393,550)
Additional units allocated*	-	363.846	-	-	-	-	-	-	-	-	-	199.888	-
Net income (loss) after profit share to Managing Owner	(5,270,031)	-	484,718	-	266,847	-	46,702	-	-	-	136,105	-	(4,335,659)
Managing Owner’s profit share	-	-	-	-	-	-	-	-	68,133	57.474	-	-	68,133
Transfer of New Profit Memo Account to Managing Owner	-	-	-	-	-	-	-	-	(68,133)	(57.474)	68,133	57.474	-

TRUST CAPITAL — December 31, 2018	130,410,857	110,008.795	31,842,823	19,251.321	7,485,965	3,619.144	929,881	584.994	-	-	3,878,720	3,271.911	174,548,246

Subscriptions	-	-	2,815,000	1,674.382	1,022,335	488.208	3,744,609	2,304.841	-	-	-	-	7,581,944
Redemptions	(25,936,920)	(21,900.219)	(2,532,676)	(1,495.350)	(5,643)	(2.639)	(218,140)	(130.089)	-	-	(349,083)	(287.108)	(29,042,462)
Additional units allocated*	-	313.463	-	-	-	-	-	-	-	0.151	-	205.944	-
Net income after profit share to Managing Owner	3,091,712	-	2,003,474	-	758,380	-	168,071	-	268	-	352,090	-	6,373,995
Managing Owner’s profit share	-	-	-	-	-	-	-	-	348,815	286.957	-	-	348,815
Transfer of New Profit Memo Account to Managing Owner	-	-	-	-	-	-	-	-	(349,083)	(287.108)	349,083	287.108	-

TRUST CAPITAL — December 31, 2019	107,565,649	88,422.039	34,128,621	19,430.353	9,261,037	4,104.713	4,624,421	2,759.746	-	-	4,230,810	3,477.855	159,810,538

Subscriptions	-	-	1,353,000	794.391	769,695	352.551	1,520,615	976.226	-	-	-	-	3,643,310
Redemptions	(16,269,681)	(15,741.804)	(9,780,897)	(6,467.937)	(963,063)	(473.926)	(642,816)	(446.902)	-	-	(1,200,000)	(989.238)	(28,856,457)
Additional units allocated*	-	279.198	-	-	-	-	-	-	-	-	-	156.798	-
Net loss after profit share to Managing Owner	(14,761,156)	-	(3,979,090)	-	(845,877)	-	(584,832)	-	-	-	(255,743)	-	(20,426,698)

TRUST CAPITAL — December 31, 2020	$76,534,812	72,959.433	$21,721,634	13,756.807	$8,221,792	3,983.338	$4,917,388	3,289.070	$-	-	$2,775,067	2,645.415	$114,170,693

*	Additional units are issued to Series 1 Unitholders who are charged less than a 7.0% brokerage fee and the Managing Owner. See note 3.

See notes to financial statements

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2020, 2019, AND 2018

	2020				2019				2018
	Series 1	Series 3	Series 4	Series 5	Series 1	Series 3	Series 4	Series 5	Series 1	Series 3	Series 4	Series 5(b)

PER UNIT OPERATING PERFORMANCE (FOR A UNIT OUTSTANDING THROUGHOUT THE YEAR)
Net income (loss) from operations:
Net investment gain (loss) (a)	$(59.95)	$(28.71)	$(3.04)	$(39.27)	$(56.30)	$(12.21)	$21.94	$(25.41)	$(60.50)	$(15.19)	$15.52	$(16.57)
Net realized and unrealized gains (losses) on trading of futures and forward currency contracts	(107.56)	(148.97)	(188.26)	(140.67)	85.83	129.12	163.58	131.22	26.34	43.07	54.67	132.86
Net gains (losses) from U.S. Treasury notes (a)	0.02	0.19	(0.85)	(0.66)	1.51	1.88	2.24	0.21	1.33	1.92	2.40	1.71

Net income (loss) from operations	(167.49)	(177.49)	(192.15)	(180.60)	31.04	118.79	187.76	106.02	(32.83)	29.80	72.59	118.00

Less: profit share allocated to Managing Owner	0.00	0.00	0.00	0.00	0.00	16.39	0.00	19.91	0.00	2.92	0.00	28.44
Net income (loss) after profit share allocation	(167.49)	(177.49)	(192.15)	(180.60)	31.04	102.40	187.76	86.11	(32.83)	26.88	72.59	89.56

Net asset value, beginning of year	1,216.50	1,756.46	2,256.20	1,675.67	1,185.46	1,654.06	2,068.44	1,589.56	1,218.29	1,627.18	1,995.85	1,500.00

Net asset value, end of year	$1,049.01	$1,578.97	$2,064.05	$1,495.07	$1,216.50	$1,756.46	$2,256.20	$1,675.67	$1,185.46	$1,654.06	$2,068.44	$1,589.56

RATIOS TO AVERAGE TRUST CAPITAL (c):

Net investment gain (loss)	(5.71)%	(1.85)%	(0.15)%	(2.68)%	(4.75)%	(0.72)%	1.03%	(1.57)%	(5.27)%	(0.97)%	0.80%	(1.43)%

Total expenses	6.75%	2.92%	1.15%	3.66%	6.98%	2.94%	1.18%	3.72%	6.89%	2.61%	0.85%	3.36%
Profit share allocation	0.00	0.00	0.00	0.00	0.00	0.97	0.00	1.23	0.00	0.19	0.00	1.84
TOTAL EXPENSES AND PROFIT SHARE ALLOCATION	6.75%	2.92%	1.15%	3.66%	6.98%	3.91%	1.18%	4.95%	6.89%	2.80%	0.85%	5.20%

Total return before profit share allocation	(13.77)%	(10.10)%	(8.52)%	(10.78)%	2.62%	7.16%	9.08%	6.65%	(2.69)%	1.84%	3.64%	7.81%
Less profit share allocation	0.00	0.00	0.00	0.00	0.00	0.97	0.00	1.23	0.00	0.19	0.00	1.84
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION	(13.77)%	(10.10)%	(8.52)%	(10.78)%	2.62%	6.19%	9.08%	5.42%	(2.69)%	1.65%	3.64%	5.97%

(a) Calculated based on the weighted average number of units during the year, see Note 7.
(b) Series 5 Units were first issued on April 1, 2018.
(c) Periods less than one year are annualized.

See notes to financial statements

Global Macro Trust

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020, 2019 and 2018

1.	ORGANIZATION

Global Macro Trust (the “Trust”) was organized on July 23, 2001, under the Delaware Statutory Trust Act. At such time, original capital of $400 by Millburn Ridgefield Corporation (the “Managing Owner”) and $1,600 by the Initial Unitholder, an affiliated entity, was contributed to the Trust. The Trust commenced trading operations on July 1, 2002. The Trust engages in the speculative trading of futures and forward currency contracts. The instruments that are traded by the Trust are volatile and involve a high degree of market risk.

The Managing Owner manages the business of the Trust and makes all trading decisions, as stated in Trust agreement.

The Managing Owner has agreed to make additional capital subscriptions, subject to certain possible exceptions, in order to maintain its capital account at not less than 1% of the total outstanding capital subscriptions in the Trust (including the Managing Owner’s subscriptions) but in no event shall the Managing Owner invest less than $500,000. The Managing Owner and the holders (the “Unitholders”) of the Units of Beneficial Interest (“Units”) issued by the Trust will share in any profits and losses of the Trust in proportion to the percentage interest owned by each before brokerage commissions, custodial fee, management fees and profit share allocations.

The Trust will dissolve on December 31, 2031 or at an earlier date if certain conditions occur set forth in the Sixth Amended and Restated Declaration of Trust and the Trust Agreement (the “Agreement”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States (the “U.S.”) as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”). Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

The Trust is for U.S. GAAP purposes an investment company in accordance with FASB Codification 946 Financial Services – Investment Companies.

Investments — The Trust records its transactions in futures and forward currency contracts and U.S. Treasury notes including related income and expenses on a trade date basis.

Open futures contracts are valued at quoted market values. Open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Brokerage commissions on futures contracts are expensed when contracts are opened. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur and are included in net realized and unrealized gains (losses) in the Statements of Operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3 pm EST by Bloomberg. The Trust amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions (see Note 6) as collateral for performance of the Trust’s trading obligations with respect to derivative contracts or are held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and investments in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less.

Cash Denominated in Foreign Currencies — Includes foreign currency cash held at the Trust’s trading counterparties. Foreign cash deficits, if applicable, are presented in the liabilities section of the Statements of Financial Condition.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. dollars at the exchange rate prevailing when such transactions occurred.

Income Taxes — The Trust is treated as a limited partnership for federal and state income tax reporting purposes. Accordingly, the Trust prepares calendar year U.S. federal and applicable state tax returns and reports to the Unitholders their allocable units of the Trust’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as the Unitholders are responsible for the payment of taxes.

Income Taxes (Topic 740) of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Trust recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Trust’s open tax years, 2017 to 2020, the Managing Owner has determined that no reserves for uncertain tax positions were required.

Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Right of Offset — The customer agreements between the Trust, the Futures Clearing Brokers and the FX Prime Brokers gives the Trust the legal right to net unrealized gains and losses on open futures and foreign currency contracts. The Trust netted, for financial reporting purposes, the unrealized gains and losses on open futures and forward currency contracts on the Statements of Financial Condition as the criteria under ASC 210-20, “Balance Sheet,” were met.

Fair Value of Financial Instruments — The fair value of the Trust’s assets and liabilities which qualify as financial instruments under the Fair Value Measurements (Topic 820) of the Codification approximates the carrying amounts presented in the Statements of Financial Condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Trust separates its investments into two categories: cash instruments and derivative contracts.

Cash Instruments — The Trust’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and an investment in a quoted short-term U.S. government securities money market fund. The Managing Owner of the Trust does not adjust the quoted price for such instruments even in situations where the Trust holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within Level 1 of the fair value hierarchy.

Spot currency contracts are valued based on current market prices (“Spot Price”). Forward currency contracts are valued based on pricing models that consider the Spot Price plus the financing cost or benefit (“Forward Point”). Forward Points from the quotation service providers are generally in periods of one month, two months, three months, six months, nine months and twelve months forward while the contractual forward delivery dates for the forward currency contracts traded by the Trust may be in between these periods. The Managing Owner’s policy to determine fair value for forward currency contracts involves first calculating the number of months from the date the forward currency contract is being valued to its maturity date (“Months to Maturity”), then identifying the forward currency contracts for the two forward months that are closest to the Months to Maturity (“Forward Month Contracts”). Linear interpolation is then performed between the dates of these two Forward Month Contracts to calculate the interpolated forward point. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

The following table represents the Trust’s investments by hierarchical level as of December 31, 2020 and 2019 in valuing the Trust’s investments at fair value. At December 31, 2020 and 2019, the Trust held no assets or liabilities classified in Level 3.

Financial Assets and Liabilities at Fair Value as of December 31, 2020

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$97,548,004	$-	$97,548,004
Short-term money market fund*	8,646,731	-	8,646,731
Exchange-traded futures contracts
Energies	233,730	-	233,730
Grains	525,977	-	525,977
Interest rates	353,091	-	353,091
Livestock	(1,230)	-	(1,230)
Metals	843,528	-	843,528
Softs	36,908	-	36,908
Stock indices	911,337	-	911,337

Total exchange-traded futures contracts	2,903,341	-	2,903,341

Over-the-counter forward currency contracts	-	300,273	300,273

Total futures and forward currency contracts (2)	2,903,341	300,273	3,203,614

Total financial assets and liabilities at fair value	$109,098,076	$300,273	$109,398,349

Per line item in the Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$16,247,017
Investments in U.S. Treasury notes			81,300,987
Total investments in U.S. Treasury notes			$97,548,004
(2)
Net unrealized appreciation on open futures and forward currency contracts			$3,225,128
Net unrealized depreciation on open futures and forward currency contracts			(21,514)
Total net unrealized appreciation on open futures and forward currency contracts			$3,203,614

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial Assets and Liabilities at Fair Value as of December 31, 2019

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$137,878,486	$-	$137,878,486
Short-term money market fund*	12,898,762	-	12,898,762
Exchange-traded futures contracts
Energies	319,240	-	319,240
Grains	(192,473)	-	(192,473)
Interest rates	412,656	-	412,656
Livestock	(260)	-	(260)
Metals	308,142	-	308,142
Softs	(136)	-	(136)
Stock indices	296,854	-	296,854

Total exchange-traded futures contracts	1,144,023	-	1,144,023

Over-the-counter forward currency contracts	-	(1,231,994)	(1,231,994)

Total futures and forward currency contracts (2)	1,144,023	(1,231,994)	(87,971)

Total financial assets and liabilities at fair value	$151,921,271	$(1,231,994)	$150,689,277

Per line item in the Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$20,644,779
Investments in U.S. Treasury notes			117,233,707
Total investments in U.S. Treasury notes			$137,878,486
(2)
Net unrealized appreciation on open futures and forward currency contracts			$1,144,023
Net unrealized depreciation on open futures and forward currency contracts			(1,231,994)
Total net unrealized depreciation on open futures and forward currency contracts			$(87,971)

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	TRUST AGREEMENT

With the effectiveness of the Trust’s Registration Statement on August 12, 2009, the Trust began to offer Series 3 and Series 4 units. The only units offered prior to such date were Series 1 units. Series 3 and Series 4 units were first issued September 1, 2009 and November 1, 2010, respectively. Subsequent to August 2017, Series 1 Units are no longer being offered.

With the effectiveness of the Trust’s Registration Statement on September 29, 2017, the Trust in addition to offering Series 3 and Series 4 Units, began offering Series 5 Units. Series 5 Units were first issued on April 1, 2018.

Series 1 Unitholders pay brokerage fees to the Managing Owner at the annual rate of up to 7.0% of their average month-end Net Assets Value (prior to reduction for accrued brokerage commissions or Profit Share). Series 1 Unitholders who made net capital investments into Series 1 of $100,000 or more or who had previously invested through asset-based fee or fixed fee investment programs are charged less than the annual brokerage rate of 7.0% as follows:

Net Capital Investments	Brokerage Fees

$100,000–$499,999	6.50%
$500,000–$999,999	6.00
Greater than $1,000,000	5.50
Asset-based or fixed fee investment programs	4.00

Brokerage fees are charged to capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profit Memo Account only to the extent of charges paid to third party executing and clearing brokers. In order to maintain a uniform Net Asset Value per Unit, additional Units are issued to Series 1 Unitholders who are charged less than a 7.0% brokerage fee.

The Managing Owner, not the Trust, pays the allocable share to Series 1 of all routine costs of executing and clearing the Trust’s futures trades including brokerage commissions payable to the clearing brokers and electronic platform trading costs. The Managing Owner also pays, from its own funds, selling commissions on all sales of Series 1 Units.

The Trust pays the Managing Owner a management fee of 1.75% per year of the Trust’s Net Asset Value (before management fee and profit share calculations) attributable to Series 3 Units. Series 3, 4 and 5 Units are also charged for their pro rata share of the Trust’s actual trade execution and clearing costs including electronic platform trading costs. Series 4 Unitholders are related-party investors and, therefore, are not charged a management fee.

The Trust pays the Managing Owner a management fee of 2.50% per year of the Trust’s Net Asset Value (before management fee and profit share calculations) attributable to Series 5 Units.

Per the Trust agreement, selling agents are prohibited from receiving amounts in excess of 9.5% of the gross offering proceeds of Series 1 units sold subsequent to August 12, 2009. During the years ended December 31, 2020, 2019, and 2018, the Managing Owner rebated to the Trust for the benefit of all holders of Series 1 Units, all amounts that would have otherwise been due to selling agents but for the 9.5% cap. Further, in certain cases, there are Series 1 units that remain outstanding, where there is no longer a selling agent associated with such units. Beginning in August 2014, the Managing Owner rebated such amounts to the Trust for the benefit of all holders of Series 1 Units. The total amounts rebated to the Trust for both of these items during the years ended December 31, 2020, 2019, and 2018, were $567,734, $560,036, and $627,923 respectively, are presented in “Managing Owner commission rebate to unitholders” in the Statements of Operations.

The Agreement provides that the Managing Owner’s profit share, equal to 20% of New Trading Profits in excess of the highest cumulative level of Trading Profit as of any previous calendar year-end, is charged to the Unitholders’ capital accounts. The highest cumulative level of Trading Profit is maintained separately for Series 1, Series 3 and Series 5. Series 4 Unitholders are related-party investors and, therefore, are not charged profit share. New Trading Profits include realized and unrealized trading profits (losses), brokerage fees, trading-related expenses and administrative expenses. New Trading Profits do not include interest income. For Unitholders’ redemptions during the year, the profit share calculation shall be computed as though the redemption occurred at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called New Profit Memo Account. Any profit share charged is added to the Managing Owner’s capital account to the extent that net taxable capital gains are allocated to the Managing Owner. The remainder of such profit share, if any, is added to the New Profit Memo Account. The Managing Owner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the Managing Owner in excess of such year’s profit share, a corresponding amount is transferred from the New Profit Memo Account to the Managing Owner’s capital account.

The Trust will pay its legal, accounting, auditing, printing, postage and similar administrative expenses (including Trustees’ fees, accounting services fees and the expenses of updating the Prospectus) as well as extraordinary costs. The Managing Owner, at its discretion, may reimburse certain expenses paid by the Trust.

Units may be redeemed at the option of any Unitholder at Net Asset Value (as defined in the Agreement) as of the close of business on the last business day of any calendar month on ten business days written notice to the Managing Owner.

4.	DUE FROM/TO BROKERS

At December 31, 2020 and 2019, due from and due to brokers balances, if applicable, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively. The due from broker balance also includes cash held as collateral at Bank of America, N.A.

5.	TRADING ACTIVITIES

The Trust conducts its futures trading with various futures commission merchants (“FCMs”) on futures exchanges and its forward currency trading with various banks or dealers (“Dealers”) in the interbank markets. Substantially all assets included in the Trust’s equity in trading accounts and certain liability accounts, as discussed below, were held as collateral by such FCMs in either U.S. regulated segregated accounts (for futures contracts traded on U.S. exchanges) or non-U.S. secured accounts (for futures contracts traded on non-U.S. exchanges) as required by U.S. Commodity Futures Trading Commission’s regulations or held as collateral by the Dealers.

Liabilities in the Statements of Financial Condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers, if any.

The Trust enters into contracts with various institutions that contain a variety of indemnifications. The Trust’s maximum exposure under these arrangements is unknown. However, the Trust has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6.	DERIVATIVE INSTRUMENTS

The Trust is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange or OTC.

The Trust records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Trust enters into master netting agreements with its counterparties. Therefore, assets represent the Trust’s unrealized gains less unrealized losses for OTC contracts in which the Trust has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made depending upon whether unrealized gains or losses are incurred. When a contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Trust bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Trust represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments including market risk, credit risk and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Trust due to market changes including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Trust’s satisfaction of its obligations related to such market value changes may exceed the amount recognized in the Statements of Financial Condition.

Since the mid-1990s, the world has seen a number of outbreaks of new viral illnesses of varying severity, including avian flus, Severe Acute Respiratory Syndrome (SARS), Middle East Respiratory Syndrome (MERS), the H1N1 Flu (Swine Flu), and COVID-19 caused by the novel Coronavirus known as SARS–CoV-2. The responses to these outbreaks have varied as has their impact on human health, local economies and the global economy, and it is impossible at the outset of any such outbreak to estimate accurately what the ultimate impact of any such outbreak will be. Protective measures taken by governments and the private sector, including the Managing Owner, to mitigate the spread of any such illness, including travel restrictions and outright bans, mandatory business closures, quarantines, and work-from-home arrangements, may lead to, or may be expected to lead to, wide spread economic damage, resulting in severe disruptions in the markets in which the Trust trades and, potentially, adversely affecting the Trust’s profit potential; and the spread of any such illness within the offices of the Managing Owner, the Trust’s service providers, and/or the exchanges and other components of market infrastructure could severely impair the operational capabilities of the Managing Owner, the Trust’s service providers or various markets themselves resulting in harm to the Trust’s business and its operating results.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Trust must rely solely on the credit of the individual counterparties. The contract amounts of the forward and futures contracts do not represent the Trust’s risk of loss due to counterparty nonperformance. The Trust’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts includes unrealized gains inherent in such contracts, which are recognized in the Statements of Financial Condition, plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $6,959,196 and $11,312,516 at December 31, 2020 and 2019, respectively.

The Managing Owner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will in fact succeed in doing so. The Managing Owner’s market risk control procedures include diversification of the Trust’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The Managing Owner seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which the Managing Owner believes to be creditworthy. The Trust’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Trust are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), Goldman Sachs & Co. and BofA Securities, Inc. (formerly Merrill Lynch Pierce, Fenner & Smith Inc), collectively the “Futures Clearing Brokers.” The Trust ceased clearing trades through SG Americas Securities, LLC. during November 2020. For all forward currency transactions, the Trust utilizes two prime brokers, Deutsche Bank AG, and Bank of America, N.A. collectively the “FX Prime Brokers.” In addition, the Trust cleared trades through Morgan Stanley & Co., LLC (“MS”), utilizing MS as a swap dealer. The Trust ceased utilizing MS as a swap dealer during October 2018.

The Trust is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effect of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the functional currency (U.S. dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. dollars.

Net unrealized appreciation (depreciation) on futures and forward currency contracts by settlement currency type, denominated in U.S. dollars, is detailed below:

	As of December 31,
	2020		2019
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$20,687	0.65%	$27,388	(31.13)%
Brazilian real	2,036	0.06	-	-
British pound	93,550	2.92	(26,283)	29.88
Canadian dollar	50,750	1.58	28,301	(32.17)
Euro	69,475	2.17	369,336	(419.84)
Hong Kong dollar	329,215	10.28	38,779	(44.08)
Japanese yen	7,165	0.22	(178,063)	202.41
Korean won	-	-	164,001	(186.43)
Malaysian ringgit	(454)	(0.01)	(5,879)	6.68
Norwegian krone	27,236	0.85	(90,054)	102.37
Polish zloty	5,540	0.17	56,473	(64.20)
Singapore dollar	2,494	0.08	576	(0.65)
South African rand	(850)	(0.03)	15,663	(17.80)
Swedish krona	(36,967)	(1.15)	23,867	(27.13)
Taiwan dollar	4,431	0.14	(221)	0.25
Thai baht	(868)	(0.03)	(655)	0.74
U.S. dollar	2,630,174	82.10	(511,200)	581.10

Total	$3,203,614	100.00%	$(87,971)	100.00%

Derivatives and Hedging (Topic 815) of the Codification requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.

The Trust’s market risk is influenced by a wide variety of factors including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals and stock indices. The following were the primary trading risk exposures of the Trust at December 31, 2020 and 2019 by market sector:

Agricultural (grains, livestock and softs) – The Trust’s primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Currencies – Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies including cross-rates—e.g., positions between two currencies other than the U.S. dollar.

Energies – The Trust’s primary energy market exposure is to gas and oil price movements often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates – Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other countries. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Metals – The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Stock Indices – The Trust’s equity exposure through stock index futures is to equity price risk in the major industrialized countries as well as other countries.

Derivatives and Hedging (Topic 815) of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts in a net asset position are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts.” Fair value of futures and forward currency contracts in a net liability position are recorded in the Statements of Financial Condition as “Net unrealized depreciation on open futures and forward currency contracts.” The Trust’s policy regarding fair value measurement is discussed in Note 2.

Since the derivatives held or sold by the Trust are for speculative trading purposes, derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging (Topic 815) of the Codification. Accordingly, all realized gains and losses as well as any change in net unrealized gains or losses on open positions from the preceding period are recognized as part of the Trust’s trading gains and losses in the Statements of Operations.

The following tables present the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2020 and 2019. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2020

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on Open
Sector	Gains	Losses	Gains	Losses	Positions

Futures contracts:
Energies	$161,072	$(23,042)	$139,340	$(43,640)	$233,730
Grains	581,440	(50)	-	(55,413)	525,977
Interest rates	432,675	(75,401)	-	(4,183)	353,091
Livestock	-	-	370	(1,600)	(1,230)
Metals	1,210,410	(150,485)	111,678	(328,075)	843,528
Softs	56,897	(171)	170	(19,988)	36,908
Stock indices	886,471	(98,865)	128,824	(5,093)	911,337

Total futures contracts	3,328,965	(348,014)	380,382	(457,992)	2,903,341

Forward currency contracts	2,106,424	(469,018)	505,995	(1,843,128)	300,273

Total futures and forward currency contracts	$5,435,389	$(817,032)	$886,377	$(2,301,120)	$3,203,614

Fair Value of Futures and Forward Currency Contracts at December 31, 2019

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on Open
Sector	Gains	Losses	Gains	Losses	Positions

Futures contracts:
Energies	$348,898	$(108,408)	$80,510	$(1,760)	$319,240
Grains	19,772	(2,470)	5,713	(215,488)	(192,473)
Interest rates	16,237	(77,018)	584,181	(110,744)	412,656
Livestock	-	(260)	-	-	(260)
Metals	660,231	(265,791)	299,404	(385,702)	308,142
Softs	15,935	(1,375)	9,499	(24,195)	(136)
Stock indices	372,686	(301,069)	257,489	(32,252)	296,854

Total futures contracts	1,433,759	(756,391)	1,236,796	(770,141)	1,144,023

Forward currency contracts	3,542,752	(564,467)	518,649	(4,728,928)	(1,231,994)

Total futures and forward currency contracts	$4,976,511	$(1,320,858)	$1,755,445	$(5,499,069)	$(87,971)

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the years ended 2020, 2019, and 2018 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2020, 2019 and 2018

Sector	2020	2019	2018

Futures contracts:
Energies	$3,232,623	$(5,346,364)	$14,996,351
Grains	1,187,589	1,481,999	1,137,068
Interest rates	(4,970,130)	10,540,737	2,528,322
Livestock	307,570	(12,870)	2,650
Metals	613,103	(468,732)	(2,656,939)
Softs	(331,892)	(460,102)	467,959
Stock indices	(18,806,803)	10,429,151	(13,025,443)

Total futures contracts	(18,767,940)	16,163,819	3,449,968

Forward currency contracts	3,929,885	(3,871,572)	173,865

Total futures and forward currency contracts	$(14,838,055)	$12,292,247	$3,623,833

The following table presents average notional value by sector in U.S. dollars of open futures and forward currency contracts for the years ended December 31, 2020, 2019 and 2018. The Trust’s average net asset value for the years ended 2020, 2019, and 2018 was approximately $128,000,000, $165,000,000 and $188,000,000, respectively.

	2020		2019		2018
Sector	Long Positions	Short Positions	Long Positions	Short Positions	Long Positions	Short Positions

Futures contracts:
Energies	$9,639,167	$5,961,013	$14,456,428	$14,270,860	$43,197,241	$11,055,770
Grains	5,817,963	3,913,553	2,211,102	10,409,085	1,446,327	16,263,275
Interest rates	220,208,494	46,276,995	149,481,473	160,542,779	390,208,082	81,842,066
Livestock	124,126	135,964	298,858	600,724	129,276	625,654
Metals	15,114,780	1,864,009	6,139,120	8,669,418	5,654,319	18,474,789
Softs	1,319,494	1,023,819	365,875	3,588,990	1,089,766	2,690,213
Stock indices	60,463,823	10,237,759	75,837,753	37,600,259	122,135,375	30,523,474

Total futures contracts	312,687,847	69,413,112	248,790,609	235,682,115	563,860,386	161,475,241

Forward currency contracts	44,168,441	23,069,273	33,739,275	74,590,611	32,675,857	140,075,032

Total average notional	$356,856,288	$92,482,385	$282,529,884	$310,272,726	$596,536,243	$301,550,273

Notional values in the interest rate sector were calculated by converting the notional value in local currency of all open interest rate futures positions to 10-year equivalent fixed income instruments, translated to U.S. dollars at each quarter-end during 2020, 2019 and 2018. The 10-year note is often used as a benchmark for many types of fixed-income instruments and the Managing Owner believes it is a more meaningful representation of notional values of the Trust’s open interest rate positions.

The following tables summarize the valuation of the Trust’s investments by counterparty as of December 31, 2020 and 2019.

Offsetting of derivative assets and liabilities at December 31, 2020

	Gross amounts of recognized Assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of Assets presented in the Statement of Financial Condition
Assets
Futures contracts
Counterparty C	$715,230	$(132,014)	$583,216
Counterparty J	424,187	(43,675)	380,512
Counterparty L	2,569,930	(630,317)	1,939,613
Total futures contracts	$3,709,347	$(806,006)	$2,903,341

Forward currency contracts Counterparty G	1,205,861	(884,074)	321,787

Total assets	$4,915,208	$(1,690,080)	$3,225,128

	Gross amounts of recognized Liabilities	Gross amounts offset in the Statement of Financial Condition	Net amounts of Liabilities presented in the Statement of Financial Condition
Liabilities
Forward currency contracts
Counterparty K	1,428,072	(1,406,558)	21,514

Total liabilities	$1,428,072	$(1,406,558)	$21,514

	Net amounts of Assets presented in the Statement	Amounts Not Offset in the Statement of Financial Condition
Counterparty	of Financial Condition	Financial Instruments	Collateral Received(1)(2)	Net Amount(3)

Counterparty C	$583,216	$-	$(583,216)	$-
Counterparty G	321,787	-	-	321,787
Counterparty J	380,512	-	$(380,512)	-
Counterparty L	1,939,613	-	(1,939,613)	-

Total	$3,225,128	$-	$(2,903,341)	$321,787

	Net amounts of Liabilities presented in the Statement	Amounts Not Offset in the Statement of Financial Condition
Counterparty	of Financial Condition	Financial Instruments	Collateral Pledged(1)(2)	Net Amount(4)

Counterparty K	$21,514	$-	$(21,514)	$-

Total	$21,514	$-	$(21,514)	$-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2020.
(4)	Net amount represents the amounts owed by the Trust to each counterparty as of December 31, 2020.

Offsetting of derivative assets and liabilities at December 31, 2019

	Gross amounts of recognized Assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of Assets presented in the Statement of Financial Condition
Assets
Futures contracts
Counterparty C	$714,978	$(353,946)	$361,032
Counterparty I	1,424,901	(963,483)	461,418
Counterparty J	530,676	(209,103)	321,573

Total assets	$2,670,555	$(1,526,532)	$1,144,023

	Gross amounts of recognized Liabilities	Gross amounts offset in the Statement of Financial Condition	Net amounts of Liabilities presented in the Statement of Financial Condition
Liabilities
Forward currency contracts
Counterparty G	2,968,600	(2,080,697)	887,903
Counterparty K	2,324,795	(1,980,704)	344,091

Total liabilities	$5,293,395	$(4,061,401)	$1,231,994

	Net amounts of Assets presented in the Statement	Amounts Not Offset in the Statement of Financial Condition
Counterparty	of Financial Condition	Financial Instruments	Collateral Received(1)(2)	Net Amount(3)

Counterparty C	$361,032	$-	$(361,032)	$-
Counterparty I	461,418	-	(461,418)	-
Counterparty J	321,573	-	(321,573)	-

Total	$1,144,023	$-	$(1,144,023)	$-

	Net amounts of Liabilities presented in the Statement	Amounts Not Offset in the Statement of Financial Condition
Counterparty	of Financial Condition	Financial Instruments	Collateral Pledged(1)(2)	Net Amount(4)

Counterparty G	$887,903	-	$(887,903)	-
Counterparty K	344,091	-	(344,091)	-

Total	$1,231,994	$-	$(1,231,994)	$-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2019.
(4)	Net amount represents the amounts owed by the Trust to each counterparty as of December 31, 2019.

7.	FINANCIAL HIGHLIGHTS

Unit operating performance for Series 1, 3, 4 and 5 Units is calculated based on Unitholders’ trust capital for each Series taken as a whole utilizing the beginning and ending Net Asset Value per unit and weighted average number of units during the year. Weighted average number of units for each Series is detailed below:

	Years ended December 31,
	2020	2019	2018	Date of first issuance

Series 1	80,473.632	98,824.588	126,667.456	July 23, 2001
Series 3	17,481.806	19,497.621	19,980.130	September 1, 2009
Series 4	4,206.832	3,950.649	3,557.837	November 1, 2010
Series 5	3,267.128	1,466.136	342.762	April 1, 2018

Ratios are calculated for each Series taken as a whole. Total return for Series 1 investors are presented for Unitholders charged 7% brokerage fee. An individual Unitholder’s per unit operating performance may vary based on the timing of capital transactions and differences in individual Unitholder’s brokerage fee (for Series 1), management fee (for Series 3 and 5) and profit share allocation arrangements.

8.	REDEMPTION PAYABLE TO MANAGING OWNER

At December 31, 2020 and 2019, redemption payable of $0 and $349,083, respectively, was related to profit share earned during the year and allocated to the Managing Owner at each year-end and subsequently paid.

9.	SUBSEQUENT EVENTS

During the period from January 1, 2021 to March 18, 2021, subscriptions of $263,681 were made to the Trust and redemptions of $3,826,148 were made from the Trust. The Managing Owner has performed its evaluation of subsequent events through March 18, 2021, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.

Millburn Ridgefield Corporation REPORT ON STATEMENT OF FINANCIAL CONDITION AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DECEMBER 31, 2020

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN
RIDGEFIELD CORPORATION

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Millburn Ridgefield Corporation

Opinion on the Financial Statement

We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation (the “Company”) as of December 31, 2020, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since January 2020.

New York, New York

March 5, 2021

MILLBURN RIDGEFIELD CORPORATION

STATEMENT OF FINANCIAL CONDITION

DECEMBER 31, 2020

ASSETS
Cash and cash equivalents	$9,355,354
Commissions and fees receivable	5,565,669
Investments in sponsored funds	19,386,566
Investments in other funds	2,941,847
Investments in United States government securities (amortized cost - $839,547)	839,411
Redemptions receivable from sponsored funds	4,434,723
Operating lease - right of use assets	13,322,089
Furniture and equipment net of accumulated depreciation	1,624,137
Other assets	379,412
Other receivables	3,922
Receivable from stockholders and affiliate	519
Deferred tax asset	31,563

Total assets	$57,885,212

LIABILITIES
Accounts payable and accrued expenses	$7,891,944
Operating lease - liabilities	14,282,919
Due to affiliated companies	196,231

Total liabilities	22,371,094

STOCKHOLDERS’ EQUITY
Common stock - $.005 par value, 300,000 shares authorized, 210,849 shares issued and outstanding	1,054
Additional paid-in capital	17,219,030
Retained earnings	18,294,034

Total stockholders’ equity	35,514,118

Total liabilities and stockholders’ equity	$57,885,212

See Note to the Financial Statements.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN
RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION

DECEMBER 31, 2020

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

Millburn Ridgefield Corporation (the Corporation) was incorporated in the State of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization. In addition, the Corporation is registered with the United States Securities and Exchange Commission as an Investment Adviser and a Broker-Dealer. The Corporation does not hold customer funds or safe keep customer securities and is exempt from SEC Rule 15c3-3 pursuant to paragraph (k)(2)(i).

The Corporation’s statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification or ASC) is the single source of U.S. GAAP. The preparation of the statement of financial condition in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates, and those differences may be material to the statement of financial condition.

B.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and investments, through accounts at First Republic Securities Company, LLC (First Republic), of $8,789,362 in Dreyfus Treasury Prime Cash Management, a short-term U.S. government securities money market mutual fund, that is readily convertible to cash and has an original maturity of 90 days or less.

C.	U.S. Government Securities

The Corporation trades U.S. government securities. Investments in U.S. Treasury notes are stated at fair value based on the midpoint of bid/ask quotations reported daily at 3pm EST by Bloomberg.

U.S. Treasury note transactions are recorded on the trade date.

D.	Investments in Sponsored Funds and Other Funds

The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds (collectively, sponsored funds) formed as limited partnerships, limited liability companies or trusts. As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition. The Corporation has not consolidated the assets and liabilities of these variable interest entities due to the Corporation not being the primary beneficiary. The maximum exposure to loss on these variable interest entities is the value of the related investments.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D.	Investments in Sponsored Funds and Other Funds (Continued)

Investments in sponsored funds and certain other funds (collectively, funds) are reported in the Corporation’s statement of financial condition at fair value. As a practical expedient, fair value ordinarily represents the Corporation’s proportionate share of each fund’s net asset value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the fund’s valuation. Generally, the fair value of the Corporation’s investment in another fund represents the amount that the Corporation could reasonably expect to receive from such fund if the Corporation’s investment was redeemed at the date of the statement of financial condition, based on information reasonably available at the time the valuation is made and that the Corporation believes to be reliable.

Investments in other funds include investments in mutual funds that are investment companies registered under the Investment Company Act of 1940. Mutual funds are valued at the net asset value per share on the valuation date as reported by management of the mutual fund.

E.	Foreign Currency Translation

The Corporation’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the statement of financial condition.

F.	Revenue Recognition

The Corporation adopted the guidance in ASC 606, Revenue from Contracts with Customers (ASC 606). Following the adoption of ASC 606, the Corporation’s revenue recognition of its contracts with customers remains materially consistent with its historical practice. The Corporation’s policies with respect to its various revenue streams are detailed below.

Management and other fees are received monthly and quarterly, and are recognized as revenue at a point in time at which the services are provided and there are no future obligations or extended payment terms, in accordance with the related limited partnership agreement or other governing agreement. Management fees from sponsored funds are based on a fixed percentage of the sponsored funds’ net asset value. Management fees from managed accounts are based on a fixed percentage of assets under management.

Incentive fees are earned from the funds at a point in time, usually annually, at which the service is provided to the funds and there are no future performance obligations or extended payment terms.

Pro rata income and profit share allocations are earned from the funds at a point in time, either monthly or annually, based on a percentage of the net profits of the funds, at which there are no future performance obligations or extended payment terms.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G.	Income Taxes

The Corporation has elected S corporation status under the Internal Revenue Code, pursuant to which the Corporation does not pay U.S. Corporate tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation’s taxable income. The Corporation files U.S. federal and state tax returns. The Corporation is subject to income tax for certain states and New York City.

The Corporation provides for income taxes and the related accounts under the asset and liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the year in which the basis differences reverse. Valuation allowances are established when management determines it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The current open tax years are 2017 to 2019.

H.	Furniture, Equipment and Leasehold Improvements

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations over the estimated lives of the furniture and equipment, primarily five or seven years, utilizing accelerated methods. Leasehold improvements are stated at cost, net of accumulated amortization. The amortization of the leasehold improvements is charged to operations on a straight-line basis over the remaining term of the lease.

I.	Impairment of Long-lived Assets

The Corporation periodically evaluates long-lived assets when events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. An impairment loss, measured as the amount by which the carrying amount exceeds the fair value, is recognized if the carrying amount exceeds estimated undiscounted future cash flows. There were no long-lived asset impairment charges recorded in 2020.

J.	Net Income Allocation

Net income is allocated and distributed to each stockholder on a pro rata basis, based on each stockholder’s percentage of shares held.

K.	Receivables and Credit Policies

Receivables are stated in the statement of financial condition at the amount due from the funds. The Corporation does not have payment terms with these funds as they are all related parties. See Note 2. Investments in Sponsored Funds and Other Funds for dollar amounts owed by certain related parties. The Corporation does not deem it likely that any of the receivables will become uncollectible due to the nature of the relationship; however, management reviews the balances quarterly to ensure any receivables deemed uncollectible are written off. In the opinion of management, at December 31, 2020, all accounts were considered collectible and no allowance was necessary.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L.	Recently Issued Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) Financial Instruments – Credit Losses (Topic 326: Measurement of Credit Losses on Financial Instruments). ASU 2016-13 requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected, using the Current Expected Credit Losses (CECL) methodology to estimate expected credit losses over the entire life of the financial asset, recorded at inception or purchase. Under CECL, expected credit losses will be measured using historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 affects loans, debt securities, net investments in leases, off-balance-sheet credit exposures and any other financial assets that are not excluded from the scope, and that have the contractual right to receive cash. ASU 2016-13 will be applicable for financial statements issued for fiscal years beginning after December 15, 2019. The Corporation adopted the ASU on January 1, 2020 and the adoption did not have a material impact on its financial statements.

In August 2018, the FASB issued Accounting Standards Update No. 2018-13 (ASU 2018-13) Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 modifies the disclosure requirements on fair value measurements pursuant to the Fair Value Measurement Topic of the Codification. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Corporation adopted ASU 2018-13 on January 1, 2020 and the adoption did not have a material impact on its financial statements.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

The Corporation has general partner interests, managing owner interests or managing member interests in sponsored funds. The Corporation’s investments in such sponsored funds as of December 31, 2020, is as follows:

	Value at December 31, 2020	Investment Strategy	Redemption Provisions
Global Macro Trust	$2,775,067	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 10 days’ prior written notice(1)
Millburn Multi-Markets Fund L.P.	2,803,226	To achieve capital appreciation through investments in Millburn Multi-Markets Trading L.P. which engages in the speculative trading of futures and forward currency contracts to achieve capital appreciation.	Monthly with 15 days’ prior written notice
Nestor Partners	2,480,650	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 15 days’ prior written notice
Millburn MCo Partners L.P.	2,435,210	To achieve capital appreciation by allocating its capital among a number of independent investment advisors acting through investment funds and/or managed accounts.	Quarterly with 75 days’ prior written notice
Apollo Fund	4,479,292	To achieve capital appreciation through the speculative trading of futures and forwards contracts directly and indirectly through investments in other funds.	Monthly with 15 days’ prior written notice
Other investments in managed futures funds	1,338,137	To achieve capital appreciation through the speculative trading of futures and forwards contracts directly and indirectly through investments in other funds.	Monthly
Other investments in fund of funds (2)	3,074,984	To achieve capital appreciation through investments in alternative funds, managed accounts and registered investment companies.	Quarterly with 75 days’ prior written notice
Total	$19,386,566

(1)	The Corporation has currently agreed to maintain its investment at not less than 1% of the total outstanding capital contributions in Global Macro Trust but in no event shall the Corporation’s investment be less than $500,000.
(2)	A fund of funds, also known as multi-manager investment, is a pooled investment fund that invests in other investment funds.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

Summarized financial information for the more significant sponsored funds as of December 31, 2020, is as follows:

	Nestor Partners	Millburn MCo Partners L.P.	Global Macro Trust	Apollo Fund	Millburn Multi-Markets Trading L.P.
Assets	$122,175,026	$103,722,253	$116,573,115	$146,948,948	$611,741,179
Liabilities	3,626,097	168,196	2,402,422	2,726,827	57,493,261
Net asset value	$118,548,929	$103,554,057	$114,170,693	$144,222,121	$554,247,918

The combined net asset value of other sponsored funds as of December 31, 2020, is $266,786,864.

As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater). In addition, the governing documents for one of the sponsored funds require the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entity for which the Corporation serves as the sponsor, not to exceed one million dollars. These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

For managing the businesses of the sponsored funds, the Corporation earns management and commission fees based on the terms of the respective governing documents of the sponsored funds. As of December 31, 2020, the Corporation had a receivable of $1,826,834 from the sponsored funds for such fees. The Corporation earns a profit share allocation from certain sponsored funds, which are generally based on 20% of the sponsored fund’s trading profits, as specified in the governing documents of the sponsored funds.

The Corporation also receives administrative fees and reimbursements of certain costs from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation. The Corporation records a receivable from the funds when such amount is incurred. As of December 31, 2020, the Corporation had a receivable of $115,370 from the sponsored funds for such administrative expenses.

During 2020, the Corporation also invested in various other funds. At December 31, 2020, the value of such investments is $2,941,847.

The Corporation also has investments in registered investment companies for which it serves as the sub-adviser. Investments in registered investment companies can be redeemed on a daily basis.

Generally, all investments in other funds can be redeemed from the other funds on a monthly basis. In addition, these funds generally attempt to achieve capital appreciation through investing in stocks, futures contracts, forward currency contracts and interest rate instruments.

At December 31, 2020, the Corporation has no explicit unfunded commitments related to its investments in sponsored funds and other funds.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 3.	FAIR VALUE

Fair value, as defined in the Fair Value Measurement Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy, as set forth in the Fair Value Measurement Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3). If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument. The Corporation recognizes transfers between fair value hierarchy levels at the beginning of the reporting period. During the year ended December 31, 2020, there were no transfers between fair value hierarchy levels.

The following summarizes the assets held directly by the Corporation accounted for at fair value at December 31, 2020 using the fair value hierarchy:

	December 31, 2020
				Practical
	Level 1	Level 2	Level 3	Expedient (3)	Total
Assets
U.S. Treasury notes	$839,411	$-	$-	$-	$839,411
Short-term money market fund(2)	8,774,511	-	-	-	8,774,511
Investments in sponsored funds(1)	-	-	-	19,386,566	19,386,566
Investments in other funds	2,795,876	-	-	145,971	2,941,847
Total	$12,409,798	$-	$-	$19,532,537	$31,942,335

(1)	See Note 3 for the fair value of the more significant funds within this category.
(2)	Included in cash and cash equivalents on the statement of financial condition.
(3)	In accordance with FASB ASC 820-10, the investments in sponsored funds and investments in other funds, that are measured at fair value using the net asset value per share (or its equivalent) as a practical expedient, have not been classified in the fair value hierarchy. The fair value amount presented in this table is intended to permit reconciliation of the fair value hierarchy to the amounts presented in the statement of financial condition.

Note 4.	RELATED PARTY TRANSACTIONS

The Corporation has extensive transactions and relationships with affiliated companies. The Corporation pays fee to Millburn International (Europe) LLP (Europe) for providing prospective investors and interested parties with information about the Corporation and its investment and trading strategy.

At December 31, 2020, the Corporation owes $196,231 to Europe for providing prospective investors and interested parties with information about the Corporation. The Corporation may reimburse or be reimbursed for certain costs by stockholders and affiliates or may refund stockholders for any excess non-resident tax withholding refunded to the Corporation. Such amount is included in due to affiliated company.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 5.	INVESTING ACTIVITIES AND RELATED RISKS

The Corporation’s investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments traded by the funds (collectively, derivatives). Additionally, the sponsored funds and other funds invest in stocks and United States government securities. The Corporation also invests in United States government securities. As such, the Corporation is exposed, directly and indirectly to the extent of its investments in sponsored funds and other funds, to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The Corporation is subject to the risk of loss to the extent of the fair value of its investments in sponsored funds and other funds and, in certain specific circumstances, distributions, dividends and redemptions received.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Corporation is exposed, indirectly to the extent of its investments in other funds, to a market risk equal to the notional contract value of futures, forward currency and other derivative contracts purchased and liability on such contracts sold short. In addition, since forward currency contracts are traded in unregulated markets between principals, the Corporation indirectly to the extent of its investments in sponsored funds and other funds, also assumes the risk of loss from counterparty non-performance.

In addition, the Corporation, through its investments in sponsored funds and other funds, is indirectly exposed, to the extent of its investments in other funds, to various trading activities including investments in stocks that are typically traded on an exchange or in the over-the-counter market. The sponsored funds and other funds also sell stock not owned at the time of sale (a short sale). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in stock values. Theoretically, short sales expose the sponsored funds and other funds to potentially unlimited liability as the sponsored funds’ and other funds’ ultimate obligation to purchase a stock sold short may exceed the amount recorded.

The Corporation, through its investments in sponsored funds and other funds, is indirectly exposed to the extent of its investments, to U.S. government securities. Risks arise from investments in U.S. government securities due to possible illiquidity and the potential for default by the issuer. U.S. government securities are also particularly sensitive to changes in interest rates, economic conditions and conditions specific to the issuer.

Lastly, the Corporation, through its investments in sponsored funds and other funds, invests in certain fund of funds. The Corporation’s investments in fund of funds are subject to the market and credit risk of securities and financial instruments held or sold short by these entities.

The Corporation has established procedures to actively monitor market risk and minimize credit risk of its own investing activities, as well as the trading and investing activities of the sponsored funds and other funds. There can be no assurance that the Company will, in fact, succeed in doing so.

The Corporation maintains its cash and cash equivalents at financial institutions. Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance. In the event of a financial institution’s insolvency, recovery of the Corporation’s assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 5.	INVESTING ACTIVITIES AND RELATED RISKS (CONTINUED)

Additionally, the Corporation, in its capacity as general partner, managing owner or managing member of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

The worldwide outbreak of a novel strain of coronavirus (SARS-Cov-2) causing the disease COVID-19 that began in early 2020 has resulted in the declaration of a global pandemic and adversely affected economies, markets and companies throughout the world. Mandates from federal, state and local authorities to control the spread of the disease resulted in an overall decline in economic activity. While the disruption is expected to be temporary, there is uncertainty around the duration of the disruption. The ultimate impact of COVID-19 on the financial performance of the Corporation is not reasonably estimable at this time.

Note 6.	LEASE COMMITMENTS

The Corporation adopted Topic 842 on January 1, 2019 and recognized leases with duration greater than 12 months on the statement of financial condition. The Corporation determines at contract inception if an arrangement contains a lease based on whether the Corporation obtains the right to control the use of specifically identifiable property for a period of time in exchange for consideration. The Corporation recorded the related Operating lease – right of use assets and liabilities at the present value of lease payments over the term. The Corporation estimates its incremental borrowing rate, at lease commencement, to determine the present value of lease payments since the Corporation’s leases do not provide an implicit rate of return. The rates used were 5.66% and 7.50%. Lease expense is recognized on a straight-line basis over the lease term. The Corporation’s noncancelable lease for office space in New York, New York expires on June 30, 2029 and the lease for office space in Rye Brook, New York expires on March 31, 2024. The weighted- average remaining lease term is 8.40 years, and the weighted-average discount rate is 5.69%. The future minimum lease payments are as follows:

Operating Lease Payments
2021	$2,106,238
2022	2,109,028
2023	2,111,817
2024	2,099,079
2025	2,139,685
Thereafter	7,488,897
Total Operating Lease Payments	$18,054,744
Less: Imputed Interest	(3,771,824)
Total Lease Liabilities	$14,282,920

Note 7.	COMMITMENTS AND CONTINGENCIES

The Corporation has an unconditional irrevocable standby letter of credit with First Republic Bank, which serves as the security deposit for the Corporation’s New York City office. Advances under the letter of credit are limited to $1,000,000. The letter of credit will expire May 16, 2021; however, it automatically renews through September 28, 2029, unless written notice is received 60 days prior to the renewal date. Borrowings under the letter of credit are secured by investments in United States government securities held in First Republic Brokerage account. The Corporation did not have any drawdowns under the letter of credit during 2020 and does not have an outstanding balance as of December 31, 2020.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Corporation’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred. The Corporation expects the risk of any future obligation under these indemnifications to be remote.

Note 9.	EMPLOYEE BENEFIT PLAN

The Corporation sponsors a 401(k) profit sharing and savings plan (the Plan) for the benefit of its employees. The Corporation is the administrator of the Plan. Under the terms of the Plan, employees may elect to defer a portion of their compensation and the Corporation may make discretionary contributions to the Plan on behalf of its participants.

Note 10.	NET CAPITAL REQUIREMENT

The Corporation is subject to the SEC Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of a minimum amount of net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15:1. Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1. At December 31, 2020, the Corporation has a net capital of $7,593,170, which was $6,989,902 in excess of its required net capital of $603,268. The Corporation had aggregate indebtedness of $9,049,005 at December 31, 2020.

Note 11.	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation’s deferred tax assets and liabilities are as follows:

Deferred tax asset:
Accounts payable and accrued expenses	$43,718
Due to affiliated company	1,200
Operating lease – right of use	5,874
Furniture and equipment, net	2,922
Deferred tax liability:
Commissions and fees receivable	(22,151)
Deferred income taxes, net	$31,563

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

DECEMBER 31, 2020

Note 12.	FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment, and leasehold improvements consisted of the following:

Furniture and fixtures	$1,427,103
Equipment	1,414,122
Office art	218,275
Leasehold improvements	214,796
Software	16,067
Total Furniture and equipment	3,290,363
Less: Accumulated depreciation	(1,666,266)
Furniture, equipment and leasehold improvements, net	$1,624,137

Note 13.	SUBSEQUENT EVENTS

During the period January 1, 2021 to March 5, 2021, the date the financial statements were issued, the Corporation made distributions to the stockholders totaling $1,500,000.

There were no further subsequent events that require disclosure.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

EXHIBIT A

GLOBAL MACRO TRUST

SIXTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

Dated as of April 25, 2019

GLOBAL MACRO TRUST

SIXTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

TABLE OF CONTENTS

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GLOBAL MACRO TRUST

 SIXTH AMENDED AND RESTATED
DECLARATION OF TRUST AND TRUST AGREEMENT

This SIXTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT (“Declaration of Trust”) of Global Macro Trust (the “Trust”) is made and entered into as of this 25th day of April, 2019 by and among Millburn Ridgefield Corporation, a Delaware corporation, as managing owner (the “Managing Owner”), Wilmington Trust Company, a Delaware corporation, as trustee (the “Trustee”), and each other party who shall execute a counterpart of this Declaration of Trust as an owner of a unit (“Unit”) of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust in its entirety.

NOW THEREFORE, the parties hereto agree as follows:

1. Declaration of Trust.

The Trustee hereby declares the investments in the Trust shall be held in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time (the “Act”).

Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2. The Trustee.

(a) Term; Resignation. (i) Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Managing Owner; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b) Powers. Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with a separate fee agreement between the Managing Owner and the Trustee, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents, employees and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

(f) Liability of the Trustee. Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker or any selling agent;

(v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

(vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g) Reliance by the Trustee and the Managing Owner; Advice of Counsel. (i) In the absence of negligence or misconduct on the part of the Managing Owner or bad faith on the part of the Trustee, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

3. Principal Office.

The address of the principal office of the Trust is c/o the Managing Owner, 55 West 46th Street, 31st Floor, New York, New York 10036; telephone: (212) 332-7300. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4. Business.

The Trust’s business and purpose is to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals, stock and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary, convenient or incidental thereto. The objective of the Trust’s business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purposes. The Trust shall do so under the direction of the Managing Owner.

5. Term, Dissolution, Fiscal Year, Series of Units and Net Asset Value.

(a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act. The Trust shall dissolve upon the first to occur of the following: (1) December 31, 2031; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless, (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within 90 days after such event Unitholders owning at least fifty percent (50%) of the total number of outstanding Units then owned by Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust pursuant to the terms of Sections 18(b) and 18(c); (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) a decline in the Net Asset Value per Unit to $250 or less; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or shall require dissolution of the Trust.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution, the New Profits Memo Account will be added to the Managing Owner’s capital account.

Upon the dissolution of the Trust, the Managing Owner (or, if the Managing Owner has withdrawn, such person as the Unitholders may, by majority vote of the Units, select) shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i) FIRST TO pay or make reasonable provision to pay (all claims of the Trustee and then all other claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the Managing Owner (or its successor) may create a reserve, known to the Trust (including claims of Unitholders) and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown; and

(ii) SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

The Trust shall terminate when (i) all assets of the Trust shall have been distributed in the manner provided for in this Agreement and (ii) the Certificate of Trust shall have been canceled in the manner required by the Act.

(c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d) Series of Units. The Units may be issued in series (each, a “Series”). The only difference between Units of each Series shall be the applicable fees and expenses described herein. Otherwise, the Units of each Series shall be identical to the Units of the other Series and shall share pro rata in the profits and losses of the Trust. “Series of Units” shall include outstanding Units issued prior to the date hereof (unless the context dictates otherwise). The Series are not of a type contemplated by the last sentence of Section 3804(a) of the Act.

(e) Net Asset Value. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. A Series’ Net Assets in aggregate are the Trust’s assets attributable to that Series minus its liabilities attributable to that Series. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.

A brokerage fee shall be charged to Series 1 Units (the “Brokerage Fee”) at the basic rate of 7.0% per annum of the average month-end Net Assets of the Trust attributable to Series 1 Units (prior to reduction for accrued but unpaid fees), and additional Series 1 Units shall be allocated to Series 1 Unitholders subject to reduced Brokerage Fees as described in Section 8(a)(3) hereof. Brokerage Fees, accrued as well as paid, shall reduce the Net Asset Value of Series 1 Units. The Managing Owner compensates selling agents in connection with the sale of Series 1 Units out of the Brokerage Fee in an amount up to 4% per annum of the Net Asset Value of Series 1 Units but not to exceed 9.5% of the purchase price paid by purchasers of the Series 1 Units. Once the 9.5% threshold is reached with respect to a Series 1 Unit issued on or after the date hereof, amounts that would otherwise be paid to the selling agent for that Series 1 Unit shall instead be rebated to the Trust and shall be allocated equally among all Series 1 Units (inclusive of outstanding Units issued prior to the date hereof).

A management fee shall be charged to Series 3 Units (the “Series 3 Management Fee”) at the basic rate of 1.75% per annum of the average month-end Net Assets of the Trust attributable to Series 3 Units (prior to reduction for accrued but unpaid fees). Series 3 Units shall also be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Series 3 Management Fees and trading costs, accrued as well as paid, shall reduce the Net Asset Value of Series 3 Units.

Series 4 Units shall be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Trading costs, accrued as well as paid, shall reduce the Net Asset Value of Series 4 Units.

A management fee shall be charged to Series 5 Units (the “Series 5 Management Fee”) at the basic rate of 2.50% per annum of the average month-end Net Assets of the Trust attributable to Series 5 Units (prior to reduction for accrued but unpaid fees). The Managing Owner compensates selling agents in connection with the sale of the Series 5 Units out of the Series 5 Management Fee in an amount up to 0.75% per annum of the Trust’s average month-end Net Assets attributable to Series 5 Units. Such selling compensation, in addition to any other compensation due to selling agents or wholesalers in connection with the sale of the Series 5 Units, shall not exceed 9.5% of the gross offering proceeds of the Series 5 Units sold. Once the maximum threshold is reached with respect to a Series 5 Unit, the selling agent with respect to such Series 5 Unit shall receive no further selling compensation and the up to 0.75% amount that would otherwise be paid to the selling agent for that Series 5 Unit will instead be rebated to the Trust and shall be allocated equally among all outstanding Series 5 Units.

Series 5 Units shall also be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Series 5 Management Fees as well as trading costs, accrued as well as paid, shall reduce the Net Asset Value of Series 5 Units.

Accrued Profit Shares (as described in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. Accrued Profit Shares shall be calculated on a basis which reflects any aggregate New Trading Profit (as defined in Section 8(c)), accrued equally in respect of each Series 1 Unit (except as necessary to reflect the difference in the Brokerage Fees charged certain Unitholders) and accrued equally in respect of the Series 3 and Series 5 Units in the aggregate (except as necessary to reflect the Management Fees charged to the Series 3 and Series 5 Unitholders) but not in respect of the Series 4 Units, the Managing Owner’s capital account or the New Profits Memo Account (see Section 8(a)).

The Series 3 Management Fee and the Series 5 Management Fee are collectively referred to herein as “Management Fees” and the Series 1 Profit Share, Series 3 Profit Shares and Series 5 Profit Shares, each as defined below, are collectively referred to herein as “Profit Shares.”

6. Net Worth of Managing Owner.

The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner. In no event shall the Managing Owner be required to maintain a net worth in excess of $1,000,000.

7. Capital Contributions; Units; Managing Owner’s Liability.

(a) Types of Beneficial Interests. The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

(b) Managing Owner’s Liability. Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. The Managing Owner’s general liability interest shall be accounted for on a Unit-equivalent basis, but may receive allocations on an aggregate basis so as to simplify the Trust’s accounting. The Managing Owner’s general liability interest will not be subject to full Brokerage Fees, but rather only to actual execution costs, nor shall it be subject to Management Fees or Profit Shares.

(c) No Certificates. No certificates or other evidences of beneficial ownership of the Units will be issued.

(d) Unitholder Consent. Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration of Trust.

The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the net capital contributions to the Trust (including the Managing Owner’s contributions) but in no event shall the Managing Owner invest less than $500,000 of the total capital contributions to the Trust. The Managing Owner may withdraw any interest it may have in excess of such requirement as of any month-end on the same terms as any Unitholder, provided the Managing Owner’s interest in the Trust remains equal to or greater than the greater of (i) 1% of the Trust’s then current Net Assets or (ii) $500,000.

Any Units acquired by the Managing Owner or any of its principals or their respective affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account shall be established for each Unit of each Series and for the Managing Owner. In addition, a New Profits Memo Account shall be established on the books of the Trust for bookkeeping purposes only. The initial balance of each capital account shall be the amount contributed to the Trust in respect of a Unit or by the Managing Owner. As of the close of business (as determined by the Managing Owner) on the last day of each month, the following determinations and allocations shall be made:

(1) The Net Assets of the Trust will be determined without regard to Brokerage Fees, Management Fees, the Trust’s actual trade execution and clearing costs or Profit Shares.

(2) Any increase or decrease in the Trust’s Net Assets (as determined pursuant to Paragraph 1 above), as compared to the last such determination of Net Assets, shall then be credited or charged pro rata to the capital account of each Unit, to the capital account of the Managing Owner and to the New Profits Memo Account.

(3) Brokerage Fees shall be charged equally to all Series 1 Units at the rate of 0.5833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 1 Units (a 7.0% annual rate). Such Brokerage Fees shall be paid out to the Managing Owner; provided that in respect of Series 1 Units which are subject to per annum Brokerage Fees of 6.5%, 6.0%, or 5.5% (or as otherwise reduced to reflect reduced sales commissions) of the average month-end Trust assets allocable to such Series 1 Units, the difference between the 0.5833 of 1% Brokerage Fees charged and the reduced Brokerage Fee due as of the end of each month shall not be paid out to the Managing Owner but shall instead be credited to a Suspense Account which shall not be included in the Net Asset Value of the Series 1 Units, and shall be used solely as a means of efficiently accounting for the reduction in the Brokerage Fee payable by such Series 1 Unitholders while maintaining a uniform Net Asset Value per Series 1 Unit.

Series 3 Management Fees shall be charged equally to all Series 3 Units at the rate of 0.14583 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 3 Units (a 1.75% annual rate). Actual costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 3 Units, shall also be charged equally to all Series 3 Units.

Actual costs of executing and clearing the Trust’s futures trades attributable to Series 4 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 4 Units, shall also be charged equally to all Series 4 Units.

Series 5 Management Fees shall be charged equally to all Series 5 Units at the rate of 0.20833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 5 Units (a 2.50% annual rate). Actual costs of executing and clearing the Trust’s futures trades attributable to Series 5 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 5 Units, shall also be charged equally to all Series 5 Units.

Brokerage fees and management fees will not be charged to (or calculated on a basis of average month-end Trust assets which include) capital accounts of the Series 4 Unitholders, the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account. The capital accounts of the Series 4 Unitholders, the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account shall be charged for their respective pro rata shares of the costs of executing and clearing the Trust’s futures trades as well as for prime brokerage fees in respect of currency forward contracts, but not for any brokerage fees or management fees.

(4) The Managing Owner’s Series 1 Profit Share will equal 20% of any Series 1 New Trading Profit (as defined in Section 8(c)). The Managing Owner’s Series 3 Profit Share and Series 5 Profit Share will equal 20% of any aggregate Series 3 New Trading Profit and Series 5 New Trading Profit, respectively (each as defined in Section 8(c)). As of the end of each month, the amount of any such Series 1 Profit Share, Series 3 Profit Share or Series 5 Profit Share, as applicable, shall be calculated and shall reduce the Net Asset Value per Unit of Series 1, Series 3 or Series 5, as applicable, pro rata. The Series 4 Units shall not be subject to a Profit Share. The amount of any such Profit Share shall be deducted from each Unit’s capital account (other than the Series 4 Units, as described above) and credited to the New Profits Memo Account, as a bookkeeping entry only, as of the end of each calendar year. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account will not be subject to the Profit Share. (For the avoidance of doubt, the amount of any Series 1 Profit Share accrual reversal shall be credited to the Series 1 Units only and the amount of any Series 3 Profit Share or Series 5 Profit Share accrual reversal shall be credited, pro rata, to Series 3 and Series 5 Units only.)

(5) The amounts credited to the Suspense Account as provided in Paragraph 3 above as of the end of any month shall be reduced by the 20% Series 1 Profit Share if there is an accrued Profit Share in respect of the Series 1 Units as of the month-end that such amounts are so credited. If such month-end is also a year-end, the amount of such Series 1 Profit Share shall be credited to the New Profits Memo Account, as a bookkeeping entry only, and the remainder of the Suspense Account shall be reinvested in Series 1 Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Series 1 Unitholders. If such month-end is not also a year-end, the Series 1 Profit Share accrual, as well as the remainder of the Suspense Account, shall be reinvested in Series 1 Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Series 1 Unitholders.

(6) The Managing Owner’s Series 1 Profit Share, Series 3 Profit Share and Series 5 Profit Share respect to Units redeemed as of a month-end which is not the end of a calendar year shall be computed as though such month-end were the end of a calendar year, and the amount of the Series 1 Profit Share, Series 3 Profit Share or Series 5 Profit Share so computed (if any) shall be deducted from the redeemed Units’ capital accounts and credited to the New Profits Memo Account, as a bookkeeping entry only.

(7) When Series 1 Units subject to reduced per annum Brokerage Fees are redeemed: (i) if a Series 1 Profit Share is then accrued, the difference between the 7.0% per annum and reduced per annum Brokerage Fee attributable to such Series 1 Units for the month-end of redemption shall be assessed a 20% Series 1 Profit Share which shall be credited to the New Profits Memo Account, as a bookkeeping entry only; and (ii) the Series 1 Profit Share, if any, due in respect of such Series 1 Units shall be calculated on the same basis as in respect of all other Series 1 Units, as set forth in Paragraph 4 above, and credited to the New Profits Memo Account, as a bookkeeping entry only.

If no Series 1 Profit Share is accrued as of the date of redemption, then no New Profits Memo Account credits shall be made in respect of any portion of the Series 1 Units redeemed.

(8) The amount of any distributions made in respect of a Unit as of the end of such month and any amount (not reduced by any early redemption charges) paid upon partial redemption of Units or upon withdrawal of the Managing Owner’s interest as of the end of such month shall be charged against the capital account of such Unit or of the Managing Owner. The capital account of any Unit fully redeemed shall be eliminated.

(9) Brokerage Fees and Management Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the general liability interest held by the Managing Owner.

(10) Persons who make a net capital investment in the Series 1 Units, including both initial and subsequent investments and without regard to profits or losses, of $100,000, $500,000, $1,000,000 or more or who acquired Series 1 Units through asset-based fee or fixed-fee investment programs (such as broker or trust company “wrap accounts”) shall be entitled to pay Brokerage Fees of 6.5%, 6.0%, 5.5% or 4% per annum, respectively, of the average month-end assets of their respective capital accounts; provided that, if after any redemption of Series 1 Units, the aggregate net capital contributions for Series 1 Units (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) of an investor is less than $100,000, $500,000 or $1,000,000, such Series 1 Unitholder will no longer be eligible for the level of per annum Brokerage Fee such investor was paying but rather shall be subject to the higher Brokerage Fee applicable to the aggregate Net Asset Value of such investor’s Series 1 Units as if that amount were such investor’s initial investment in the Series 1 Units. Should such person subsequently make an additional subscription, if the amount of such subsequent subscription plus such Series 1 Unitholder’s remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) equals $100,000, $500,000 or $1,000,000 or more, such person will pay the Brokerage Fee applicable to such person’s net capital investment in the Series 1 Units described in this Paragraph 10. Redemptions of Series 1 Units shall not cause investors who invest through asset-based fee or fixed-fee investment programs to pay increased Brokerage Fees.

Reduced Brokerage Fees apply to a Series 1 Unitholder’s entire capital account attributable to Series 1 Units, not just that part of such capital account corresponding to capital contributions of $100,000, $500,000 and $1,000,000 or more.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. Each of the parties hereto, by entering into this Declaration of Trust, (i) expresses its intention that the Units will qualify under applicable tax law as though the Units were interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as though it were a partnership in which each of the Unitholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Unitholder with respect to the treatment of the Units as anything other than interests in a partnership. As of the end of each fiscal year, income and expense and capital gain or loss of the Trust shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

(1) Items of ordinary income and expenses attributable to the Trust (other than Brokerage Fees, Management Fees and allocable execution and clearing costs (including prime brokerage fees), which shall be allocated as set forth in Section 8(b)(2)), shall be allocated pro rata among all Units of the Trust (based on Net Asset Value per Unit) outstanding as of the end of each calendar month (including Units being then redeemed), and pro rata to the capital account of the Managing Owner.

(2) Deductions attributable to Brokerage Fees, Management Fees and allocable execution and clearing costs (including prime brokerage fees) shall be allocated to each Unitholder and the Managing Owner in the same manner as such Brokerage Fees, Management Fees and allocable execution and clearing costs are allocated for financial purposes pursuant to Section 8(a).

(3) Capital Gain or Loss (as defined in Section 8(b)(3)(H)) shall be allocated as follows:

(A) There shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the net amount paid to the Trust for each Unit and the amount contributed to the Trust by the Managing Owner. Amounts reinvested in Series 1 Units from the Suspense Account, as described in Section 8(a) hereof, shall not increase the aggregate tax basis of the affected Series 1 Unitholders in their Series 1 Units; rather the Series 1 Units acquired upon reinvestment will have an initial tax basis of $0. As of the end of each fiscal year:

(i) Each tax account for the Units and the Managing Owner shall be increased by the amount of income or gain allocated to such tax account pursuant to Sections 8(b)(1), 8(b)(3)(B) and 8(b)(3)(D).

(ii) Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(F) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

(iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

(B) The Managing Owner shall be allocated Capital Gain, if any, up to the amount of any bookkeeping credit to the New Profits Memo Account, including any credits made as of the end of the fiscal year of allocation. To the extent any such tax allocation is made, the balance in the New Profits Memo Account shall be reduced, and the balance in the Managing Owner’s capital account, for financial purposes, correspondingly increased.

(C) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(C)) allocable to such Units (an “Excess”). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(C) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders.

(D) Capital Gain remaining after the allocation described in Section 8(b)(3)(C) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units, in the ratio that each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

(E) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(E)) allocable to the Units so redeemed over the amount received in respect of such Units (a “Negative Excess”). In the event that the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(E) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

(F) Capital Loss remaining after the allocation described in Section 8(b)(3)(E) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units, in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

(G) For purposes of this Section 8(b), the Managing Owner’s interest in the Trust will be treated as if it were a single Unit.

(H) For purposes of this Section 8(b), “Capital Gain” or “Capital Loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

(4) The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Unitholders in the ratio and to the extent that financial profit and loss are allocated to such Unitholders and so as to eliminate, to the maximum practicable extent, any disparity between a Unit’s capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a “Qualified Income Offset.”

(5) The allocations of profit and loss to the Unitholders in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

(c) Profit Share; New Profits Memo Account. The Managing Owner’s Profit Share will equal 20% of any cumulative trading profits (“New Trading Profit”), not including interest income, after deduction of all accrued but unpaid fees and expenses other than the Profit Share itself (“Trading Profit”), over the highest level of such cumulative Trading Profit as of any previous calendar year-end, or $0, if higher (the “Profit Share High Water Mark”). Profit Shares shall be determined separately (i) in respect of Series 1 Units (“Series 1 Profit Share”) and (ii) in respect of Series 3 Units in the aggregate (“Series 3 Profit Share”) and Series 5 Units in the aggregate (“Series 5 Profit Share”). Trading Profit does not include profits allocable to the Managing Owner’s capital account or to the New Profits Memo Account. (For the avoidance of doubt, Series 1 Profit Shares will be calculated on Series 1 Units subject to reduced per annum as well as on those subject to a 7.0% per annum Brokerage Fee in the manner described in Section 8(a) hereof.)

New Trading Profit is reduced by routine administrative expenses.

If Series 1 Units are redeemed when there is a loss carryforward for Series 1 Profit Share calculation purposes (i.e., the current level of cumulative Trading Profit for Series 1 is below the Profit Share High Water Mark for Series 1), such loss carryforward will be reduced in proportion to the proportion of the total outstanding Series 1 Units. If Series 3 Units or Series 5 Units are redeemed when there is a loss carryforward for calculation of Series 3 Profit Share or Series 5 Profit Share (i.e., the current level of cumulative Trading Profit for Series 3 and Series 5 is below the Profit Share High Water Mark for Series 3 and Series 5), such loss carryforward will be reduced in proportion to the proportion of the total Net Assets of Series 3 Units and Series 5 Units.

Neither any Unitholder nor the Managing Owner shall have any interest in the New Profits Memo Account, except as described in Section 5(b) hereof. However, as described in Section 8(b)(3)(B), bookkeeping entries in the New Profits Memo Account shall be reduced, and the Managing Owner’s capital account correspondingly increased to the extent that priority allocations of Capital Gain are made to the Managing Owner pursuant to said Section 8(b)(3)(B).

In the event that the Net Asset Value per Unit of any Series is less than $400 as of any calendar month-end, the balance of any bookkeeping entries to the New Profits Memo Account then outstanding will be cancelled, and an amount equal to such balance shall be allocated pro rata among all outstanding Units (based on Net Asset Value per Unit), but not to the Managing Owner’s capital account.

(d) Expenses; Interest Income. The Trust shall bear all of any taxes applicable to it. The Series 1 Units shall pay the Managing Owner a Brokerage Fee equal to 0.5833 of 1% (a 7.0% annual rate) of the month-end assets of the Trust (prior to reduction for any accrued but unpaid Brokerage Fees and Series 1 Profit Shares) attributable to the Series 1 Units; provided that in the case of subscribers who invest $100,000, $500,000 or $1,000,000 or more in the Series 1 Units, such Brokerage Fee shall be reduced to 0.5417 of 1% (a 6.5% annual rate), 0.50 of 1% (a 6% annual rate) or 0.4583 of 1% (a 5.5% annual rate), respectively, of such month-end assets of the Trust attributable to each such Series 1 Unitholder’s capital account, as contemplated by Section 8(a)(10) above.

The Series 3 Units shall pay the Managing Owner a Management Fee equal to 0.14583 of 1% (a 1.75% annual rate) of the month-end assets of the Trust prior to any accrued but unpaid Management Fees and Profit Shares attributable to the Series 3 Units.

The Series 5 Units shall pay the Managing Owner a Management Fee equal to 0.20833 of 1% (a 2.50% annual rate) of the month-end assets of the Trust prior to any accrued but unpaid Management Fees and Profit Shares attributable to the Series 5 Units.

The Managing Owner shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees) attributable to the Series 1 Units. The Series 3 Units, Series 4 Units and Series 5 Units shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees) attributable to the Series 3 Units, Series 4 Units and Series 5 Units, respectively. Any extraordinary charges incidental to trading (for example, insurance or delivery charges) will be paid by the Trust.

The Trust’s organizational and offering expenses, including redemption fees, are limited to 15% of the capital contributions to the Trust.

The Trust will pay its ongoing administrative expenses, including the fees of the Trustee. All of the expenses which are for the account of the Trust shall be billed directly to the Trust. The Trust shall bear all of its own legal, accounting and administrative expenses, but none of the Managing Owner’s “overhead” expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries and rent) shall be charged to the Trust.

Appropriate reserves may be created, accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.

In the event that the Trust shall be subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of the Trust’s income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem Units of such Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the Internal Revenue Service (“IRS”) or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or redemption, as the case may be, at the rate of two percent (2%) per annum over the prime rate charged from time to time by FBR National Bank & Trust, Bethesda, Maryland. Any amount payable by the Trust to such Unitholder shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Declaration of Trust.

The Trust will receive all interest income earned on its assets.

(e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of the Trust.

(a) Authority of the Managing Owner. Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business (including the maintenance of accounts and allocations) shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, forward contracts on currencies and options traded on exchanges or otherwise, swaps, hybrid instruments, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

For taxable years beginning before January 1, 2018, the Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code (as then in effect) on the Managing Owner as the “tax matters partner” of the Trust. For taxable years beginning after December 31, 2017, the Managing Owner shall be appointed the “partnership representative” as defined in Section 6223 of the Code (as then in effect).

(b) Notification of Basic Changes. The Managing Owner shall send to all Unitholders and assignees prior notice of any change in the basic investment approach of the Trust and of any increase in its charges. Such notifications shall contain a ballot and a description of Unitholder’s voting and redemption rights and a description of any material effect of such change or increase. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Customer Agreements, the Selling Agreements and the Additional Selling Agent Agreements as described in the Prospectus. For the avoidance of doubt, the business terms applicable to Units issued prior to the date hereof including, but not limited to fee terms and redemption terms, shall continue with respect to such Units while such Units remain outstanding.

(c) Certain Agreements. In addition to any specific contract or agreements described herein, the Trust, and the Managing Owner on behalf of the Trust, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of any Unitholder other than the Managing Owner, notwithstanding any other provisions of this Declaration of Trust, the Act or any applicable law, rule or regulations.

(d) Fiduciary Duties. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust, and the Managing Owner will not use the assets of the Trust as compensating balances for the Managing Owner’s exclusive benefit.

(e) Brokerage Arrangements. The Trust’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. Such brokerage commissions may not exceed 14% annually of the average net assets of the Trust, excluding Trust assets not directly related to trading activity. The Trust shall seek the best price and services available for its commodity transactions.

The Brokerage Fees (in respect of Series 1 Units) and Management Fees (in respect of Series 3 Units and Series 5 Units) paid by the Trust may not exceed the amount permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“Blue Sky Guidelines”) in effect as of the date hereof.

(f) Prohibited Activities. The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). The Managing Owner shall make no loans to the Trust.

The Trust shall not employ the trading technique commonly known as “pyramiding.” The Managing Owner taking into account the Trust’s open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any per-trade commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive, shall not exceed one year. Any material change in the basic investment policies or structure of the Trust shall require the approval of all Unitholders owning Units as of a record date established for a vote thereon. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days’ written notice.

(g) Freedom of Action. The Managing Owner is engaged, and may in the future engage, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. The Trustee and the Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to the conduct of the Trust’s business and affairs.

10. Audits and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as an investor in the Trust.

The Managing Owner shall calculate the Net Asset Value per Unit of each Series on a monthly basis and sell and redeem Units of each Series at such Net Asset Value.

The Brokerage Fees, Management Fees and Profit Share may not be increased without prior written notice to any affected Unitholders within sufficient time for the exercise of their redemption rights prior to any such increase becoming effective. The Brokerage Fees and the Profit Share may not be increased during any period when a redemption charge is in effect with respect to any Series 1 Units.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Managing Owner which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Management Fee, Profit Share or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders’ voting and redemption rights. The Managing Owner will send written notice to each Unitholder of a Series within seven days of any decline in the Net Asset Value per Unit of such Series to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders’ voting and redemption rights. The Managing Owner, not the Trust, shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six (6) years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Trust’s commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage commissions may not exceed the cap set forth in Section 9(e). The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed. The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

11. Assignability of Units.

Each Unitholder expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his or her right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner (such consent to be withheld only in the event that such assignment could give rise to negative legal or tax consequences), may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust, the Trustee or the Managing Owner until the first business day of the calendar month following the month in which the Managing Owner receives notice of such assignment, transfer or disposition. The Managing Owner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Trust’s books and records. The Managing Owner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Unitholder or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current prospectus in respect of the Units), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Unitholder.

12. Redemptions.

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration of Trust) or any assignee of Units of whom the Managing Owner has received written notice, may redeem all or any of his or her Units, effective as of the close of business (as determined by the Managing Owner) on the last business day of any calendar month, provided that (i) all liabilities, contingent or otherwise, of the Trust (including the Trust’s allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them and (ii) the Managing Owner shall have received a redemption request at least ten business days prior to the date of redemption, or such later time as shall be acceptable to the Managing Owner. Series 1 Unitholders who redeem Series 1 Units on or prior to the end of the first successive six-month and five-month periods after such Series 1 Units are sold will be assessed redemption charges of 4% and 3%, respectively (3.5% and 2.5%, 3% and 2% and 2.5% and 1.5%, respectively, in the case of Series 1 Unitholders who have invested $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust), of their Series 1 Units’ Net Asset Value as of the date of redemption. Series 1 Units purchased by the same Series 1 Unitholder on different closing dates will be treated on a “first-in, first-out” basis for purposes of calculating the foregoing six-month periods. Additional Series 1 Units issued to Series 1 Unitholders subject to a reduced rather than a 7.0% annual Brokerage Fee will be deemed all to have been issued as of the date of the longest outstanding Series 1 Units held by a particular Series 1 Unitholder. All redemption charges will be paid to the Managing Owner.

Redemption charges shall not apply to Series 3 Units, Series 4 Units or Series 5 Units.

Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Unitholder’s entire interest in the Trust.

Redemption requests must be in writing unless the Managing Owner determines otherwise.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

Redemption payments will be made (by mailing a check or crediting a customer securities account) within 15 business days after the date of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions or default or delay in payments due from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the aggregate Net Asset Value of the Trust represented by the sums which are the subject of such default or delay.

All redemptions will be made at Net Asset Value as of the effective date of the redemption (the “Valuation Date”).

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use its best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in Section 4975 of the Code.

If at the close of business (as determined by the Managing Owner) on any business day, the Net Asset Value per Unit of a Series has decreased to (i) $500 or less or (ii) less than 50% of the Net Asset Value per Unit of such Series on the most recent Valuation Date, after adding back all distributions, whichever is greater, the Trust will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after any such suspension of trading, the Managing Owner shall declare a “Special Redemption Date.” Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than 7 business days of the date of the decline of the Net Asset Value of the applicable Series precipitating such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder’s or assignee’s interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder’s interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice (see Section 11) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value per Unit of each Series is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. If the preceding conditions are not met or the Managing Owner determines not to resume trading, the Trust will be dissolved and terminated.

The Managing Owner may declare additional Special Redemption Dates upon notice to the Unitholders and assignees of whom the Managing Owner has received notice. In the event the Managing Owner does, in its discretion, declare a Special Redemption Date, the Managing Owner may, in its notice of such Special Redemption Date modify the circumstances under which the Managing Owner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

13. Offering of Units.

The Managing Owner on behalf of the Trust shall (i) cause to be filed from time to time a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to be considered to hold “plan assets” for any purpose of ERISA or Section 4975 of the Code with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in and subject to Section 4975 of the Code.

All Units subscribed for upon transfer of funds from a subscriber’s account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Trust shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the Managing Owner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Trust in connection with its trading allocable to cancelled Units shall be deemed an increase or decrease in the Net Assets of the Trust and allocated as described above in Section 8, not a liability of the Managing Owner. Each subscriber agrees to reimburse the Trust for any expense or losses incurred in connection with any such cancellation of Units issued to him or her.

Units will be sold as of the first day of each calendar month subject to the Managing Owner’s discretion to hold intra-month closings and to suspend or terminate the offering of Units.

Each Unitholder consents, by the act of purchasing Units, to the Trust issuing to such Unitholder additional Units of the same Series purchased (in fractions calculated up to three decimal places) in lieu of all interest earned on such Unitholder’s subscription while held pending investment in the Units.

14. Special Power of Attorney.

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner’s authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

15. Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. In the event of the Managing Owner’s removal or withdrawal from the Trust, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value as of the close of business on the last business day of the month following the date of removal or withdrawal. If the Managing Owner withdraws from the Trust and the Trust’s business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his or her estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Declaration of Trust for a Unitholder to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

16. Benefit Plan Investors.

Each Unitholder that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder (a “Plan Fiduciary”), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by such Plan is consistent with such Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement entered into thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or gives investment advice with respect to the assets of the Plan used to purchase Units for a fee; or (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (iii) is qualified to make such investment decision.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust, solely from the assets of the Trust, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations1, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

[1]	Now known as the Department of Financial Protection and Innovation.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Blue Sky Guidelines as in effect on the date of this Declaration of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification by the Unitholders. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the Managing Owner. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan, or to avoid the Trust’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.

(b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust’s basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee. The Trustee’s written consent to any amendment of this Declaration of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 18(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 18(b)(i)-(vi) would adversely affect the Trustee in any manner.

19. Governing Law.

The validity and construction of this Declaration of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

20. Miscellaneous.

(a) Notices. All notices under this Declaration of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b) Binding Effect. This Declaration of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust nor the effect of any of its provisions. Any reference to “persons” in this Declaration of Trust shall also be deemed to include entities, unless the context otherwise requires.

21. Certain Definitions.

This Declaration of Trust contains certain provisions required by the Blue Sky Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust):

Administrator. The official or agency administering the securities laws of a state.

Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants’ and attorneys’ fees. (Organizational and Offering Expenses as used in this Declaration of Trust does not include selling commissions).

Participant. The holder of a Program Interest.

Person. Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest. A limited partnership interest or other security representing ownership in a Program.

Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date. The date as of which the Net Assets of the Program are determined.

Valuation Period. A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

22. No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

23. Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

24. Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

*********

IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Trustee

By:	/s/ David B. Young
Name: David B. Young
Title: Vice President

MILLBURN RIDGEFIELD CORPORATION as
Managing Owner

By:	/s/ Grant N. Smith
Grant N. Smith
Co-Chief Executive Officer

All Unitholders admitted as Unitholders
of the Trust, pursuant to powers of attorney
executed in favor of, and granted and delivered to,
the Managing Owner.

MILLBURN RIDGEFIELD CORPORATION as
Attorney-in-Fact

By:	/s/ Barry A. Goodman
Barry A. Goodman
Co-Chief Executive Officer

Schedule A

CERTIFICATE OF TRUST
OF
GLOBAL MACRO TRUST

THIS Certificate of Trust of GLOBAL MACRO TRUST (the “Trust”), dated July 23, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. § 3801 et seq.).

1. Name. The name of the business trust formed hereby is GLOBAL MACRO TRUST.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ PATRICIA A. EVANS
Patricia A. Evans
Senior Financial Services Officer

ANNEX

GLOBAL MACRO TRUST

REQUEST FOR REDEMPTION

GLOBAL MACRO TRUST
c/o	Millburn Ridgefield Corporation	Date
Managing Owner
55 West 46th Street, 31st Floor
New York, New York 10036

Dear Sirs:

The undersigned (trust account number GM-______) hereby requests redemption subject to all the terms and conditions of the Declaration of Trust and Trust Agreement (the “Declaration of Trust”) of GLOBAL MACRO TRUST (the “Trust”) of ______ Series ______ Units of Beneficial Interest (“Units”) in the Trust. (Insert number of whole Units to be redeemed and the Series of Units to be redeemed; subscribers may redeem any number of whole Units, they need not redeem all or any minimum number of their Units in order to redeem certain of their Units; however, if no number is indicated, all Units held of record by the undersigned will be redeemed; fractional Units may only be redeemed upon complete redemption of the undersigned’s interest in the Trust.) Units of a Series are redeemed at the Net Asset Value per Unit of such Series, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Redemption charges of 4% and 3% (3.5% and 2.5%, 3% and 2%, and 2.5% and 1.5% in the case of subscriptions for $100,000, $500,000 or $1,000,000 or more, respectively) of the Net Asset Value of Series 1 Units redeemed on or before the end of the 6th and after the end of the 6th but on or before the end of the 11th full calendar months, respectively, after the undersigned has purchased the Series 1 Units being redeemed will be deducted from the redemption price of all such Series 1 Units and paid to the Managing Owner. If the undersigned has purchased Units at more than one closing, such Series 1 Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Series 1 Units. Redemption charges do not apply to Series 3 Units, Series 4 Units or Series 5 Units.

Signatures must be identical to name(s) in which units are registered

Credit my customer securities account		Send to the address below

Name	Street	City, State and Zip Code

Entity Unitholder		Individual Unitholder(s)
(or assignee)		(or assignee(s))

(Name of Entity)

By:
(Authorized corporate officer, partner or trustee)		(Signature(s) of all Unitholder(s) or assignee(s))

Social Security or Taxpayer ID Number _____________

RR-1

EXHIBIT B

GLOBAL MACRO TRUST

SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement Signature Pages for Global Macro Trust (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) of a series (a “Series”) in the Trust irrevocably subscribes for Units of the applicable Series at the purchase price described in the Trust’s Prospectus dated April 14, 2021 (the “Prospectus”). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of employee benefit plans. Units are sold in fractions calculated to three decimal places.

The selling agents of the Trust (each, a “Selling Agent”) are currently offering the Trust’s Units in three Series — Series 3 Units, Series 4 Units and Series 5 Units. A Purchaser subscribing for Series 3 Units, Series 4 Units or Series 5 Units for which no upfront selling commission is payable must fill out the Subscription Agreement of the Trust (the “Subscription Agreement”) applicable to such Units (Exhibit C to Prospectus). A Purchaser subscribing for Series 5 Units for which there is an upfront selling commission must fill out the separate Subscription Agreement provided by the Purchaser’s Selling Agent.

Purchaser is herewith delivering to Purchaser’s Selling Agent executed Subscription Agreement Signature Pages (the “Signature Pages”) and is either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus. If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and Millburn Ridgefield Corporation (the “Managing Owner”) for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (such an “employee benefit plan” or a “plan” being hereinafter referred to as a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold the assets of any Plan (in which case, the following must be true with respect to each Plan holding an interest in such Plan Assets Entity), the individual signing the Subscription Agreement on behalf of the Purchaser hereby represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; the Plan Fiduciary has determined that, in view of such considerations, the Plan’s investment in the Trust is consistent with the Plan Fiduciary’s responsibilities under ERISA; the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; none of the Managing Owner, Wilmington Trust Company, any Selling Agent, any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (b) has authority or responsibility to give or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in clause (a), (b) or (c), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and the Plan Fiduciary (i) is authorized to make, and responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, Wilmington Trust Company, each Selling Agent and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and (iii) is qualified to make such investment decision. The Purchaser understands that it must, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

Prevention of Money Laundering

By submitting the executed Signature Pages, Purchaser represents and warrants to the Trust, the Managing Owner, Purchaser’s Selling Agent and their respective affiliates as follows: Purchaser’s subscription funds were not derived from activities that may contravene U.S. (federal or state) or international anti-money laundering laws and regulations. Purchaser is not (i) an individual, entity or organization named on a U.S. Office of Foreign Assets Control (“OFAC”) “watch list” and does not have any affiliation with any kind of such individual, (ii) a prohibited foreign shell bank1, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force, or (iv) a senior foreign political figure, an immediate family member or close associate of a senior foreign political figure. Purchaser agrees to promptly notify the Managing Owner should the Purchaser become aware of any change in the information set forth in this paragraph. Purchaser acknowledges that, by law, the Managing Owner may be obligated to “freeze” Purchaser’s account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Owner may also be required to report such action and to disclose Purchaser’s identity to OFAC. Purchaser represents and warrants that all of the information which Purchaser has provided to the Trust in connection with the Subscription Agreement is true and correct, and Purchaser agrees to provide any information the Managing Owner or its agents, including the Selling Agents, deem necessary to comply with their anti-money laundering and related responsibilities from time to time. If Purchaser has indicated in the Subscription Agreement that Purchaser is an intermediary subscribing in the Trust as a record owner in the Purchaser’s capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), Purchaser agrees that the representations, warranties and covenants are made by the Purchaser on behalf of Purchaser and the Underlying Investors.

For purposes of the preceding paragraph, the following definitions shall apply:

A “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

“Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (similarly calculated).

Residents of the following states must meet the specific requirements set forth below (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). No Purchaser should invest more than 10% of his or net worth (exclusive of home, furnishings and automobiles) in the Units. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

1. Iowa — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000.

2. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

[1]	A “prohibited foreign shell bank” is a foreign bank that does not have a physical presence in any country and is not a “regulated affiliate,” i.e., (i) an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the U.S. or a foreign country as applicable, and (ii) is subject to supervision by a banking authority in the country regulating the affiliated depository institution, credit union, or foreign bank.

3. Minnesota — Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and (ii) make the representation in respect of risk tolerance in Section 2 on page SA-1.

4. New Hampshire — Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $70,000.

5. Pennsylvania — Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $70,000.

6. South Carolina — Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

The foregoing suitability standards are regulatory minimums only. Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Units is, in fact, suitable for the Purchaser.

EXHIBIT C

The execution copy of the Subscription Agreement accompanies this Prospectus as a separate document.

GLOBAL MACRO TRUST
UNITS OF BENEFICIAL INTEREST

By executing this Subscription Agreement,
subscribers are not waiving any rights under the
federal securities laws.

SUBSCRIPTION AGREEMENT

GLOBAL MACRO TRUST

c/o	Millburn Ridgefield Corporation

Managing Owner

55 West 46th Street, 31st Floor

New York, New York 10036

Dear Sirs:

1. Subscription for Units. I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in such series (“Series”) in Global Macro Trust (the “Trust”) set forth in the Subscription Agreement Signature Pages (the “Signature Pages”) attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans). Fractional Units will be issued to three decimal places. The terms of the offering and purchase price of the Units are described in the current Prospectus of the Trust (the “Prospectus”) dated April 14, 2021. I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to “Global Macro Trust.” If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account no later than such time as required by my selling agent. My registered representative (“Registered Representative”) shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, in the form of a selling agent check or wire transfer made out to “Global Macro Trust” directly to the Trust’s account at First Republic Bank (for wire instructions, contact Eileen Grace at 203-625-8216). Millburn Ridgefield Corporation (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. Subscriptions are revocable for five business days after submission. All Units are offered subject to prior sale.

Subscriptions generally must be submitted no later than five business days prior to the end of a month in order to be invested in the Units as of the beginning of the immediately following month.

SA-1

2. Representations, Warranties and Covenants of Subscriber. I have received the current Prospectus together with a recent monthly report of the Trust. I am of legal age and am legally competent to execute this Subscription Agreement. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income and, if applicable, indicated risk tolerance, as set forth in “Exhibit B — Subscription Requirements” to the Prospectus. If I am, or am acting on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan,” as defined in, and subject to, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each employee benefit plan and plan, a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold the assets of any Plan (in which case, the following representations and warranties are made with respect to each Plan holding an interest in such Plan Assets Entity), the individual signing the Signature Pages represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, this investment in the Trust is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust neither violates nor is inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, Wilmington Trust Company, any Selling Agent, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan’s Fiduciary (i) is authorized and qualified to make, and is responsible for, the decision to invest in the Trust including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses and (ii) is independent of the Managing Owner, Wilmington Trust Company, each Selling Agent and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code. I will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein. If not an individual, I have full power and authority to purchase the Units and the person signing the Signature Pages on my behalf is duly authorized to execute such Signature Pages. This subscription, if made as custodian for a minor, is a gift I have made to such minor, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth in “Exhibit B — Subscription Requirements.” I am not required to be registered with the Commodity Futures Trading Commission (the “CFTC”) or to be a member of the National Futures Association (the “NFA”) or, if required to be so registered, I am duly registered with the CFTC and am a member in good standing of the NFA, and I agree to provide the Managing Owner with such information as the Managing Owner may request to verify the foregoing statement. If an entity, I have indicated my CFTC/NFA status in the Signature Pages and represent and warrant to the Managing Owner that the information set forth therein is true and accurate and may be relied upon by the Managing Owner. I understand that by submitting this Subscription Agreement, I am making the representations and warranties set forth in Exhibit B, “Subscription Requirements,” to the Prospectus with respect to the prevention of money laundering. I covenant that I will (i) provide any form, certification or other information reasonably requested by and acceptable to the Trust that is necessary for the Managing Owner or the Trust to (A) prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Trust receives payments; (B) satisfy reporting or other obligations under the Code and the U.S. Department of the Treasury regulations, any agreement with the U.S. Department of the Treasury or any other government division or department, or any applicable intergovernmental agreement or implementing legislation, or (C) to make payments (including of redemption proceeds) to me free of withholding or deduction, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Trust, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. I hereby consent to the disclosure by the Trust of the foregoing information to any governmental authority or to any person or entity from which the Trust receives payments. The information set forth on the Signature Pages is correct and complete as of the date of such Subscription Agreement, and, should there be any material change in such information prior to my admission to the Trust as a Unitholder, I will immediately furnish revised or corrected information to the Managing Owner.

3. Acceptance of Trust Agreement. I hereby agree to each and every term of the Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement dated April 25, 2019, as amended or supplemented from time to time (the “Trust Agreement”), a copy of which has been provided to me together with the Trust’s Prospectus. By execution of this Subscription Agreement, I agree that I shall be deemed to have executed the Trust Agreement.

4. Governing Law. I hereby acknowledge and agree that this Subscription Agreement shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

5. Risks. (i) The Trust is speculative. I may lose all or substantially all of my investment in the Trust; (ii) the Trust is leveraged. Leverage magnifies the impact of both profit and loss; (iii) the performance of the Trust is expected to be volatile; (iv) I will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses; and (v) the Units are not liquid. No secondary market exists for the Units and I may redeem Units only as of a month-end. No investor should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Trust.

See the section titled “The Risks You Face” in the Prospectus beginning at page 8.

Please complete the separate Signature Pages which accompany this prospectus carefully and ensure that your Registered Representative knows whether you are subscribing by check or account debit.

SA-2

Not For Use After January 14, 2022

GLOBAL MACRO TRUST
Units of Beneficial Interest
Subscription Agreement
Specimen Signature Pages (not to be completed)
Please complete the separate Subscription Agreement Signature Pages which accompany this Prospectus.

The investor named below, by execution and delivery of these Signature Pages for purchase of Units in the Trust — and by either (i) enclosing a check payable to Global Macro Trust or (ii) authorizing the selling agent (“Selling Agent”) to debit investor’s securities account in the amount set forth below — hereby subscribes for the purchase of Units, at the price per Unit set forth in the Prospectus.

The named investor further acknowledges receipt of the Prospectus together with a recent monthly report of the Trust. The Prospectus includes the Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income and, if applicable, indicated risk tolerance as set forth in Exhibit B to the Prospectus and acknowledge that I am making the representations in Exhibit B regarding the prevention of money laundering.

1)	Total $ Amount ___________________________ (minimum of $5,000, except $2,000 minimum for IRAs and other qualified accounts)	2)	Series of Units:	☐ Series 3 ☐ Series 5	☐ Series 4
☐	check here if this is an addition to an existing investment	3)	Account # _____________________ (must be completed)
		☐	if payment is to be made by debit from investor’s securities account, check box

4)	☐	Taxable Investors
	(check only one):	☐	Individual Ownership/Sole Proprietor			☐	Trust other than a Grantor or Revocable Trust
		☐	Joint Tenants with Right of Survivorship			☐	Estate	☐	UGMA/UTMA (Minor)
		☐	Tenants in Common	☐	Community Property	☐	Partnership
		☐	Grantor or Other Revocable Trust	☐	C Corporation	☐	Limited Liability Company (Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)________)
		☐	Other (specify)	☐	S Corporation
	☐	Non-Taxable Investors (check only one)
		☐	IRA	☐	Profit Sharing	☐	Defined Benefit
		☐	Pension	☐	SEP	☐	Other (specify)
	☐	Exempt payee (check this box if the investor is exempt from backup withholding)

5)	Investor’s Name
Telephone No.

Social Security #	-	-	Taxpayer ID#	-

Business Name /disregarded entity name, if different from above

6)
Additional Information (for Estates, Partnerships, LLCs, Trusts and Corporations — name and title of authorized signatures, date of trust, etc.)

7)	Resident Address
	of Investor	Street (P.O. Box not acceptable)		City	State	Zip Code
8)	Mailing Address
	(if different)	Street		City	State	Zip Code
9)	Custodian Name
	and Mailing Address	Name	Street	City	State	Zip Code

SP-1

10)	CFTC/NFA STATUS (for entities only)

a. Is the investor an investment fund or commingled investment vehicle?       ☐ Yes      ☐ No

(If yes, continue with question b below. If no, skip the remaining questions in this Item 10.)

b. Is the investor’s operator (e.g., its sponsor, general partner, managing member, etc.) an NFA member registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator (“CPO”)?

☐ Yes, and the CPO’s NFA Membership Number is ___________. (If yes, skip the remaining questions in this Item 10.)

☐ No (If no, continue with question c below.)

c. Please indicate the exemption from registration with the CFTC and membership in NFA on which the investor’s operator is relying:

☐ Investor is a benefit plan excluded from the definition of “pool” under CFTC Rule 4.5(a)(4)(i)-(v).

☐ CFTC Rule 4.5 (registered investment company satisfying the criteria of 4.5(c)(2)(iii), insurance company separate account, bank acting as a fiduciary, other employee, other employee benefit plan) — Notice of eligibility has been filed with the NFA and is current.

☐ CFTC Rule 4.13(a)(3) (commodity pool which trades a minimal amount of commodity interests) — Notice of exemption has been filed with the NFA and is current.

☐ Family office and CPO has filed a notice with the CFTC pursuant to CFTC No-Action Letter 12-37.

☐ Exempt because the CPO and the investor are located outside the United States, its territories and possessions and no beneficial owner of the investor is a U.S. person (within the meaning of CFTC Rule 4.7).

☐ Other reason for not being registered: _________________________________________________________.

11)	☐ The CFTC requires the Trust to provide you with annual audited financial statements and unaudited interim account statements, and to provide other investor notices as well. I hereby consent to have the required annual audited financial statements and unaudited interim account statements (as well as such other required investor notices) made available to me via e-mail (at the address provided below) or at the Managing Owner’s secure website (at such time as secure website access is available) rather than in hardcopy. I understand that my consent shall be effective until revoked and that I may revoke this consent and receive such statements in hardcopy at any time by written notice to the Managing Owner. This consent does not apply to IRS Form 1065, Schedule K-1. My e-mail address is __________________________________________________.

12)	If the investor is making an investment in the Trust as part of the investor’s participation in a registered investment adviser’s asset-based fee or fixed fee advisory program through which the investor’s investment adviser recommended a portfolio allocation to the Trust, the investor must provide the name and address of the investor’s investment adviser. The investor will accordingly be issued Series 3 Units.

Adviser Name
and Mailing Address	Name	Street	City	State	Zip Code

United States investors should cross out the language under the heading “NON-UNITED STATES INVESTORS ONLY,” below. Non-United States investors should cross out the language under the heading “UNITED STATES INVESTORS ONLY,” below.

UNITED STATES INVESTORS ONLY

I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. citizen or other U.S. person (defined in the instructions), and (4) I have properly completed IRS Form W-9 (available at irs.gov).

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SP-2

NON-UNITED STATES INVESTORS ONLY

I hereby certify that (a) I am a non-resident alien individual, foreign corporation, foreign trust or foreign estate that is not a United States person (as those terms are defined in the Code and Treasury regulations issued thereunder) for purposes of U.S. federal income taxation, and (b) I have properly completed the appropriate IRS Form W-8 (available at irs.gov).

SIGNATURE(S) — Do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Trust’s substantial charges; (iii) the Trust’s highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Trust; (vi) that unitholders may not take part in the management of the Trust; and (vii) the tax consequences of an investment in the Trust.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

INVESTOR(S) MUST SIGN

13)

X		X
Signature of Investor	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REGISTERED REPRESENTATIVE MUST SIGN

14)

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with FINRA Rule 2310.

X			X
	Registered Representative Signature	Date		Office Manager Signature	Date
(if required by Selling Agent procedures)

15)

Selling Agent			Branch Code
Registered Representative
Name (please print)
	First	M.I.	Last	Reg. Rep. Number

Registered Representative
Address
(for confirmations)	Street (P.O. Box not acceptable)		City	State	Zip Code
Registered Representative
Phone and E-Mail
	Phone Number		E-Mail Address

SP-3

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Millburn Ridgefield Corporation or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not be lawfully made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.

All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Global Macro Trust during the ongoing offering period.